Exhibit 99.8

NOTICE TO U.S. HOLDERS OF GUOTAI JUNAN SHARES AND HAITONG SHARES IMPORTANT: You must read the following disclaimer before continuing. The following disclaimer applies to the following announcements and you are therefore advised to read the following disclaimer carefully before accessing, reading or making any other use of the following announcements. In, and as a result of, accessing this document you agree, and you are deemed to agree, to be bound by the following terms and conditions.

The Proposed Merger will involve the exchange of securities of two joint stock companies incorporated in the PRC with limited liability and is subject to Hong Kong disclosure requirements, which are different from those of the United States. U.S. holders of Guotai Junan Shares or Haitong Shares may encounter difficulty enforcing their rights and any claims arising under the U.S. federal securities laws, as each of Guotai Junan Securities and Haitong Securities is located in a country outside the United States and some or all of their respective officers and directors may be residents of a country other than the United States. U.S. holders of Guotai Junan Shares or Haitong Shares may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, U.S. holders of Guotai Junan Shares or Haitong Shares may encounter difficulty compelling a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

Securities may not be offered or sold in the United States absent registration under the U.S. Securities Act, or pursuant to an exemption from such registration. The shares to be issued under the Proposed Placement will not be registered under the U.S. Securities Act or under the securities laws of any jurisdiction of the U.S. and will be issued in a transaction exempt from registration under the U.S. Securities Act. The Guotai Junan Shares to be issued pursuant to the Proposed Merger are not, and will not be, registered under the U.S. Securities Act or under the securities laws of any jurisdiction of the U.S. and will be issued to U.S. holders of Haitong Shares in reliance on the exemption from registration provided by Rule 802 under the U.S. Securities Act and in reliance on available exemptions from any state law registration requirements and/or any applicable securities laws. The Guotai Junan Shares to be issued pursuant to the Proposed Merger will be “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act to the same extent and proportion as the Haitong Shares for which they were exchanged in the Proposed Merger.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the Guotai Junan Shares to be issued in connection with the Proposed Merger, or determined if the following announcements are accurate or complete. Any representation to the contrary is a criminal offence. In accordance with the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereunder with respect to the Guotai Junan Shares to be issued in connection with the Proposed Merger, Guotai Junan Securities will submit to the US Securities and Exchange Commission any informational document it publishes or otherwise disseminates to holders of Haitong Shares related to the Proposed Merger.

The receipt of Guotai Junan Shares or cash proceeds from the exercise of the put options pursuant to the Proposed Merger by a U.S. holder of Guotai Junan Shares or Haitong Shares (as applicable) may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other tax laws. Each holder of Guotai Junan Shares and Haitong Shares is urged to consult an independent professional adviser immediately regarding applicable tax consequences of the Proposed Merger.

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

This announcement appears for information purposes only and does not constitute an invitation or offer to acquire, purchase or subscribe for securities of the Company, nor is it any solicitation of any vote or approval in any jurisdiction.

This announcement is not for release, publication or distribution, in whole or in part, in, into or from any jurisdiction where to do so would constitute a violation of the applicable laws or regulations of such jurisdiction.

(A joint stock company incorporated in the People’s Republic of China with limited liability)

(Stock Code: 02611)

PROPOSED MERGER AND SHARE EXCHANGE OF

GUOTAI JUNAN SECURITIES AND HAITONG SECURITIES

ANNOUNCEMENT PUBLISHED ON THE

SHANGHAI STOCK EXCHANGE

Reference is made to (i) the joint announcement published by Guotai Junan Securities Co., Ltd. (the “Company” or “Guotai Junan Securities”) and Haitong Securities Co., Ltd. (“Haitong Securities”) on 9 October 2024 pursuant to Rule 3.5 of the Takeovers Code and (ii) the joint circular published by the Company and Haitong Securities (the “Joint Circular”) dated 22 November 2024 regarding the Proposed Merger and the Proposed Placement (the Proposed Merger and the Proposed Placement, collectively, the “Proposed Transaction”). Unless otherwise defined, capitalised terms used in this announcement shall have the same meanings as those defined in the Joint Circular.

The Company is a joint stock company incorporated in the PRC with limited liability, whose H shares and A shares are listed and traded on the Hong Kong Stock Exchange (stock code: 02611) and the SSE (stock code: 601211), respectively.

Haitong Securities is a joint stock limited company incorporated in the PRC with limited liability, whose H shares and A shares are listed and traded on the Hong Kong Stock Exchange (stock code: 06837) and the SSE (stock code: 600837), respectively.

In compliance with the Administrative Measures for the Material Asset Restructuring of Listed Companies (Order of CSRC (No. 214)) promulgated by the CSRC (the “Administrative Measures for Restructuring”) and other Applicable Laws relating to the material asset restructuring of the Company and Haitong Securities, the Company has published (i) the Report (Draft) on Guotai Junan Securities Co., Ltd. Merging with Haitong Securities Co., Ltd. by way of Absorption and Share Exchange, Fundraising and Related Party Transaction (國泰君安証券股份有限公司換股吸 收合併海通證券股份有限公司並募集配套資金暨關聯交易報告書(草案)) (the “MAR Report” or the “Report”); and (ii) the Valuation Report Prepared by Orient Securities Company Limited in respect of Guotai Junan Securities Co., Ltd. Merging with Haitong Securities Co., Ltd. by way of Absorption and Share Exchange, Fundraising and Related Party Transaction (東方證券股份有限公司關於國泰君安証券股份有限公司換股吸收合併海通證券股份有限公司並募集配套資金暨關聯交易之估值報告) (the “Orient Securities Valuation Report”) on 21 November 2024.

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The original Chinese version and the English translation of an extract of the relevant parts of the MAR Report containing information with reference value are attached to this announcement in Appendix I. The full text of the MAR Report is published in Chinese on the website of the SSE (www.sse.com.cn). The full text of the original Chinese version and the English translation of the Orient Securities Valuation Report is attached to this announcement in Appendix II. In addition, to provide Guotai Junan H Shareholders with information with reference value, the full text of the original Chinese version and the English translation of the Haitong Securities Co., Ltd. Auditor’s Report and Financial Statements For Each of the Years Ended 31 December 2022 and 2023 and the Nine Months Ended 30 September  2024 (海通證券股份有限公司2022年度至2024年9月的審計報告及財務報表) (the “Audit Report”) which is published by Haitong Securities on 21 November 2024, is attached to this announcement in Appendix III. If there is any inconsistency between the English translation and the original Chinese version of the extract of the MAR Report, the Orient Securities Valuation Report and the Audit Report contained in the Appendices in this announcement, the original Chinese version shall prevail.

H shareholders of the Company and potential investors in the securities of the Company are advised to refer to the announcements and other documents published by the Company on the website of the Hong Kong Stock Exchange for information regarding the Proposed Merger.

WARNING: The Effectiveness Conditions must be fulfilled before the Merger Agreement becomes effective. Therefore, the Merger Agreement may or may not become effective. H shareholders of the Company and potential investors in the securities of the Company should be aware that the Proposed Merger is subject to the Conditions set out in the Joint Circular being satisfied or waived, as applicable, and the Company does not provide any assurance that any or all Conditions can be satisfied, and thus the Merger Agreement may or may not become effective or, if effective, may or may not be implemented or completed. Shareholders of the Company and potential investors in the securities of the Company should therefore exercise caution when dealing in Guotai Junan H Shares. Persons who are in doubt as to the action they should take should consult their stockbroker, bank manager, solicitor or other professional adviser.

By order of the Board
Guotai Junan Securities Co., Ltd.
ZHU Jian
Chairman

Shanghai, the PRC 21

November 2024

As at the date of this announcement, the executive directors of the Company are Mr. ZHU Jian and Mr. LI Junjie; the non-executive directors of the Company are Mr. LIU Xinyi, Ms. GUAN Wei, Mr. ZHONG Maojun, Mr. CHEN Hua, Mr. SUN Minghui, Mr. ZHANG Manhua, Mr. WANG Tao and Mr. CHEN Yijiang; and the independent non-executive directors of the Company are Mr. DING Wei, Mr. LI Renjie, Mr. BAI Wei, Mr. WANG Guogang, Mr. YIM, Chi Hung Henry and Mr. PU Yonghao.

The directors of the Company jointly and severally accept full responsibility for the accuracy of the information contained in this announcement, and confirm, having made all reasonable inquiries, that to the best of their knowledge, opinions expressed in this announcement have been arrived at after due and careful consideration and there are no other facts not contained in this announcement, the omission of which would make any statement in this announcement misleading.

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3 APPENDIX I EXTRACTS OF THE MAR REPORT (English translation version) • KEY REMINDER — IV. PROTECTION MECHANISM FOR CREDITORS’ INTERESTS Guotai Junan Securities and Haitong Securities will carry out notification and announcement procedures in respect of their creditors and in accordance with Applicable Laws and will, by themselves or cause third parties to, make early repayments to their creditors or otherwise provide guarantees in accordance with their respective creditors’ requests within the statutory time limit and in compliance with Applicable Laws. If the relevant creditors do not assert claims for early repayment or guarantees against parties to the Proposed Merger within the aforementioned statutory time limit, any outstanding debts will be assumed by the Post-Merger Company after the Closing Date. (I) Debts of Guotai Junan Securities and the Handling of the Debts As of 30 September 2024, the outstanding liabilities on Guotai Junan Securities’ financial statements on a standalone basis after deducting derivative financial liabilities, accounts payable to brokerage customers, proceeds from underwriting securities received on behalf of customers, customer deposits, employee benefits payable, taxes payable, contract liabilities, lease liabilities, and provisions, amounted to RMB323.122 billion. As of 30 September 2024, the balance of corporate bonds of Guotai Junan Securities in aggregate was RMB126.167 billion, accounting for 39.05% of the abovementioned debts. Guotai Junan Securities has held meetings for bondholders in accordance with Applicable Laws and the rules of meeting for bondholders of such bonds. After deliberation and approval by the meeting for relevant bondholders, it was agreed not to require the Guotai Junan Securities to make early repayments of the debts under the bonds, nor to require Guotai Junan Securities to provide additional guarantees. As of the signing date of this Report, the debts that have been due, have fulfilled the notification obligation and have been agreed by the creditors without the need for early repayment or guarantee in aggregate were RMB291.837 billion, accounting for 90.32% of the abovementioned debts. (II) Debts of Haitong Securities and the Handling of the Debts As of 30 September 2024, the outstanding liabilities on Haitong Securities’ financial statements on a standalone basis after deducting derivative financial liabilities, accounts payable to brokerage customers, proceeds from underwriting securities received on behalf of customers, employee benefits payable, taxes payable, lease liabilities, deferred tax liabilities and other liabilities, amounted to RMB210.192 billion.

As of 30 September 2024, the balance of various types of bonds of Haitong Securities in aggregate was RMB119.987 billion, accounting for 57.08% of the abovementioned debts. Haitong Securities has held meetings for bondholders in accordance with Applicable Laws and the rules of meeting for bondholders of such bonds. After deliberation and approval by the meeting for relevant bondholders, it was agreed that after the Closing Date, the Post-Merger Company would inherit the bonds, and the debtor would be changed from Haitong Securities to the Post-Merger Company; the debtor would not be required to make early repayments or provide additional guarantees due to the Proposed Merger.

As of the signing date of this Report, the debts that have been due, have fulfilled the notification obligation and have been agreed by the creditors without the need for early repayment or guarantee in aggregate were RMB206.176 billion, accounting for 98.09% of the abovementioned debts.

- **SECTION ONE — OVERVIEW OF THE PROPOSED TRANSACTION — V. IMPACT OF THE PROPOSED TRANSACTION ON THE POST-MERGER COMPANY — (III) Impact of the Proposed Transaction on the key financial indicators of the Post-Merger Company**

According to Guotai Junan Securities' audited financial report for the year ended 31 December 2023, the unaudited and unreviewed financial statements for the nine months ended 30 September 2024, and the pro forma consolidated financial statements reviewed by KPMG, without considering the impact of the proceeds from the Proposed Placement, the impact of the Proposed Transaction on the key financial indicators of the Post-Merger Company is as follows:

Unit: hundred million

Items	30 September 2024/ Nine months ended 30 September 2024		31 December 2023/ Year ended 31 December 2023	
	Before the transaction (Actual)	After the transaction (Pro forma)	Before the transaction (Actual)	After the transaction (Pro forma)
Total assets	9,319.48	16,223.83	9,254.02	16,761.56
Total liabilities	7,589.77	12,809.00	7,520.24	13,287.00
Total equity	1,729.71	3,414.82	1,733.78	3,474.56
Total equity attributable to equity holders of the company	1,664.80	3,266.76	1,669.69	3,293.07
Net assets per share (RMB/share)	17.02	18.38	16.51	18.22
Asset-liability ratio	75.02%	72.74%	76.77%	75.02%
Total operating income	290.01	416.11	361.41	590.56
Total operating expenses	169.05	289.81	239.64	452.68
Total profit	121.07	126.64	121.48	138.74
Net profits attributable to the equity holders of the company	95.23	86.58	93.74	106.76
Basic earnings per share (RMB/share)	1.01	0.48	0.98	0.59

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5 After the Proposed Transaction, the financial indicators of the Post-Merger Company such as total assets, equity attributable to the owners of the parent company, net assets per share, operating income would increase to a certain extent, with its business scale, operating capacity and risk tolerance capability enhanced and its comprehensive competitive strength and operational sustainability further strengthened. • SECTION NINE — ANALYSIS ON THE COMPLIANCE OF THE PROPOSED TRANSACTION — I. The Proposed Transaction complies with the provisions of Article 11 of the Administrative Measures for Restructuring (I) The Proposed Transaction complies with national industrial policies and Applicable Laws regarding environmental protection, land administration, anti-monopoly, foreign investment, and outbound investment, etc. 1. The Proposed Transaction complies with national industrial policies Guotai Junan Securities has developed a service system driven by client demand, encompassing retail, institutional, and corporate clients. The business segments include wealth management, investment banking, institutional and trading services, investment management, and international business. Haitong Securities has, over years of development, basically established a financial service group covering various business fields such as securities and futures brokerage, investment banking, proprietary trading, asset management, private equity investment, alternative investments, financing leasing, and overseas banking. According to the Industrial Classification for National Economic Activities (GB/ T 4754-2017), both parties involved in the Proposed Merger fall under the “J67 Capital Market Services” category, and their main business activities do not belong to the restricted or eliminated industries specified in the Catalogue for Guiding Industry Restructuring (2024 Version). Therefore, the Proposed Transaction complies with national industrial policies and other Applicable Laws. 2. The Proposed Transaction complies with Applicable Laws related to environmental protection The industries to which both parties involved in the Proposed Merger belong are not classified as heavily polluting industries. During the reporting period, neither party has been subject to significant administrative penalties for violating Applicable Laws related to environmental protection. Thus, the Proposed Transaction complies with Applicable Laws regarding environmental protection.

6 3. The Proposed Transaction complies with Applicable Laws related to land administration During the reporting period, neither party has incurred significant administrative penalties for violating Applicable Laws related to land administration. Consequently, the Proposed Transaction complies with national Applicable Laws related to land administration. 4. The Proposed Transaction complies with Applicable Laws related to anti-monopoly According to the Applicable laws related to anti-monopoly such as the Anti-monopoly Law of the People’s Republic of China, the Provisions of the State Council on Declaration Thresholds for Concentrations of Undertakings, the Provisions on the Examination of Concentrations of Undertakings, and the Measures for Calculating the Turnover for the Declaration of Business Concentration in the Financial Industry, the Proposed Transaction requires a declaration of business concentration to the State Administration for Market Regulation (SAMR). As of the date of signing this Report, the SAMR has decided that no further review will be conducted for the Proposed Merger of Guotai Junan Securities and Haitong Securities in respect of the Proposed Transaction. Therefore, the Proposed Transaction complies with anti-monopoly related Applicable Laws. 5. The Proposed Transaction does not violate any Applicable Laws related to foreign investment and outbound investment There are no circumstances under which the Proposed Transaction would contravene the Applicable Laws concerning foreign investment and outbound investment. In summary, the Proposed Transaction complies with national industrial policies, as well as Applicable Laws concerning environmental protection, land administration, anti-monopoly, foreign investment, and outbound investment, thus meeting the requirements outlined in Item (1) of Article 11 of the Administrative Measures for Restructuring.

7 (II) The Proposed Transaction will not result in the Post-Merger Company failing to meet A share listing conditions Upon completion of the Proposed Transaction, Guotai Junan Securities’ total share capital will exceed 400 million shares, and the shares held by public shareholders are expected to represent no less than 10% of the total share capital. Therefore, the Proposed Transaction will not cause Guotai Junan Securities to fail to meet the listing requirements for A shares. In summary, the Proposed Transaction will not result in Guotai Junan Securities failing to meet A share listing conditions, complies with the provisions of Item (2) of Article 11 of the Administrative Measures for Restructuring. (III) The asset pricing involved in the Proposed Transaction is fair and does not harm the legitimate rights and interests of both parties involved in the Proposed Merger and their shareholders According to Article 45 of the Administrative Measures for Restructuring, the price at which listed companies issue shares for acquisition of assets shall not be lower than 80% of the Market Reference Price. The Market Reference Price shall be one of the average trading prices of the shares of the company over 20, 60, or 120 trading days prior to the date of board resolution announcement regarding the acquisition of assets by issuance of shares. For a merger by absorption and share-for-share exchange involving a listed company, the pricing and issuance of the listed company’s shares shall adhere to the aforementioned provisions. In the Proposed Merger, the A share exchange price for Guotai Junan Securities and Haitong Securities is determined based on the average trading price of A shares over the 60 trading days preceding the pricing reference date, adjusted for ex-rights and ex-dividends, which establishes the exchange ratio for A shares and H shares accordingly in compliance with the relevant provisions of the Administrative Measures for Restructuring. Additionally, to protect the rights of dissenting shareholders, arrangements are made for dissenting shareholders of the absorbing party to have the right to request share acquisition and for dissenting shareholders of the absorbed party to have the put option. The pricing of the Proposed Transaction is fair, the valuation is reasonable, with no circumstances that would harm the interests of Guotai Junan Securities, Haitong Securities, or their shareholders. The independent directors of both parties have issued review opinions on the fairness and reasonableness of the valuation of the Proposed Transaction in a special meeting. In summary, the asset pricing involved in the Proposed Transaction is fair and does not infringe upon the legitimate rights and interests of both parties and their shareholders, complying with the provisions of Item (3) of Article 11 of the Administrative Measures for Restructuring.

8 (IV) The ownership of the assets involved in the Proposed Transaction is clear, and there are no legal obstacles to the transfer of assets. The handling of relevant creditors’ rights and debts is legal According to the Merger Agreement signed between Guotai Junan Securities and Haitong Securities, since the Closing Date, the Post-Merger Company will assume all assets, liabilities, businesses, personnel, contracts, qualifications, and other rights and obligations of Haitong Securities. Following the completion of the Proposed Merger, Haitong Securities will cease to be listed and will have its legal person status deregistered. The ownership of the key assets involved in the Proposed Transaction is clear, with no mortgages, pledges, or other rights subject to restrictions. Provided that the relevant legal procedures are satisfied, there are no substantial legal barriers to the assumption of the relevant assets of Haitong Securities by the Post-Merger Company in the Proposed Merger. Guotai Junan Securities and Haitong Securities will carry out notification and announcement procedures in respect of their creditors in accordance with Applicable Laws and will, by themselves or cause third parties to, make early repayments to their creditors or otherwise provide guarantees in accordance with their respective creditors’ requests within the statutory time limit and in compliance with relevant Applicable Laws. If the relevant creditors do not assert claims for early repayment or guarantees within the aforementioned statutory time limit, any outstanding debts will be assumed by the Post-Merger Company after the Closing Date, and the handling of relevant debts will be legal. In summary, the ownership of the key assets involved in the Proposed Transaction is clear, there are no substantial legal obstacles to the transfer of relevant assets, and the handling of relevant creditors’ rights and debts is legal, complying with the provisions of Item (4) of Article 11 of the Administrative Measures for Restructuring. (V) The Proposed Transaction is beneficial for enhancing the ongoing operational capacity of the Post-Merger Company and there is no circumstance that may cause the Post-Merger Company’s primary assets being cash or lacking specific business operations following the restructuring After the Closing, the core business of the Post-Merger Company will remain unchanged, significantly enhancing its core competitiveness in terms of capital strength, customer base, service capability, and operational management. There is no risk of the Post-Merger Company’s primary assets being cash or lacking specific business operations following the restructuring, complying with the provisions of Item (5) of Article 11 of the Administrative Measures for Restructuring.

9 (VI) The Proposed Transaction is conducive to maintaining the independence of the Post-Merger Company in aspects such as business, assets, finance, personnel, and institutions from the de facto controller and its related parties, complying with the relevant regulations of the CSRC on the independence of listed companies Prior to the Proposed Transaction, Guotai Junan Securities has established a sound corporate governance structure and an independent operational management system in accordance with Applicable Laws, maintaining independence from the controlling shareholder, de facto controller, and their related parties in business, assets, finance, personnel, and institutions. The Proposed Transaction will not result in a change in controlling shareholder of the Post-Merger Company or its de facto controller. Following the completion of the Proposed Transaction, the Post-Merger Company will continue to maintain independence from the controlling shareholder, de facto controller, and their related parties in business, assets, finance, personnel, and institutions. Furthermore, each of Shanghai International and Shanghai SA have issued a Letter of Undertaking on Maintaining the Independence of the Listed Company, the details of which are set out in “VII. IMPORTANT UNDERTAKINGS MADE BY RELATED PARTIES IN THE PROPOSED TRANSACTION” under “SECTION ONE — OVERVIEW OF THE PROPOSED TRANSACTION” of this Report. In summary, the Proposed Transaction will not adversely affect the independence of the Post-Merger Company, complying with the relevant regulations of the CSRC on the independence of listed companies, complies with the provisions of Item (6) of Article 11 of the Administrative Measures for Restructuring. (VII) The Proposed Transaction is beneficial for the Post-Merger Company in forming or maintaining a sound and effective corporate governance structure Prior to the Proposed Transaction, Guotai Junan Securities and Haitong Securities have operated in accordance with Applicable Laws such as the PRC Company Law, Securities Law, and the Code of Corporate Governance for Listed Companies, as well as the requirements of the CSRC, establishing a robust corporate governance structure and an independent operational mechanism. Upon completion of the Proposed Transaction, the Post-Merger Company will implement a series of measures to enhance its corporate governance structure, management framework, development strategy, and corporate culture, in accordance with Applicable Laws then and the specific circumstances of the Proposed Merger, thereby continuing to maintain a sound and effective corporate governance structure. In summary, the Proposed Transaction is conducive to the Post-Merger Company to maintain a sound and effective corporate governance structure, in compliance with the provisions of Item (7) of Article 11 of the Administrative Measures for Restructuring. In conclusion, the Proposed Transaction complies with the provisions of Article 11 of the Administrative Measures for Restructuring.

10 • SECTION NINE — ANALYSIS ON THE COMPLIANCE OF THE PROPOSED TRANSACTION — II. The Proposed Transaction does not constitute the circumstance specified in Article 13 of the Administrative Measures for Restructuring Upon completion of the Proposed Transaction, Haitong Securities will be delisted and its legal person status will be deregistered. During the 36 months prior to the Proposed Transaction, the controlling shareholder of Guotai Junan Securities has consistently been Shanghai SA, and the de facto controller has consistently been Shanghai International, with no changes occurring. The Proposed Transaction will not result in a change of control for Guotai Junan Securities. Therefore, the Proposed Transaction does not constitute a listing through restructuring specified in Article 13 of the Administrative Measures for Restructuring. • SECTION NINE — ANALYSIS ON THE COMPLIANCE OF THE PROPOSED TRANSACTION — III. The Proposed Transaction complies with the provisions of Article 43 of the Administrative Measures for Restructuring (I) The Proposed Transaction is beneficial for enhancing the asset quality, improving the financial position, and strengthening the sustainability of the Post-Merger Company, thereby helping the Post-Merger Company reduce related party transactions, avoid horizontal competition, and enhance independence 1. The Proposed Transaction is beneficial for enhancing the asset quality, improving the financial position, and strengthening the sustainability of the Post-Merger Company Following the Proposed Merger, the core business of the Post-Merger Company will remain unchanged, significantly enhancing its core competitiveness in terms of capital strength, customer base, service capabilities, and operational management. After the completion of the Proposed Transaction, the total assets, net assets, and operating income of the Post-Merger Company will be further expanded, and its industry position will be further elevated, all of which will contribute to improving the asset quality, financial position, and sustainability of the Post-Merger Company. 2. Related party transactions Prior to the Proposed Transaction, Guotai Junan Securities has established relevant policies for related party transactions in accordance with the PRC Company Law, Securities Law, and relevant regulations of the CSRC, formulating specific rules regarding the principles of related party transactions, related parties and relationships, decision-making procedures, and disclosure obligations, which have been strictly implemented.

11 After the Proposed Transaction, the Post-Merger Company will continue to regulate related party transactions according to Applicable Laws and the requirements of normative documents, adhering to the principles of equality and mutual benefit, and will timely fulfil information disclosure obligations to ensure the reasonableness and fairness of pricing in related party transactions, thus safeguarding the interests of the Post-Merger Company and its minority shareholders. Shanghai SA and Shanghai International have made undertakings with regard to the regulation of related party transactions, the details of which are set out in “VII. IMPORTANT UNDERTAKINGS MADE BY RELATED PARTIES IN THE PROPOSED TRANSACTION” under “SECTION ONE — OVERVIEW OF THE PROPOSED TRANSACTION” of this Report. 3. Horizontal competition Prior to the Proposed Transaction, there was no horizontal competition between Guotai Junan Securities and its controlling shareholder, de facto controller, or other enterprises under their control. The Proposed Transaction will not result in a change in controlling shareholder or de facto controller of the Post-Merger Company, nor will it create new instances of horizontal competition between the Post-Merger Company and the controlling shareholder, de facto controller, or other enterprises under their control. Shanghai SA and Shanghai International have made undertakings with regard to the avoidance of horizontal competition, the details of which are set out in “VII. IMPORTANT UNDERTAKINGS MADE BY RELATED PARTIES IN THE PROPOSED TRANSACTION” under “SECTION ONE — OVERVIEW OF THE PROPOSED TRANSACTION” of this Report. 4. Independence Prior to the Proposed Transaction, Guotai Junan Securities has established a sound corporate governance structure and an independent operational management system in accordance with Applicable Laws, maintaining independence from the controlling shareholder, de facto controller, and their related parties in business, assets, finance, personnel, and institutions. The Proposed Transaction will not result in a change in controlling shareholder or de facto controller of the Post-Merger Company. Following the completion of the Proposed Transaction, the Post-Merger Company will continue to maintain independence from the controlling shareholder, de facto controller, and their related parties in business, assets, finance, personnel, and institutions. Additionally, Shanghai SA and Shanghai International have made undertakings with regard to the maintenance of the independence of the Post-Merger Company, the details of which are set out in “VII. IMPORTANT UNDERTAKINGS MADE BY RELATED PARTIES IN THE PROPOSED TRANSACTION” under “SECTION ONE — OVERVIEW OF THE PROPOSED TRANSACTION” of this Report. In summary, the Proposed Transaction is beneficial for enhancing the asset quality, improving the financial position, and strengthening the sustainability of the Post-Merger Company. It will help the Post-Merger Company reduce related party transactions, avoid horizontal competition, and enhance independence, in compliance with the provisions of Item (1) of Article 43 of the Administrative Measures for Restructuring.

12 (II) The financial accounting report of Guotai Junan Securities for the most recent year has been issued an unqualified audit report by a registered accountant The 2023 financial accounting report of Guotai Junan Securities has been audited by KPMG Huazhen LLP, which provided an unqualified audit report (KPMG Huazhen Shen Zi No. 2400999), in compliance with the provisions of Item (2) of Article 43 of the Administrative Measures for Restructuring. (III) Guotai Junan Securities and its current directors and senior management members are not under investigation by judicial authorities for suspected criminal activities, nor being investigated by the CSRC for suspected violations of laws and regulations As of the date of signing this Report, Guotai Junan Securities and its current directors and senior management members are not under investigation by judicial authorities for suspected criminal activities, nor being investigated by the CSRC for suspected violations of laws and regulations, in compliance with the provisions of Item (3) of Article 43 of the Administrative Measures for Restructuring. (IV) The assets purchased in the Proposed Transaction are operational assets with clear ownership, and the transfer procedures of ownership can be completed within the agreed timeframe According to the Merger Agreement signed between Guotai Junan Securities and Haitong Securities, effective from the Closing Date, the Post-Merger Company will assume all assets, liabilities, businesses, personnel, contracts, qualifications, and other rights and obligations of Haitong Securities. Following the completion of the Proposed Merger, Haitong Securities will cease to be listed and will have its legal person status deregistered. The Merger Agreement clearly stipulates the conditions for the effectiveness of the Proposed Merger and the liabilities for breach of contract. The ownership of the key assets involved in the Proposed transaction is clear, with no mortgages, pledges, or other rights subject to restrictions. Provided that the relevant legal procedures are satisfied, there are no substantial legal barriers to the assumption of the relevant assets of Haitong Securities by the Post-Merger Company in the Proposed Merger. In summary, the Proposed Transaction complies with the provisions of Item (4) of Article 43 of the Administrative Measures for Restructuring. In conclusion, the Proposed Transaction complies with the provisions of Article 43 of the Administrative Measures for Restructuring. • SECTION NINE — ANALYSIS ON THE COMPLIANCE OF THE PROPOSED TRANSACTION — IV. The Proposed Transaction complies with the provisions of Article 44 of the Administrative Measures for Restructuring and its application opinions Article 44 of the Administrative Measures for Restructuring stipulates: “When a listed company issues shares to acquire assets, it may simultaneously raise a portion of ancillary funds, with the pricing method adopted in accordance with relevant regulations. The acquisition of assets by issuance of shares by the listed company must comply with the provisions regarding significant asset restructuring in these measures, including the preparation of a proposal for the acquisition of assets by issuance of shares, the report on the acquisition of assets by issuance of shares, and submission of an application to the securities exchange.”

13 According to the Opinions on the Application of Articles 9, 10, 11, 13, 40, 57, and 60 of the Administrative Measures for the Registration of Issuance of Securities by Listed Companies (the “Administrative Measures for the Registration of Issuance”) — Opinions No. 18 on the Application of Securities and Futures Laws issued by the CSRC on 17 February 2023, “When a listed company applies for the issuance of shares to specific entities, the proposed number of shares to be issued shall not exceed 30% of the total share capital prior to this issuance.” According to the Opinions on the Application of Articles 14 and 44 of the Administrative Measures for Restructuring — Opinions No. 12 on the Application of Securities and Futures Laws issued by the CSRC on 17 February 2023: “When a listed company issues shares to acquire assets while simultaneously raising the ancillary funds, if the proportion of the ancillary funds does not exceed 100% of the transaction consideration of the assets to be acquired, it will be subject to the same review and registration procedures as the acquisition of assets by issuance of shares. If it exceeds 100%, it will be subject to the same review and registration procedures as the financing by issuance of shares by the listed company (hereinafter referred to as refinancing). Refinancing that does not fall under the category of ancillary fund raising for the acquisition of assets by issuance of shares shall be carried out in accordance with relevant regulations of the CSRC.” According to the provisions of the Guidelines for the Application of Regulatory Rules — Listing No. 1 issued by the CSRC on 31 July 2020, “Considering the ancillary nature of the raised funds, the proceeds may be used to pay cash consideration in the Proposed Merger, settle taxes and expenses related to the Proposed Merger, including personnel placement costs and other merger integration expenses, as well as to invest in the construction of the target asset’s ongoing projects. These funds may also be used to replenish the working capital of the listed company and the target assets, as well as to repay debts. The proportion of raised ancillary funds used for replenishing the company’s working capital or repaying debts shall not exceed 25% of the transaction consideration, or 50% of the total amount of the raised ancillary funds.” The total amount of the ancillary funds raised in the Proposed Transaction will not exceed RMB10 billion. The total raised ancillary funds shall not exceed 100% of the transaction amount in the Proposed Merger, and the number of shares to be issued shall not exceed 30% of the total share capital of Guotai Junan Securities prior to the Proposed Placement. After deducting fees for intermediary agencies, transaction taxes, and other expenses related to the Proposed Transaction, the raised ancillary funds are intended to be used in international business, trading and investment business, digitalisation, and replenishing working capital, and the use of proceeds is in compliance with relevant regulations. In summary, the Proposed Transaction complies with the provisions of Article 44 of the Administrative Measures for Restructuring and its applicable opinions.

14 • SECTION NINE — ANALYSIS ON THE COMPLIANCE OF THE PROPOSED TRANSACTION — V. The Proposed Transaction complies with the provisions of Article 45 of the Administrative Measures for Restructuring Article 45 of the Administrative Measures for Restructuring stipulates that the new share issue price of listed companies shall not be lower than 80% of the market reference price. Market reference price is the average trading price of the company’s shares for any one of the 20-trading day period, 60-trading day period, or 120-trading day period immediately before the announcement date of the board resolutions of the issuance of shares to acquire assets. If a merger by way of absorption and a share-for-share exchange involves listed companies, the price determination and issuance of shares by the listed companies should be executed according to the aforementioned requirements. The date of pricing for the Proposed Merger is the date of the first board resolution announcement by both parties regarding the Proposed Transaction. In compliance with the relevant provisions of the Administrative Measures for Restructuring, it has been determined through the negotiations between the parties to the Proposed Merger that in the Proposed Merger, the A share exchange price for Guotai Junan Securities and Haitong Securities is determined based on the Market Reference Price, adjusted for ex-rights and ex-dividends, which establishes the exchange ratio for A shares and H shares accordingly. Based on these principles, the A share exchange price for Guotai Junan Securities is set at RMB13.83 per share, while the A share exchange price for Haitong Securities is set at RMB8.57 per share. The exchange ratio between Haitong Securities and Guotai Junan Securities is 1:0.62, meaning that each share of Haitong Securities A shares can be exchanged for 0.62 shares of Guotai Junan A Shares, and each share of Haitong H Shares can also be exchanged for 0.62 shares of Guotai Junan H Shares. In summary, the Proposed Transaction complies with the provisions of Article 45 of the Administrative Measures for Restructuring. • SECTION NINE — ANALYSIS ON THE COMPLIANCE OF THE PROPOSED TRANSACTION — VI. The Proposed Transaction complies with the relevant provisions of the Administrative Measures for the Registration of Issuance (I) The Proposed Transaction does not fall under any circumstances that prohibit issuing shares to specific targets as specified in Article 11 of the Administrative Measures for the Registration of Issuance. As of the date of signing this Report, Guotai Junan Securities does not fall under any of the circumstances outlined in Article 11 of the Administrative Measures for the Registration of Issuance: 1. Unilaterally changing the use of previously raised proceeds without correction or approval from the shareholders’ meeting; 2. Significantly deviating from the requirements of accounting standards for business enterprises or relevant information disclosure rules during the preparation and disclosure of the financial statements for the most recent year; or receiving a denial of opinion or a disclaimer of opinion in the audit report for the financial accounting report for the past year; or additionally, if there is a qualified opinion in the audit report, the matters involved have not been resolved to eliminate their significant adverse impact on the listed company. This does not apply to cases involving material asset restructurings;

15 3. Any of the current directors, supervisors, and senior management of Guotai Junan Securities being subject to administrative penalties from the CSRC in the past three years, or being publicly reprimanded by the securities exchange in the past year; 4. Guotai Junan Securities or any of its current directors, supervisors, and senior management currently under investigation by judicial authorities for alleged criminal activities, or by the CSRC for suspected violations of laws and regulations; 5. The controlling shareholder or de facto controller engaged in seriously illegal acts in the past three years that severely damage the interests of the listed company or the legitimate rights and interests of investors; 6. Seriously illegal acts in the past three years that significantly harm the legitimate rights and interests of investors or the public interest. In summary, the Proposed Transaction does not fall under any circumstances that prohibit issuing shares to specific targets as specified in Article 11 of the Administrative Measures for the Registration of Issuance. (II) The use of proceeds from the Proposed Transaction complies with the provisions of Article 12 of the Administrative Measures for the Registration of Issuance The total amount of the proceeds from the Proposed Placement will not exceed RMB10 billion, which shall not exceed 100% of the transaction consideration in the Proposed Merger, and the number of shares to be issued shall not exceed 30% of the total share capital of Guotai Junan Securities prior to the Proposed Placement. The use of the funds raised in the Proposed Transaction complies with the following provisions: 1. It complies with national industrial policies and Applicable Laws concerning environmental protection, land administration, etc.; 2. Both parties involved in the Proposed Merger are licensed institutions approved by the CSRC and other financial regulatory bodies to conduct financial operations. After deducting fees for intermediary agencies, transaction taxes, and other expenses related to the Proposed Transaction, the raised ancillary funds are intended to be used for international business, trading and investment business, digitalisation, and replenishing working capital; 3. After the Proposed Placement, there will be no new significant adverse impacts from competing transactions with the controlling shareholder, de facto controller, or other enterprises under their control, nor will there be unfair related party transactions or severe impacts on the Company’s operational independence. In summary, the Proposed Transaction complies with the provisions of Article 12 of the Administrative Measures for the Registration of Issuance.

16 (III) The Proposed Transaction complies with the provisions of Article 55 of the Administrative Measures for the Registration of Issuance The target of the Proposed Placement is Shanghai SA, with the number of targets not exceeding 35, in compliance with the provisions of Article 55 of the Administrative Measures for the Registration of Issuance. (IV) The Proposed Transaction complies with the provisions of Articles 56 and 57 of the Administrative Measures for the Registration of Issuance The date of pricing for the Proposed Placement is the announcement date of the resolution from the 28th extraordinary meeting of the sixth session of the Guotai Junan Board regarding the Proposed Transaction. The price for the Proposed Placement will not be lower than the highest of the following amounts: 1. 80% of the volume-weighted average price for the 20 trading days of Guotai Junan Shares prior to the date of the pricing; 2. the net asset value per share attributable to ordinary shareholders of Guotai Junan Securities based on the audited consolidated financial statements of the most recent financial year as at the date of the pricing. The net asset value per share will be adjusted accordingly if there is an ex-rights or ex-dividend event from the balance sheet date to the issue date. Based on the aforementioned pricing basis, after deducting the Guotai Junan 2024 Interim Dividend and Guotai Junan 2023 Final Dividend from the net asset value per share attributable to the parent company’s ordinary shareholders as of the end of 2023, the price for the issuance of shares in the Proposed Placement is determined to be RMB15.97 per share. In summary, the Proposed Transaction complies with the provisions of Articles 56 and 57 of the Administrative Measures for the Registration of Issuance. (V) The Proposed Transaction complies with the provisions of Article 59 of the Administrative Measures for the Registration of Issuance The shares subscribed by the Shanghai SA in the Proposed Placement are subject to a lock-up period of 60 months from the completion date of issuance; however, transfers permitted under Applicable Laws shall not be restricted. Shares increased due to stock distributions, capital increases, or other reasons will also be subject to the aforementioned lock-up arrangement. In summary, the Proposed Transaction complies with the provisions of Article 59 of the Administrative Measures for the Registration of Issuance and Article 14 of the Guidelines No. 10 on Administrative Approval for Securities Companies — Increase and Change in Equity Interest of Securities Companies. In summary, the Proposed Transaction complies with the relevant provisions of the Administrative Measures for the Registration of Issuance.

17 • SECTION NINE — ANALYSIS ON THE COMPLIANCE OF THE PROPOSED TRANSACTION — VII. The overall plan of the Proposed Transaction complies with the requirements set forth in Article 4 of Regulatory Guideline No. 9 The Proposed Transaction complies with the requirements set forth in Article 4 of Regulatory Guideline No. 9 — Regulatory Requirements for Listed Companies’ Planning and Implementation of Material Asset Restructurings as follows: (I) Haitong Securities is a non-bank financial institution primarily engaged in securities business. As of the date of signing this Report, all relevant main businesses conducted by Haitong Securities have received the necessary approvals, authorisations, filings, or permits from the CSRC and its local agencies. Save as mentioned above, the principal business of Haitong Securities does not involve in any other matters requiring approval, such as project approvals, environmental protection, industry access, land use, planning, or construction. This Report and its summary disclose the decision-making and approval procedures that have been completed and those that are still pending for the Proposed Transaction, along with a specific warning regarding the risks of potential non-approval; (II) Effective from the Closing Date, the Post-Merger Company will assume all assets, liabilities, businesses, personnel, contracts, qualifications, and all other rights and obligations of Haitong Securities. Following the Closing Date, Guotai Junan Securities will handle the relevant industrial and commercial registration procedures for changes in company name, registered capital, and other related matters, while Haitong Securities will have its legal person status deregistered. Prior to the Proposed Transaction, neither Guotai Junan Securities nor Haitong Securities had any capital contributions that were untrue or that would affect their legal existence, nor were there any other restrictions or prohibitions on the Proposed Transaction; (III) The Proposed Transaction is beneficial for enhancing the integrity of the Post-Merger Company’s assets and will help Post-Merger Company maintain its independence in areas such as personnel, procurement, production, sales, and intellectual property; (IV) The Proposed Transaction will also help improve the Post-Merger Company’s financial position, enhance its operational sustainability, strengthen its focus on its main business, increase the Post-Merger Company’s risk tolerance capability, and bolster the Post-Merger Company’s independence, thereby reducing related party transactions and avoiding horizontal competition.” In summary, the Proposed Transaction complies with the relevant provisions of the Regulatory Guideline No. 9.

18 • SECTION NINE — ANALYSIS ON THE COMPLIANCE OF THE PROPOSED TRANSACTION — VIII. The relevant parties involved in the Proposed Transaction do not fall under any prohibitive circumstances as outlined in Article 12 of the Regulatory Guideline No. 7 and Article 30 of Shanghai Stock Exchange for Self-Regulation Guideline No. 6 regarding participation in any material asset restructuring of listed companies As of the date of signing this Report, all relevant parties have confirmed that none of them are under investigation or inquiry for insider trading related to the Proposed Merger. Additionally, there have been no administrative penalties imposed by the CSRC or criminal liabilities pursued by judicial authorities in the last 36 months in connection with insider trading related to significant asset restructurings. Therefore, there are no circumstances that would preclude participation in any material asset restructuring of listed companies based on Article 12 of the Regulatory Guideline No. 7 and Article 30 of the Guideline No. 6 of Shanghai Stock Exchange for Self-Regulation. In summary, the relevant parties involved in the Proposed Transaction do not fall under any prohibitive circumstances as outlined in Article 12 of the Regulatory Guideline No. 7 and Article 30 of the Guideline No. 6 of Shanghai Stock Exchange for Self-Regulation regarding participation in any material asset restructuring of listed companies. • SECTION NINE — ANALYSIS ON THE COMPLIANCE OF THE PROPOSED TRANSACTION — IX. Clear opinions from independent financial advisers and legal counsel regarding compliance with the Administrative Measures for Restructuring and other regulations For the relevant opinions of the independent financial advisers and legal counsels concerning the Proposed Transaction, please refer to “II. OPINIONS OF RELEVANT SECURITIES SERVICE INSTITUTIONS” under “ SECTION FIFTEEN — OPINIONS FROM INDEPENDENT DIRECTORS AND RELEVANT SECURITIES SERVICE INSTITUTIONS ON THE PROPOSED TRANSACTION” of this Report. • SECTION TWELVE — HORIZONTAL COMPETITION AND RELATED PARTY TRANSACTION — I. Horizontal Competition — (III) Measures to avoid horizontal competition To further avoid horizontal competition with the listed company following the completion of the Proposed Transaction, the controlling shareholder of the Post-Merger Company, Shanghai SA, has issued a Letter of Undertaking to Avoid Horizontal Competition with the following undertakings: “1. As of the date of this letter of undertaking, the business activities of the company and other enterprises controlled by it do not constitute substantial horizontal competition with Guotai Junan Securities. 2. After the Proposed Merger, the company, during its period as the controlling shareholder of Guotai Junan Securities, will continue to strictly comply with the requirements on competitive matters of relevant laws, administrative regulations and normative documents.

19 The aforementioned undertakings shall take effect from the Closing Date (i.e. the date on which Guotai Junan A Shares issued to the Haitong Share-Exchange Shareholders holding A shares as consideration for the Proposed Merger are registered under the names of the Haitong Share-Exchange Shareholders holding A shares, or the date on which the Guotai Junan H Shares issued to the Haitong Share-Exchange Shareholders holding H shares as consideration for the Proposed Merger are registered under the names of the Haitong Share-Exchange Shareholders holding H shares (whichever is later), or other dates as agreed upon by Guotai Junan Securities and Haitong Securities), and shall remain in effect during the period when the company is the controlling shareholder of Guotai Junan Securities, until the date when the company ceases to be the controlling shareholder of Guotai Junan Securities.” To further avoid horizontal competition with the listed company following the completion of the Proposed Transaction, the de facto controller of the Post-Merger Company, Shanghai International, has issued a Letter of Undertaking to Avoid Horizontal Competition with the following undertakings: “1. As of the date of this letter of undertaking, the business activities of the company and other enterprises controlled by it do not constitute substantial horizontal competition with Guotai Junan Securities. 2. After the Proposed Merger, the company, during its period as the de facto controller of Guotai Junan Securities, will continue to strictly comply with the requirements on competitive matters of relevant laws, administrative regulations and normative documents. The aforementioned undertakings shall take effect from the Closing Date (i.e. the date on which Guotai Junan A Shares issued to the Haitong Share-Exchange Shareholders holding A shares as consideration for the Proposed Merger are registered under the names of the Haitong Share-Exchange Shareholders holding A shares, or the date on which the Guotai Junan H Shares issued to the Haitong Share-Exchange Shareholders holding H shares as consideration for the Proposed Merger are registered under the names of the Haitong Share-Exchange Shareholders holding H shares (whichever is later), or other dates as agreed upon by Guotai Junan Securities and Haitong Securities), and shall remain in effect during the period when the company is the de facto controller of Guotai Junan Securities, until the date when the company ceases to be the de facto controller of Guotai Junan Securities.”

20 • SECTION THIRTEEN — RISK FACTORS — I. RISKS ASSOCIATED WITH THE PROPOSED TRANSACTION (I) Risks associated with suspension, discontinuation or cancellation of the Proposed Transaction Due to the complexity of the Proposed Transaction and the time span required from the signing of relevant agreements in respect of the Proposed Transaction to the closing of its implementation, the timeline of the Proposed Transaction and whether the Proposed Transaction can be successfully completed may be affected by changes to relevant policies relating to the securities markets, significant emergency events or force majeure risks, etc., leading to risks that the Proposed Transaction may be suspended, discontinued or cancelled. The Proposed Transaction is also exposed to the risk that it may be suspended, discontinued or cancelled due to unusual fluctuation in the share prices of Guotai Junan Securities and Haitong Securities or unusual transactions which may potentially involve insider trading. Both parties to the Proposed Merger will make timely announcements in relation to the work progress during the Proposed Transaction, in order to allow investors to be kept updated as to the development of the Proposed Transaction and make judgments accordingly. (II) Risks associated with failure to obtain approvals for the Proposed Transaction Relevant resolutions in respect of the Proposed Transaction have been considered and approved at the 28th extraordinary meeting of the sixth session of the Guotai Junan Board and the 29th extraordinary meeting of the sixth session of the Guotai Junan Board, the 13th meeting (extraordinary meeting) of the eighth session of the Haitong Board and the 15th meeting (extraordinary meeting) of the eighth session of the Haitong Board. As of the signing date of the MAR Report, the proposal for the Proposed Transaction is subject to relevant approvals, ratifications, registrations or consents (please see “V. Decision-making and approval procedures that have been fulfilled and to be fulfilled for the Proposed Transaction” under “KEY REMINDER” of the MAR Report for details). All investors are advised to pay attention to the investment risks as there are uncertainties as to the obtaining of relevant approvals, ratifications, registrations or consents for the Proposed Transaction and when they will be successfully obtained.

21 (III) Risks associated with cash put options To fully protect the interests of Guotai Junan Shareholders and Haitong Shareholders, in the Proposed Merger, cash put options will be granted to Qualified Guotai Junan Dissenting Shareholders and Qualified Haitong Dissenting Shareholders. If the Proposed Merger is not ultimately implemented, neither Guotai Junan Dissenting Shareholders nor Haitong Dissenting Shareholders will be entitled to exercise the cash put options, nor claim any compensation or indemnity against the parties to the Proposed Merger. If the share price of Guotai Junan Shares is higher than the price of the cash put option when Guotai Junan Dissenting Shareholders declare the exercise of the cash put option, or if the product of the share price of Guotai Junan Shares and the share exchange ratio is higher than the price of the cash put option when Haitong Dissenting Shareholders declare the exercise of the cash put option, Guotai Junan Dissenting Shareholders and Haitong Dissenting Shareholders who declared the exercise of their cash put options may likely suffer a loss. In addition, dissenting shareholders will no longer hold the Guotai Junan Shares or Haitong Shares after declaring the exercise of their cash put options, and if the prices of the relevant shares rise, the dissenting shareholders will be deprived from the profit opportunities arising from the future increase in share prices. (IV) Risks associated with the Share Exchange The Proposed Transaction is still pending consideration and approvals at the general meeting of Guotai Junan Securities, and the general meeting, A Shareholders’ Class Meeting and H Shareholders’ Class Meeting of Haitong Securities. The relevant resolutions are binding on all shareholders of both parties to the Proposed Merger (including shareholders who vote against the resolutions, abstain from voting, or do not attend the general meetings without appointing proxies to vote on their behalf). Upon obtaining the necessary approvals or authorisations for the Proposed Merger, as at the Record Date for Share Exchange, Haitong Shares held by those Haitong Shareholders who have not declared, have partially declared, have no right to declare or have invalidly declared the exercise of the cash put option, and Haitong Shares held by the Haitong Put Option Provider(s) following their provision of the cash put option will all be exchanged into Guotai Junan Shares issued for the Proposed Merger at the Exchange Ratio. As for Haitong Shares that have been pledged, judicially frozen or under transfer restrictions in accordance with laws and regulations and other circumstances, all such shares will be exchanged into Guotai Junan Shares at the time of the Share Exchange, and the aforementioned pledges, judicial freezes and other right restrictions originally applicable on the Haitong Shares shall continue to be effective on the relevant Guotai Junan Shares.

22 (V) Risks associated with creditor demands for early settlement of debts or provision of guarantee From the Closing Date, the Post-Merger Company shall assume all assets, liabilities, business, personnel, contracts, qualifications and other rights and obligations from Haitong Securities. Upon completion of the Proposed Merger, Haitong Securities will terminate its listing status and deregister its legal person status. Guotai Junan Securities and Haitong Securities will carry out notification and announcement procedures in respect of their creditors in accordance with Applicable Laws and will, by themselves or cause third parties to, make early settlement of the debts or otherwise provide guarantees in accordance with their respective creditors’ requests within the statutory time limit and pursuant to the Applicable Laws. Parties to the Proposed Merger will actively seek the understanding and consent of creditors to the Proposed Merger, but there is uncertainty as to the views of the creditors on the Proposed Transaction. If the creditors of either parties to the Proposed Merger make requests for early settlement of the relevant debts or provision of guarantees, etc., this may have certain impact on the short-term financial position of the Post-Merger Company. (VI) Risks associated with the transfer of assets From the Closing Date, the Post-Merger Company shall assume all assets, liabilities, business, personnel, contracts, qualifications and all other rights and obligations of Haitong Securities. Upon completion of the Proposed Merger, Haitong Securities will terminate its listing status and deregister its legal person status. If there are special circumstances where some assets and contracts of Haitong Securities are difficult to change or transfer during the actual Closing process, this may lead to uncertainty as to the timing for the completion of the Closing of such assets and contracts. (VII) Risks of dilution of earnings per share caused by the Proposed Transaction According to Guotai Junan Securities’ audited financial report for 2023, the unaudited and unreviewed financial statements for the nine months ended 30 September 2024, and the pro forma consolidated financial statements reviewed by KPMG, without considering the impact of the proceeds from the Proposed Placement, on a post-transaction basis after the completion of Proposed Transaction, the current earnings per share of the Post-Merger Company will decrease; however, its business scale will largely increase, and its operating capability and risk tolerance capability would be significantly enhanced. Guotai Junan Securities has formulated remedial measures concerning the dilution of current returns. However, the formulation of remedial measures concerning the dilution of current returns is not a guarantee of future profits. Investors are hereby reminded to pay attention to the risk of dilution of current returns for the Proposed Transaction.

23 • SECTION THIRTEEN — RISK FACTORS — II. RISKS ASSOCIATED WITH THE POST-MERGER COMPANY (I) Risks of cyclical fluctuations in macroeconomy and capital markets The operational performance of securities companies is closely linked to the macroeconomy. In recent years, the recovery of the global economy has been sluggish, geopolitical conflicts have intensified, protectionism and unilateralism have risen, and the adverse effects of the external environment have continued to increase, posing significant challenges to the stability of capital markets and increasing market uncertainties. This may have an impact on the securities industry and thereby adversely affect the Post-Merger Company’s business. (II) Integration risks Upon completion of the Proposed Transaction, the Post-Merger Company will integrate resources from both parties, leverage the economies of scale, reinforce complementary advantages and synergies and promote coordinated development of various businesses. However, as the assets and businesses involved in the Proposed Merger are wide and broad in scope, both parties to the Proposed Merger will integrate in terms of assets, businesses, personnel, organisational structure and other aspects and the Post-Merger Company may face certain integration risks. (III) Compliance risks Upon completion of the Proposed Transaction, the Post-Merger Company’s business areas and regions will be expanded. If the operation and management of the Post-Merger Company or the professional conducts of its staff violate laws, regulations, or orders of relevant regulatory authorities, leading to the Post-Merger Company being subject to legal sanctions, regulatory measures, etc., the Post-Merger Company may suffer losses in its operational capabilities, properties or reputation. (IV) Management and Operation risks Upon completion of the Proposed Transaction, the total assets, business areas, number of employees, and operational regions, etc. of the Post-Merger Company will be significantly expanded, which imposes more demanding requirements on the Post-Merger Company’s organisational structure, management and control system and decision-making efficiency. The Post-Merger Company may face management and operation risks arising from the inability to meet the more demanding requirements on management efficiency and personnel structure in the short term, as well as a series of resulting risks, including operational risks and reputational risks.

24 (V) Risks related to operations 1. Risks of wealth management business Risks of wealth management business include retail brokerage and wealth management business risks, credit business risks and futures business risks. In terms of retail brokerage and wealth management business risks, the risks mainly include reduction in the level of fees, market trading volume and sales of financial products. With the increasingly fierce market competition in retail brokerage and wealth management business and the strengthening of regulatory requirements, the level of business fees continue to decrease. Meanwhile, market trading volume and sales of financial products may fluctuate due to various factors such as macroeconomic conditions, fiscal and monetary policies, share price fluctuations and investor psychology. In addition, policy changes and the development of financial technology may also intensify the market competition of the retail brokerage and wealth management business. If the trading business fees, market trading volume or sales of financial products decline in the future, and the Post-Merger Company fails to take effective countermeasures, it may affect the market competitiveness of the Post-Merger Company in the field of retail brokerage and wealth management business and results of operations. In terms of credit business risks, margin trading and securities lending business, stock-pledged repurchase business and others mainly involve credit risk and interest rate risk. In terms of credit risk, if the maintenance guarantee ratio or performance guarantee ratio is below the close-out level, and the customer fails to timely add collateral or increase performance guarantee measures, or the customer cannot pay interest on time or repay debts at maturity, the Post-Merger Company will face credit impairment risk and risk of capital loss. In addition, if the customer’s credit account is frozen by the judiciary, it may also lead to the risk of the Post-Merger Company being unable to recover its debts in a timely manner. In terms of interest rate risk, the credit business income of securities companies mainly derives from net interest income. If there are unfavourable fluctuations in future market interest rates, increasingly fierce competition in the credit business market, and if customers’ bargaining power gradually increases, the credit business spread may gradually narrow, which will have an adverse impact on the credit business income of the Post-Merger Company. In terms of futures business risks, there are various risks, mainly involve the risk that the Post-Merger Company may face resulting from the failure of the customers or counterparties to perform their contractual obligations or fulfil a margin call in a timely manner; the risk of a reduction in futures brokerage business income and so on resulting from the decrease in trading volume caused by fluctuations in the futures market; the risk of the decline in futures business revenue due to intensified market competition; risks arising from business and product innovation and so on.

25 2. Risks of investment banking business The investment banking business development is often influenced by factors such as macroeconomic environment, policy environment, capital market conditions, issuance market environment, changes in interest rate market and corporate financing needs. If macroeconomic developments do not meet expectations and severe fluctuations in the capital market, downturn in the issuance market, fluctuation in interests market and reduced corporate financing needs occur in the future, the results of operations of the investment banking business of the Post-Merger Company may be affected. In addition, in the course of carrying out the investment banking business, the Post-Merger Company may face the risk of administrative penalties, litigation, or legal compensation for investors’ losses due to failure to perform or properly perform due diligence, defective information disclosure, false records, misleading statements or material omissions in the documents issued that result in losses to investors, thereby causing financial losses, reputation damage, legal consequences, and even the risk of suspension or cancellation of business qualifications for the Post-Merger Company. At the same time, the Post-Merger Company may face the risk of loss of reputation due to issuance failure resulting from circumstances such as unreasonable design of the plan for corporate restructuring and listing, and misjudgment of the company’s development prospects. There may also be underwriting risks due to unreasonable pricing of securities issued, design of bond terms that fails to meet investors’ needs or misjudgment of the market, as well as improper timing of issuance. 3. Risks of institutional and transaction business The risks of institutional and transaction business primarily stem from transaction and investment business and equity investment business. The transaction and investment business mainly includes proprietary or agency transaction and investment in equity securities, fixed income securities, derivatives and other securities. It mainly faces the risks of securities market volatility, inherent risks of investment products, risks of improper investment decisions, risks of investment failure. Affected by various factors such as domestic and foreign political situations, macroeconomic environment, securities market fluctuations, and changes in investor psychological expectations, the trend of the securities market may experience significant fluctuations, and the returns of the transaction and investment business may also experience significant fluctuations. Further, due to the unique risk return characteristics of different investment products, the transaction and investment business of the Post-Merger Company needs to bear the inherent risks unique to different investment products. For example, the derivatives business is usually characterised by more complex product structures, higher leverage levels and higher investment risks. In addition, due to the uncertainty in the securities market, the Post-Merger Company also faces decision-making risks arising from misjudgment of market conditions, incorrect selection of securities investment varieties, improper securities transaction operations, inaccurate timing of securities transaction and unreasonable securities investment portfolios.

26 In respect of equity investment business, equity investment decisions are mainly based on the assessment of the technical level, operational capabilities, market potential and industry development prospects of the invested enterprises. If there is any error in investment judgment, significant change in the industry environment, or the operation of the investee cannot meet the expectation, it may lead to the failure of the investment project and result in losses for the Post-Merger Company. Further, equity investment has a long investment cycle, which increases the investment exit risk of equity investment business to a certain extent. 4. Risks of investment management business The investment management business mainly includes asset management business, fund management business and private equity fund management business. The performance drivers mainly include asset management scale, management fee level, investment return level, etc. The performance of the investment management business is affected by various factors, such as macroeconomic conditions, industry prosperity, capital market fluctuations and investment decision-making ability. Changes in the above factors may cause the product yield to fall short of expectations or below those of comparable products in the market, leading to a decrease in investors’ enthusiasm to subscribe for and hold relevant products, and resulting in a reduction in asset management scale. As such, the asset management business of the Post-Merger Company would face pressure from a decline in results of operations. In addition, the investment management business is also subject to market competition risks. In addition to securities companies and fund management companies, institutions such as commercial banks, insurance companies, trust companies and private equity funds are also conducting various investment management businesses, intensifying competition in the industry. If the Post-Merger Company fails to maintain a competitive advantage in investment returns, customer service, product innovation, market promotion, etc., the market competitiveness and results of operations of the investment management business will be affected. 5. Risks of international business The risks faced by the international businesses, mainly include changes in the economic environment, changes in the financial market, changes in the monetary policies, competition in the financial services industry and other changes in the operational environment; operational risks such as credit risk, liquidity risk, interest rate risk, exchange rate risk etc., and management risks such as information technology and compliance risk control. In addition, international business operations are also subject to local specific operational and legal risks. The Post-Merger Company must comply with the local Applicable Laws when conducting business overseas. If the overseas subsidiaries fail to comply with local Applicable Laws, it may result in fines, penalties or lawsuits, which may adversely affect the business operations, financial condition, results of operations and reputation of the Post-Merger Company.

27 6. Risks of finance lease business The development of the finance lease business is closely related to the macroeconomic conditions, industry prosperity, financing environment of the market and the regulatory policies. If, due to factors such as the changes in macroeconomic situation and industry development that is worse than expected, the lessee is unable to fulfil its contractual obligations or undertakings to repay as planned, the financial leasing business receivables will not be recovered on time, which will cause the Post-Merger Company to suffer certain economic losses. If the market financing environment tightens, the capital cost of the finance lease business will increase, leading to a decrease in the profitability of the finance lease business. In addition, if relevant departments introduce new policy and regulations in respect of the finance lease business, there will also be corresponding impact on the finance lease business operations of the Post-Merger Company. (VI) Financial related risks 1. Risk of fluctuations in revenue and profits The profitability of the Post-Merger Company is susceptible to fluctuations due to factors such as the cyclicality of the capital market. Prior to the Proposed Transaction, during the year ended 31 December 2022 and 2023 and the nine months ended 30 September 2024, Guotai Junan Securities recorded an operating revenue of RMB35.471 billion, RMB36.141 billion and RMB29.001 billion, respectively, with a net profits attributable to the equity owners of the parent company of RMB11.509 billion, RMB9.374 billion and RMB9.523 billion, respectively, while Haitong Securities recorded an operating revenue of RMB25.948 billion, RMB22.953 billion and RMB12.899 billion, respectively, with a net profit attributable to owners of the parent company of RMB6.545 billion, RMB1.008 billion and RMB-659 million, respectively. Upon completion of the Proposed Transaction, the comprehensive competitive strength and operational sustainability of the Post-Merger Company will be further strengthened. However, its main revenue and profits will still derive from business areas highly related to the capital market, hence, the results of operations of the Post-Merger Company may fluctuate. 2. Credit impairment risk Guotai Junan Securities and Haitong Securities, being the parties to the Proposed Merger, are large comprehensive financial institutions with diverse business lines, holding various types of financial assets in their day-to-day operations and business development. These financial assets are relatively diverse and large in scale, with different risk characteristics and may involve different regions and capital markets. If there will be material adverse changes in the value of relevant financial assets due to industrial policies, market fluctuations, default of relevant debts or other reasons in the future, the Post-Merger Company may face the risk of impairment of financial assets.

28 In respect of margin loans, receivables and finance lease receivables of the Post-Merger Company as at the balance sheet date arising from margin trading, transaction investment, finance leasing and other related businesses, in the event that the counterparty suffers liquidity issues, solvency decline or decrease in the value of collaterals, the Post-Merger Company will be subject to the risk of insufficient recovery of certain payments and incur credit impairment losses, which in turn adversely affect the financial condition and profitability of the Post-Merger Company. 3. Risks of fair value fluctuations The scale of the financial assets held by the Post-Merger Company will significantly increase, the fair values of financial assets held due to customer demand-driven business, proprietary investment, investment management and other businesses may fluctuate significantly due to various factors such as the macro-economic conditions, capital market environment, value of collaterals and the ability of the counterparty to discharge their contractual obligations. In the event of drastic changes in the market environment or a significant decline in the performance capability of the counterparty, the financial condition and profitability of the Post-Merger Company may be adversely affected. 4. Liquidity risk Liquidity risk refers to the risk that the company is unable to obtain sufficient funds at reasonable costs or prices to pay its due debts, satisfy other payment obligations and meet the requirements for carrying out normal business operations. The short-term adverse changes in the market environment, mismatches in the asset-liability structure or the duration, and defaults of customers or counterparties may all exert pressure on the liquidity of the Post-Merger Company. If the Post-Merger Company fails to take timely and effective countermeasures, it may be subject to the risk of insufficient liquidity, which in turn adversely affect the daily operations and operational stability. (VII) Risk of information technology Information system runs through all aspects of the operations and management of securities companies. All businesses need to rely on the support of information technology, especially in securities brokerage, proprietary investment and asset management businesses, which highly rely on information system to process large amounts of trading and business data in a timely and accurate manner. In addition, information technology is of great significance for the implementation of management functions such as compliance risk control and internal operation. The parties to the Proposed Merger have invested significant funds in updating, maintaining and upgrading their information systems to ensure the security, timeliness, completeness and accuracy of the information. However, the Post-Merger Company’s information system remain susceptible to various risks such as transaction interruptions, information loss or leakage. If the Post-Merger Company fails to promptly and effectively address the aforementioned issues, it may result in risks such as transaction losses, reputation damage, penalties or litigation. In addition, if the Post-Merger Company fails to effectively and timely integrate or optimise its information technology system, the competitiveness, financial condition and results of operations of the Post-Merger Company may be adversely affected.

29 (VIII) Litigation and arbitration risks Upon completion of the Proposed Transaction, the Post-Merger Company will engage in diverse business and operate in extensive geographical areas. The Post-Merger Company may be sued by customers or the customers may apply for arbitration due to contract disputes, negligence at work, third-party liabilities and other reasons involved in the course of business operations, and the company will compensate for losses or be liable for breach of contract based on the judgment or arbitration results. If the scale of the relevant litigation or arbitration is large, the business development and results of operations of the Post-Merger Company may be adversely affected. • SECTION THIRTEEN — RISK FACTORS — III. RISKS OF UNCERTAINTY OF FORWARD-LOOKING STATEMENTS The content of the MAR Report includes certain forward-looking statements. Forward-looking statements include, but are not limited to, those using words such as “will”, “would”, “expect”, “estimate”, “forecast”, “plan”, “may”, “should”. Given that the forward-looking statements are often uncertain or were made relying on specific conditions (including various identified risk factors disclosed in this section), such forward-looking statements should not be deemed to constitute a commitment to realise any future plan, target, results and so on by parties to the Proposed Merger. Any potential investors should read the full text of the MAR Report and make his/her/its own investment decision, and should not solely rely on such forward-looking statements. • SECTION THIRTEEN — RISK FACTORS — IV. OTHER RISKS The fluctuation in share prices not only depends on a company’s own operational performance, but also on many factors such as macro-economic cycles, interest rates, exchange rates, and capital supply and demand. The fluctuation can also be caused by changes in international and domestic political and economic situations and investor sentiment. Meanwhile, considering that a certain amount of time is required to complete the relevant work relating to the Proposed Transaction, the share prices of the parties to the Proposed Merger may fluctuate during this period due to the factors mentioned above. In addition, the possibility of adverse effects caused by uncontrollable factors such as politics, economy, natural disasters and other matters cannot be ruled out. • SECTION FOURTEEN — OTHER KEY MATTERS — V. Cash dividend policy of the Post-Merger Company after the Proposed Transaction — (II) Implications of the Proposed Transaction on the cash dividend policy of the Post-Merger Company Upon completion of the Proposed Transaction, the Post-Merger Company will continuously optimise its profit distribution policy in accordance with the requirements of the CSRC’s Notice Regarding Further Implementation of Cash Dividend Distribution of Listed Companies (Zheng Jian Fa [2012] No. 37), Guideline No. 3 for the Supervision of Listed Companies — Cash Dividends of Listed Companies, and other Applicable Laws, to effectively safeguard the interests of shareholders and the broader investor community. This will be based on extensive consultations with all parties concerned, especially independent directors and minority shareholders, and will take into account the actual operational circumstances.

30 • SECTION FIFTEEN — OPINIONS OF INDEPENDENT DIRECTORS AND RELEVANT SECURITIES SERVICE INSTITUTIONS ON THE PROPOSED TRANSACTION — I. OPINIONS FROM INDEPENDENT DIRECTORS (I) Opinions from independent directors of Guotai Junan Securities In accordance with the Applicable Laws including the PRC Company Law, Securities Law, Administrative Measures for Restructuring, Administrative Measures for the Independent Directors of Listed Companies, the SSE Listing Rules, and Guideline No. 5 of Shanghai Stock Exchange for Self-Regulation of Listed Companies — Transactions and Related Party Transactions, as well as the Articles of Association of Guotai Junan Securities Co., Ltd., a special meeting of independent directors of Guotai Junan Securities was convened to consider the Proposed Transaction and the independent opinions thereon are as follows: “1. The proposal of the Proposed Transaction is in compliance with the requirements of laws and regulations, including the PRC Company Law, the PRC Securities Law, the Administrative Measures for Restructuring, the Administrative Measures for the Registration of Securities Offering by Listed Companies. The company has complied with all the conditions for the implementation of the Proposed Transaction as required by relevant laws and regulations. 2. The MAR Report prepared by the company for the Proposed Transaction and its extract are true, accurate and complete, and the MAR Report has included details of the legal procedures to be performed for the Proposed Transaction and has fully disclosed the relevant risks of the Proposed Transaction. 3. The share exchange price for the Proposed Merger is reasonable and fair, and complies with the Administrative Measures for Restructuring and other relevant laws and regulations. 4. The Proposed Transaction constitutes a material asset restructuring. Shanghai SA, the target of issuance of the Proposed Placement, is the company’s controlling shareholder. Pursuant to the SSE Listing Rules and the Hong Kong Listing Rules, as well as other relevant laws, regulations and regulatory guidelines, the Proposed Placement constitutes a related party/connected transaction. The method and basis of pricing of the Proposed Placement are appropriate and would not prejudice the interests of the company and its shareholders, especially the minority shareholders. 5. In order to adequately protect the interests of Guotai Junan Dissenting Shareholders for the Proposed Merger, the Guotai Junan Put Option will be granted to Guotai Junan Dissenting Shareholders. 6. According to the Administrative Measures for Restructuring and other relevant requirements, we have reviewed the Pro Forma Consolidated Financial Statements Review Report for the year 2023 and nine months ended September 30, 2024 of Guotai Junan Securities issued by KPMG Huazhen LLP, the independent reporting accountants’ assurance report on the compilation of pro forma financial information issued by KPMG, and the Orient Securities Valuation Report on the Proposed Merger. Upon review, we acknowledge the abovementioned reports issued by the intermediaries.

31 7. The valuation institution engaged for the Proposed Transaction is independent, the valuation assumptions are reasonable, the valuation method is relevant to the valuation purpose, the valuation pricing is fair and the valuation conclusion is reasonable. 8. To mitigate the potential risks of the dilution of current returns following the Proposed Transaction, the company has formulated remedial measures to compensate for the current returns. Relevant entities have issued undertakings in compliance with the requirements of the Guiding Opinions on Matters Concerning Dilution of Current Return By Initial Public Offering, Refinancing, and Material Asset Restructuring 《( 關於首發及再融資、重大資產重組攤薄即期回報有關事項 的指導意見》), the Opinions of the General Office of the State Council on Further Strengthening the Protection of the Legal Rights and Interests of Small and Medium Investors in the Capital Market 《( 國務院辦公廳關於進一步加強資本市 場中小投資者合法權益保護工作的意見》), which are conducive in protecting the legitimate rights and interests of small and medium investors. 9. The Future Return Plan complies with the PRC Company Law, the PRC Securities Law, and the requirements of the CSRC on cash dividend distribution of listed companies, and is beneficial to the long-term development of the company and would not prejudice the interests of the company’s small and medium investors. 10. We agree with the matters related to the Proposed Transaction and agree to submit the relevant proposals to the Guotai Junan Board for consideration.” (II) Opinions from independent directors of Haitong Securities In accordance with the Applicable Laws including the PRC Company Law, Securities Law, Administrative Measures for Restructuring, Administrative Measures for the Independent Directors of Listed Companies, the SSE Listing Rules, and Guideline No. 5 of Shanghai Stock Exchange for Self-Regulation of Listed Companies — Transactions and Related Party Transactions, as well as the Articles of Association of Haitong Securities Co., Ltd., a special meeting of independent directors of Haitong Securities was convened to consider the Proposed Transaction and the independent opinions thereon are as follows: “1. The proposal of the Proposed Merger is in compliance with the requirements of laws and regulations including the PRC Company Law, the PRC Securities Law and the Administrative Measures for Restructuring. The company has complied with all the conditions for the implementation of the Proposed Merger as required by relevant laws and regulations. 2. The MAR Report prepared by the company for the Proposed Transaction and its extract are true, accurate and complete, and the MAR Report has included details of the legal procedures to be performed for the Proposed Transaction and has fully disclosed the relevant risks of the Proposed Transaction. 3. The share exchange price for the Proposed Merger is reasonable and fair, and complies with the Administrative Measures for Restructuring and other relevant laws and regulations.

32 4. Pursuant to the Administrative Measures for Restructuring, the Proposed Merger constitutes a material asset restructuring. 5. Pursuant to the Administrative Measures for Restructuring, the SSE Listing Rules and other relevant laws, regulations and regulatory documents, the company has no connected relationship with Guotai Junan Securities, and the Proposed Merger does not constitute a related party transaction of the company. 6. In order to adequately protect the interests of Haitong Shareholders, the Haitong Put Option will be granted to Qualified Haitong Dissenting Shareholders. 7. According to the Administrative Measures for Restructuring and other relevant requirements, we have reviewed the Audit Report prepared by BDO China Shu Lun Pan Certified Public Accountants LLP, the financial statements and audit report for the nine months ended 30 September 2024 of Haitong Securities (Prepared under IFRS Accounting Standards) issued by Deloitte Touche Tohmatsu for the Proposed Transaction and the BOCI (China) Valuation Report prepared by BOCI (China) for the Proposed Transaction. Upon review, we acknowledge the relevant reports issued by the above intermediaries. 8. The valuation institution engaged for the Proposed Transaction is independent, the valuation assumptions are reasonable, the valuation method is relevant to the valuation purpose, the valuation pricing is fair and the valuation conclusion is reasonable. 9. We agree with the matters related to the Proposed Transaction and agree to submit the relevant proposal to the Haitong Board for consideration.” • SECTION FIFTEEN — OPINIONS OF INDEPENDENT DIRECTORS AND RELEVANT SECURITIES SERVICE INSTITUTIONS ON THE PROPOSED TRANSACTION — II. OPINIONS FROM RELEVANT SECURITIES SERVICE INSTITUTIONS (I) Opinions from Orient Securities In accordance with the Applicable Laws including the PRC Company Law, Securities Law, Administrative Measures for Restructuring, the SSE Listing Rules, Regulatory Guideline No. 9, Guideline No. 26, and the Measures for Financial Advisory Services, Orient Securities, after conducting a thorough review of the MAR Report and related materials, issued the following independent financial advisor’s opinions: “1. The Proposed Transaction complies with the provisions of the PRC Company Law, Securities Law, Administrative Measures for Restructuring, and the SSE Listing Rules, as well as Applicable Laws. The Proposed Transaction adheres to relevant national laws and regulations and has obtained the necessary approvals and authorisations at this stage and performed the necessary information disclosure procedures;

33 2. The Proposed Transaction does not constitute a listing through restructuring specified in Article 13 of the Administrative Measures for Restructuring; 3. The determination of the share exchange price for both parties involved in the Proposed Transaction complies with the relevant provisions of the Administrative Measures for Restructuring, aligns with market practices, and is reasonable. The valuation and pricing of the Proposed Transaction are fair and do not harm the interests of Guotai Junan Securities and Guotai Junan Shareholders; 4. The Proposed Transaction is beneficial for enhancing the asset quality, improving the financial position, and strengthening the sustainability of the Post-Merger Company, thereby supporting its continued development without harming the legitimate rights and interests of shareholders; 5. Upon completion of the Proposed Transaction, the Post-Merger Company will take a series of measures to enhance its corporate governance structure, management framework, development strategy, and corporate culture, in accordance with Applicable Laws then and the specific circumstances of the Proposed Merger, thereby continuing to maintain a sound and effective corporate governance structure; the Proposed Transaction is conducive to the Post-Merger Company’s maintenance of a sound and effective corporate governance structure; 6. The ownership of the key assets involved in the Proposed Transaction is clear. Provided that the relevant legal procedures and the Effectiveness Conditions of the Proposed Merger are met, there are no substantial obstacles to the transfer or conveyance of the relevant assets, and the handling of relevant debts is legal; 7. The Proposed Merger does not constitute related party transactions for Guotai Junan Securities or Haitong Securities. However, the Proposed Placement to raise ancillary funds constitutes a related party transaction for Guotai Junan Securities. The decision-making procedures for Guotai Junan Securities’ related party transactions comply with relevant regulations, and there are no circumstances that would harm the legitimate rights and interests of Guotai Junan Securities and its non-related shareholders; 8. After the completion of the Proposed Transaction, the Post-Merger Company will not have its funds or assets used by the de facto controller or other related parties for non-operating purposes, nor will the Post-Merger Company provide guarantees for the de facto controller and its related parties; 9. The Proposed Transaction has fully considered the protection of the interests of minority shareholders, making it practical and feasible. Guotai Junan Securities has adequately disclosed the potential risks associated with the Proposed Transaction in the restructuring report and related documents, facilitating objective evaluations by all shareholders and investors;

34 10. The independent financial adviser for the Proposed Transaction does not directly or indirectly hire third-party institutions or individuals with compensation. Apart from engaging financial advisers for A shares and H shares, as well as domestic and foreign legal advisors, review institutions, and valuation firms in accordance with relevant regulations and market practice, Guotai Junan Securities does not directly or indirectly hire other third-party institutions or individuals with compensation, in compliance with the relevant provisions of the Opinions on Strengthening Risk Control in Clean Practice by Securities Companies in Engaging Third Parties for Investment Banking Activities.” (II) Opinions from BOCI (China) In accordance with the Applicable Laws including the PRC Company Law, Securities Law, Administrative Measures for Restructuring, the SSE Listing Rules, Regulatory Guideline No. 9, Guideline No. 26, and the Measures for Financial Advisory Services, BOCI (China) has, after conducting a thorough review of the MAR Report and related materials, issued the following independent financial advisor’s opinions: “1. The Proposed Transaction complies with the provisions of the PRC Company Law, Securities Law, Administrative Measures for Restructuring, and the SSE Listing Rules, as well as Applicable Laws. The Proposed Transaction adheres to the relevant national laws and regulations and has obtained the necessary approvals and authorisations at this stage and performed the necessary information disclosure procedures; 2. The Proposed Transaction does not constitute a listing through restructuring specified in Article 13 of the Administrative Measures for Restructuring; 3. The determination of the share exchange price for both parties involved in the Proposed Transaction complies with the relevant provisions of the Administrative Measures for Restructuring, aligns with market practices, and is reasonable. The valuation and pricing of the Proposed Transaction are fair and do not harm the interests of Guotai Junan Securities and Guotai Junan Shareholders; 4. The Proposed Transaction is beneficial for enhancing the asset quality, improving the financial position, and strengthening the sustainability of the Post-Merger Company, thereby supporting its continued development without harming the legitimate rights and interests of shareholders; 5. Upon completion of the Proposed Transaction, the Post-Merger Company will take a series of measures to enhance its corporate governance structure, management framework, development strategy, and corporate culture, in accordance with Applicable Laws then and the specific circumstances of the Proposed Merger, thereby continuing to maintain a sound and effective corporate governance structure; the Proposed Transaction is conducive to the Post-Merger Company’s maintenance of a sound and effective corporate governance structure; 6. The ownership of the key assets involved in the Proposed Transaction is clear. Provided that the relevant legal procedures and the Effectiveness Conditions of the Proposed Merger are met, there are no substantial obstacles to the transfer or conveyance of the relevant assets, and the handling of relevant debts is legal;

35 7. The Proposed Merger does not constitute related party transactions for Guotai Junan Securities or Haitong Securities. However, the Proposed Placement to raise ancillary funds constitutes a related party transaction for Guotai Junan Securities. The decision-making procedures for Guotai Junan Securities’ related party transactions comply with relevant regulations, and there are no circumstances that would harm the legitimate rights and interests of Guotai Junan Securities and its non-related shareholders; 8. After the completion of the Proposed Transaction, the Post-Merger Company will not have its funds or assets used by the de facto controller or other related parties for non-operating purposes, nor will the Post-Merger Company provide guarantees for the de facto controller and its related parties; 9. The Proposed Transaction has fully considered the protection of the interests of minority shareholders, making it practical and feasible. Haitong Securities has adequately disclosed the potential risks associated with the Proposed Transaction in the restructuring report and related documents, facilitating objective evaluations by all shareholders and investors; 10. The independent financial adviser for the Proposed Transaction does not directly or indirectly hire third-party institutions or individuals with compensation. Apart from engaging financial advisers for A shares and H shares, as well as domestic and foreign legal advisors, auditing firms, and valuation firms in accordance with relevant regulations and market practice, Haitong Securities does not directly or indirectly hire other third-party institutions or individuals with compensation, in compliance with the relevant provisions of the Opinions on Strengthening Risk Control in Clean Practice by Securities Companies in Engaging Third Parties for Investment Banking Activities.” (III) Opinions from Haiwen & Partners Haiwen & Partners, as the legal adviser to the merging party of the Proposed Transaction, has issued the legal opinions on the Proposed Transaction as follows: 1. The Proposed Transaction plan complies with the relevant provisions of PRC laws such as the Company Law, the Securities Law and the Administrative Measures for Restructuring. The Proposed Transaction constitutes a material asset restructuring, does not constitute restructuring for listing, the Proposed Merger does not constitute a related party transaction between Guotai Junan Securities and Haitong Securities, and the Proposed Placement constitutes a related party transaction of Guotai Junan Securities; 2. All parties to the Proposed Transaction have the corresponding qualifications as principals; 3. Except for the approvals and authorisations still to be obtained, the approval and authorisation procedures required at this stage have been completed for the Proposed Transaction;

36 4. The relevant agreements of the Proposed Transaction are in compliance with the relevant provisions of the PRC laws, and the aforesaid agreements will take effect from the date on which all the agreed Effectiveness Conditions thereof are satisfied; 5. The Proposed Transaction complies with the substantive conditions stipulated by the PRC laws such as the Administrative Measures for Restructuring and Administrative Measures for Issuance; 6. The ownership of the underlying major assets of Haitong Securities is clear, there is no material dispute over the ownership, and there is no mortgage, pledge or other rights subject to major restrictions; subject to the obtaining of all necessary approvals and authorisations for the Proposed Transaction and the fulfilment of the relevant legal procedures in accordance with the law, there is no substantive legal impediment to the assumption of the relevant major assets of Haitong Securities by the post-merger company; 7. The arrangements for employees involved in the Merger by Absorption does not violate the relevant PRC laws and regulations; 8. The disposal of creditors’ rights and debts involved in the Merger by Absorption is in compliance with the relevant provisions of the PRC laws such as the Company Law; 9. Both parties involved in the Merger by Absorption have fulfilled their statutory obligations of information disclosure and reporting in respect of the Proposed Transaction at this stage, and they need to continue performing their obligations of information disclosure and reporting in accordance with the progress of the Proposed Transaction and the relevant provisions of PRC laws such as the Administrative Measures for Restructuring; 10. The domestic securities service providers for the Proposed Transaction are qualified to provide relevant securities services for the Proposed Transaction. (IV) Opinions from Grandall Law Firm Grandall Law Firm, as the legal advisor to the merged party of the Proposed Transaction, has issued the legal opinions on the Proposed Transaction as follows: “1. Both parties to the Proposed Merger are qualified to conduct the Proposed Merger and are legally and validly existing;

37 2. The Proposed Merger complies with the Administrative Measures for Restructuring and other applicable PRC laws and regulations; 3. The form and content of the Merger Agreement comply with the requirements of PRC laws and regulations and it is legally binding on both parties once it becomes effective; 4. Except for the approvals and authorisations required for the Proposed Merger which are yet to be obtained, both parties have fulfilled the approval and authorisation procedure necessary at the current stage, and all of the approvals and authorisations obtained are legal and valid; 5. The Proposed Merger constitutes a material asset restructuring to Haitong Securities but does not constitute a listing through restructuring, nor does it constitute a related party transaction to Haitong Securities; 6. There is no guarantees or material restriction on the right of Haitong Securities, and there is no material dispute over the ownership of its main assets; subject to the obtaining of all necessary approvals and authorisations for the Proposed Merger and the fulfillment of the relevant legal procedures in accordance with applicable law, there is no material legal impediment for the Post-Merger Company to inherit the main assets of Haitong Securities; 7. The handling by Haitong Securities of its relevant creditor and debtor obligations complies with the PRC laws and regulations in respect of the Proposed Merger; 8. Haitong Securities has fulfilled its statutory information disclosure obligations for the Proposed Merger, and there are no circumstances of failing to comply with the information disclosure obligations in accordance with laws; 9. The Proposed Merger complies with the substantive conditions stipulated by the Administrative Measures for Restructuring and other applicable PRC laws and regulations; 10. The proposed arrangements for employees in respect of the Proposed Merger do not violate applicable PRC laws or regulations; 11. The domestic securities service institutions involved in the Proposed Merger are qualified to provide securities services in respect of the Proposed Merger.

38 APPENDIX II FULL TEXT OF THE ORIENT SECURITIES VALUATION REPORT

39 VALUATION REPORT PREPARED BY ORIENT SECURITIES COMPANY LIMITED IN RESPECT OF GUOTAI JUNAN SECURITIES CO., LTD. MERGING WITH HAITONG SECURITIES CO., LTD. BY WAY OF ABSORPTION AND SHARE EXCHANGE, FUNDRAISING AND RELATED PARTY TRANSACTION November 2024

40 STATEMENT I. The targets analysed in this Report are Guotai Junan Securities Co., Ltd (“Guotai Junan Securities”) and Haitong Securities Co., Ltd. (“Haitong Securities”). The relevant data is derived from publicly available information. II. This Report is issued by Orient Securities Company Limited (“Orient Securities”) for the reference of the Guotai Junan Securities Board in accordance with the requirements of regulations and normative documents such as the Administrative Measures for the Material Asset Restructuring of Listed Companies (the “Administrative Measures for Restructuring” (Order of CSRC <No.214>,《上市公司重大資產重組管理辦法》中國證券監督管理委員會 第 214 號令)), and the Standards for the Contents and Formats of Information Disclosure by Companies Offering Securities to the Public No. 26 – Material Asset Restructurings of Listed Companies 《( 公開發行證券的公司信息披露內容與格式準則第 26 號－ 上市公司重大資產 重組》). This Report does not constitute any advice, recommendation or compensation to any third party. III. The analysis, judgments and conclusions herein are subject to the assumptions and qualifications made in the report, and users should give full consideration to the assumptions, qualifications and their impact on the conclusions contained herein. IV. Although this Report has been prepared on the basis of and in reliance on the accuracy and completeness of the publicly available information contained herein, Orient Securities’ use of any such information does not represent its independent verification or consent. This Report does not constitute any warranty as to its accuracy, completeness or appropriateness. V. This Report does not contain any analysis on the business, operations and financial position of the parties to the Proposed Merger, nor does it express any opinions, forecasts or assurances on any future strategic or commercial decisions or development prospects of the parties to the Proposed Merger, or express any opinion on any other matter. This Report is based on the financial, economic, market and other conditions as of the date contained in the report and these conditions are subject to change at any time. Orient Securities shall not be liable for any risk or loss that may arise from any investment decision (including but not limited to buying, selling and holding) made by investors based on this Report. VI. The investment objectives, financial position, tax status, risk appetite or individual circumstances of any particular investor have not been taken into account in the preparation of this Report. As different investors have different investment objectives and portfolios, investors should promptly consult their respective stockbrokers, attorneys, accountants, tax advisors or other professional advisors with respect to their portfolios if the specific advice is required. VII. Orient Securities has not commissioned or authorised any other institution or individual to provide information not contained in this Report and make any interpretation or explanation hereof. Without the prior written consent of Orient Securities, this Report or any of its contents may not be reproduced, distributed or excerpted in any form, at any time, for any purpose. For any ambiguity that may exist in this Report, only Orient Securities is authorised to interpret it.

41 VIII. This Report is only used for Guotai Junan Securities Co., Ltd. merging with Haitong Securities Co., Ltd. by way of absorption and Share Exchange, Proposed Placement and related party Transaction (the “Transaction”) and shall not be used for any other purposes. The conclusions of this Report shall be considered in conjunction with this Report and the other disclosure documents for the Transaction. Orient Securities hereby reminds investors to read carefully the relevant announcements disclosed in connection with the Transaction and consult the relevant documents. IX. Unless otherwise defined herein, the terms used herein shall have the meanings assigned to them in the Report on Guotai Junan Securities Co., Ltd. Merging with Haitong Securities Co., Ltd. by way of Absorption and Share Exchange, Fundraising and Related Party Transaction. X. Differences between certain totals and the sum of direct additions, or between some indicators of proportionality and the results of direct calculations of the relevant values, if any, in this Report are due to rounding. The financial data and financial indicators quoted herein, unless otherwise stated, refer to financial data in the consolidated statements and financial indicators calculated on the basis of such financial data.

42 CHAPTER 1 BACKGROUND INFORMATION I. Profiles of the Parties to the Proposed Merger Guotai Junan Securities is a listed company with its shares listed separately on the SSE (as A shares) and the Hong Kong Stock Exchange (as H shares). As driven by clients’ needs, Guotai Junan Securities has built a retail, institutional and corporate client service system, forming business segments including wealth management business, investment banking business, institutional and trading business, investment management business and international business. As at the date of this Report, the total share capital of Guotai Junan Securities amounted to 8,903,730,620 shares, of which 7,511,903,440 shares were A shares and 1,391,827,180 shares were H shares; the controlling shareholder, Shanghai State-owned Assets Management, directly held 2,052,963,748 shares in Guotai Junan Securities, accounting for 23.06% of the total share capital of Guotai Junan Securities; the actual controller, Shanghai International Group, directly and indirectly controlled 2,970,325,457 shares in Guotai Junan Securities, accounting for 33.36% of the total share capital of Guotai Junan Securities. Haitong Securities is a listed company with its shares listed separately on the SSE (as A shares) and the Hong Kong Stock Exchange (as H shares). After years of development, Haitong Securities has basically built a financial service group covering a wide range of business areas, including securities and futures brokerage, investment banking, proprietary trading, asset management, private equity investment, alternative investment, financial leasing and offshore banking. As at the date of this Report, the total share capital of Haitong Securities amounted to 13,064,200,000 shares, of which 9,654,631,180 shares were A shares and 3,409,568,820 shares were H shares. Haitong Securities has no controlling shareholders or actual controllers. Guosheng Group, the largest shareholder, directly holds 1,117,945,459 shares of Haitong Securities, accounting for 8.56% of the total share capital of Haitong Securities; Guosheng Group and its concert party Shanghai Guosheng Group Assets Co., Ltd. hold a total of 1,356,327,467 shares of Haitong Securities, accounting for 10.38% of the total share capital of Haitong Securities. For the specific businesses and financial information on the parties to the Proposed Merger, please refer to the Report on Guotai Junan Securities Co., Ltd. Merging with Haitong Securities Co., Ltd. by way of Absorption and Share Exchange, Fundraising and Related Party Transaction. II. Proposal of the Transaction (I) Overview of the proposal The Proposed Merger will be implemented by Guotai Junan Securities merging with Haitong Securities by way of absorption and Share Exchange. Guotai Junan Securities will issue Guotai Junan Securities A Shares to all the Haitong Share-Exchange Shareholders holding A shares and Guotai Junan Securities H Shares to all the Haitong Share-Exchange Shareholders holding H shares. The Guotai Junan Securities A Shares and Guotai Junan Securities H Shares to be issued will be applied for listing and trading on the SSE and the Hong Kong Stock Exchange, respectively. Accordingly, the Haitong A Shares and Haitong H Shares shall be cancelled, and the listing of Haitong Securities shall also be terminated. From the Closing Date of the Proposed Merger, the Post-Merger Company will assume all the assets, liabilities, business,

43 personnel, contracts, qualifications and all other rights and obligations of Haitong Securities. After the Closing Date, Guotai Junan Securities will complete the business registration procedures for the relevant changes of the company name, registered capital and other matters, and Haitong Securities will cancel and deregister its legal status. The Post-Merger Company will adopt a new company name and will implement a series of measures to establish a new corporate governance and management structure, development strategy and corporate culture in accordance with Applicable Laws and the specific circumstances of the Proposed Merger. Based on the Transaction proposal, Guotai Junan Securities proposes to simultaneously issue A shares to Shanghai State-owned Assets Management to raise fund of not more than RMB10 billion. The Proposed Placement will be implemented on the basis of the Proposed Merger, but the Proposed Merger will not be subject to the successful implementation of the Proposed Placement, and the success or otherwise of the Proposed Placement will not affect the implementation of the Proposed Merger. (II) Exchange price and exchange ratio In order to fully protect the rights and interests of investors, fairly treat A shareholders and H shareholders in the same company and realise same rights for the same shares, in the Proposed Merger, it is proposed to adopt the same exchange ratio for A shares and H shares, i.e., each Haitong A Share and Haitong H Share can be exchanged for the same number of shares of the corresponding class of Guotai Junan Securities. The date of pricing for the Proposed Merger is the date of announcement of the first board resolution of both parties to the Proposed Merger in respect of the Transaction. Pursuant to the relevant provisions of the Administrative Measures for Restructuring, it has been determined through consultation between the parties to the Proposed Merger that the exchange price of Guotai Junan A Shares and Haitong A Shares in the Proposed Merger shall be determined on the basis of the average trading price of the A shares for the 60 trading days prior to the date of pricing adjusted for ex-rights and ex-dividend, and the exchange ratio of A shares and H shares shall be determined accordingly. The number of shares of Guotai Junan Securities that can be exchanged for each 1 share of Haitong Securities = the exchange price of Haitong A Shares/the exchange price of Guotai Junan A Shares (the result of the calculation is rounded to two decimal places). The average trading prices of A shares and H shares of Guotai Junan Securities for the 60 trading days prior to the date of pricing of the Proposed Merger were RMB13.98 per share and HK$7.89 per share, respectively. According to Guotai Junan Securities’s 2024 interim profit distribution plan, Guotai Junan Securities intends to distribute a cash dividend of RMB1.5 (tax included) per 10 shares to A shareholders and H shareholders registered on the date of record of the dividend distribution, based on the total share capital on the record date of the dividend distribution. As of the date of this Report, the above profit distribution has been implemented. After ex-rights and ex-dividend adjustments, the average trading prices of A shares and H shares of Guotai Junan Securities for the 60 trading days prior to the date of pricing of the Proposed Merger were RMB13.83 per share and HK$7.73 per share, respectively.

44 The average trading prices of A shares and H shares of Haitong Securities for the 60 trading days prior to the date of pricing of the Proposed Merger were RMB8.60 per share and HK$3.61 per share, respectively. According to Haitong Securities’ 2024 interim profit distribution plan, Haitong Securities intends to distribute a cash dividend of RMB0.3 (tax included) per 10 shares to A shareholders and H shareholders registered on the record date of the dividend distribution, based on the total share capital on the record date of the dividend distribution less the shares in the special securities account for repurchase. As of the date of this Report, the above profit distribution has been implemented. After ex-rights and ex-dividend adjustments, the average trading prices of A shares and H shares of Haitong Securities for the 60 trading days prior to the date of pricing of the Proposed Merger were RMB8.57 per share and HK$3.58 per share, respectively. In summary, the exchange price for Guotai Junan A Shares is RMB13.83 per share, and the exchange price for Haitong A Shares is RMB8.57 per share. According to the above formula, the exchange ratio between Haitong Securities and Guotai Junan Securities is 1:0.62, i.e. for every 1 share of A-share of Haitong Securities, 0.62 share of A-share of Guotai Junan Securities can be exchanged, and for every 1 share of H-share of Haitong Securities, 0.62 share of H-share of Guotai Junan Securities can be exchanged. The exchange price for Guotai Junan H Shares is HK$7.73 per share, and the exchange price for Haitong H Shares is HK$4.79 per share. (III) Mechanism for protecting the interests of Guotai Junan Securities Dissenting Shareholders In order to protect the interests of the shareholders of Guotai Junan Securities, Qualified Guotai Junan Securities Dissenting Shareholders will be granted a put option in the merger. The Guotai Junan Securities Dissenting Shareholders refer to the shareholders who cast effective dissenting votes at the general meeting of Guotai Junan Securities on the resolutions and sub-resolutions to be voted on individually in relation to the Proposed Merger, the resolutions for the execution of a merger agreement between the parties to the Proposed Merger, and the shareholders of Guotai Junan Securities who have been holding the shares representing the dissenting right since the record date of the general meeting for considering and approving the Proposed Merger and until the exercise date of the dissenting shareholder’s put option, and have successfully fulfilled the relevant declaration procedures within the prescribed time as valid registered shareholders of Guotai Junan Securities. The price of put option of the dissenting A shareholders of Guotai Junan Securities is the highest trading price of Guotai Junan Securities A shares during the 60 trading days prior to the date of pricing of the Proposed Merger, i.e. RMB14.86 per share; The price of put option of the dissenting H shareholders of Guotai Junan Securities is the highest trading price of Guotai Junan Securities H shares during the 60 trading days prior to the date of pricing of the Proposed Merger, i.e. HK$8.54 per share. Shanghai International agreed to provide the Guotai Junan Put Options to Guotai Junan Dissenting Shareholders (with respect to Guotai Junan A Shares) as a provider of put option, while Shanghai International Group (Hong Kong) Co., Limited agreed to provide the Guotai Junan Put Options to Guotai Junan Dissenting Shareholders (with respect to Guotai Junan H Shares) as a provider of put option. The Guotai Junan Securities Dissenting Shareholders may no longer raise the claim for put option against Guotai Junan Securities or other shareholders of Guotai Junan Securities who have agreed to the Proposed Merger.

45 (IV) Mechanism for protecting the interests of Haitong Dissenting Shareholders In order to protect the interests of the shareholders of Haitong Securities, qualified Haitong Dissenting Shareholders will be granted a put option in the merger. The Haitong Dissenting Shareholders refer to the shareholders who cast effective dissenting votes at the general meeting of Haitong Securities on the resolutions and sub-resolutions to be voted on individually in relation to the Proposed Merger, the resolutions for the execution of a merger agreement between the parties to the Proposed Merger, and the shareholders of Haitong Securities who have been holding the shares representing the dissenting right since the record date of the general meeting, A shareholders’ class meeting and H shareholders’ class meeting for deliberation of the Proposed Merger and until the exercise date of the dissenting shareholder’s put option and have successfully fulfilled the relevant declaration procedures within the prescribed time as valid registered shareholders of Haitong Securities. The price of the put option for the dissenting A shareholders of Haitong Securities is the highest trading price of Haitong Securities A shares during the 60 trading days prior to the date of pricing of the Proposed Merger, i.e. RMB9.28 per share; The price of the put option for the dissenting H shareholders of Haitong Securities is the highest trading price of Haitong Securities H shares during the 60 trading days prior to the date of pricing of the Proposed Merger, i.e. HK$4.16 per share. Taiping Life (via its asset manager, Taiping Asset Management Co., Ltd.) and BOCI (China) agreed to provide the Haitong Put Option to Haitong Dissenting Shareholders (with respect to Haitong A Shares) as Haitong Put Option Provider. Taiping Life (via its asset manager, Taiping Assets Management (Hong Kong) Company Limited) and BOCI Asia agreed to provide Haitong Put Option to Haitong Dissenting Shareholders (with respect to Haitong H Shares) as Haitong Put Option Provider. The Haitong Dissenting Shareholders may no longer raise the claim for put option against Haitong Securities or other shareholders of Haitong Securities who have agreed to the Proposed Merger. (V) Arrangement for the Proposed Placement The total amount of the proceeds from the Proposed Placement shall not exceed RMB10.00 billion and the number of A shares to be issued shall not exceed 626,174,076 shares (inclusive). Shanghai State-owned Assets Management will subscribe for all the Placement A Shares in cash. The date of pricing of the Proposed Placement is the date of the announcement of the resolution of the 28th extraordinary meeting of the sixth session of the Guotai Junan Securities Board Securities. The issue price shall not be lower than the higher of the following prices: 1. 80% of the average trading price for the 20 trading days of Guotai Junan Securities A Shares immediately prior to the date of the pricing; 2. The net asset value per share attributable to ordinary shareholders of the parent company based on the audited consolidated statements of the most recent financial year prior to the date of the pricing of Guotai Junan Securities. In the event that Guotai Junan Securities shares become ex-rights and ex-dividend during the period from such balance sheet date to the issue date, the net asset value per share will be adjusted accordingly.

46 According to the above pricing basis, on the basis of the net asset value per share attributable to ordinary shareholders of Guotai Junan Securities at the end of 2023, after deducting the Guotai Junan Securities 2024 Interim Dividend and Guotai Junan Securities 2023 Final Dividend, the price of the shares to be issued by Guotai Junan Securities in the Proposed Placement is determined to be RMB15.97 per share. In the Transaction proposal, the Proposed Placement will be implemented on the basis of Proposed Merger, but the Proposed Merger will not be subject to the successful implementation of the Proposed Placement, and the success or otherwise of the Proposed Placement will not affect the implementation of the Proposed Merger. III. Background and purpose of the Transaction (I) Background of the Transaction 1. Accelerating the building of China into a “financial powerhouse” and creating “strong and powerful financial institutions” China is at a pivotal stage of building itself into a great country and advancing the path of its people’s rejuvenation towards modernisation with Chinese characteristics, by promoting new growth drivers and high-quality development. Under the Chinese path towards modernisation, the Chinese capital market continues to reform and is playing an increasingly important role in optimising resources allocation, driving rapid economic development, promoting long-term social stability, and supporting technological innovation. In October 2023, the Central Financial Work Conference stressed the importance of the capital market from a top-level perspective and put forward the goal of accelerating the work of building China into a financial powerhouse, with the emphasis of the unwavering steadfast development of such with Chinese characteristics. Such financial powerhouse should encompass a series of core key financial elements, including being in possession of ‘strong and powerful financial institutions’. A strong and powerful financial institution is not only the cornerstone and supporting force of high-quality economic growth within the society, but is also an important vehicle in maintaining the stability of financial markets and enhancing the comprehensive capabilities of the country. Through the creation of strong and powerful financial institutions, Chinese modernisation can be realised through developing high-quality financial services servicing the new open economy, bringing forth efficient incremental rights to global resources allocation, pricing power in the financial markets, governance in the international financial markets, influence in financial theories and servicing higher levels within the new open economy.

47 2. Continuously push forward the development of Shanghai as an international financial centre and bringing forth a new stage of elevated capabilities In 2009, the State Council issued the Opinions of the State Council on Facilitating Shanghai in Accelerating the Development of Modern Service Industry and Advanced Manufacturing Industry to Build an International Financial Centre and International Shipping Centre 《( 關於推進上海加快發展現代服務業和先進製造 業建設國際金融中心和國際航運中心的意見》), stipulating the development of Shanghai into an international financial centre as a national initiative. The Central Financial Work Conference in 2023 clearly put forward the goal of “enhancing the competitiveness and influence of Shanghai as an international financial centre”. In 2024, the third plenary session of the 20th Central Committee of the Communist Party of China adopted A Resolution of the Central Committee of the Communist Party of China on Further Deepening Reform Comprehensively to Advance Chinese Modernisation 《( 中共中央關於進一步全面深化改革推進中國式現代化 的決定》), bringing forth the goal of “accelerating the establishment of Shanghai as an international financial centre”. After years of unremitting efforts, significant progress has been made in developing Shanghai into an international financial centre. Shanghai has been built into an international financial centre commensurate with China’s economic strength and the international status of the RMB. Firstly, the landscape of the financial market has been improving, and the core function of the financial centre has been continuously enhancing; secondly, the financial reform and opening-up has been further promoted, providing strong support for the development of the real economy; thirdly, the role of the hub and gateway for opening-up of the financial sector has become more prominent, and international connectivity has been continuously expanded; fourthly, the financial operation and business environment have been optimised, and the influence of the financial centre has been significantly enhanced. As of now, Shanghai is continuously optimising its financial markets ecosystem, including that of its products, institutions and infrastructure facilities. The merger and reorganisation of first-class investment banks to create a world-class top-tier investment bank will effectively support Shanghai as an international finance hub to develop and progress towards a new stage with elevated capabilities. 3. Policies support large financial institutions to become better and stronger, and the industry ushers in historic development opportunities The Central Financial Work Conference proposed to ‘cultivate first-class investment banks and investment institutions’ and ‘support large state-owned financial institutions to be better and stronger’. In March 2024, the CSRC issued “Opinions on Strengthening the Supervision of Securities Companies and Public Funds to Accelerate the Building of First-class Investment Banks and Investment Institutions (Trial)” 《( 關於加強證券公司和公募基金監管加快推進建設一流投資 銀行和投資機構的意見(試行)》), proposing to form two to three internationally competitive and market-leading investment banks and investment institutions by 2035. In April 2024, the State Council issued “Several Opinions on Strengthening Regulation and Preventing Risks and Promoting the High-quality Development of the Capital Market” 《( 關於加強監管防範風險推動資本市場高品質發展的若干 意見》), which proposes to promote the high-quality development of securities and fund institutions, support leading institutions to improve their core competitiveness through mergers and acquisitions, organisational innovation and other methods,

48 and encourage and guide top players to further consolidate listed companies in the industry value chain based on their core businesses. In September 2024, the CSRC issued “Opinions on Deepening the Reform of the Market for Acquisitions and Reorganisations of Listed Companies” 《( 關於深化上市公司併購重組市場改革的 意見》), stating ‘support of mergers and acquisitions of listed securities companies to elevate their core competitiveness and accelerate the development of first-class investment banks’. The Chinese capital markets are equipped with an investor base that is globally most active and largest in scale, with enormous market potential and broad room for development. The combination of leading institutions within the industry through mergers and acquisitions to become better and stronger will drive and recalibrate the competitive landscape of the industry, generating an ecosystem of diversified financial products and services that will satisfy the needs of investors, nourishing capital market functions that are well coordinated between investments and financing. This will help better establish strategic positioning across the ‘five key chapters’ of technology finance, green finance, inclusive finance, pension finance and digital finance and capture unprecedented development opportunities. (II) Purpose of the Transaction 1. Combination of top players to seize the opportunities of time and accelerate the development of a world-class investment bank Both Guotai Junan Securities and Haitong Securities are large comprehensive financial institutions, with leading positions in capital scale, profitability and comprehensive capabilities. Both institutions have played an important role in promoting financial market reform and opening-up as well as serving the real economy. They are important players in building China into a ‘financial powerhouse’. The Proposed Merger will consolidate the top players. Following so, the Post-Merger Company will set foot on the quality foundations of the high degree of openness, economic vitality, abundant resources across industries and solid strengths within technological innovation of Shanghai to optimise the infrastructure and human resources within the financial market. Simultaneously, the Post-Merger Company shall fully rely on its industry-leading advantage, actively capturing policy-driven opportunities and optimise the supply side of the financial market to better promote its capabilities as the ‘service provider’ of direct financing, the ‘gatekeeper’ of the capital market and the ‘manager’ of social wealth, injecting momentum to the innovation and development of capital market and securities industry. The Proposed Merger will help the Post-Merger Company accelerate its transformation into an investment bank with international competitiveness and market influence. 2. Reinforce complementary advantages and enhance core functionality to fully establish leading core competitiveness Upon completion of the Proposed Merger, the Post-Merger Company will achieve complementary advantages by integrating and optimising the superior resources of Guotai Junan Securities and Haitong Securities, including their respective customer, assets, talent, branding and shareholder resources. The Post-Merger Company will build comprehensive and balanced business divisions to further reinforce core capabilities, take advantage of its scale and synergies in an effort to seize market opportunities, increase market share, consolidate its dominant position and establish a fully leading core competitiveness.

49 In addition, the Post-Merger Company will integrate the respective capabilities and experience of Guotai Junan Securities and Haitong Securities in digital technology, compliance and risk control, which will bring forth more professional leading core technologies and concentrated and efficient operating systems, as well as a more sound and comprehensive compliance and risk management system. This will strengthen the innovation and risk resistance capabilities of the Post-Merger Company, improving quality and efficiency through digitalisation and intelligence empowerment, and build a solid bottom line of financial security. 3. Optimise layout, benchmark against world-class standards with active participation in global competition and resource allocation The Post-Merger Company will improve its international layout with the establishment of a comprehensive global financial services network covering Shanghai, Hong Kong, Macau, Singapore, New York, London, Tokyo, Mumbai and other major global capital markets, with coverage spanning across developed markets including that of North America and Europe, as well as emerging markets including that of Asia and Latin America. The Post-Merger Company will comprehensively enhance its cross-border and global integrated capabilities in financial services, improving the linkage between its domestic and overseas businesses, resources and markets, so as to better participate in global competition and resource allocation on behalf of the Chinese financial industry in the global financial arena. This will help provide high quality global wealth management, investment management and cross-border financing services for global retail, corporate and institutional customers, striving to become a world-class investment bank that can meet various cross-border financing and global assets allocation demands from customers. IV. Purpose of the report The purpose of this Report is to provide the Guotai Junan Securities Board with a reference to analyse whether the pricing of the Transaction is fair and reasonable as well as whether there are circumstances that are detrimental to the interests of Guotai Junan Securities and its shareholders. This Report does not constitute any advice, recommendation or compensation to any third party. V. Base Date of the report The base date of this Report, which is consistent with the date of pricing of the Proposed Merger, is the date of announcement of the first board resolution of Guotai Junan Securities and Haitong Securities to consider the matters relating to the Transaction, i.e. October 10, 2024. The market price data quoted in this Report is as of September 5, 2024 (1 trading day prior to the suspension of trading in shares of Guotai Junan Securities and Haitong Securities due to the Proposed Merger).

50 CHAPTER 2 ASSUMPTIONS IN THE REPORT I. General assumptions (I) Open market assumption Pursuant to the open market assumption, the parties to an asset traded in the market, or proposed to be traded in the market, are on an equal footing with each other, and the parties to the transaction of the asset have the access to and time to obtain sufficient market information from each other to enable them to make rational judgments as to the function and use of the asset, and the price at which it will be traded. The open market assumption is based on the fact that assets can be bought and sold openly in the market. (II) Going concern assumption According to the going concern assumption, on the premise of continuous and normal production and operation activities of the enterprise, the enterprise will continue to operate in the foreseeable future at the current scale and status, and will not cease business or cut down its business on a large scale. II. Special assumptions 1. For this Report, it is assumed that the external economic environment remains unchanged as at the base date of the report and that there are no significant changes in the country’s prevailing macroeconomy. 2. There have been no significant changes in the socio-economic environment in which the enterprise operates and in the policies implemented with respect to taxes and tax rates. 3. The management is diligent, and the relevant company continues to continue to operate as a going concern under the existing business management model in the future operating period. 4. There are no other force majeure factors or unforeseeable factors that may give rise to material adverse impacts on the enterprise. 5. It is assumed that the relevant basic, financial and public information is true, accurate and complete. Once the above conditions change, the analysis is this Report is generally invalidated.

51 CHAPTER 3 VALUATION APPROACHES AND METHODOLOGY SELECTION From the perspective of practical operation of M&A transactions, the rationality of transaction price can be analysed by market approach and income approach. The market approach mainly includes comparable company approach and comparable transaction approach. The income approach is mainly the discounted cash flow approach. Under the comparable company approach, the valuation multiples (such as Price-to-earnings ratio multiples, Price-to-book ratio multiples, Price-to-sales ratio multiples, etc.) of comparable listed companies are selected as references according to the characteristics of the relevant company, and the core idea is to analyse the pricing and determine the value of the business by utilising the relevant indexes and valuation multiples in the secondary market. Under the comparable transaction approach, cases of transactions occurred in a suitable period prior to the valuation will be selected to obtain useful financial or non-financial data from them based on the pricing basis of the investment and financing or M&A transaction, then analysis will be made to get the value of the business. The discounted cash flow approach refers to a valuation approach that is based on the following principle: the value of an investment or a business equals to the total current value of its projected cash flow in the future. It requires a forecast for expected earnings, cash flow, etc., and selection of a reasonable discount rate so that free cash flows will be discounted, by which the enterprise value will be arrived. The advantages, disadvantages, and applicability of the above three methods are listed below: The advantage of the comparable company approach is that it is based on the efficient market assumption, i.e., the assumption that the transaction price reflects all the available information, including trends, business risks, and speed of development, and that the relevant parameters are easy to obtain. The disadvantages are that it is difficult to accurately adjust for differences in the operations and finances of comparable companies, and it is difficult to take into account intra-industry mergers and acquisitions, regulation, and other factors. The advantage of the comparable transaction approach is that it is based on the price of actual transactions and the valuation level is certain and easy to obtain. The disadvantage is that no two transactions in the market are identical in terms of risk and growth of the underlying companies, mainly due to the following factors: (1) the subject companies have different business scales, qualities and composition; (2) the equity ratios of the transactions are different; (3) the subject companies have different degrees of their own development; and (4) There are differences in expectations for the development of the subject company and high uncertainty as to how to adjust the historical transaction price to arrive at the current value for the relevant company. The discounted cash flow approach has the advantage of examining the business from a holistic perspective and is a more theoretically sound method. It is less affected by short-term changes in the market and non-economic factors. It is possible to incorporate post-merger business strategies and synergies into the model. It can deal with the most complex situations. The disadvantages are that there are more variables and assumptions in the financial model; the valuation is based mainly on future assumptions and is more sensitive and volatile, which may affect the accuracy of the forecasts; and it is difficult to obtain a very sound basis for the values of specific parameters.

52 In this transaction, both parties to the Proposed Merger are listed companies. Prior to the completion of the merger, detailed financial information and projections of future earnings and cash flows could not be provided due to listing regulation and commercial confidentiality restrictions. Moreover, the announcement of future earnings and cash flow forecasts may cause stock price volatility and increase the uncertainty of the success of the merger. Therefore, no earnings and cash flow forecasts have been made for the merger. Due to the lack of relevant reliable financial forecast data, the transaction could not be analysed using the discounted cash flow method for valuation. In addition, the merger is an open market merger, both parties to the Proposed Merger are listed companies, there is a mature value assessment system in the capital market, and there are comparable cases in the market in the form of transaction, therefore, Comparable Company Approach and Comparable Transaction Approach were adopted to analyse the reasonableness of the price of the transaction. CHAPTER 4 ANALYSIS ON THE REASONABLENESS OF THE EXCHANGE PRICE FOR THE PARTIES TO THE PROPOSED MERGER I. Selection of market reference price In the Proposed Merger, the exchange prices of Guotai Junan A Shares and H Shares and Haitong A Shares and H Shares were priced on the basis of the average trading price of the shares in the 60 trading days prior to the respective date of pricing. (I) The use of the average trading price in the 60 trading days prior to the date of pricing of the Proposed Merger as the pricing basis is in compliance with the provisions of the Administrative Measures for Restructuring 1. The provisions of the Administrative Measures for Restructuring in relation to the pricing of the shares in the Proposed Merger by the listed company According to the Administrative Measures for Restructuring, the issue price of shares of a listed company may not be lower than 80% of the market reference price which is the average trading price of the stock of the company in the 20 trading days, 60 trading days, or 120 trading days before the date of announcement of the resolution made by the board of directors on the purchase of assets by offering shares. The formula for calculating the average trading price is as follows: The average trading price of the share of the company for the last certain number of trading days prior to board resolution announcement date = Total trading amount of the shares of the company for the last certain number of trading days prior to board resolution announcement date/Total trading volume of the shares of the company for the last certain number of trading days prior to board resolution announcement date. The Administrative Measures for Restructuring also stipulates that where a listed company is involved in a stock-for-stock merger, the pricing and offering of its shares shall be carried out in accordance with the foregoing provisions. Accordingly, the exchange price and exchange ratio for the Proposed Merger shall be determined in accordance with these provisions of the Administrative Measures for Restructuring.

53 2. The pricing methodology for the Proposed Merger is in compliance with the relevant requirements of the Administrative Measures for Restructuring The dated of pricing for the Proposed Merger is the date of announcement of the first board resolution of both parties to the Proposed Merger in respect of the Transaction. It has been determined through consultation between the parties to the Proposed Merger that the exchange price of Guotai Junan A Shares and Haitong A Shares in the Proposed Merger shall be determined on the basis of the average trading price of the A shares for the 60 trading days prior to the date of pricing adjusted for ex-rights and ex-dividend, and the exchange ratio of A shares and H shares shall be determined accordingly. The number of shares of Guotai Junan Securities that can be exchanged for each 1 share of Haitong Securities = the exchange price of Haitong A Shares/the exchange price of Guotai Junan A Shares (the result of the calculation is rounded to two decimal places). The average trading prices of A shares and H shares of Guotai Junan Securities for the 60 trading days prior to the date of pricing of the Proposed Merger were RMB13.98 per share and HK$7.89 per share, respectively. According to the interim profit distribution plan of Guotai Junan Securities for 2024, after ex-rights and ex-dividend adjustments, the exchange price of Guotai Junan A Shares was finalised at RMB13.83 per share, and the exchange price of Guotai Junan H Shares was HK$7.73 per share. The average trading prices of A shares of Haitong Securities for the 60 trading days prior to the date of pricing of the Proposed Merger was RMB8.60 per share. According to the interim profit distribution plan of Haitong Securities for 2024, after ex-rights and ex-dividend adjustments, the exchange price of Haitong A Shares was finalised at RMB8.57 per share. According to the above-mentioned formula, the exchange ratio between Haitong Securities and Guotai Junan Securities is 1:0.62, i.e. every 1 share of A-share of Haitong Securities for 0.62 share of A-share of Guotai Junan Securities, and every 1 share of H-share of Haitong Securities for 0.62 share of H-share of Guotai Junan Securities. The exchange price of Haitong H Shares was accordingly determined to be HK$4.79 per share. The formula for calculating the average trading price of the A shares of Guotai Junan Securities and Haitong Securities for the 60 trading days prior to the date of pricing is as follows: The average trading price = Total trading amount of the shares of the company for the 60 trading days prior to the announcement date of the resolutions passed/Total trading volume of the shares of the company for the 60 trading days prior to the announcement date of the resolutions passed. The average trading price for the 60 trading days prior to the date of pricing has been adopted as the market reference price for the of the Proposed Merger, which reflects the requirement under the Administrative Measures for Restructuring in relation to pricing methodology, while the formula for calculating the average trading price is in compliance with the requirements of the Administrative Measures for Restructuring. Accordingly, the pricing for the Proposed Merger is in compliance with the requirements of the Administrative Measures for Restructuring.

54 (II) The use of the average trading price in the 60 trading days prior to the date of pricing of the Proposed Merger as the pricing basis is conducive to reflecting the intrinsic value of both parties to the merger and safeguard the interests of the shareholders of both parties to the merger The trading in the shares of Guotai Junan Securities and Haitong Securities have been suspended from 6 September 2024 in the process of preparing for a material asset restructuring, with average trading prices of their A Shares for the 20, 60 and 120 trading days prior to the date of pricing as follows: Item Average trading price for the 20 trading days prior to the date of pricing Average trading price for the 60 trading days prior to the date of pricing Average trading price for the 120 trading days prior to the date of pricing Average trading price of A Shares of Guotai Junan Securities (RMB per share) 14.16 13.83 13.55 Average trading price of A Shares of Haitong Securities (RMB per share) 8.59 8.57 8.44 Average trading price of A Shares of Haitong Securities/Average trading price of A Shares of Guotai Junan Securities 0.6066 0.6197 0.6229 Note: data of the average trading prices in the table have been arrived after ex-rights and ex-dividend adjustments for 2023 profit distribution and 2024 interim profit distribution The average trading prices of Guotai Junan Securities A shares and Haitong Securities A shares moved in the same direction in different cycles and had a stable price-proportional relationship with each other. The average trading prices of Guotai Junan Securities A shares and Haitong Securities A shares for 60 trading days and their ratios to each other are within the range between 20 trading days and 120 trading days, which takes into account the short – and long-term impact of market fluctuations on the share prices of both parties and is more conducive to reflecting the intrinsic value of both parties to the Proposed Merger. Therefore, the average trading price for the 60 trading days prior to the date of pricing is selected as the market reference price in the Proposed Merger, and the share exchange ratio is determined to be 1:0.62 by rounding up to the nearest two decimal places, taking into consideration of the necessity to minimise the occurrence of fractional shares less than on lot resulting from Share Exchange of A shareholders/H shareholders. In view of the above, the selection of the average trading price for the 60 trading days prior to the date of pricing as the market reference price is conducive to reflecting the intrinsic value of both parties to the Proposed Merger and safeguarding the interests of the shareholders of both parties to the Proposed Merger.

55 II. Comparable companies valuation method (I) Selection of value ratio The value ratio is a “ratio multiplier” of asset value to its operating profitability indicator, asset value or other specific non-financial indicators. The value ratios commonly used include: price-to-earnings (P/E) ratio, price-to-book (P/B) ratio and price-to-sales (P/S) ratio, etc.. Both parties to the Proposed Merger are listed companies. As being capital intensive is a characteristic of securities companies, net capital and net assets have been the core indicators in measuring the operating capacity of the securities company, and price-to-book (P/B) ratio has been the mainstream indicator in measuring the performance of a securities company. By searching cases of restructuring transactions conducted with securities companies as target assets and information publicly announced for valuation in the last 10 years, we have adopted the results based on the market approach as the final conclusion of the valuation, while price-to-book (P/B) ratio has been applied as the core value ratio for all cases under the market approach, with details as follows: Acquiring The valuation approach adopted for Benchmark which the Value ratio No. Party/merging party Target assets/merged party date of valuation conclusion based on adopted under the market approach 1 Oceanside Construction 66.799% of equity 2013/12/31 Market approach price-to-book ratio Group Co., Ltd. 2 Founder Securities Co., Ltd. 3 Shenyin & Wanguo Securities Co., Ltd. 4 Sinotex Investment ＆ Development Co., Ltd interests in Minsheng Securities 100% of equity interests in Minzu Securities Hong Yuan Securities Co., Ltd 100% of equity interests in Essence Securities (P/B) 2013/8/31 Market approach price-to-book ratio (P/B) 2013/12/31 Market approach price-to-book ratio (P/B) 2014/6/30 Market approach price-to-book (P/B) ratio, weighted price-to-earnings (P/E) ratio 5 East Money Information 100% of equity 2014/12/31 Market approach price-to-book (P/B) Co., Ltd. 6 GuangDong HuaSheng Electrical Appliances Co., Ltd 7 Hebei Baoshuo Co., Ltd. 8 Harbin Hatou Investment Co., Ltd. interests in Tongxin Securities 100% of equity interests in Guosheng Securities 100% of equity interests in Huachuang Securities 99.946% of equity interests in Jianghai Securities ratio 2015/4/30 Market approach price-to-book (P/B) ratio 2015/8/31 Market approach price-to-book (P/B) ratio 2015/9/30 Market approach price-to-book (P/B) ratio

56 Acquiring The valuation approach adopted for Benchmark which the Value ratio No. Party/merging party Target assets/merged party date of valuation conclusion based on adopted under the market approach 9 Shanghai Chinafortune Co., Ltd. 10 CITIC Securities Co., Ltd. 11 Shanghai Zhixin Electric Co., Ltd. 12 Harbin High-tech (Group) Limited Company 92% of equity interests in China Fortune Securities 100% of equity interests in Guangzhou Securities. 96.67% of equity interests in Yinda Securities 99.73% of equity interests in Xiangcai Securities 2016/8/31 Market approach price-to-book (P/B) ratio 2018/11/30 Market approach price-to-book (P/B) ratio 2019/3/31 Market approach price-to-book (P/B) ratio 2019/5/31 Market approach price-to-book (P/B) ratio Price-to-book (P/B) ratio has been adopted in this report as the indicator of value ratio under the comparable companies valuation approach accordingly. (II) Analysis of valuations of comparable companies in terms of exchange price for the Proposed Merger The exchange price of A shares for the Proposed Merger has been determined in light of the average trading price of A Shares for the 60 trading days prior to the date of pricing after ex-rights and ex-dividend adjustments, and based on which the exchange ratio has been determined. Both parties to the Proposed Merger (i.e. Guotai Junan Securities and Haitong Securities) are listed companies and fall within the “J67 (capital market services)” under the National Economic Industrial Classification 《( 國民經濟行業分類》). To ensure sufficient conditions for reference, comparable companies have been selected on the following criteria: 1. Comparable companies have been selected from the “J67 (capital market services)”, and companies not principally engaged in securities business have been excluded; 2. Comparable companies exclude Guotai Junan Securities and Haitong Securities. Price-to-book (P/B) ratio of the comparable A share listed companies selected on these criteria for the trading day prior to the suspension of trading (i.e. 5 September 2024) are as follows:

No.	Stock code	Short name of stock	Net Assets Attributable to Ordinary Shareholders of the Parent Company as at the end of 2023 (RMB billion)	Net Assets Per Share Attributable to Ordinary Shareholders of the Parent Company (RMB/share)[1]	Price-to-book (P/B) ratio based on closing price of A Shares [2]
1	600030.SH	CITIC Securities	252.078	17.01	1.12
2	601688.SH	Huatai Securities	153.408	16.99	0.74
3	000776.SZ	GF Securities	113.239	14.86	0.83
4	600999.SH	China Merchants Securities	106.961	12.30	1.22
5	601881.SH	China Galaxy	100.638	9.20	1.19
6	000166.SZ	Shenwan Hongyuan	100.145	4.00	1.08
7	601995.SH	CICC	88.203	18.27	1.53
8	002736.SZ	Guosen Securities	80.460	8.37	1.03
9	600958.SH	Orient Securities	73.746	8.68	1.00
10	601066.SH	China Securities	72.572	9.36	2.04
11	300059.SZ	East Money	71.963	4.56	2.34
12	601788.SH	Everbright Securities	57.590	12.49	1.16
13	601377.SH	China Industrial Securities	53.372	6.18	0.83
14	600061.SH	SDIC Capital	49.875	7.76	0.74
15	601901.SH	Founder Securities	45.239	5.50	1.25
16	601555.SH	Soochow Securities	39.715	7.99	0.76
17	600918.SH	Zhongtai Securities	36.930	5.30	1.07
18	000728.SZ	Guoyuan Securities	34.579	7.92	0.80
19	601108.SH	Caitong Securities	34.117	7.35	0.87
20	600109.SH	Sinolink Securities	32.566	8.77	0.81
21	000783.SZ	Changjiang Securities	31.233	5.65	0.86
22	002939.SZ	China Great Wall Securities	28.590	7.09	0.94
23	002673.SZ	Western Securities	27.944	6.25	1.03
24	601198.SH	Dongxing Securities	27.068	8.37	0.96
25	601878.SH	Zheshang Securities	26.333	6.78	1.61
26	600369.SH	Southwest Securities	25.410	3.82	0.92
27	601162.SH	Tianfeng Securities	23.642	2.73	0.88
28	601236.SH	Hongta Securities	23.097	4.90	1.36
29	002926.SZ	Huaxi Securities	22.785	8.68	0.73
30	000750.SZ	Sealand Securities	21.956	3.44	0.85
31	600909.SH	Huaan Securities	20.664	4.40	0.99
32	600155.SH	Polaris Bay	19.759	8.74	0.68
33	000686.SZ	Northeast Securities	18.479	7.90	0.73
34	601456.SH	Guolian Securities	17.769	6.27	1.56
35	601059.SH	Cinda Securities	17.759	5.48	2.28
36	002500.SZ	Shanxi Securities	17.747	4.94	0.97
37	601696.SH	BOCI (China)	17.216	6.20	1.42
38	601990.SH	Nanjing Securities	17.174	4.66	1.59
39	002797.SZ	First Capital	14.821	3.53	1.47
40	601375.SH	Central China Securities	13.903	2.99	1.14
41	600864.SH	Hatou Investment	12.417	5.97	0.79
42	601136.SH	Capital Securities	12.347	4.52	4.16

57

No.	Stock code	Short name of stock	Net Assets Attributable to Ordinary Shareholders of the Parent Company as at the end of 2023 (RMB billion)	Net Assets Per Share Attributable to Ordinary Shareholders of the Parent Company (RMB/share)[1]	Price-to-book (P/B) ratio based on closing price of A Shares [2]
43	600095.SH	Xiangcai securities	11.876	4.15	1.44
44	600906.SH	Caida Securities	11.582	3.57	1.57
45	002670.SZ	Guosheng Financial Holding	10.929	5.65	1.61
46	601099.SH	Pacific Securities	9.478	1.39	2.24
47	600621.SH	Chinafortune	7.748	7.30	1.70
48	002945.SZ	Chinalin Securities	6.345	2.35	4.10
49	000712.SZ	Golden Dragon	2.470	2.76	3.46
Analysis of price-to-book (P/B) ratio			Maximum		4.16
			Average		1.36
			Median		1.08
			Minimum		0.68
		Guotai Junan Securities (measured on the exchange price of A Shares for the Proposed Merger)			0.85
		Haitong Securities (measured on the exchange price of A Shares for the Proposed Merger)			0.69

Note 1: Net Assets Attributable to Ordinary Shareholders of the Parent Company = Net Assets Attributable to Ordinary Shareholders of the Comparable Companies as at the end of 2023/Total shares of the comparable companies on 5 September 2024.

Note 2: Price-to-book (P/B) ratio based on closing price of A Shares = closing price of A Shares of comparable companies on 5 September 2024/Net Assets Attributable to Ordinary Shareholders of the Parent Company as at the end of 2023; for Guotai Junan Securities and Haitong Securities, the exchange price of A Shares for the Proposed Merger with restoration of rights in the 2024 interim profit distribution that had not been implemented on 5 September 2024 has been adopted instead of the estimated price-to-book (P/B) ratio based on the closing price on 5 September 2024.

Source: Annual reports of the listed companies and Wind Info.

The exchange price of A Shares of Guotai Junan Securities for the Proposed Merger is RMB13.83 per share, and the corresponding Price-to-book (P/B) ratio is 0.85x, slightly lower than the median of valuation range of comparable companies and fall within the valuation range of the comparable companies. The exchange price of A Shares of Haitong Securities for the Proposed Merger is RMB8.57 per share, and the corresponding Price-to-book (P/B) ratio is 0.69x, which also falls within the valuation range of the comparable companies.

The exchange price for the Proposed Merger has been determined on the average trading price at the secondary market as agreed by the parties to the Proposed Merger. Meanwhile, the transaction price at the secondary market fully reflected the information relating to the value of the Company. Therefore, an exchange price based on such exchange price for the pricing is in line with the principle of open and fairness.

58

III. Comparable Transaction Valuation Approach

The completed transactions in which an A-share listed company merged and absorbed another A-share listed company through exchange for which the relevant plans had been announced since the issuance of the Measures for Administration of Reorganisation in April 2008 were selected for compiling statistics and analysis of the comparable transactions at the market in terms of premiums or discounts, as detailed in the following table:

SN	Transaction Type	Transaction Name	Market reference price[1]	Premium of the exchange price of A Shares of the merging party to the market reference price[2]	Premium of the exchange price of A Shares of the merged party to the market reference price[3]
1	A-share listed company merging A-share listed company by absorption	AVIC Electronics merged AVIC Electromechanical Systems by absorption	The average A-share trading price for the 120 trading days prior to the date of pricing	0%	0%
2	A-share listed company merging A-share listed company by absorption	Wangfujing merged Beijing Capital Retailing by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	0%	20.00%
3	A+H-share listed company merging A-share listed company by absorption	Dalian Port merged Yingkou Port by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	0%	20.00%
4	A-share listed company merging A+B-share listed company by absorption	Midea Group merged LittleSwan by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	0%	10.00%
5	A-share listed company merging A-share listed company by absorption	Baosteel merged Wuhan Iron and Steel Company Limited by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	-10.00%	-10.00%
6	A-share listed company merging A-share listed company by absorption	GREATWALL COMPUTER merged GreatWall Information by absorption	The average A-share trading price for the 120 trading days prior to the date of pricing	-10.00%	-10.00%

59

SN	Transaction Type	Transaction Name	Market reference price[1]	Premium of the exchange price of A Shares of the merging party to the market reference price[2]	Premium of the exchange price of A Shares of the merged party to the market reference price[3]
7	A+H-share listed company merging A+H-share listed company by absorption	CSR Corporation merged China CNR Corporation by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	0%	4.56%
8	A-share listed company merging A-share listed company by absorption	BesTV merged Oriental Pearl by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	0%	0%
9	A-share listed company merging A-share listed company by absorption	China Meheco Group merged TOPFOND by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	0%	0%
10	A+H-share listed company merging A-share listed company by absorption	Guangzhou Pharmaceutical merged Baiyunshan by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	0%	0%
11	A+B-share listed company merging A-share listed company by absorption	Friendship merged Bailian Group by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	0%	0%
12	A-share listed company merging A-share listed company by absorption	Jigang Group merged Laigang Group by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	0%	16.27%
13	A-share listed company merging A-share listed company by absorption	YHGF merged Salt Lake Industrial Group by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	42.36%	0%

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SN	Transaction Type	Transaction Name	Market reference price[1]	Premium of the exchange price of A Shares of the merging party to the market reference price[2]	Premium of the exchange price of A Shares of the merged party to the market reference price[3]
14	A+H-share listed company merging A-share listed company by absorption	China Eastern Airlines merged Shanghai Airlines by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	0%	25.00%
15	A-share listed company merging A-share listed company by absorption	HEBEI STEEL CORP. merged HBIS by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	0%	0%
16	A-share listed company merging A-share listed company by absorption	HEBEI STEEL CORP. merged Chengde Xinxin Vanadium and Titanium by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	0%	0%
17	A-share listed company merging A-share listed company by absorption	Shanghai Pharmaceuticals Holding merged Zhong Xi Pharmaceutical by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	0%	0%
18	A-share listed company merging A-share listed company by absorption	Shanghai Pharmaceuticals Holding merged Shanghai Industrial Pharmaceutical Investment by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	0%	0%
19	A-share listed company merging A-share listed company by absorption	QUZHOU XIN'AN DEVELOPMENT merged Xinhu Venture Capital by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	0%	0%

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SN	Transaction Type	Transaction Name	Market reference price[1]	Premium of the exchange price of A Shares of the merging party to the market reference price[2]	Premium of the exchange price of A Shares of the merged party to the market reference price[3]
20	A-share listed company merging A-share listed company by absorption	Panzhihua Steel Group Panzhihua Steel Vanadium Co., Ltd. merged Chongqing Titanium Industry Co., Ltd. of Pangang Group by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	0%	20.79%
21	A-share listed company merging A-share listed company by absorption	Panzhihua Steel Group Panzhihua Steel Vanadium Co., Ltd. merged Changcheng Special Steel by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	0%	20.79%
		Maximum		42.36%	25.00%
		Average		1.06%	5.59%
		Median		0%	0%
		Minimum		-10.00%	-10.00%
		Proposed Merger		0%	0%

Note 1: In case of ex-rights and ex-dividend matters, the market reference price is obtained after ex-rights and ex-dividend adjustments on the basis of the average trading price.

Note 2: Premium of the merging party's exchange price to the market reference price = (merging party's exchange price – market reference price)/market reference price.

Note 3: Premium of the merged party's exchange price to the market reference price = (merged party's exchange price – market reference price)/market reference price.

Source: announcements of the listed companies and Wind Info.

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63 In this Proposed Merger, the exchange price of Guotai Junan Securities A shares is RMB13.83 per share, and the exchange price of Haitong Securities A shares is RMB8.57 per share. No premium or discount was set on the basis of the average trading price of A shares of both parties to the Proposed Merger for the 60 trading days prior to the date of pricing adjusted for ex-rights and ex-dividend, and the premium of the exchange price of the shares of both parties to the Proposed Merger over the market reference price was 0%. Of the 21 transactions in which an A-share listed company merged and absorbed another A-share listed company through share exchange since the promulgation of the Administrative Measures for Restructuring, there were a total of 18 transactions in which there were no premium or discount of the exchange price of the merging party to the market reference price, with a median of 0% for all comparable transactions. As can be seen, in this Proposed Merger, the exchange price of Guotai Junan Securities A shares was not set at a premium or discount to the market reference price, and the premium was 0%, which was in line with the median of comparable transactions. It is consistent with market practices and reasonable. Of the 21 transactions in which an A-share listed company merged and absorbed another A-share listed company through share exchange since the promulgation of the Administrative Measures for Restructuring, there were a total of 11 transactions in which there were no premium or discount of the exchange price of the merging party to the market reference price, with a median of 0% for all comparable transactions. As can be seen, in this Proposed Merger, the exchange price of Haitong Securities A shares was not set at a premium or discount to the market reference price, and the premium was 0%, which was in line Haitong Securities median of comparable transactions. It is consistent with market practices and reasonable. According to the Measures for the Administration of the Takeover of Listed Companies, all shareholders of the target company shall be treated equally. In order to fully protect the rights and interests of investors, fairly treat A shareholders and H shareholders in the same company and realise same rights for the same shares, in the Proposed Merger, it is proposed to adopt the same exchange ratio for A shares and H shares, i.e., each A-share and H-share of Haitong Securities can be exchanged for the same number of shares of the corresponding class of Guotai Junan Securities, by which the exchange price of the H Shares can be determined. Among the comparable transactions, only the transaction in which CSR Corporation merged China CNR Corporation by absorption belonged to the same category as this Proposed Merger, i.e. “A+H-share listed company merging A+H-share listed company by absorption”, which adopted the same exchange ratio for A and H shares. Accordingly, the adoption of the same exchange ratio for A and H Shares is consistent with the comparable transactions and in line with the principle of fairness. In summary, an average trading price at the open market has been adopted as the basis for the pricing of the exchange price of A Shares for the Proposed Merger as agreed by both parties, and no premium or discount has been determined on this basis, which is in line with the setting of most of the Comparable Transaction Cases in history and reasonable, which is in the interests of shareholders of both parties. The adoption of the same exchange ratio for A and H shares is in line with market practice and fair to the A shareholders and H shareholders.

64 CHAPTER 5 ANALYSIS ON THE PRICE REASONABLENESS OF THE MECHANISM FOR PROTECTING THE INTERESTS OF DISSENTING SHAREHOLDERS I. Price of the mechanism for protecting the interests of dissenting shareholders of the parties to the Proposed Merger (I) Price of put option for the Guotai Junan Securities Dissenting Shareholders In order to protect the interests of the shareholders of Guotai Junan Securities, Qualified Guotai Junan Securities Dissenting Shareholders will be granted a put option in the Proposed Merger. The price of the put option for the dissenting A shareholders of Guotai Junan Securities is the highest trading price of Guotai Junan Securities A shares during the 60 trading days prior to the date of pricing of the Proposed Merger, i.e. RMB14.86 per share; The price of put option of the dissenting H shareholders of Guotai Junan Securities is the highest trading price of Guotai Junan Securities H shares during the 60 trading days prior to the date of pricing of the Proposed Merger, i.e. HK$8.54 per share. (II) Price of put option for the Haitong Dissenting Shareholders In order to protect the interests of the shareholders of Haitong Securities, Qualified Haitong Dissenting Shareholders will be granted a put option in the Proposed Merger. The price of the put option for the dissenting A shareholders of Haitong Securities is the highest trading price of Haitong Securities A shares during the 60 trading days prior to the date of pricing of the Proposed Merger, i.e. RMB9.28 per share; The price of the put option for the dissenting H shareholders of Haitong Securities is the highest trading price of Haitong Securities H shares during the 60 trading days prior to the date of pricing of the Proposed Merger, i.e. HK$4.16 per share. II. Analysis on the put options for the dissenting shareholders of the parties to the Proposed Merger (I) Analysis on the reasonableness of the pricing of the protection mechanism for dissenting shareholders The current securities regulations do not have mandatory provisions for the pricing of the dissenting shareholders’ put options. In the case of mergers of listed companies, the equity value and risk exposure are generally considered in order to determine the prices of put options. When determining the exchange price for the Proposed Merger, the average trading price of A shares in the 60 trading days prior to the date of pricing of the parties to the Proposed Merger is used as the market reference price. Correspondingly, the pricing reference period for the prices of put options is also 60 trading days prior to the date of pricing. The put options are priced based on the highest trading price of both parties’ A/H shares within the 60 trading days prior to the date of pricing, which fully demonstrated the protection of the interests of minority investors.

65 Shareholders who actively participate in the Share Exchange can enjoy the long-term development benefits of the Post-Merger Company. Not only can the shareholders who are unwilling to participate in the Share Exchange sell their shares in the secondary market, but they can also exercise their put options to realise their exit, subject to certain conditions. The protection mechanism for dissenting shareholders in the Proposed Merger not only balances fairness, but also protects the interests of the dissenting shareholders. (II) Comparative analysis of comparable transactions in connection with the price of the put options for the Dissenting Shareholders 1. Comparative analysis of comparable transactions in connections with the price of put options for the Dissenting A Shareholders The table below sets out the pricing methods of put options in respect of the completed transactions of A-share listed companies’ share exchanges and mergers with plans announced since the promulgation of the Administrative Measures for Restructuring in 2008: Transaction SN Type Transaction Name Market reference price Premium or discount of the price of put option of the merging party to the market reference price Premium or discount of the price of the put option of the merged party to the market reference price 1 A-share listed company merging A-share listed company by absorption 2 A-share listed company merging A-share listed company by absorption 3 A+H-share listed company merging A-share listed company by absorption AVIC Electronics merged AVIC Electromechanical Systems by absorption Wangfujing merged Beijing Capital Retailing by absorption Dalian Port merged Yingkou Port by absorption The average trading price for the 20 trading days prior to the date of pricing The average trading price for the 20 trading days prior to the date of pricing The average trading price for the 20 trading days prior to the date of pricing No No No No No No

SN	Transaction Type	Transaction Name	Market reference price	Premium or discount of the price of put option of the merging party to the market reference price	Premium or discount of the price of the put option of the merged party to the market reference price
4	A-share listed company merging A+B-share listed company by absorption	Midea Group merged LittleSwan by absorption (A shares)	The closing price on 1 trading day prior to the date of pricing	Price determined on 90% of the market reference price	Price determined on 90% of the market reference price
5	A-share listed company merging A-share listed company by absorption	Baosteel merged Wuhan Iron and Steel Company Limited by absorption	The average trading price for the 20 trading days prior to the date of pricing	Price determined on 90% of the market reference price	Price determined on 90% of the market reference price
6	A-share listed company merging A-share listed company by absorption	GREATWALL COMPUTER merged GreatWall Information by absorption	The average trading price for 120 trading days prior to the date of pricing	Price determined on 90% of the market reference price	Price determined on 90% of the market reference price
7	A+H-share listed company merging A+H-share listed company by absorption	CSR Corporation merged China CNR Corporation by absorption	The average trading price for the 20 trading days prior to the date of pricing	No	No
8	A-share listed company merging A-share listed company by absorption	BesTV merged Oriental Pearl by absorption	The average trading price for the 20 trading days prior to the date of pricing	No	No
9	A-share listed company merging A-share listed company by absorption	China Meheco Group merged TOPFOND by absorption	The average trading price for the 20 trading days prior to the date of pricing	No	No

66

Premium or discount Premium or of the price discount of of put option the price of of the merging party to the put option of the merged party to the the market market 67 SN Transaction Type Transaction Name Market reference price reference price reference price 10 A+H-share listed company merging A-share listed company by absorption Guangzhou Pharmaceutical merged Baiyunshan by absorption The average trading price for the 20 trading days prior to the date of pricing No No 11 A+B-share listed Friendship merged The average trading No No company Bailian Group by price for the 20 merging A-share absorption trading days prior listed company to the date of by absorption pricing 12 A-share listed Jigang Group merged The average trading No No company Laigang Group by price for the 20 merging A-share absorption trading days prior listed company to the date of by absorption pricing 13 A-share listed Shanghai The average trading No No company Pharmaceuticals price for the 20 merging A-share Holding merged trading days prior listed company Zhong Xi to the date of by absorption Pharmaceutical by pricing absorption 14 A-share listed Shanghai The average trading No No company Pharmaceuticals price for the 20 merging A-share Holding merged trading days prior listed company Shanghai to the date of by absorption Industrial pricing Pharmaceutical Investment by absorption 15 A-share listed YHGF merged Salt The average trading No No company Lake Industrial price for the 20 merging A-share Group by trading days prior listed company absorption to the date of by absorption pricing 16 A+H-share listed China Eastern The average trading No No company Airlines merged price for the 20 merging A-share Shanghai Airlines trading days prior listed company by absorption by absorption to the date of pricing

Premium or discount Premium or of the price discount of of put option the price of of the merging party to the put option of the merged party to the the market market 68 SN Transaction Type Transaction Name Market reference price reference price reference price 17 A-share listed HEBEI STEEL The average trading No No company CORP. merged price for the 20 merging A-share HBIS by trading days prior listed company absorption to the date of by absorption pricing 18 A-share listed HEBEI STEEL The average trading No No company CORP. merged price for the 20 merging A-share Chengde Xinxin trading days prior listed company Vanadium and to the date of by absorption Titanium by pricing 19 A-share listed absorption QUZHOU XIN’AN The average trading No No company DEVELOPMENT price for the 20 merging A-share merged Xinhu trading days prior listed company Venture Capital to the date of by absorption by absorption pricing 20 A-share listed Panzhihua Steel The average trading No No company Group Panzhihua price for the 20 merging A-share Steel Vanadium trading days prior listed company Co., Ltd. merged to the date of by absorption Chongqing pricing Titanium Industry Co., Ltd. of Pangang Group by absorption 21 A-share listed Panzhihua Steel The average trading No No company Group Panzhihua price for the 20 merging A-share Steel Vanadium trading days prior listed company Co., Ltd. merged to the date of by absorption Changcheng pricing Special Steel by absorption Of the 21 transactions in which an A-share listed company merged and absorbed another A-share listed company through share exchange, there were a total of 18 transactions in which the price of the put options was not set at a premium or a discount to their market reference price, and there were 3 transactions in which the price was set a discount to the market reference price. As can be seen, in most cases, the price of the put option is based on the market reference price.

In this Proposed Merger, the price of put option for the dissenting A/H shareholders of Guotai Junan Securities is determined based on the highest trading price of the A/H shares of Guotai Junan Securities for the 60 trading days prior to the date of pricing, which is RMB14.86 per share and HK$8.54 per share, respectively. The price of the put options for the dissenting A/H shareholders of Haitong Securities is determined based on the highest trading price of the A/H shares of Haitong Securities for the 60 trading days prior to the date of pricing, which is RMB9.28 per share and HK$4.16 per share, respectively. The above pricing arrangement generally considered the market changes during the trading suspension period and the balance of interests between the share exchange shareholders and the dissenting shareholders, and better demonstrated the protection of the interests of minority investors.

2. *Comparative analysis of comparable transactions in connections with the price of put options for the Dissenting H Shareholders*

Among the comparable transactions, the cases where the merging party had H shares (or B shares) are shown in the following table. The dissenting H shares (or B shares) holders were granted with put option, and the pricing basis of the right to have the H shares acquired (or B shares) were consistent with the pricing basis of the right to have the A shares acquired.

SN	Transaction Type	Transaction Name	Pricing principle of A shares put option of the merging party[1]	Pricing principle of H/B shares put option of the merging party[1]	Whether the pricing methods of put options for different classes of shareholders are consistent
1	A+H-share listed company merging A-share listed company by absorption	Dalian Port merged Yingkou Port by absorption	The average A-share trading price for the 20 trading days prior to the suspension of trading in the A shares	The average H-share trading price for the 20 trading days prior to the suspension of trading in the A shares[2]	Yes
2	A-share listed company merging A-share listed company by absorption, H-share listed company merging H-share listed company by absorption	CSR Corporation merged China CNR Corporation by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	The average H-share trading price for the 20 trading days prior to the date of pricing	Yes

69

70 Transaction SN Type Transaction Name Pricing principle of A shares put option of the merging party1 Pricing principle of H/B shares put option of the merging party1 Whether the pricing methods of put options for different classes of shareholders are consistent 3 A+H-share listed company merging A-share listed company by absorption 4 A+H-share listed company merging A-share listed company by absorption 5 A+B-share listed company merging A-share listed company by absorption Guangzhou Pharmaceutical merged Baiyunshan by absorption China Eastern Airlines merged Shanghai Airlines by absorption Friendship merged Bailian Group by absorption The average A-share trading price for the 20 trading days prior to the date of pricing The average A-share trading price for the 20 trading days prior to the date of pricing The average A-share trading price for the 20 trading days prior to the date of pricing The average H-share trading price for the 20 trading days prior to the date of pricing The average H-share trading price for the 20 trading days prior to the date of pricing The average B share trading price for the 20 trading days prior to the date of pricing Yes Yes Yes Note 1: If there are ex-rights and ex-dividend events which have been implemented or declared but not yet implemented during the suspension of trading in the A Shares when determining the price of put option on the date of pricing, the price of put option shall be determined based on the average trading price after the adjustments for ex-rights and ex-dividend. Note 2: In the transaction where Dalian Port merged Yingkou Port by absorption, the trading of H shares was not suspended simultaneously with the A shares, so the suspension period of the A shares shall prevail.

Among the comparable transactions, there were only 2 cases where the merged party had H shares (or B shares), as shown in the following table. The dissenting H shares (or B shares) holders were granted with put options, and the pricing basis of the put option for H shares (or B shares) were consistent with the pricing basis of the put option for A shares.

SN	Transaction Type	Transaction Name	Pricing basis of the put option for A shares of the merged party	Pricing basis of the put option for H/B shares of the merged party	Whether the pricing methods of the put options for different classes of shareholders are consistent
1	A+H-share listed company merging A+H-share listed company by absorption	CSR Corporation merged China CNR Corporation by absorption	The average A-share trading price for the 20 trading days prior to the date of pricing	The average H-share trading price for the 20 trading days prior to the date of pricing	Yes
2	A-share listed company merging A+B share listed company by absorption	Midea Group merged LittleSwan by absorption (A shares)	90% of the closing price of A shares on 1 trading day prior to the date of pricing	90% of the closing price of B shares on 1 trading day prior to the date of pricing	Yes

In view of the above, in the comparable transactions, the put option were set on the same pricing basis for each class of dissenting shareholders, resulting in fair treatment for each class of shareholders in the same company. In the Proposed Merger, Guotai Junan Securities and Haitong Securities followed the same pricing basis and used the highest trading prices of A shares and H shares for the 60 trading days prior to the date of pricing as the prices of the right to have share acquired and the put options for the A shares and H shares, respectively, reflecting the principle of fairness to A-share and H-share shareholders. It is reasonable and in line with the market practice.

71

72 CHAPTER 6 REPORT CONCLUSION I. Report conclusion Based on the above analysis, the reasonableness of the exchange price and the price of the mechanism for protecting the interests of dissenting shareholders in the Transaction were analysed mainly by using the comparable company approach and comparable transaction approach. The transaction is fairly priced and reasonably valued, and there is no prejudice to the interests of Guotai Junan Securities and its shareholders. II. Limitations on the use of the report This Report can only be used for the intents and purposes stated in the report. In addition, this Report is a justification of the reasonableness of the price of the Proposed Merger for the purposes stated in the report, without taking into account the influence of the change of national macroeconomic policies, act of God or other force majeure on the asset price. The conclusions of this Report are generally invalidated when the above conditions and the going concern assumptions followed in this Report change. Orient Securities does not assume any legal liability related to the invalidation of the results of the report due to changes in these conditions. This Report is subject to the condition that this economic act complies with the relevant provisions of national laws and regulations and has been approved by the relevant authorities. Without the consent of Orient Securities and its review on the relevant contents, all or part of the contents of this Report shall not be extracted, quoted or disclosed in the public media, unless otherwise stipulated by laws and regulations and agreed by the relevant parties. The opinions expressed by Orient Securities in the report are based on information gathered as of September 5, 2024 on market conditions, economic situation, financial situation and other information. Events and circumstances occurring after the date of pricing for the Proposed Merger have not been taken into account in this Report. Investors should pay attention to the relevant announcements or events subsequently released after the base date. For the purposes of this Report, future trading activities and share price performance of the relevant companies have not been considered in this Report. This Report is valid for a 12-month period: from September 6, 2024 to September 5, 2025.

73 The remainder of this page is intentionally left blank. It is the signature page of the Valuation Report Prepared by Orient Securities Company Limited in Respect of Guotai Junan Securities Co., Ltd. Merging with Haitong Securities Co., Ltd. by way of Absorption and Share Exchange, Fundraising and Related Party Transaction Valuers: Shao Difan Shi Changhao You Yandong Orient Securities Company Limited 21 November 2024

74 APPENDIX III FULL TEXT OF THE AUDIT REPORT

Haitong Securities Co., Ltd. Auditor’s Report and Financial Statements 75 For Each of the Years Ended 31 December 2022 and 2023 and the Nine Months Ended 30 September 2024 ENGLISH TRANSLATION OF AUDITOR’S REPORT AND FINANCIAL STATEMENTS FOR EACH OF THE YEARS ENDED 31 DECEMBER 2022 AND 2023 AND FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2024 IF THERE IS ANY CONFLICT BETWEEN THE CHINESE VERSION AND ITS ENGLISH TRANSLATION, THE CHINESE VERSION WILL PREVAIL

Haitong Securities Co., Ltd. Auditor’s Report and Financial Statements 76 (For Each of the Years Ended 31 December 2022 and 2023 and the Nine Months Ended 30 September 2024) Contents Page I. Auditor’s Report 77 II. Financial Statements Consolidated and Company’s Balance Sheets 84 Consolidated and Company’s Income Statements 88 Consolidated and Company’s Statements of Cash Flows 92 Consolidated and Company’s Statements of Changes in Shareholders’ Equity 96 Notes to Financial Statements 106

77 Auditor’s Report (English Translation for Reference Only) Xin Kuai Shi Bao Zi [2024] No. ZA14619 To the Shareholders of Haitong Securities Co., Ltd.: I. OPINION We have audited the accompanying financial statements of Haitong Securities Co., Ltd. (“Haitong Securities”), which comprise the consolidated and company’s balance sheets as at 31 December 2022, 31 December 2023, and 30 September 2024, the consolidated and company’s income statements, the consolidated and company’s statements of cash flows, and the consolidated and company’s statements of changes in shareholders’ equity for each of the years ended 31 December 2022 and 2023, and the nine months ended 30 September 2024, and notes to the financial statements. In our opinion, the accompanying financial statements present fairly, in all material respects, the consolidated and company’s financial position of Haitong Securities as at 31 December 2022, 31 December 2023 and 30 September 2024, and the consolidated and company’s financial performance and cash flows for each of the years ended 31 December 2022 and 2023, and the nine months ended 30 September 2024, in accordance with the requirements of the Accounting Standards for Business Enterprises. II. BASIS FOR OPINION We conducted our audit in accordance with China Standards on Auditing (“CSAs”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of this Report. We are independent of Haitong Securities in accordance with the Code of Ethics for Professional Accountants of the Chinese Institute of Certified Public Accountants (“CICPA Code”), and we have fulfilled our other ethical responsibilities in accordance with the CICPA Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion. III. KEY AUDIT MATTERS Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements for each of the years ended 31 December 2022 and 2023 and the nine months ended 30 September 2024. These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters. We identified the following key audit matters in our audit: (I) Assessment of expected credit losses for loans granted, financial assets held under resale agreements, finance lease receivables, and long-term receivables (II) Consolidation of structured entities (III) Valuation of trading financial assets classified as Level 3

78 Key Audit Matters How these matters were addressed in the audit (I) Assessment of expected credit losses (“ECL”) for loans granted, financial assets held under resale agreements, finance lease receivables, and long-term receivables Description of the matter: Refer to Note V. (IV) Loans granted, (VIII) Financial assets held under resale agreements, (XIII) Finance lease receivables and long-term receivables. As at 31 December 2022, the carrying amounts of Haitong Securities’ loans granted, financial assets held under resale agreements, finance lease receivables, and long-term receivables were RMB70.027 billion, RMB33.210 billion, RMB21.048 billion and RMB85.735 billion, respectively. The provision for impairment losses recognised by Management of Haitong S e c u r i t i e s( “ M a n a g e m e n t ” ) a m o u n t e d to RMB2. 183 billion, RMB565 million, RMB1.590 billion, and RMB1.185 billion, respectively. As at 31 December 2023, the carrying amounts of Haitong Securities’ loans granted, financial assets held under resale agreements, finance lease receivables, and long-term receivables were RMB71.880 billion, RMB37.447 billion, RMB20.809 billion and RMB81.390 billion, respectively. Management recognised provisions for impairment losses of RMB3.462 billion, RMB663 million, RMB917 million and RMB1.874 billion, respectively. As at 30 September 2024, the carrying amounts of Haitong Securities’ loans granted, financial assets held under resale agreements, finance lease receivables, and long-term receivables w e r e R M B 66 .350 b i l l i o n , R M B 32 .333 billion, RMB17.300 billion and RMB74.243 billion, respectively. Management recognised provisions for impairment losses of RMB3.684 billion, RMB666 million, RMB865 million, and RMB2.317 billion, respectively. The consolidated income statement reflects credit impairment losses for the aforesaid financial assets totalling RMB1.183 billion, RMB2.725 billion and RMB1.093 billion for each of the years ended 31 December 2022 and 2023, and the nine months ended 30 September 2024, respectively. For the audits of the financial statements for each of the years ended 31 December 2022 and 2023, and the nine months ended 30 September 2024, our procedures to assess the reasonableness of the assumptions and judgments applied in evaluating the ECL of loans granted, financial assets held under resale agreements, finance lease receivables, and long-term receivables (collectively, “the Aforesaid Financial Assets”) mainly included the following: 1. Understanding Management’s assessment process for evaluating ECL on the Aforesaid Financial Assets and, when assessing the inherent risk of material misstatement, considering the level of estimation uncertainty and other inherent risk factors, such as the complexity and subjectivity of estimates, and the sensitivity to misstatements due to Management bias or fraud in making accounting estimates. 2. Evaluating and testing the design and implementation of internal controls related to the measurement of ECL for the Aforesaid Financial Assets. These controls included: (1) Governance over the ECL model, including selection and approval of model m e t h o d o l o g i e s , as well as ongoing monitoring and optimisation of such models; (2) Review and approval related to the criteria for significant increase in credit risk, identification of credit default and credit impairment, and the selection of economic indicators for forward-looking measurement, forward-looking scenarios and relative weights in relation to for forward-looking measurements; (3) Internal controls related to the completeness and accuracy of key data used in the model.

79 Key Audit Matters How these matters were addressed in the audit Management measured the ECL provisions for the aforesaid financial assets using the ECL model under “Accounting Standard for Business Enterprises No. 22 – Recognition and Measurement of Financial Instruments” and made its best estimate of the ECL on the reporting date. Haitong Securities applied a three-stage impairment model to calculate the ECL for the aforesaid financial assets. For financial assets in Stage 1 and Stage 2, Management uses a risk parameter model based on key parameters such as probability of default and loss given default, incorporating credit risk exposure and forward-looking factors, to assess provisions for impairment losses. For financial assets in Stage 3, Management considers forward-looking factors and estimates future cash flows related to the financial assets to measure impairment provisions. At each balance sheet date, Management conducts impairment testing for the aforesaid financial assets. The application of the ECL measurement model for the aforesaid financial assets requires significant judgments and assumptions by Management, including: 1. Selection of an a ppropriate ECL measurement model and determination of relevant parameters; 2. Judgment on the criteria for significant increases in credit risk and the definitions of default and credit impairment; 3. Incorporation of f o r w a r d -looking information and assignment of weights for expected credit loss calculations. Haitong Securities has established governance processes and control mechanisms for measuring ECL. Given the materiality of these financial assets and the significant judgments and assumptions involved in the application of the ECL measurement model, the impairment assessment of these assets was determined as a key audit matter. For each of the years ended 31 December 2022 and 2023, and the nine months ended 30 September 2024, we further performed following major procedures in relation to the ECL for the Aforesaid Financial Assets: 1. Examining the ECL models used by Haitong Securities and assessing i ts r ea s o n ab l e ne s s . T h is in c l ud e d testing the model’s calculations, on a sample basis, to verify that the models accurately reflected Management’s model methodologies; 2. Examining, on a sample basis, the quantity and nature of collateral for loans granted and financial assets held under resale agreements, and inspecting market values for collateral, calculating maintenance ratios, and assessing overdue days. For finance lease receivables and long-term receivables, we inspected, on a sample basis, Management’s credit analysis based on the debtor’s operational and financial information, the type of collateral or guarantees. We evaluated the appropriateness of Management’s application of the criteria for significant increase in credit risk, credit default, and credit impairments for the Aforesaid Financial Assets; 3. Examining, on a sample basis, key pa r a met ers a p p l i e d in the E CL models, including credit exposure and probabilities of default or loss rates after considering forward-looking factors. For forward-looking measurement, we used statistical methods to evaluate Management’s selection of economic indicators and their correlation with credit risk portfolios, assessed the reasonableness of projected economic indicators, and conducted sensitivity analysis on economic indicators and weightings; 4. For credit-impaired financial assets categorised under Stage 3, we inspected, on a sample basis, Management ’ s calculation of loss allowance, which was based on discount rates and projected future cash flows as derived from financial information of borrowers and guarantors, market values of collateral, other relevant external information.

80 Key Audit Matters How these matters were addressed in the audit (II) Consolidation of structured entities Description of the matter: Refer to Note VII. (IV) Interests in structured entities. Haitong Securities acted in various roles, such as asset manager or investor, in multiple structured entities. Management made significant judgments regarding whether Haitong Securities controls these structured entities to determine whether they should be consolidated within the financial statements. Based on Management’s assessment of Haitong Securities’ power over the structured entities, the variable returns Haitong Securities obtained from these entities, and the relationship between power and variable returns, it was determined that Haitong Securities controls certain structured entities, which are therefore consolidated in the Haitong Securities’ financial statements. As at 31 December 2022, 31 December 2023, and 30 September 2024, the aggregated assets of consolidated structured entities were RMB36.713 billion, RMB57.960 billion, and RMB49.538 billion, respectively. The assessment of control requires significant judgment by Management, and the amount of consolidated structured entities was significant. As such, this matter was determined as a key audit matter. Our audit procedures regarding whether to consolidate the structured entities mainly included: 1. Inquiring Management and examining documentation related to Management’s j u d g m e n t p r o c e s s o n w h e t h e r t o consolidate the structured entities to evaluate the appropriateness of the process established by Haitong Securities; 2. Examining, on a sample basis, the contracts in relation to asset management and investment projects to evaluate Haitong Securities’ extent of power over the structured entities, the variable returns to which it is exposed or entitled, and the relationship between its power and variable returns of the structured entities; 3. Agreeing, on a sample basis, original data used in Management’s quantitative calculation of variable returns to relevant contracts and financial information. We recalculated, on a sample basis, the variable returns that Haitong Securities is exposed to or entitled to, as assessed by Managements to verify mathematical for accuracy; 4. Evaluating Management’s judgments on whether structured entities should be consolidated.

<table>
<tr><th>Key Audit Matters</th><th>How these matters were addressed in the audit</th></tr>
<tr><td colspan="2">(III) Valuation of trading financial assets classified as level 3 financial instruments</td></tr>
<tr><td>Description of the matter:

Refer to Note VIII. (I) Fair value of assets and liabilities measured at fair value at the end of the period.

As at 31 December 2022, 31 December 2023, and 30 September 2024, the amounts of Haitong Securities' trading financial assets classified as level 3 financial instruments (" Level 3 Financial Instruments") were RMB46.173 billion, RMB42.776 billion, and RMB38.026 billion, respectively. The fair value of Level 3 Financial Instruments relies on significant unobservable inputs, including liquidity discounts, risk adjustment discounts, adjusted volatility and market multiples, etc.

Due to the significant balance of these Level 3 Financial Instruments and the significant Management judgments in applying valuation models, key assumptions, and significant unobservable inputs, the valuation of these Level 3 Financial Instruments was determined as a key audit matter.</td><td>Our audit procedures regarding the valuation of Level 3 Financial Instruments mainly included:

1. Understanding Management's processes of valuation of Level 3 Financial Instruments and assessing the inherent risk of material misstatement by considering the degree of estimation uncertainty and other inherent risk factors, such as the complexity and subjectivity of estimates, and the sensitivity to misstatements due to Management bias or fraud in making accounting estimates;

2. Evaluating and testing the design and operating effectiveness of internal controls over the valuation models, key assumptions, data inputs, and the on-going optimisation process related to these Level 3 Financial Instruments;

3. Evaluating the appropriateness of the models for valuation of Level 3 Financial Instruments, based on our knowledge of industry practices;

4. Based on relevant market data, examining, on a sample basis, contracts and other supporting documents, to evaluate the reasonableness of key assumptions used by Management in measuring the fair value of Level 3 Financial Instruments, and examining the accuracy of data inputs;

5. Performing independent valuations, on a sample basis, of Level 3 Financial Instruments and comparing the independent valuation results to those determined by Haitong Securities.</td></tr>
</table>

81

82 RESTRICTIONS ON USE This Report is solely intended for submission to the Shanghai Stock Exchange and the China Securities Regulatory Commission as part of the application documents for Guotai Junan Securities Co., Ltd. merging with Haitong Securities Co., Ltd. by way of absorption and share exchange, fundraising and related party transaction. It shall not be used for any other purposes. RESPONSIBILITIES OF MANAGEMENT AND THOSE CHARGED WITH GOVERNANCE FOR THE FINANCIAL STATEMENTS Management is responsible for the preparation and fair presentation of the financial statements in accordance with the requirements of Accounting Standards for Business Enterprises, and for such internal control as Management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, Management is responsible for assessing Haitong Securities’ ability to continue as a going concern, disclosing, if applicable, matters related to going concern and using the going concern basis of accounting unless Management either intends to liquidate Haitong Securities or to cease operations, or has no realistic alternative but to do so.Those charged with governance of Haitong Securities (hereinafter referred to as the “Those Charged with Governance”) are responsible for overseeing Haitong Securities’ financial reporting process. AUDITOR’S RESPONSIBILITIES FOR THE AUDIT OF THE FINANCIAL STATEMENTS Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with CSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements. As part of an audit in accordance with CSAs, we exercise professional judgment and maintain professional scepticism throughout the audit. We also: (1) Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. (2) Obtain an understand of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Haitong Securities’ internal control. (3) Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by Management.

83 (4) Conclude on the appropriateness of Management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on Haitong Securities’ ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our Auditor’s Report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause Haitong Securities to cease to continue as a going concern. (5) Evaluate the overall presentation (including the disclosures), structure and contents of the financial statements, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation. (6) Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within Haitong Securities to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion. We communicate with Those Charged with Governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit. We also provide Those Charged with Governance with a statement that we have complied with relevant ethical requirements regarding independence, and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence and, where applicable, related safeguards. From the matters communicated with Those Charged with Governance, we determine those matters that were of most significance in the audit of the financial statements for each of the years ended 31 December 2022 and 2023, and the nine months ended 30 September 2024 and are therefore the key audit matters. We describe these matters in our auditor’s report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication. BDO CHINA Shu Lun Pan Certified Public Accountant of China: Certified Public Accountants LLP (Engagement Partner) Certified Public Accountant of China: Shanghai, China 21 November 2024

Haitong Securities Co., Ltd.
Consolidated Balance Sheets
(English Translation for Reference Only)

Unit: RMB

Assets	Note V	30 September 2024	31 December 2023	31 December 2022
Assets:				
Monetary fund	(I)	**163,352,001,455.60**	142,730,777,859.05	158,580,169,366.67
Including: customer deposits		**101,582,302,423.93**	87,407,094,246.01	98,970,479,371.57
Settlement reserve fund	(II)	**16,491,725,685.01**	15,584,377,719.97	21,380,695,420.73
Including: customer reserves		**9,246,219,116.99**	10,144,093,909.65	10,476,841,294.70
Placements to banks and other financial institutions	(III)	**234,110,005.89**	330,294,865.04	274,444,523.06
Loans granted	(IV)	**62,665,780,262.55**	68,418,207,732.52	67,843,870,816.38
Derivative financial assets	(V)	**1,524,884,650.69**	2,278,555,353.41	1,477,167,315.05
Guarantee deposits paid	(VI)	**24,691,678,445.19**	23,643,821,500.73	22,864,574,405.46
Accounts receivable	(VII)	**9,484,891,073.59**	12,167,274,566.35	10,394,514,867.70
Financial assets held under resale agreements	(VIII)	**31,666,250,306.29**	36,783,232,348.48	32,645,149,033.49
Financial investments:				
Financial assets held for trading	(IX)	**182,650,468,191.60**	221,273,089,992.22	209,598,729,439.75
Debt investment	(X)	**5,181,022,182.59**	6,797,779,540.34	5,806,156,944.34
Other debt investments	(XI)	**41,973,152,882.89**	61,310,746,563.80	52,851,898,948.27
Other equity instrument investments	(XII)	**12,515,062,977.14**	8,010,844,169.78	6,096,318,840.12
Financial lease receivables	(XIII)	**16,434,938,899.66**	19,892,444,035.52	19,458,452,903.05
Long-term receivables	(XIII)	**71,926,401,684.44**	79,516,505,296.66	84,549,952,480.38
Long-term equity investment	(XIV)	**8,125,908,415.23**	8,115,625,880.46	7,013,713,624.88
Investment properties	(XV)	**2,429,155,071.19**	2,635,840,880.51	2,641,589,533.64
Fixed assets	(XVI)	**15,574,878,033.42**	15,966,032,047.33	16,098,669,846.45
Construction in progress	(XVII)	**326,982,722.20**	239,974,752.42	465,704,960.23
Right-of-use assets	(XVIII)	**962,894,587.50**	1,057,984,935.91	984,539,724.88
Intangible assets	(XIX)	**1,333,915,585.52**	1,368,436,800.26	1,270,854,646.95
Including: Data resources		**3,781,128.36**		
Goodwill	(XX)	**3,462,854,746.83**	3,468,588,623.00	3,676,231,096.22
Deferred income tax assets	(XXI)	**3,105,536,224.83**	4,187,114,227.47	4,711,680,014.57
Other assets	(XXII)	**17,122,828,402.29**	18,809,242,543.41	22,924,226,206.90
Total assets		**693,237,322,492.14**	754,586,792,234.64	753,609,304,959.17

84

Haitong Securities Co., Ltd.
Consolidated Balance Sheets (Continued)

Liabilities and shareholders' equity	Note V	30 September 2024	31 December 2023	31 December 2022
Liabilities:				
Short-term borrowings	(XXVI)	**28,867,426,240.29**	31,053,895,350.17	34,858,042,732.67
Short-term financing payables	(XXVII)	**17,097,943,839.61**	18,853,059,412.54	16,159,094,370.29
Placements from banks and other financial institutions	(XXVIII)	**13,462,548,002.63**	14,712,363,886.93	6,276,101,144.00
Financial liabilities held for trading	(XXIX)	**11,148,122,402.64**	20,453,404,949.34	22,888,479,844.59
Derivative financial liabilities	(V)	**878,518,399.01**	1,190,945,093.92	898,418,550.84
Financial assets sold for repurchase	(XXX)	**73,838,200,237.97**	112,564,792,535.08	101,694,356,537.25
Accounts payable to brokerage clients	(XXXI)	**130,087,170,311.67**	106,538,716,590.39	115,513,463,366.21
Funds payable to securities issuers		**306,650,425.84**		13,500,000.00
Payroll payable	(XXXII)	**2,423,723,308.84**	2,583,856,817.20	4,485,010,758.39
Tax payable	(XXXIII)	**1,041,899,179.51**	1,251,942,089.10	2,197,807,712.24
Accounts payable	(XXXIV)	**15,406,848,299.39**	15,134,315,108.69	11,490,826,596.82
Contractual liabilities			19,174,311.93	25,968,623.86
Estimated liabilities	(XXXV)	**146,375,635.86**	193,964,285.02	201,705,446.68
Long-term borrowings	(XXXVI)	**34,975,894,540.70**	42,299,324,666.85	55,958,202,723.56
Bonds payable	(XXXVII)	**174,129,230,075.17**	193,920,279,749.62	181,830,917,563.00
Lease liabilities	(XVIII)	**1,000,005,246.17**	1,097,164,887.46	1,015,700,455.81
Deferred income tax liabilities	(XXI)	**723,546,237.58**	835,047,755.22	909,458,907.22
Other liabilities	(XXXVIII)	**18,211,738,548.78**	17,084,985,028.85	19,570,192,008.60
Total liabilities		**523,745,840,931.66**	579,787,232,518.31	575,987,247,342.03
Shareholders' equity:				
Share capital	(XXXIX)	**13,064,200,000.00**	13,064,200,000.00	13,064,200,000.00
Capital reserve	(XL)	**75,874,705,870.55**	75,764,593,348.84	75,007,558,592.52
Less: Treasury shares	(XLI)	**717,407,703.67**	414,335,029.18	
Other comprehensive income	(XLII)	**-637,885,794.45**	-1,304,576,076.39	-1,617,313,221.53
Surplus reserve	(XLIII)	**10,388,208,598.52**	10,388,208,598.52	9,656,101,246.57
General risk provision	(XLIV)	**23,453,442,617.46**	23,410,252,403.25	21,782,272,819.21
Retained earnings	(XLV)	**39,803,669,029.47**	42,335,647,242.12	46,699,136,993.48
Total shareholders' equity attributable to the Company		**161,228,932,617.88**	163,243,990,487.16	164,591,956,430.25
Non-controlling interests		**8,262,548,942.60**	11,555,569,229.17	13,030,101,186.89
Total shareholders' equity		**169,491,481,560.48**	174,799,559,716.33	177,622,057,617.14
Total liabilities and shareholders' equity		**693,237,322,492.14**	754,586,792,234.64	753,609,304,959.17

The accompanying notes are an integral part of these financial statements.

Legal representative	Chief Financial Officer	Head of Accounting Department

85

Haitong Securities Co., Ltd. 86 Company’s Balance Sheets (English Translation for Reference Only) Unit: RMB Assets Note XIV 30 September 2024 31 December 2023 31 December 2022 Assets: Monetary fund 108,384,525,442.52 79,625,885,997.64 94,195,714,055.50 Including: customer deposits 76,084,049,562.08 52,936,067,450.78 57,609,295,872.92 Settlement reserve fund 18,661,677,362.88 24,107,689,062.10 31,643,792,015.11 Including: customer reserves 8,404,441,697.74 8,926,721,343.02 9,265,947,457.08 Loans granted 56,623,486,618.69 61,131,860,631.26 56,840,361,604.00 Derivative financial assets 938,125,879.78 2,024,912,793.00 869,903,399.60 Guarantee deposits paid 4,576,868,035.36 5,961,707,957.91 6,187,577,011.98 Accounts receivable 1,754,574,008.32 7,131,698,579.32 4,490,816,958.87 Financial assets held under resale agreements 29,166,529,848.62 31,788,485,388.71 26,639,893,553.23 Financial investments: Financial assets held for trading 131,492,296,818.47 156,691,996,713.08 139,953,515,347.47 Other debt investments 39,277,627,616.47 59,529,974,849.37 50,658,485,366.14 Other equity instrument investments 12,440,739,624.04 7,341,580,544.83 5,361,534,796.02 Long-term equity investment (I) 45,600,511,837.25 47,524,308,319.81 39,799,909,184.68 Investment properties 11,200,894.63 12,006,782.35 13,081,299.31 Fixed assets 8,320,170,328.55 8,581,654,531.70 7,512,856,147.29 Construction in progress 135,117,179.75 69,369,174.98 347,796,396.75 Right-of-use assets 588,464,627.87 599,460,576.88 492,977,773.78 Intangible assets 449,399,119.54 460,239,723.71 363,429,650.20 Including: Data resources 3,781,128.36 Deferred income tax assets 986,294,745.59 1,640,204,084.93 Other assets 10,039,757,389.67 3,941,336,582.95 4,993,842,280.00 Total assets 468,461,072,632.41 497,510,462,955.19 472,005,690,924.86

Liabilities and shareholders' equity	*Note XIV*	**30 September 2024**	31 December 2023	31 December 2022
Liabilities:				
Short-term financing payables		**13,069,443,207.31**	12,490,340,611.93	7,211,239,604.08
Placements from banks and other financial institutions		**11,513,128,611.12**	12,373,421,049.99	3,031,458,333.33
Financial liabilities held for trading		**8,036,781,953.25**	12,960,092,783.48	18,834,648,459.91
Derivative financial liabilities		**712,910,093.48**	1,600,285,812.24	738,107,811.95
Financial assets held under resale agreements		**62,818,611,569.47**	100,099,718,117.35	93,412,806,373.46
Accounts payable to brokerage clients		**87,034,837,626.32**	65,128,914,705.54	69,201,352,190.36
Funds payable to securities issuers		**306,650,425.84**		13,500,000.00
Payroll payable		**924,564,296.75**	990,231,068.60	2,351,788,209.09
Tax payable		**224,412,464.69**	170,024,777.28	205,281,487.65
Accounts payable		**9,326,890,190.77**	10,054,241,254.87	5,895,153,043.63
Bonds payable		**115,199,432,613.52**	127,188,761,380.11	121,049,533,559.49
Lease liabilities		**582,815,367.53**	595,171,366.70	486,734,503.30
Deferred income tax liabilities		**12,557,569.58**		
Other liabilities		**980,836,159.65**	588,093,878.24	528,304,450.41
Total liabilities		**310,743,872,149.28**	344,239,296,806.33	322,959,908,026.66
Shareholders' equity:				
Share capital		**13,064,200,000.00**	13,064,200,000.00	13,064,200,000.00
Capital reserve		**74,757,884,043.68**	74,757,884,043.68	74,709,020,563.14
Less: Treasury shares		**717,407,703.67**	414,335,029.18	
Other comprehensive income		**1,151,377,443.18**	-145,958,672.15	-393,603,061.50
Surplus reserve		**10,388,208,598.52**	10,388,208,598.52	9,656,101,246.57
General risk provision		**20,777,902,564.47**	20,776,417,197.04	19,312,202,493.14
Retained earnings		**38,295,035,536.95**	34,844,750,010.95	32,697,861,656.85
Total shareholders' equity		**157,717,200,483.13**	153,271,166,148.86	149,045,782,898.20
Total liabilities and shareholders' equity		**468,461,072,632.41**	497,510,462,955.19	472,005,690,924.86

The accompanying notes are an integral part of these financial statements.

Legal representative | Chief Financial Officer | Head of Accounting Department

87

Haitong Securities Co., Ltd.
Consolidated Income Statements
(English Translation for Reference Only)

Unit: RMB

Item	Note V	January to September 2024	2023	2022
I. Total operating income		**12,899,066,794.31**	22,952,749,636.38	25,948,187,501.48
Fee and commission income, net	*(XLVI)*	**5,348,555,778.30**	9,352,964,802.42	11,585,039,606.49
Including: Fee income from securities brokerage, net		**2,434,689,071.65**	3,829,625,915.34	4,673,488,235.96
Fee income from investment banking, net		**1,347,511,351.91**	3,421,050,911.02	4,178,911,048.22
Fee income from asset management, net		**1,415,961,582.90**	1,913,769,104.00	2,253,419,054.03
Net interest income	*(XLVII)*	**2,711,469,418.45**	4,088,547,392.04	6,209,858,704.59
Including: interest income from financial assets		**12,067,083,837.83**	18,319,806,511.55	17,514,776,861.37
financial lease income		**1,088,188,685.84**	1,722,242,632.81	2,302,791,945.43
interest expenses		**-10,443,803,105.22**	-15,953,501,752.32	-13,607,710,102.21
Investment income (loss indicated with "-")	*(XLVIII)*	**3,406,659,311.74**	6,476,577,870.30	2,808,636,658.79
Including: income from investments in associates and joint ventures		**117,156,080.64**	543,537,987.99	786,580,621.49
Other income	*(XLIX)*	**419,832,937.10**	963,767,222.12	813,102,058.38
Income from changes in fair value (loss indicated with "-")	*(L)*	**-1,514,102,229.81**	-5,451,806,090.36	-3,056,495,265.99
Exchange gain (loss indicated with "-")		**-333,670,517.29**	-343,958,695.24	-425,400,271.98
Other operating costs	*(LI)*	**2,859,759,206.51**	7,838,545,512.93	8,021,582,137.26
Gains on disposal of assets (loss indicated with "-")		**562,889.31**	28,111,622.17	-8,136,126.06
II. Total operating cost		**12,012,605,636.99**	21,502,197,542.20	18,036,667,172.91
Taxes and surcharges	*(LII)*	**170,801,776.69**	237,039,279.94	241,045,399.00
Operation and administrative expenses	*(LIII)*	**7,768,639,061.21**	11,097,168,642.84	9,945,258,785.61
Credit impairment losses	*(LIV)*	**1,709,331,641.49**	3,188,708,429.64	1,665,648,943.79
Other asset impairment losses	*(LV)*	**36,008,972.58**	307,517,518.86	65,120,931.86
Other operating costs	*(LVI)*	**2,327,824,185.02**	6,671,763,670.92	6,119,593,112.65
III. Operating profit (loss indicated with "-")		**886,461,157.32**	1,450,552,094.18	7,911,520,328.57
Plus: Non-operating income	*(LVII)*	**66,587,336.57**	258,279,926.27	127,269,263.01
Less: Non-operating expenditures	*(LVIII)*	**44,238,803.63**	142,956,774.04	39,753,956.86
IV. Total profit (total loss indicated with "-")		**908,809,690.26**	1,565,875,246.41	7,999,035,634.72
Less: income tax expenses	*(LIX)*	**1,120,479,756.98**	1,876,918,370.05	2,802,885,623.58

88

Item	Note V	January to September 2024	2023	2022
V. Net profit (net loss indicated with "-")		**-211,670,066.72**	-311,043,123.64	5,196,150,011.14
(I) Classified by continuity of operations				
1. Net profit from continuing operations (net loss indicated with "-")		**-211,670,066.72**	-311,043,123.64	5,191,870,772.14
2. Net profit from discontinued operations (net loss indicated with "-")				4,279,239.00
(II) Classified by ownership				
1. Net profit attributable to owners of the Company (net loss indicated with "-")		**-659,452,300.81**	1,008,406,316.27	6,545,346,964.83
2. Minority interest (net loss indicated with "-")		**447,782,234.09**	-1,319,449,439.91	-1,349,196,953.69
VI. Other comprehensive income, net of tax		**475,932,695.94**	127,487,178.30	-138,961,565.74
Other comprehensive income attributable to owners of the Company, net of tax		**529,842,600.65**	48,136,713.64	-1,259,760,034.86
(I) Other comprehensive income that cannot be reclassified into profit or loss		**388,184,922.24**	-371,213,670.89	-1,061,412,587.46
1. Changes arising from re-measurement of defined benefit plans		**10,988,671.46**	-34,914,907.72	80,356,697.29
2. Changes in fair value of other equity instrument investments		**377,196,250.78**	-336,298,763.17	-1,141,769,284.75
(II) Other comprehensive income that will be reclassified into profit or loss		**141,657,678.41**	419,350,384.53	-198,347,447.40
1. Other comprehensive income that can be transferred to profit or loss under the equity method		**-501,848.24**	1,362,237.74	8,335,976.29
2. Changes in fair value of other debt investments		**162,941,091.63**	353,929,662.72	-165,801,825.42
3. Provision for credit loss of other debt investments		**51,744,404.04**	-51,250,248.95	-49,260,974.45
4. Cash flow hedging reserve		**-17,432,626.62**	25,390,044.70	38,692,173.23
5. Exchange differences from translation of financial statements denominated in foreign currencies		**-55,093,342.40**	89,918,688.32	-30,312,797.05
Other comprehensive income attributable to minority shareholders, net of tax		**-53,909,904.71**	79,350,464.66	1,120,798,469.12
VII. Total comprehensive income		**264,262,629.22**	-183,555,945.34	5,057,188,445.40
Total comprehensive income attributable to owners of the Company		**-129,609,700.16**	1,056,543,029.91	5,285,586,929.97
Total consolidated income attributable to minority shareholders		**393,872,329.38**	-1,240,098,975.25	-228,398,484.57
VIII. Earnings per share				
(I) Basic earnings per share (RMB/share)	*(LX)*	**-0.05**	0.08	0.50
(II) Diluted earnings per share (RMB/share)	*(LX)*	**-0.05**	0.08	0.50

The accompanying notes are an integral part of these financial statements.

Legal representative	Chief Financial Officer	Head of Accounting Department

89

Haitong Securities Co., Ltd.
Company's Income Statements
(English Translation for Reference Only)

Unit: RMB

Item	Note XIV	January to September 2024	2023	2022
I. Total operating income		**10,578,803,840.16**	14,600,713,906.15	15,286,567,484.96
Fee and commission income, net	*(II)*	**3,097,372,463.69**	6,374,810,688.17	7,843,099,365.78
Including: fee income from securities brokerage, net		**2,058,678,959.81**	3,225,199,816.55	3,872,115,010.50
fee income from investment banking, net		**912,069,497.04**	3,001,298,483.74	3,580,435,747.32
Net interest income	*(III)*	**1,112,675,882.63**	2,028,605,141.73	2,623,520,480.43
Including: interest income		**5,880,743,214.38**	9,099,120,173.21	9,585,609,486.44
interest expenses		**-4,768,067,331.75**	-7,070,515,031.48	-6,962,089,006.01
Investment income (loss indicated with "-")	*(IV)*	**3,767,197,046.77**	4,881,490,690.52	3,829,208,782.98
Including: income from investments in associates and joint ventures		**380,008,365.68**	503,810,682.03	573,870,257.92
Other income		**103,935,671.39**	409,169,331.48	462,544,264.97
Income from changes in fair value (loss indicated with "-")	*(V)*	**2,491,446,596.91**	1,026,000,383.12	738,813,398.33
Exchange gain (loss indicated with "-")		**-4,575,412.69**	-136,368,248.14	-223,555,126.78
Other business income		**10,617,376.67**	16,006,736.68	12,724,833.65
Gains on disposal of assets (loss indicated with "-")		**134,214.79**	999,182.59	211,485.60
II. Total operating cost		**4,697,811,981.51**	6,603,964,761.20	4,354,248,846.28
Taxes and surcharges		**102,576,253.40**	155,527,631.57	129,685,532.11
Business and administrative expenses	*(VI)*	**4,505,607,473.74**	6,335,335,184.94	5,109,043,621.30
Credit impairment losses		**88,822,366.65**	112,077,427.73	-885,554,824.09
Other business costs		**805,887.72**	1,024,516.96	1,074,516.96
III. Operating profit (loss indicated with "-")		**5,880,991,858.65**	7,996,749,144.95	10,932,318,638.68
Plus: Non-operating income		**10,474,844.62**	26,942,028.86	79,473,996.79
Less: Non-operating expenditures		**35,166,317.72**	36,263,103.95	31,623,303.15
IV. Total profit (total loss indicated with "-")		**5,856,300,385.55**	7,987,428,069.86	10,980,169,332.32
Less: income tax expenses		**579,355,491.54**	666,354,550.40	1,355,213,848.70

90

January to 91 Item Note XIV September 2024 2023 2022 V. Net profit (net loss indicated with “-”) 5,276,944,894.01 7,321,073,519.46 9,624,955,483.62 (I) Net profit from continuing operations (net loss indicated with “-”) 5,276,944,894.01 7,321,073,519.46 9,624,955,483.62 (II) Net profit from discontinued operations (net loss indicated with “-”) VI. Other comprehensive income, net of tax 1,160,488,434.04 13,263,279.84 -1,105,527,973.21 (I) Other comprehensive income that cannot be reclassified into profit or loss 969,470,363.69 -246,011,442.81 -960,967,248.28 1. Changes in fair value of other equity instrument investments 969,470,363.69 -246,011,442.81 -960,967,248.28 (II) Other comprehensive income that will be reclassified into profit or loss 191,018,070.35 259,274,722.65 -144,560,724.93 1. Other comprehensive income that can be transferred to profit or loss under the equity method -501,848.24 1,362,237.74 8,335,976.29 2. Changes in fair value of other debt investments 140,741,188.12 320,630,247.36 -108,811,821.32 3. Provision for credit loss of other debt investments 50,778,730.47 -62,717,762.45 -44,084,879.90 VII. Total comprehensive income 6,437,433,328.05 7,334,336,799.30 8,519,427,510.41 The accompanying notes are an integral part of these financial statements. Legal representative Chief Financial Officer Head of Accounting Department

Haitong Securities Co., Ltd. 92 Consolidated Statements of Cash Flows (English Translation for Reference Only) Unit: RMB January to Item Note V September 2024 2023 2022 I. Cash flows from operating activities: Cash received from interests, fees and commissions 15,514,400,341.00 24,270,264,397.45 27,776,455,815.61 Net decrease in financial assets held for trading 35,889,204,256.47 13,264,557,967.14 Net increase in placements from banks and other financial institutions 8,297,114,629.16 Net increase in repurchase business funds 6,489,804,791.59 16,571,499,980.95 Net decrease in loans granted 5,282,987,481.29 Net cash received from acting trading of securities 23,570,192,807.32 Other cash receipts from operating activities (LXI) 22,557,365,135.81 24,947,341,432.98 6,923,654,695.76 17,739,997,265.93 Subtotal of cash inflows from operating activities 102,814,150,021.89 64,004,525,251.18 82,276,165,725.39 Net increase in financial assets held for trading 14,853,754,931.76 Net decrease in placements from banks and other financial institutions 1,108,001,071.54 9,303,607,479.66 Net decrease in funds for repurchase business 33,492,256,682.33 Net increase in loans granted 1,879,382,415.51 Net cash paid for acting trading of securities 8,988,837,503.18 7,684,167,700.31 Cash paid for interests, fees and commissions 5,711,224,304.59 7,766,866,012.73 7,104,326,941.34 Cash paid to and for employees 4,829,505,776.22 8,268,657,377.60 8,953,814,602.44 Taxes paid 1,472,633,163.16 3,349,783,199.16 6,629,336,340.17 Cash paid for other operating activities (LXI) 9,514,393,875.94 15,844,205,678.48 33,781,809,795.41 Subtotal of cash outflows from operating activities 56,128,014,873.78 60,951,487,118.42 73,457,062,859.33 Net Cash Flows from Operating Activities (LXII) 46,686,135,148.11 3,053,038,132.76 8,819,102,866.06 II. Cash flows from investing activities: Cash received from disposal of investments 62,926,575,446.64 36,088,553,726.86 38,211,295,601.62 Cash received from returns on investments 2,611,304,835.28 2,274,631,980.48 2,071,774,717.93 Net cash received from disposal of fixed assets, intangible assets and other long-term assets 127,767,851.59 137,442,210.45 3,100,522.71 Net cash received from disposal of subsidiaries and other business units 132,053,369.74 Subtotal of cash inflows from investing activities 65,665,648,133.51 38,500,627,917.79 40,418,224,212.00 Cash paid for acquisition of investments 45,780,854,115.84 46,501,951,704.09 51,044,297,307.83 Cash paid to acquire fixed assets, intangible assets and other long-term assets 701,113,473.11 801,677,247.59 4,657,434,680.07 Subtotal of cash outflows from investing activities 46,481,967,588.95 47,303,628,951.68 55,701,731,987.90 Net cash flows from investing activities 19,183,680,544.56 -8,803,001,033.89 -15,283,507,775.90

January to 93 Item Note V September 2024 2023 2022 III. Cash flows from financing activities: Cash received from capital contributions 3,010,000.00 64,301,720.50 3,915,000.00 Including: Cash received by subsidiaries from capital contributions by minority shareholders 3,010,000.00 64,301,720.50 3,915,000.00 Cash received from borrowings 39,210,987,769.52 54,141,336,293.23 71,594,305,146.91 Cash received from issuance of debentures 54,687,337,737.11 114,035,437,026.92 104,859,197,526.26 Subtotal of cash inflows from financing activities 93,901,335,506.63 168,241,075,040.65 176,457,417,673.17 Cash paid for repayments of debt 124,643,212,868.95 170,287,954,780.86 155,278,389,340.11 Cash paid for distribution of dividends, profits or interest expenses 9,483,790,407.97 13,430,290,405.03 13,397,553,801.68 Including: Cash paid for dividends and profits to minority shareholders by subsidiaries 189,234,600.00 473,967,828.51 368,137,778.10 Cash paid relating to other financing activities (LXI) 3,675,727,621.86 1,063,120,038.47 1,648,189,210.57 Subtotal of cash outflows from financing activities 137,802,730,898.78 184,781,365,224.36 170,324,132,352.36 Net cash flows from financing activities -43,901,395,392.15 -16,540,290,183.71 6,133,285,320.81 IV. Effects of foreign exchange rate changes on cash and cash equivalents -135,007,297.76 452,774,658.19 1,772,730,983.88 V. Net increase in cash and cash equivalents (LXII) 21,833,413,002.76 -21,837,478,426.65 1,441,611,394.85 Plus: Balances of cash and cash equivalents at beginning of the period 154,862,040,644.88 176,699,519,071.53 175,257,907,676.68 VI. Balances of cash and cash equivalents at end of the period (LXII) 176,695,453,647.64 154,862,040,644.88 176,699,519,071.53 The accompanying notes are an integral part of these financial statements. Legal representative Chief Financial Officer Head of Accounting Department

Haitong Securities Co., Ltd. 94 Company’s Statements of Cash Flows (English Translation for Reference Only) Unit: RMB Item Note XIV January to September 2024 2023 2022 I. Cash flows from operating activities: Cash received from interest, fees and commissions 9,492,883,296.57 16,069,302,720.16 18,606,183,608.24 Net decrease in financial assets held for trading 29,664,006,523.13 19,741,549,382.34 Net increase in placements from banks and other financial institutions 9,270,000,000.00 Net increase in repurchase business funds 1,419,452,248.71 6,436,598,117.52 Net decrease in loans granted 4,218,985,912.93 10,788,231,702.79 Net cash received from acting trading of securities 21,906,310,146.35 Other cash receipts from operating activities 2,472,407,690.37 5,005,585,273.43 209,413,011.96 Subtotal of cash inflows from operating activities 67,754,593,569.35 31,764,340,242.30 55,781,975,822.85 Net increase in financial assets held for trading 19,740,362,625.59 Net decrease in placements from banks and other financial institutions 800,000,000.00 7,000,000,000.00 Net decrease in funds for repurchase business 34,558,710,984.39 Net increase in loans granted 4,412,761,479.16 Net cash paid for acting trading of securities 4,070,681,220.44 3,705,521,992.19 Cash paid for interests, fees and commissions 2,569,151,292.44 3,766,957,608.34 4,066,952,378.39 Cash paid to and for employees 2,799,576,605.46 4,938,169,746.59 5,061,426,421.73 Taxes paid 458,990,178.79 854,335,942.55 3,092,871,396.18 Other cash paid related to operating activities 10,058,897,622.82 3,052,963,276.48 6,565,738,050.25 Subtotal of cash outflows from operating activities 51,245,326,683.90 40,836,231,899.15 29,492,510,238.74 Net Cash Flows from Operating Activities (VII) 16,509,266,885.45 -9,071,891,656.85 26,289,465,584.11 II. Cash flows from investing activities: Cash received from disposal of investments 60,856,206,978.38 29,842,210,707.11 31,386,819,815.37 Cash received from returns on investments 4,507,322,455.80 2,893,019,649.18 3,866,319,154.35 Net cash received from disposal of fixed assets, intangible assets and other long-term assets 20,069,841.04 9,426,554.68 1,730,604.40 Subtotal of cash inflows from investing activities 65,383,599,275.22 32,744,656,910.97 35,254,869,574.12 Cash paid for acquisition of investments 41,961,157,222.11 48,273,443,511.15 44,055,768,937.49 Cash paid to acquire fixed assets, intangible assets and other long-term assets 398,036,796.54 462,277,209.62 764,168,767.87 Subtotal of cash outflows from investing activities 42,359,194,018.65 48,735,720,720.77 44,819,937,705.36 Net cash flows from investing activities 23,024,405,256.57 -15,991,063,809.80 -9,565,068,131.24

January to 95 Item Note XIV September 2024 2023 2022 III. Cash flows from financing activities: Cash received from borrowings 680,000,000.00 Cash received from issuance of debentures 34,585,954,000.00 62,696,384,700.00 59,644,655,337.74 Subtotal of cash inflows from financing activities 34,585,954,000.00 62,696,384,700.00 60,324,655,337.74 Cash paid for repayments of debt 45,530,773,700.00 51,540,013,500.00 60,621,084,300.00 Cash paid for distribution of dividends, profits or interest expenses 4,819,056,113.78 7,170,595,182.74 8,298,665,729.54 Cash paid relating to other financing activities 471,508,054.68 630,916,923.63 178,007,290.60 Subtotal of cash outflows from financing activities 50,821,337,868.46 59,341,525,606.37 69,097,757,320.14 Net cash flows from financing activities -16,235,383,868.46 3,354,859,093.63 -8,773,101,982.40 IV. Effects of foreign exchange rate changes on cash and cash equivalents -11,254,309.77 21,742,732.06 111,208,908.40 V. Net increase in cash and cash equivalents (VII) 23,287,033,963.79 -21,686,353,640.96 8,062,504,378.87 Plus: Balances of cash and cash equivalents at beginning of the period 103,638,468,270.99 125,324,821,911.95 117,262,317,533.08 VI. Balances of cash and cash equivalents at end of the period (VII) 126,925,502,234.78 103,638,468,270.99 125,324,821,911.95 The accompanying notes are an integral part of these financial statements. Legal representative Chief Financial Officer Head of Accounting Department

Haitong Securities Co., Ltd.
Consolidated Statements of Changes in Shareholders' Equity
(English Translation for Reference Only)

Unit: RMB

Item	January to September 2024								
	Equity attributable to owners of the Company								
	Share capital	Capital reserve	Less: Treasury shares	Other comprehensive income	Surplus reserve	General risk provision	Retained earnings	Non-controlling interests	Total shareholders' equity
I. Balance as at 1 January 2024	13,064,200,000.00	75,764,593,348.84	414,335,029.18	-1,304,576,076.39	10,388,208,598.52	23,410,252,403.25	42,335,647,242.12	11,555,569,229.17	174,799,559,716.33
II. Increase/decrease for the year (decrease indicated with "-")		110,112,521.71	303,072,674.49	666,690,281.94		43,190,214.21	-2,531,978,212.65	-3,293,020,286.57	-5,308,078,155.85
(I) Total comprehensive income				529,842,600.65			-659,452,300.81	393,872,329.38	264,262,629.22
(II) Capital contribution and reduction by shareholders		110,112,521.71	303,072,674.49				-4,197,788.36	-3,516,288,672.72	-3,713,446,613.86
1. Ordinary shares invested by shareholders									
2. Capital invested by holders of other equity instruments								-470,000,000.00	-470,000,000.00
3. Amount of share-based payment credited to shareholders' equity									
4. Others		110,112,521.71	303,072,674.49				-4,197,788.36	-3,046,288,672.72	-3,243,446,613.86
(III) Profit distribution						43,190,214.21	-1,731,480,442.19	-170,603,943.23	-1,858,894,171.21
1. Withdrawal of surplus reserve									
2. Withdrawal of general risk provision						43,190,214.21	-43,190,214.21		
3. Distributions to shareholders							-1,688,326,319.29	-170,567,851.92	-1,858,894,171.21
4. Others							36,091.31	-36,091.31	

96

January to September 2024 Equity attributable to owners of the Company Other Total Item Share capital Capital reserve Less: Treasury shares comprehensive income Surplus reserve General risk provision Retained earnings Non-controlling interests shareholders’ equity (IV)Internal carryforward of shareholders’ equity 136,847,681.29 -136,847,681.29 1. Conversion of capital reserve to share capital 2. Conversion of surplus reserve to share capital 3. Recovery of loss with surplus reserve 4. Change of defined benefit plan carried forward to retained earnings 5. Other comprehensive income carried forward to retained earnings 136,847,681.29 -136,847,681.29 6. Others III. Balance as at 30 September 2024 13,064,200,000.00 75,874,705,870.55 717,407,703.67 -637,885,794.45 10,388,208,598.52 23,453,442,617.46 39,803,669,029.47 8,262,548,942.60 169,491,481,560.48 97

2023 Equity attributable to owners of the Company Other Total 98 Item Share capital Capital reserve Less: Treasury shares comprehensive income Surplus reserve General risk provision Retained earnings Non-controlling interests shareholders’ equity I. Balance as at 1 January 2023 13,064,200,000.00 75,007,558,592.52 -1,617,313,221.53 9,656,101,246.57 21,782,272,819.21 46,699,136,993.48 13,030,101,186.89 177,622,057,617.14 II. Increase/decrease for the year (decrease indicated with “-”) 757,034,756.32 414,335,029.18 312,737,145.14 732,107,351.95 1,627,979,584.04 -4,363,489,751.36 -1,474,531,957.72 -2,822,497,900.81 (I) Total comprehensive income 48,136,713.64 1,008,406,316.27 -1,240,098,975.25 -183,555,945.34 (II) Capital contribution and reduction by shareholders 757,034,756.32 414,335,029.18 -3,723,548.17 239,531,694.07 578,507,873.04 1. Ordinary shares invested by shareholders 2. Capital invested by holders of other equity instruments 950,000,000.00 950,000,000.00 3. Amount of share-based payment credited to shareholders’ equity 542,948.13 4,755,202.55 5,298,150.68 4. Others 756,491,808.19 414,335,029.18 -3,723,548.17 -715,223,508.48 -376,790,277.64

2023 Equity attributable to owners of the Company Other Total 99 Item Share capital Capital reserve Less: Treasury shares comprehensive income Surplus reserve General risk provision Retained earnings Non-controlling interests shareholders’ equity (III) Profit distribution 732,107,351.95 1,627,979,584.04 -5,103,572,087.96 -473,964,676.54 -3,217,449,828.51 1. Withdrawal of surplus reserve 2. Withdrawal of general risk provision 732,107,351.95 1,627,979,584.04 -732,107,351.95 -1,627,979,584.04 3. Distributions to shareholders -2,743,482,000.00 -473,967,828.51 -3,217,449,828.51 4. Others (IV) Internal carryforward of shareholders’ equity 264,600,431.50 -3,151.97 -264,600,431.50 3,151.97 1. Conversion of capital reserve to share capital 2. Conversion of surplus reserve to share capital 3. Recovery of loss with surplus reserve 4. Change of defined benefit plan carried forward to retained earnings 5. Other comprehensive income carried forward to retained earnings 264,600,431.50 -264,600,431.50 6. Others III. Balance as at 31 December 2023 13,064,200,000.00 75,764,593,348.84 414,335,029.18 -1,304,576,076.39 10,388,208,598.52 23,410,252,403.25 42,335,647,242.12 11,555,569,229.17 174,799,559,716.33

	2022								
	Equity attributable to owners of the Company								
Item	Share capital	Capital reserve	Less: Treasury shares	Other comprehensive income	Surplus reserve	General risk provision	Retained earnings	Non-controlling interests	Total shareholders' equity
I. Balance as at 1 January 2022	13,064,200,000.00	74,913,916,184.14		-657,678,320.59	8,693,605,698.21	19,619,604,400.72	47,504,315,755.70	14,616,822,375.54	177,754,786,093.72
II. Increase/decrease for the year (decrease indicated with "-")		93,642,408.38		-959,634,900.94	962,495,548.36	2,162,668,418.49	-805,178,762.22	-1,586,721,188.65	-132,728,476.58
(I) Total comprehensive income				-1,259,760,034.86			6,545,346,964.83	-228,398,484.57	5,057,188,445.40
(II) Capital contribution and reduction by shareholders		93,642,408.38					-5,911,505.21	-990,250,047.05	-902,519,143.88
1. Ordinary shares invested by shareholders									
2. Capital invested by holders of other equity instruments								202,009,433.98	202,009,433.98
3. Amount of share-based payment credited to shareholders' equity		23,914,128.44						11,297,346.06	35,211,474.50
4. Others		69,728,279.94					-5,911,505.21	-1,203,556,827.09	-1,139,740,052.36
(III) Profit distribution					962,495,548.36	2,162,668,418.49	-7,044,489,087.92	-368,072,657.03	-4,287,397,778.10
1. Withdrawal of surplus reserve					962,495,548.36		-962,495,548.36		
2. Withdrawal of general risk provision						2,162,668,418.49	-2,162,668,418.49		
3. Distributions to shareholders							-3,919,260,000.00	-368,137,778.10	-4,287,397,778.10
4. Others							-65,121.07	65,121.07	

100

2022 Equity attributable to owners of the Company Other Total Item Share capital Capital reserve Less: Treasury shares comprehensive income Surplus reserve General risk provision Retained earnings Non-controlling interests shareholders’ equity (IV) Internal carryforward of shareholders’ equity 300,125,133.92 -300,125,133.92 1. Conversion of capital reserve to share capital 2. Conversion of surplus reserve to share capital 3. Recovery of loss with surplus reserve 4. Change of defined benefit plan carried forward to retained earnings 5. Other comprehensive income carried forward to retained earnings 300,125,133.92 -300,125,133.92 6. Others III. Balance as at 31 December 2022 13,064,200,000.00 75,007,558,592.52 -1,617,313,221.53 9,656,101,246.57 21,782,272,819.21 46,699,136,993.48 13,030,101,186.89 177,622,057,617.14 The accompanying notes are an integral part of these financial statements. Legal representative Chief Financial Officer Head of Accounting Department 101

Haitong Securities Co., Ltd.
Company's Statements of Changes in Shareholders' Equity
(English Translation for Reference Only)

Unit: RMB

Item	January to September 2024							
	Share capital	Capital reserve	Less: Treasury shares	Other comprehensive income	Surplus reserve	General risk provision	Retained earnings	Total shareholders' equity
I. Balance as at 1 January 2024	13,064,200,000.00	74,757,884,043.68	414,335,029.18	-145,958,672.15	10,388,208,598.52	20,776,417,197.04	34,844,750,010.95	153,271,166,148.86
II. Increase/decrease for the year (decrease indicated with "-")			303,072,674.49	1,297,336,115.33		1,485,367.43	3,450,285,526.00	4,446,034,334.27
(I) Total comprehensive income				1,160,488,434.04			5,276,944,894.01	6,437,433,328.05
(II) Capital contribution and reduction by shareholders			303,072,674.49					-303,072,674.49
1. Ordinary shares invested by shareholders								
2. Capital invested by holders of other equity instruments								
3. Amount of share-based payment credited to shareholders' equity								
4. Others			303,072,674.49					-303,072,674.49
(III) Profit distribution						1,485,367.43	-1,689,811,686.72	-1,688,326,319.29
1. Withdrawal of surplus reserve								
2. Withdrawal of general risk provision						1,485,367.43	-1,485,367.43	
3. Distributions to shareholders							-1,688,326,319.29	-1,688,326,319.29
4. Others								
(IV) Internal carryforward of shareholders' equity				136,847,681.29			-136,847,681.29	
1. Conversion of capital reserve to share capital								
2. Conversion of surplus reserve to share capital								
3. Recovery of loss with surplus reserve								
4. Change of defined benefit plan carried forward to retained earnings								
5. Other comprehensive income carried forward to retained earnings				136,847,681.29			-136,847,681.29	
6. Others								
III. Balance as at 30 September 2024	13,064,200,000.00	74,757,884,043.68	717,407,703.67	1,151,377,443.18	10,388,208,598.52	20,777,902,564.47	38,295,035,536.95	157,717,200,483.13

102

Item	Share capital	Capital reserve	Less: Treasury shares	Other comprehensive income	Surplus reserve	General risk provision	Retained earnings	Total shareholders' equity
	2023							
I. Balance as at 1 January 2023	13,064,200,000.00	74,709,020,563.14		-393,603,061.50	9,656,101,246.57	19,312,202,493.14	32,697,861,656.85	149,045,782,898.20
II. Increase/decrease for the year (decrease indicated with "-")		48,863,480.54	414,335,029.18	247,644,389.35	732,107,351.95	1,464,214,703.90	2,146,888,354.10	4,225,383,250.66
(I) Total comprehensive income				13,263,279.84			7,321,073,519.46	7,334,336,799.30
(II) Capital contribution and reduction by shareholders		48,863,480.54	414,335,029.18					-365,471,548.64
1. Ordinary shares invested by shareholders								
2. Capital invested by holders of other equity instruments								
3. Amount of share-based payment credited to shareholders' equity								
4. Others		48,863,480.54	414,335,029.18					-365,471,548.64
(III) Profit distribution					732,107,351.95	1,464,214,703.90	-4,939,804,055.85	-2,743,482,000.00
1. Withdrawal of surplus reserve					732,107,351.95		-732,107,351.95	
2. Withdrawal of general risk provision						1,464,214,703.90	-1,464,214,703.90	
3. Distributions to shareholders							-2,743,482,000.00	-2,743,482,000.00
4. Others								
(IV) Internal carryforward of shareholders' equity				234,381,109.51			-234,381,109.51	
1. Conversion of capital reserve to share capital								
2. Conversion of surplus reserve to share capital								
3. Recovery of loss with surplus reserve								
4. Change of defined benefit plan carried forward to retained earnings								
5. Other comprehensive income carried forward to retained earnings				234,381,109.51			-234,381,109.51	
6. Others								
III. Balance as at 31 December 2023	13,064,200,000.00	74,757,884,043.68	414,335,029.18	-145,958,672.15	10,388,208,598.52	20,776,417,197.04	34,844,750,010.95	153,271,166,148.86

103

2022 Other Total 104 Item Share capital Capital reserve Less: Treasury shares comprehensive income Surplus reserve General risk provision Retained earnings shareholders’ equity I. Balance as at 1 January 2022 13,064,200,000.00 74,772,635,006.20 411,799,777.79 8,693,605,698.21 17,387,211,396.42 30,179,777,952.23 144,509,229,830.85 II. Increase/decrease for the year (decrease indicated with “-”) -63,614,443.06 -805,402,839.29 962,495,548.36 1,924,991,096.72 2,518,083,704.62 4,536,553,067.35 (I) Total comprehensive income -1,105,527,973.21 9,624,955,483.62 8,519,427,510.41 (II) Capital contribution and reduction by shareholders -63,614,443.06 -63,614,443.06 1. Ordinary shares invested by shareholders 2. Capital invested by holders of other equity instruments 3. Amount of share-based payment credited to shareholders’ equity 4. Others -63,614,443.06 -63,614,443.06 (III) Profit distribution 962,495,548.36 1,924,991,096.72 -6,806,746,645.08 -3,919,260,000.00 1. Withdrawal of surplus reserve 962,495,548.36 -962,495,548.36 2. Withdrawal of general risk provision 1,924,991,096.72 -1,924,991,096.72 3. Distributions to shareholders -3,919,260,000.00 -3,919,260,000.00 4. Others

2022 Other Total The accompanying notes are an integral part of these financial statements. Legal representative Chief Financial Officer Head of Accounting Department 105 Item Share capital Capital reserve Less: Treasury shares comprehensive income Surplus reserve General risk provision Retained earnings shareholders’ equity (IV) Internal carryforward of shareholders’ equity 300,125,133.92 -300,125,133.92 1. Conversion of capital reserve to share capital 2. Conversion of surplus reserve to share capital 3. Recovery of loss with surplus reserve 4. Change of defined benefit plan carried forward to retained earnings 5. Other comprehensive income carried forward to retained earnings 300,125,133.92 -300,125,133.92 6. Others III. Balance as at 31 December 2022 13,064,200,000.00 74,709,020,563.14 -393,603,061.50 9,656,101,246.57 19,312,202,493.14 32,697,861,656.85 149,045,782,898.20

106 Haitong Securities Co., Ltd. Notes to the Financial Statements For Each of the Years Ended 31 December 2022 and 2023 and the Nine Months Ended 30 September 2024 (All amounts in RMB unless otherwise stated) (English Translation for Reference Only) I. BASIC INFORMATION OF THE COMPANY (I) Company profile Haitong Securities Co., Ltd. (the “Company”, “Company” or “Haitong Securities”) was formerly known as Shanghai Haitong Securities Company, which was established in 1988 and was one of the earliest securities companies in China. In September 1994, the Company was transformed into a national limited liability company, and renamed as “Haitong Securities Company Limited”. Its capital was increased to RMB1 billion. In 2000, its capital was increased to RMB3.746 billion. Upon approval by the China Securities Regulatory Commission (the “CSRC”) with the Reply concerning the Overall Change of Haitong Securities Company Limited into a Joint-stock limited liability company (Zheng Jian Ji Gou Zi [2001] No. 278), on 28 January 2002, Haitong Securities Company Limited was converted into a joint-stock limited liability company and was renamed as “Haitong Securities Co., Ltd. “with a registered share capital of RMB4.006 billion. In November 2002, its capital was increased to RMB8.734 billion. On 7 June 2007, the Company’s merger with former Shanghai Urban Agro-Business Co., Ltd. (600837) was approved by the CSRC. After the absorption and merger, the share capital of the Post-Merger Company was changed to RMB3,389 million, and it was listed on the Shanghai Stock Exchange on 31 July 2007. In 2007, the share capital was increased by RMB725 million through a private offering, and the Company’s share capital was changed to RMB4,114 million. According to the 2007 profit distribution and capitalisation of capital reserve plan of Haitong Securities, the share capital of the Company was changed to RMB8,227,821,180.00 by distributing dividends of 3 shares for every 10 shares (tax included) and converting 7 shares for every 10 shares from capital reserve to registered capital. On 27 April 2012, the Company issued 1,229,400,000 overseas listed foreign shares (H shares) on the Main Board of the Hong Kong Stock Exchange. In the following month, the Company issued an additional 127,500,000 H shares as a result of partial exercise of the over-allotment option. In addition, a total of 135,690,000 shares were transferred to the National Council of Social Security Funds and converted into overseas-listed foreign shares (H-shares) in connection with the reduction in the holdings of state-owned shares by shareholders of the Company’s state-owned shares. After the H-share issuance and the reduction of state-owned shares, the number of shares of the Company was changed to 9,584,721,180 shares, of which 8,092,131,180 shares are A-shares listed on the Shanghai Stock Exchange and 1,492,590,000 shares are H-shares listed on the Hong Kong Stock Exchange. In May 2015, the Company made a private offering of overseas listed foreign shares (H-shares) with an issue size of 1,916,978,820 shares. After the H-share private offering, the number of shares of the Company was changed to 11,501,700,000 shares, of which 8,092,131,180 shares are A-shares listed on the Shanghai Stock Exchange and 3,409,568,820 shares are H-shares listed on the Hong Kong Stock Exchange.

107 On 5 August 2020, the Company issued 1,562,500,000 ordinary shares (A shares) in a private offering to 13 specified targets. After the A-share private offering, the number of shares of the Company was changed to 13,064,200,000 shares, of which 9,654,631,180 shares are A-shares listed on the Shanghai Stock Exchange and 3,409,568,820 shares are H-shares listed on the Hong Kong Stock Exchange. As of 30 September 2024, the Company’s total share capital was 13,064,200,000, all of which are circulating shares not subject to selling restrictions. The address of the Company’s registered office is No. 689 Guangdong Road, Shanghai, China, while the address of the Company’s headquarters is Haitong Bund Finance Plaza, No. 888 South Zhongshan Road, Huangpu District, Shanghai, China. As of 30 September 2024, the Company had 41 approved branches and 297 securities offices. The Company is principally engaged in securities brokerage; securities proprietary trading; securities underwriting and sponsorship; securities investment consulting; financial advisory services relating to securities trading and investment activities; direct investment; securities investment fund consignment; provision of intermediary introduction business for the futures companies; margin financing and securities lending; agency sale of financial products; the stock options market making; other businesses approved by the CSRC. [In addition, the Company is permitted to set up subsidiaries that are engaged in outbound investments including investments in financial products (activities subject to approval as required by laws shall be conducted upon approval by relevant authorities).] (II) Scope of consolidated financial statements The scope of the consolidated financial statements includes directly or indirectly controlled subsidiaries and structured entities. The subsidiaries include the subsidiaries acquired through establishment or investment, such as HFT Investment Management Co., Ltd., Haitong Capital Investment Co., Ltd., Haitong Innovation Securities Investment Company Limited, Shanghai Haitong Securities Asset Management Company Limited, Haitong International Holdings Limited, Haitong UT Capital Group Co., Limited, Shanghai Weitai Properties Management Co., Ltd., the subsidiaries acquired through business combination not under common control, such as Haitong Futures Co., Ltd., and the companies controlled by such subsidiaries. The Company, its subsidiaries and structured entities within the scope of consolidation are hereinafter collectively referred to as the “Group”. For details of the scope of the consolidated financial statements and changes therein, as well as information on interests in related investees, please refer to the notes “VI. Changes in the Scope of Consolidation” and “VII. Interests in Other Entities”.

108 II. BASIS OF PREPARATION OF THE FINANCIAL STATEMENTS (I) Basis of preparation The financial statements were prepared in accordance with the Accounting Standards for Business Enterprises – Basic Standards promulgated by the Ministry of Finance of the PRC on 15 February 2006, and their specific accounting standards and other relevant regulations issued subsequently (collectively referred to as “Accounting Standards for Business Enterprises”) as well as the disclosure provisions of the Rules on Information Disclosure and Preparation by Companies Issuing Securities Publicly No.15 – General Provisions on Financial Report issued by the CSRC. (II) Going concern The financial statements are prepared on a going-concern basis. The Group possesses the ability to continue as a going concern for at least 12 months from the end of the Reporting Period, with no material matters affecting its ability to operate on a going-concern basis. (III) Accounting basis and valuation principles The accounting of the Group is measured on an accrual accounting basis. Except for certain financial instruments that are measured at fair value, this financial statement uses historical cost as the measurement basis. In case of any asset impairment, impairment provision shall be made according to the relevant provisions. Under historical cost measurement, assets are measured at the fair value of the amount of cash or cash equivalents paid or the consideration given at the time of acquisition. Liabilities are measured at the amount of money or assets actually received as a result of incurring a present obligation, or at the contractual amount of the present obligation incurred, or at the amount of cash or cash equivalents required to be paid in settlement of the liability in the ordinary course of activities. Fair value refers to the price that market participants can receive for the sale of an asset or pay for the transfer of a liability in an orderly transaction that occurs on the measurement date. Fair values measured or disclosed in these financial statements are determined on this basis regardless of whether the fair values are observable or estimated using valuation techniques.

109 III. SIGNIFICANT ACCOUNTING POLICIES AND ACCOUNTING ESTIMATES The Group determines specific accounting policies and accounting estimates based on the characteristics of its business, which are mainly reflected in the recognition and measurement of financial instruments, financial assets held under resale agreements, financial assets sold under repurchase agreements, financing and securities financing business, hedging business, and revenue. The specific policies are described in the relevant notes. The critical judgments and significant accounting estimates applied by the Group in the determination of significant accounting policies and their key assumptions are detailed in Note III. (XXXIII). (I) Statement of compliance with the Accounting Standards for Business Enterprises The financial statements are in compliance with the requirements of the Accounting Standards for Business Enterprises promulgated by the Ministry of Finance and truly and completely present the consolidated and company’s financial position as at 31 December 2022, 31 December 2023 and 30 September 2024, and their financial performances and cash flows for each of the years ended 31 December 2022 and 2023 and the nine months ended 30 September 2024. (II) Accounting period A fiscal year begins on 1 January and ends on 31 December of the Gregorian calendar. The current Reporting Period is from 1 January 2022 to 30 September 2024. (III) Business cycle The operating cycle of the Group is 12 months. (IV) Recording currency The Company adopts Renminbi as the functional currency. The Company’s subsidiaries determine the functional currencies based on the currency of the primary economic environment in which they operate. These financial statements are presented in RMB.

110 (V) Business combination 1. Business combination under common control The consideration paid for the combination and net assets acquired by the Group are measured at carrying amount. If the combined party was acquired by the ultimate controlling party from a third party in the previous year, they shall be based on the carrying amount of the assets and liabilities of the combined party (including goodwill arising from the acquisition of the combined party by the ultimate controlling party) in the consolidated financial statements of the ultimate controlling party. Difference between the carrying amount of the net assets acquired by the Group and the consideration paid for the combination is adjusted to capital reserves (share premium); if the capital reserves (share premium) are insufficient to offset, any excess is adjusted to retained earnings. Costs directly attributable to the combination are included in profit or loss in the period when incurred. Transaction costs associated with the issue of equity or debt securities for the business combination are included in the initially recognised amounts of the equity or debt securities. 2. Business combination not under common control For business combination not under common control, the Group has elected to apply the concentration test to determine whether the portfolio of production and operation activities or assets acquired constitutes a business. When the relevant transaction passes the concentration test, the Group accounts for it mutatis mutandis in accordance with the relevant asset acquisition principles. When the transaction fails to pass the concentration test, the Group will make a further judgment as to whether the relevant portfolio acquired in business combination constitutes a business based on whether it has at least one input and one substantial process that, in combination, contributes significantly to the output capacity. The cost of combination incurred and identifiable net assets obtained by the Group in a business combination are measured at fair value on the acquisition date. The excess of the combination costs over the fair value of the identifiable net assets acquired at the date of acquisition is recognised as goodwill; the shortfall of the combination costs below the fair value of the identifiable net assets acquired at the date of acquisition is included in the profit or loss for the period. Costs directly attributable to the combination are included in profit or loss in the period when incurred. Transaction costs associated with the issue of equity or debt securities for the business combination are included in the initially recognised amounts of the equity or debt securities.

111 (VI) Criteria for control and methods for preparation of the consolidated financial statements 1. Criteria for control The scope of consolidation of the consolidated financial statements shall be determined based on the concept of control. Control means that the investor has power over the investee, enjoys variable returns through its participation in the investee’s related activities, and has the ability to use its power over the investee to influence the amount of its returns. Once any change in the facts and circumstances arises which leads to a change in the elements involved in the definition of control, the Company will conduct an assessment. 2. Procedures for consolidation The consolidation of a subsidiary begins when the Company obtains control of the subsidiary and ends when it loses control of the subsidiary. For subsidiaries being disposed of, the financial position, business results and cash flows prior to the date of disposal (the date when the control is lost) are duly included in the consolidated balance sheet, consolidated income statement and consolidated cash flow statement. For subsidiaries acquired from a business combination not under common control, their operating results and cash flows subsequent to the acquisition date are included in the consolidated income statement and consolidated cash flow statement. In preparing the consolidated financial statements, subsidiaries adopt accounting policies and accounting periods consistent with those of the Company. All significant intra-group balances, transactions and unrealised profits are eliminated in preparing the consolidated financial statements. The portion of a subsidiary’s equity and the portion of a subsidiary’s net profit and loss for the period as well as comprehensive income not attributable to the Company are recognised as non-controlling interests, net profit and loss attributable to non-controlling interests as well as comprehensive income attributable to non-controlling interests presented separately in the consolidated financial statements within equity and net profit as well as total comprehensive income respectively. If the minority shareholders’ share of the subsidiary’s current loss exceeds the minority shareholders’ share of the subsidiary’s equity at the beginning of the period, the balance shall be offset against the non-controlling interests. The unrealised profit or loss arising from sales of assets to subsidiaries by the Company are fully eliminated against net profit attributable to shareholders of the Company. The unrealised profit or loss arising from sales of assets to the Company by subsidiaries is eliminated against net profit attributable to shareholders of the Company and non-controlling interests in proportion to their respective shareholdings in the subsidiaries. The unrealised profit or loss arising from sales of assets between subsidiaries are eliminated against net profit attributable to shareholders of the Company and non-controlling interests in proportion to their respective shareholdings in the subsidiaries selling assets.

112 Transactions involving the purchase of a minority interest in a subsidiary, or as a result of the disposal of a portion of an equity investment without a loss of control over the subsidiary, are accounted for as equity transactions, and the carrying amounts of the equity attributable to shareholders of the Company and the minority interest are adjusted to reflect the changes in the related interest in the subsidiary. The difference between the adjustment to non-controlling interests and the fair value of the consideration paid/received shall be covered by adjusting the capital reserve, and if capital reserve is not sufficient for write-off, retained earnings shall be adjusted. If the control over a former subsidiary is lost due to the disposal of a portion of the equity investment or for other reasons, the remaining equity interest is remeasured at its fair value as at the date of loss of control for the preparation of the consolidated financial statements. The balance of the sum of the consideration obtained from the disposal of equity and the fair value of the remaining equity less the net assets of the relevant subsidiary attributable to the Company calculated from the date of acquisition according to the original holding proportion shall be recorded into the investment income for the period covering the date when the control is lost, and the goodwill shall be written down. Other comprehensive income related to the equity investment in the relevant subsidiary shall be transferred to the current investment income when the control is lost. (VII) Determination standards for cash and cash equivalents Cash means the cash on hand and the deposit that is readily available for payment. Cash equivalents are investments that are held for a short period of time, highly liquid, easily convertible to known amounts of cash, and have minimal risk of changes in value. (VIII) Foreign currency business and foreign currency statement translation 1. Foreign currency business Foreign currency transactions are translated into the functional currency using the exchange rates prevailing as at the dates of the transactions. As at the balance sheet date, monetary items denominated in foreign currencies are translated into RMB using the spot exchange rate at that date. Exchange differences arising from the difference between the spot exchange rate as at that date and the spot exchange rate at initial recognition or as at the previous balance sheet date are recognised in current profit or loss, except that exchange difference of special loans in foreign currency that meet the capitalisation conditions shall be capitalised and included in the cost of the relevant assets during the capitalisation period, and the exchange difference of the hedge instrument that is hedged to avoid the foreign exchange risk shall be treated by the hedge accounting method.

113 The non-monetary foreign currency items measured at historical cost shall be measured at the amount of recording currency that it is translated into based on the spot rate on the transaction date. For non-monetary foreign currency items measured at fair value, the exchange rate prevailing at the date when the fair value is determined is used for translation, and the difference between the translated amount of the recording currency and the original amount of the recording currency shall be treated as the change in fair value (including change of exchange rate) and recorded in current profit and loss or recognised as other comprehensive income. 2. Translation of foreign currency financial statements Where the preparation of consolidated financial statements involves overseas operations, if there are foreign currency monetary items that substantially constitute net investments in overseas operations, the exchange difference resulting from changes in exchange rates shall be recognised as other comprehensive income; Upon disposal of the overseas operations, it shall be included in the profit or loss of the disposal period. The cash flows of overseas operations are translated at the spot exchange rates on the dates of the cash flows. The effect of exchange rate changes on cash is shown separately in the statement of cash flows. (IX) Financial Instruments A financial instrument is a contract that forms a financial asset of one party and creates a financial liability or equity instrument of another party. Relevant financial assets, financial liabilities or equity instruments are recognised when the Group becomes a party to the financial instrument contract. 1. Classification and measurement of financial assets In the case of a conventional purchase or sale of financial assets, the assets to be received and the liabilities to be assumed therefor are recognised on the trading day, or the assets sold are derecognised on the trading day, together with the gain or loss on disposal and the accounts receivable to be collected from the buyer. Trading date is the date that the Group undertakes to purchase or sell the financial assets. At initial recognition, the Group measures financial assets or financial liabilities at fair value plus or minus, in the case of a financial asset or financial liability not at FVTPL, the transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability, such as fees and commissions. Transaction costs of financial assets and financial liabilities at FVTPL are expensed in profit or loss. For accounts receivable arising from the sale of products or daily business activities that do not contain or consider significant financing components, the amount of consideration that the Group is expected to be entitled to receive shall be the initial recognition amount. The effective interest method refers to the method of calculating the amortised cost of financial assets or liabilities and allocating the interest income or interest expense into each accounting period.

114 The effective interest rate is the rate used to discount estimated future cash flows through the expected life of the financial instrument, or a shorter period if applicable, to the amount initially recognised for the financial instrument. In determining the effective interest rate, the expected cash flow is estimated on the basis of all contractual terms (such as prepayment, rollover, call options or other similar options) of the financial asset or liability, but the expected credit losses are not considered. The amortised cost of a financial asset or a financial liability is calculated as the initial recognised amount of the financial asset or the financial liability, net of principal repayments, plus or minus accumulated amortisation using the effective interest method to amortise the difference between the initial recognition amount and the maturity amount, less accumulated loss provisions (applicable only to financial assets). The Group classifies financial assets into financial assets measured at amortised cost, financial assets at FVTOCI and financial assets at FVTPL based on the business model for managing the financial assets and the contractual cash flow characteristics of the financial assets. The business model of managing financial assets indicates how to manage financial assets in order to generate cash flow. The business model determines whether the source of cash flow of the financial assets managed by the Group is to collect contractual cash flows, sell financial assets, or both. The Group’s business model for managing financial assets is based on the specific business objectives determined by the Group for the management of financial assets. The factors considered by the Group when determining the business model of a group of financial assets include: How the cash flow of the group of financial assets was collected in the past, how the performance of the asset group was assessed and reported to key management personnel, how the risks were assessed and managed, and how the business management personnel were compensated. If the contingent consideration recognised by the Group in a business combination not under common control constitutes a financial asset, the financial asset is classified as a financial asset at fair value through profit or loss. The contractual cash flow characteristics of a financial asset are those attributes of the cash flows contractually agreed upon for the financial instrument that reflect the economic characteristics of the underlying financial asset, i.e., the contractual cash flows arising from the underlying financial asset at a given date are solely payments of principal and interest based on the amount of principal outstanding. The principal is the fair value of the financial asset at initial recognition. The principal amount may change over the life of the financial asset due to early repayment or other reasons. Interest includes consideration for the time value of money, credit risk associated with the amount of principal outstanding in a given period, and other underlying borrowing risks, costs and profits. Financial assets with embedded derivatives are considered in their entirety when determining whether the contractual cash flows are solely payments of principal and interest.

115 The Group’s classification of debt instrument assets and equity instrument assets is as follows: (1) Debt instruments Debt instruments held by the Group are instruments that meet the definition of a financial liability when analysed from the issuer’s perspective. Classification and subsequent measurement of debt instruments depends on ① the Group’s business model for managing the asset; and ② the cash flow characteristics of the asset. The Group classifies its debt instruments into the following three measurement categories: i. Amortised cost If the Group’s business model of managing the financial asset at amortised cost is aimed at the collection of contractual cash flows, and the contractual cash flow characteristics of such financial asset are consistent with the basic borrowing arrangement, that is, the cash flows generated on a specific date are only payments of principal and interest based on the outstanding principal amount, and the financial asset is not designated as financial asset at fair value through the current profit or loss, the financial asset shall be measured at amortised cost. The Group recognises interest income from the such financial assets in accordance with the effective interest method. Such financial assets mainly include monetary funds, settlement reserve fund, placements to banks and other financial institutions, loans granted, financial assets held under resale agreements, guarantee deposits paid, accounts receivable and debt investment. ii. FVTOCI If the Group’s business model of managing such financial assets is aimed at the collection of contractual cash flows and disposal, and the contractual cash flow characteristics of such financial assets are consistent with the basic borrowing arrangement, such financial assets shall be measured at fair value and their changes are recognised in other comprehensive income, but impairment losses or gains, exchange gains or losses and interest income calculated under the effective interest rate method are recognised in current profit and loss. iii. FVTPL Financial assets held by the Group that are not classified as financial assets at amortised cost, financial assets at fair value through other comprehensive income, or financial assets at fair value through profit or loss, are presented as financial assets held for trading. In order to eliminate or significantly reduce accounting misalignments, the Group would designate certain financial assets as financial assets at fair value through profit or loss at initial recognition. The designation, once made, is irrevocable.

116 (2) Equity instruments Equity instruments are instruments that meet the definition of equity from the issuer’s perspective; that is, instruments that do not contain a contractual obligation to pay and that have the rights to the net assets and residual returns of the issuer, such as ordinary shares. Equity instruments over which the Group has no control, common control or significant influence are recognised as financial assets held for trading at fair value through profit or loss. In addition, the Group has designated certain non-trading equity instrument investments as financial assets at fair value through other comprehensive income, which are presented as other equity instrument investments. The relevant dividend income of such financial assets is included in current profit and loss. 2. Impairment of financial instruments The Group recognises loss provisions on the basis of expected credit losses for loan commitments and financial guarantee contracts other than financial assets at amortised cost, investments in debt instruments at fair value through other comprehensive income, lease receivables and financial liabilities at fair value through profit or loss. For accounts receivable arising from transactions regulated by revenue criteria that do not contain a significant financing component or do not take into account the financing component of contracts not exceeding one year, the loss provision is measured at an amount equivalent to expected credit losses over the entire duration. For other financial instruments, except for the purchased or originated financial assets that are credit impaired, the Group assesses at each balance sheet date the change in the credit risk of the relevant financial instrument since initial recognition. If the credit risk of the financial instruments has increased significantly since initial recognition, the Group measures its loss provision at an amount equal to the expected credit loss over the entire duration of the financial instruments. Otherwise, the Group measures its loss provision at an amount equal to the expected credit loss of the financial instruments over the coming 12 months. The resulting increase or reversal of the provision for credit impairment is included in the current profit or loss. For debt instruments held at fair value through other comprehensive income, the Group will adjust the other comprehensive income while recognising impairment losses or gains in current profit or loss.

117 If the Group has measured the loss provision in the previous accounting period at the amount equivalent to the expected credit loss for the entire duration of the financial instrument, but on the balance sheet date of the current period, the financial instrument is no longer subject to a significant increase in credit risk since the initial recognition, on the balance sheet date of the current period, the Group measures the loss provision of the financial instrument according to the amount equivalent to the expected credit loss in the next 12 months, and the resulting reversal amount of the loss provision is include in the current profit and loss. Using reasonably available and evidence-based forward-looking information, the Group determines whether the credit risk of the financial instruments has increased significantly since the initial recognition by comparing the risk of default of the financial instruments on the balance sheet date and the risk of default on the initial recognition date. For loan commitments and financial guarantee contracts, the Group, when applying the impairment provisions on financial instruments, takes the date on which it becomes the party making the irrevocable commitment as the initial recognition date. The Group calculates the interest income based on the book balance without deducting the impairment provision and using the effective interest rate of financial instruments that are in the first and second stages. For financial instruments in the third stage, interest income is calculated on the basis of their book balance less amortised cost after provision for impairment and the effective interest rate. (1) Determination of expected credit losses The Group recognises the expected credit loss of the relevant financial instruments using the following methods: ① For financial assets, credit losses are the present value of the spread between the contracted cash flow to be collected and the expected cash flow to be collected; ② For lease receivables, credit losses are the present value of the spread between the contracted cash flow to be collected and the expected cash flow to be collected; ③ For the loan commitment that has not been drawn, credit losses are the present value of the spread between the contracted cash flow to be collected by the Group and the expected cash flow to be collected when the credit commitment holder draws the relevant loan. The Group’s estimate of expected credit losses on loan commitments is consistent with its expectation of drawdowns on such loan commitments; ④ For a financial guarantee contract, the credit loss is the estimated amount of the Group’s payment to the holder of the contract for the credit loss incurred by the Group, less the present value of the spread between the amount that the Group is expected to collect from the holder of the contract, the debtor or any other party;

118 ⑤ For a financial asset that has been subject to credit impairment at the balance sheet date but was not purchased or originated, the credit loss is the spread between the carrying amount of the financial asset and the present value of the estimated future cash flows discounted at the original effective interest rate. The method of measuring expected credit losses on financial instruments reflects the following factors: an unbiased probability weighted average amount determined by evaluating a range of possible outcomes; time value of money; reasonable and evidence-based information about past events, current conditions, and projections of future economic conditions, available at the balance sheet date without unnecessary additional costs or efforts. (2) Write-downs of financial assets Where the Group no longer has a reasonable expectation that the contractual cash flows from a financial asset will be fully or partially recovered, the book balance of the financial asset shall be written down directly. Such write-downs constitute derecognition of the underlying financial assets. 3. Reclassification of financial assets When the Group changes its business model for managing financial assets, it will reclassify all the affected financial assets and apply the future applicable method of accounting for the relevant accounting treatment from the date of reclassification, with no retrospective adjustments to previously recognised gains, losses (including impairment losses or gains) or interest. The reclassification date is the first day of the first Reporting Period following the change in the business model that led to the reclassification of the Group’s financial assets. 4. Derecognition of financial assets The financial asset shall be derecognised when meeting one of the following conditions: (1) The contractual right to receive cash flows from the financial asset terminates; (2) The financial asset has been transferred, and substantially all the risks and rewards of ownership of the financial asset have been transferred to the transferee; (3) The financial asset is transferred, and the Group neither transfers nor retains substantially all the risks and rewards of ownership of the financial asset and does not retain control over the financial asset.

119 If the Group neither transfers nor retains substantially all the risks and returns related to the ownership of the financial asset, but retains control over the financial asset, the relevant financial assets shall be recognised according to the extent of its continued involvement in the transferred financial assets, and the relevant liabilities shall be recognised accordingly. The Group measures the related liabilities according to the following methods: (1) If the transferred financial assets are measured at amortised cost, the carrying amount of the related liabilities is equal to the carrying amount of the financial assets transferred less the amortised cost of the rights retained by the Group (if the Group retains the related rights as a result of the transfer of the financial assets) plus the amortised cost of the obligations assumed by the Group (if the Group assumes the related obligations as a result of the transfer of the financial assets), and the related liabilities are not designated as financial liabilities at fair value through profit or loss; (2) If the transferred financial assets are measured at fair value, the carrying amount of the related liabilities is equal to the carrying amount of the transferred financial assets in which the Group has continued involvement less the fair value of the rights retained by the Group (if the Group retains the related rights as a result of the transfer of the financial assets) plus the fair value of the obligations assumed by the Group (if the Group assumes the related obligations as a result of the transfer of the financial assets), which should be the fair value when measured on a stand-alone basis. When the transfer of financial assets as a whole satisfies the derecognition condition, the spread between the following two amounts is recognised in the current profit or loss: (1) carrying amount of the transferred financial assets at the derecognition date; (2) the sum of the consideration received for the transferred financial assets and the amount specific to the derecognised portion in the cumulative amount of changes in fair value originally directly recognised in other comprehensive income. If the transferred financial assets are investments in non-trading equity instruments designated as at fair value through other comprehensive income, the cumulative gain or loss previously recognised in other comprehensive income is reversed out of other comprehensive income and recognised in retained earnings. If the partial transfer of financial asset meets the derecognition condition, the overall carrying amount of the transferred financial asset shall be shared between the derecognised part and the recognised part according to their respective fair values at the date of transfer, and the difference of the following two items shall be recorded into the current profit and loss: (1) carrying amount of the derecognised portion at the date of derecognition;

120 (2) the sum of the consideration received for the derecognised part and the amount specific to the derecognised portion in the cumulative amount of changes in fair value originally recognised in other comprehensive income. If the transferred financial assets are investments in non-trading equity instruments designated as at fair value through other comprehensive income, the cumulative gain or loss previously recognised in other comprehensive income is reversed out of other comprehensive income and recognised in retained earnings. If the transfer of financial assets as a whole does not satisfy the conditions for derecognition, the Group continues to recognise the transferred financial assets as a whole and recognises the consideration received as a financial liability. 5. Classification of financial liabilities and equity instruments The Group classifies the financial instruments or their components as financial liabilities or equity instruments at the initial recognition based on the contractual terms of the financial instruments issued and their economic substance reflected rather than solely in legal form, taking into account the definitions of financial liabilities and equity instruments. (1) Classification, recognition and measurement of financial liabilities Financial liabilities are classified at the time of initial recognition as: financial liabilities at fair value through profit or loss, and financial liabilities at amortised cost. Financial liabilities are measured at fair value upon initial recognition. In the case of financial liabilities at fair value through profit or loss, the related transaction costs shall be directly recognised in the current profit or loss. For other financial liabilities, the related transaction costs shall be recognised in their initial recognition amounts. ① Financial liabilities at fair value through profit or loss Financial liabilities at fair value through profit or loss include financial liabilities held for trading (including derivatives that are financial liabilities) and financial liabilities designated as at fair value through profit or loss. Financial liabilities at fair value through profit or loss are presented as financial liabilities held for trading, except for derivative financial liabilities, which are presented separately. If a financial liability meets one of the following conditions, it indicates that the Group has assumed the financial liability for trading purposes: • The purpose of assuming the relevant financial liabilities is primarily for repurchase or redemption in the near future; • The relevant financial liabilities are part of a centrally managed portfolio of identifiable financial instruments at initial recognition, and there is objective evidence that there exists a short-term profit pattern in the near future;

121 • The relevant financial liabilities are derivatives, except for derivatives defined as financial guarantee contracts and designated as effective hedging instruments. The Group’s financial liabilities that meet one of the following conditions can be designated as financial liabilities at fair value through profit or loss on initial recognition: • The designation can eliminate or significantly reduce accounting mismatches; • According to the Group’s risk management or investment strategy as set out in formal written documents, management and performance evaluation of a portfolio of financial liabilities or a portfolio of financial assets and financial liabilities are conducted on a fair value basis, and the evaluation results are reported to key management personnel in the Group on this basis; • Eligible hybrid contracts containing embedded derivatives. Financial liabilities held for trading are subsequently measured at fair value, with gains or losses arising from changes in fair value and dividend or interest expense related to such financial liabilities recognised in the current profit or loss. For financial liabilities designated as at fair value through profit or loss, the changes in the fair value of such financial liabilities arising from changes in the Group’s own credit risk are recognised in other comprehensive income, and other changes in fair value are recognised in the current profit or loss. The cumulative change in its fair value caused by changes in the Group’s own credit risk included in other comprehensive income is transferred to retained earnings when such financial liabilities are derecognised. Dividends or interest expenses related to such financial liabilities are recognised in the current profit and loss. If the treatment of the effect of the change in the credit risk of the financial liabilities in the manner described above would cause or widen the accounting mismatch in profit or loss, the Group would recognise the full gain or loss of the financial liabilities (including the amount affected by the change in the credit risk of the Group) in the current profit and loss. For financial liabilities arising from contingent consideration recognised by the Group as the acquirer in a business combination not under common control, the Group measures the financial liabilities at fair value and recognises changes in fair value in current profit or loss.

122 ② Financial liabilities at amortised cost Financial liabilities other than financial liabilities at fair value through profit or loss, financial liabilities resulting from the transfer of financial assets that do not meet the conditions for derecognition or from continued involvement in the transferred financial assets, financial guarantee contracts and loan commitments are classified as financial liabilities at amortised cost, which are subsequently measured at amortised cost, and the gains or losses resulting from the derecognition or amortisation are included in current profit and loss. ③ Financial guarantee contracts A financial guarantee contract is a contract that requires the issuer to pay a specified amount to the contract holder who suffers losses when a particular debtor is unable to pay the debt according to the terms of the original or modified debt instrument at maturity. A financial guarantee contract that is not a financial liability designated as at fair value through profit or loss or a financial guarantee contract of the financial liabilities resulting from the transfer of financial assets that do not meet the conditions for derecognition or from continued involvement in the transferred financial assets shall be measured according to the higher of the loss provision amount and the balance of the initially recognised amount after deducting the accumulated amortisation amount in accordance with the relevant provisions of the revenue criteria after initial recognition. (2) Derecognition of financial liabilities A financial liability or part thereof is derecognised when the present obligation of the financial liability is discharged in whole or in part. If an agreement is entered into between the Group (the borrower) and the lender to replace an original financial liability by assuming a new financial liability and the contractual terms of the new financial liability are substantially different from those of the original financial liability, the Group derecognises the original financial liability and simultaneously recognises the new financial liability. If a financial liability is derecognised in whole or in part, the difference between the carrying amount of the derecognised portion and the consideration paid (including non-cash assets transferred or new financial liabilities assumed) is recognised in current profit or loss. (3) Equity instruments Equity instruments are contracts that demonstrate ownership of the remaining interest in the Group’s assets after deducting all liabilities. The issuance (including refinancing), repurchase, sale or cancellation of equity instruments by the Group is treated as a change in equity. The Group does not recognise the changes in fair value of other equity instruments. The transaction expenses related to equity transactions are deducted from equity.

123 When the Company’s shares are repurchased, the repurchased shares are managed as treasury shares, and all expenditures for the repurchased shares are transferred to the cost of treasury shares and registered for future reference. Treasury shares do not participate in profit distribution and are presented in the balance sheet as an allowance to owners’ equity. When treasury shares are cancelled, the share capital shall be reduced according to the total par value of the cancelled shares. The excess of the cost of treasury shares in excess of the total par value shall be deducted from the capital reserve (capital premium), surplus reserve and retained earnings in turn. If the cost of treasury shares is lower than the total par value, the portion below the total par value is used to increase capital reserves (equity premium). Upon the transfer of treasury shares, the portion of the transfer proceeds above the cost of treasury shares is used to increase the capital reserves (equity premium); the portion below the cost of treasury shares shall be deducted from capital reserves (equity premium), surplus reserves, and retained earnings in turn. The Group’s distributions to holders of equity instruments are treated as profit distributions, and share dividends issued do not affect total owners’ equity. (4) Other financial instruments issued, such as perpetual bonds Other financial instruments issued by the Group, such as perpetual bonds, are accounted for as equity instruments if they meet the following conditions: ① The financial instrument does not include a contractual obligation to deliver cash or other financial assets to other parties or to exchange financial assets or liabilities with other parties under potentially unfavourable conditions; ② In case the financial instrument is required or may be settled with the Group’s own equity instruments in the future, if the financial instrument is a non-derivative instrument, it does not include the contractual obligation to deliver a variable amount of its own equity instruments for settlement; if it is a derivative instrument, the Group may only settle the financial instrument by exchanging a fixed amount of its own equity instruments for a fixed amount of cash or other financial assets. Financial instruments issued by the Group are classified as financial liabilities, except for those that can be classified as equity instruments under the conditions described above.

124 For other financial instruments classified as financial liabilities, such as perpetual bonds, interest expense or dividend distribution is treated as borrowing costs, and gains or losses arising from their repurchase or redemption are recognised in current profit or loss. If a financial liability is measured at amortised cost, the related transaction costs are included in the initial measurement amount. For other financial instruments classified as equity instruments, such as perpetual bonds, interest expense or dividend distribution is recognised as profit distribution of the Group, and their repurchase and cancellation are treated as changes in equity, with the related transaction costs deducted from equity. 6. Derivative instruments and embedded derivative instruments Derivative financial instruments include stock index futures, forward foreign exchange contracts, currency exchange rate swaps, interest rate swaps, foreign exchange option contracts, equity return swaps and so forth. Derivatives are initially measured at fair value on the date of the relevant contract and subsequently measured at fair value. For a hybrid contract consisting of an embedded derivative and a master contract, if the master contract is a financial asset, the Group does not split the embedded derivative from the hybrid contract, but applies the accounting standard provisions on financial asset classification to the hybrid contract as a whole. If a hybrid contract contains a master contract that is not a financial asset and the following conditions are also met, the Group splits the embedded derivative from the hybrid instrument and treats it as a separate derivative financial instrument: (1) The economic characteristics and risks of embedded derivatives are not closely related to those of the master contract; (2) A separate instrument with the same terms as that embedded derivative meets the definition of a derivative; (3) The hybrid contract is not accounted for at fair value through profit or loss. Where an embedded derivative is split from a hybrid contract, the Group accounts for the master contract of the hybrid contract in accordance with the provisions of the applicable accounting standards. Where it is not possible to reliably measure the fair value of an embedded derivative based on the terms and conditions of the embedded derivative, the fair value of the embedded derivative is determined based on the difference between the fair value of the hybrid contract and the fair value of the master contract. If, after using the above methods, the fair value of the embedded derivative at the acquisition date or subsequent balance sheet date still cannot be measured separately, the hybrid contract as a whole is designated as a financial instrument at fair value through profit or loss.

125 7. Fair value of financial instruments Fair value is the price that would be received to sell the asset or paid to transfer the liability (i.e., the strike price). The price is determined based on the assumption that transactions by market participants to sell assets or transfer liabilities at the measurement date are conducted in orderly transactions under current market conditions. The Group measures the fair value of the underlying assets or liabilities using prices in principal markets. If no principal market exists, the Group measures the fair value of the relevant asset or liability at the price in the most advantageous market. In determining fair value, the Group uses the assumptions that market participants would use in pricing the asset or liability to maximise their economic benefits. For the financial instruments for which there is an active market, the Group uses quoted prices in an active market to determine their fair values. For financial instruments without active market, the Group adopts the valuation technique to determine their fair values. The valuation techniques used mainly include the market approach, the income approach and the cost approach. The application of valuation techniques includes the use of observable and/or unobtainable input values, prioritising the use of relevant observable input values whenever possible. For liabilities measured at fair value, the Group has considered the risk of non-performance and has assumed that the risk of non-performance remains constant before and after the transfer of the liability. Non-performance risk is the risk that the enterprise will not fulfill its obligations, including but not limited to the enterprise’s own credit risk. The Group’s assets and liabilities that are measured at fair value are categorised into the following three levels according to the inputs used in their fair value measurement: Level 1: inputs are unadjusted quoted prices in active markets for identical assets or liabilities that is available on the measurement date. Level 2: inputs are directly or indirectly observable inputs of an underlying asset or liability apart from the Level 1 inputs. Level 3: inputs are unobservable inputs for the underlying asset or liability. The level to which the results of measurement of fair value belong is determined by the lowest level to which the inputs having great significance to the measurement of fair value as a whole belong.

126 8. Offset of financial assets and financial liabilities When the Group has a legal right to offset the recognised financial assets and financial liabilities and such legal right is currently exercisable, and the Group intends to settle the financial assets and the financial liabilities either on a net basis or by realising the financial assets and settling the financial liabilities simultaneously, the financial assets and financial liabilities are presented in the balance sheet at the amounts after they are offset. In other cases, the financial assets and financial liabilities are separately presented in the balance sheet, and they are not subject to mutual offset. (X) Assets held for sale and discontinued operations 1. Assets held for sale A non-current asset or disposal group is classified as held for sale when the Group recovers its carrying amount principally through sale (including non-monetary asset exchanges with commercial substance) rather than through continuing use. Non-current assets or disposal groups classified as held for sale shall meet the following conditions: (1) they are available for immediate sale in their current condition based on the practice of selling such assets or disposal groups in similar transactions; and (2) it is highly probable that the sale will take place, i.e., the Group has already resolved on a plan of sale and has obtained a firm commitment to purchase, and it is expected that the sale will be completed within one year. The Group measures non-current assets or disposal groups held for sale at the lower of carrying amount or the net amount of fair value less selling expenses. If the carrying amount is higher than the net amount of fair value minus selling expenses, the carrying amount shall be written down to the net amount of fair value minus selling expenses. The amount written down shall be recognised as an asset impairment loss and included in the current profit and loss, and the impairment provisions for assets held for sale shall be made. In the event that the net amount of the fair value of the non-current assets or the disposal group held for sale less the selling expense increases on the subsequent balance sheet date, the amount previously written down shall be restored and reversed based on the amount of the asset impairment loss recognised after it is classified as held for sale, and the amount of the reversal is included in the current profit or loss. Impairment losses recognised on assets before classification as held for sale are not reversed. Non-current assets held for sale or in disposal groups are not depreciated or amortised, and interest and other expenses on liabilities in disposal groups held for sale continue to be recognised. Equity investments in associates or joint ventures are classified in whole or in part as assets held for sale, and the portion classified as held for sale is no longer accounted for using the equity method from the date it is classified as held for sale.

2. Discontinued operations 127 Discontinued operation is a component that meets one of the following conditions, is separately distinguishable, and has been disposed of or classified as held for sale: (1) This component represents a separate primary business or a separate primary operating area; (2) This component is part of an associated plan for the proposed disposal of a separate primary business or a separate primary operating area; (3) This component is a subsidiary acquired exclusively for resale. Net profit from discontinued operations presented in the income statement includes its operating profit or loss and profit or loss on disposal. (XI) Long-term equity investments Long-term equity investments encompass equity investments where the Company exercises control or significant influence over the investee, as well as equity investments in joint ventures. 1. Criteria for determining control, joint control, and significant influence Control refers to the possession of power over an investee, entitling the investor to variable returns through involvement in the investee’s relevant activities, and the ability to exercise such power to affect the amount of those returns. Joint control refers to the shared control over an arrangement according to relevant agreements, where the relevant activities of the arrangement can only be decided with the unanimous consent of the participating parties sharing control. Significant influence refers to the power held by an investor to participate in the financial and operating policy decisions of an investee, albeit without the ability to control or jointly control the formulation of such policies. When determining whether control or significant influence can be exercised over an investee, potential voting rights factors such as convertible corporate bonds and exercisable warrants held by the investor and other parties are taken into consideration.

2. Determination of initial investment cost 128 (1) Long-term equity investments resulting from business combinations For long-term equity investments formed through business combinations under different controls, the initial investment cost is recognised at the acquisition cost on the acquisition date. Intermediary fees such as audit, legal services, assessment consultations, and other related administrative expenses incurred by the acquirer for the business combination are recognised in profit or loss for the period in which they are incurred. For long-term equity investments formed through business combinations under the same control, the investment cost is recognised at the share of the book value of the investee’s owners’ equity in the consolidated financial statements of the ultimate controlling party on the date of combination. (2) Long-term equity investments obtained through means other than business combinations Long-term equity investments acquired by paying cash are recognised at the actual purchase price paid as the initial investment cost. Long-term equity investments acquired by issuing equity securities are recognised at the fair value of the equity securities issued as the initial investment cost. For additional investments that result in the ability to exercise significant influence or joint control over the investee without constituting control, the cost of the long-term equity investment is the sum of the fair value of the originally held equity investment determined in accordance with Accounting Standards for Business Enterprises No. 22 – Recognition and Measurement of Financial Instruments, plus the cost of the new investment. 3. Subsequent measurement and recognition of profit or loss (1) Long-term equity investments measured using the cost method The Group accounts for its long-term equity investments in subsidiaries using the cost method. A subsidiary refers to an investee over which the Group exercises control. Long-term equity investments measured using the cost method are recorded at their initial investment cost. Adjustments to the cost of long-term equity investments are made for additional investments or recoveries of investments. Current investment income is recognised based on the cash dividends or profits declared and distributed by the investee that the Group is entitled to.

129 (2) Long-term equity investments measured using the equity method The Group accounts for its investments in associates and joint ventures using the equity method. An associate refers to an investee over which the Group exercises significant influence, while a joint venture refers to a joint arrangement where the Group has rights only to the net assets of that arrangement. Under the equity method, if the initial investment cost of the long-term equity investment exceeds the Group’s proportionate share of the fair value of the investee’s identifiable net assets at the time of investment, no adjustment is made to the initial investment cost. Conversely, if the initial investment cost is less than the Group’s proportionate share of the fair value of the investee’s identifiable net assets, the difference is recognised in current profit or loss, with a concurrent adjustment to the cost of the long-term equity investment. Under the equity method, investment income and other comprehensive income are recognised based on the Group’s proportionate share of the net profit or loss and other comprehensive income realised by the investee, respectively, with concurrent adjustments to the carrying value of the long-term equity investment. The carrying value of the long-term equity investment is reduced by the Group’s proportionate share of profits or cash dividends declared and distributed by the investee. Changes in the investee’s owners’ equity other than net profit or loss, other comprehensive income, and profit distribution are adjusted in the carrying value of the long-term equity investment and recognised in owners’ equity. When recognising the Group’s share of the investee’s net profit or loss, adjustments are made to the investee’s net profit based on the fair value of its identifiable net assets at the time of investment. For transactions between the Group and its associates or joint ventures, if the assets transferred or sold do not constitute a business, the Group’s share of the unrealised internal transaction profit or loss is eliminated, and the investment profit or loss in the Group’s financial statements is recognised on this basis. In the preparation of consolidated financial statements, for the portion of unrealised internal transaction profit or loss attributable to the Group arising from downstream transactions, where the Group transfers or sells assets to an investee, the Group eliminates the portion attributable to the Group from the relevant unrealised revenue, costs, or gains and losses on asset disposal, with concurrent adjustments to investment income. For the portion of unrealised internal transaction profit or loss attributable to the Group arising from upstream transactions, where an investee transfers or sells assets to the Group, the Group eliminates the portion attributable to the Group from the unrealised internal transaction profit or loss included in the carrying value of the relevant assets, with concurrent adjustments to the carrying value of the long-term equity investment. Unrealised internal transaction losses between the Group and an investee that represent impairment losses of the transferred assets are not eliminated.

130 When recognising the Group’s share of the investee’s net loss, the carrying value of the long-term equity investment and other long-term interests that substantially constitute net investments in the investee are reduced to zero, except where the Group has an obligation to bear additional losses. If the investee realises net profit in subsequent periods, the Group resumes recognising its share of profit after the unrecognised share of loss has been recovered by the share of profit. For policies related to the impairment of long-term equity investments, please refer to Note III. (XVIII). 4. Disposal of long-term equity investments Upon the disposal of long-term equity investments, the difference between the carrying value and the actual acquisition price is recognised in current profit or loss. For long-term equity investments accounted for using the equity method, if the remaining equity after disposal continues to be accounted for using the equity method, other comprehensive income previously recognised using the equity method is accounted for on the same basis as if the investee had directly disposed of the related assets or liabilities, and is proportionally closed out. Owner’s equity recognised due to changes in the investee’s other owner’s equity, excluding net profit or loss, other comprehensive income, and profit distribution, is proportionally transferred to current profit or loss. If control over the investee is lost due to the disposal of a portion of the equity investment, in preparing individual financial statements, if the remaining equity after disposal enables joint control or significant influence over the investee, the equity method of accounting is adopted, and the remaining equity is adjusted as if the equity method had been applied since its acquisition. If the remaining equity after disposal does not enable joint control or significant influence over the investee, it is accounted for in accordance with the relevant provisions of the recognition and measurement standards for financial instruments, and the difference between the fair value and the carrying value on the date of loss of control is recognised in current profit or loss. For other comprehensive income recognised prior to the Group’s acquisition of control over the investee using the equity method or recognition and measurement standards for financial instruments, upon loss of control over the investee, it is accounted for on the same basis as if the investee had directly disposed of the related assets or liabilities. Changes in the investee’s net assets recognised using the equity method, excluding net profit or loss, other comprehensive income, and profit distribution, are transferred to current profit or loss upon loss of control over the investee. If the remaining equity after disposal is accounted for using the equity method, other comprehensive income and other owner’s equity are proportionally closed out. If the remaining equity after disposal is accounted for in accordance with the recognition and measurement standards for financial instruments, all other comprehensive income and other owner’s equity are closed out.

131 If joint control or significant influence over the investee is lost due to the disposal of a portion of the equity investment, the remaining equity after disposal is accounted for in accordance with the recognition and measurement standards for financial instruments, and the difference between the fair value and the carrying value on the date of loss of joint control or significant influence is recognised in current profit or loss. Other comprehensive income previously recognised using the equity method is accounted for on the same basis as if the investee had directly disposed of the related assets or liabilities upon cessation of the equity method. Owner’s equity recognised due to changes in the investee’s other owner’s equity, excluding net profit or loss, other comprehensive income, and profit distribution, is fully transferred to current investment income upon cessation of the equity method. (XII) Investment properties Investment properties refer to real estate held to earn rentals or for capital appreciation, or both, including leased land use rights, leased buildings, and so forth. Investment properties are initially measured at cost. Subsequent expenditures related to investment properties are capitalised if it is probable that future economic benefits associated with the asset will flow to the Group and the cost can be measured reliably. Other subsequent expenditures are recognised in current profit or loss when incurred. The Group adopts the cost model for the subsequent measurement of investment properties and depreciates or amortises them in accordance with policies consistent with those for buildings or land use rights. Investment properties are derecognised when they are disposed of, permanently withdrawn from use, or when it is expected that no future economic benefits will be derived from their disposal. The disposal proceeds from the sale, transfer, abandonment, or destruction of investment properties, net of their carrying value and related taxes and fees, are recognised in current profit or loss. (XIII) Fixed assets 1. Recognition of fixed assets Fixed assets are tangible assets held for the purpose of providing services, rental, or administrative and management activities, with a useful life exceeding one accounting year. Recognition of fixed assets occurs only when it is probable that future economic benefits associated with the assets will flow to the Group and the cost can be reliably measured. Fixed assets are initially measured at cost upon acquisition. Subsequent expenditures related to fixed assets are capitalised when it is probable that future economic benefits associated with the assets will flow to the Group and the cost can be reliably measured. The carrying value of replaced parts is derecognised, while all other subsequent expenditures are recognised in current profit or loss when incurred.

132 Fixed assets include buildings and structures, machinery and equipment, transportation equipment, computers and electronic equipment, and office equipment. 2. Depreciation of fixed assets Depreciation of fixed assets is recognised using the straight-line method over their useful lives, starting from the month immediately after they become ready for their intended use. The useful lives, estimated residual values, and annual depreciation rates for various types of fixed assets are as follows: Type Useful life Estimated residual value rate (%) Annual depreciation rate (%) Buildings and structures 30-40 years 3-5 2.38-3.23 Fixed assets under operating leases (Note) 18-25 years 15 3.40-4.72 Electronic communication equipment 3-5 years 3-10 18.00-32.33 Machinery and equipment 5-11 years 3-10 8.18-19.40 Transportation equipment 5-8 years 3-10 11.25-19.40 Note: Fixed assets under operating leases refer to aircraft used by subsidiaries for operating lease activities. Subsidiaries determine the depreciation method, useful life, and estimated residual value based on the actual situations of the aircraft, such as its model. Estimated net residual value refers to the amount, net of estimated disposal costs, that the Group expects to obtain from the disposal of a fixed asset, assuming that the asset has reached the end of its useful life and is in its anticipated condition at that point. The Group reviews the useful lives, estimated residual values, and depreciation methods of fixed assets at least annually and treats any changes as changes in accounting estimates. For policies related to impairment of fixed assets, please refer to Note III. (XVIII). 3. Disposal of fixed assets Fixed assets are derecognised when they are in a disposal state or when it is expected that no future economic benefits will be derived from their use or disposal. The difference between the disposal proceeds from the sale, transfer, abandonment, or destruction of fixed assets and their carrying value, net of related taxes and fees, is recognised in current profit or loss.

133 (XIV) Construction in progress Construction in progress is measured at actual cost, which includes various project expenditures incurred during the construction period, capitalised borrowing costs incurred prior to the asset reaching its intended use, and other related expenses. No depreciation is charged on construction in progress. Upon reaching its intended use, construction in progress is transferred to fixed assets and depreciation is charged from the following month. For policies related to impairment of construction in progress, please refer to Note III. (XVIII). (XV) Borrowing costs Borrowing costs that can be directly attributed to the acquisition, construction, or production of assets eligible for capitalisation begin to be capitalised when asset expenditures have been incurred, borrowing costs have been incurred, and the acquisition, construction, or production activities necessary to bring the asset to its intended use or sale have commenced. Capitalisation ceases when the asset eligible for capitalisation reaches its intended use or sale. All other borrowing costs are recognised as expenses in the period in which they are incurred. For specifically borrowed funds, the actual interest expense incurred during the period, less interest income earned on unused borrowed funds deposited in banks or investment income earned on temporary investments, is capitalised. For general borrowing, the capitalised amount is determined by multiplying the weighted average of asset expenditures exceeding the amount of specifically borrowed funds by the capitalisation rate of the general borrowing. The capitalisation rate is calculated based on the weighted average interest rate of the general borrowing. (XVI) Inventory Inventory includes bulk commodities such as agricultural products and minerals intended for trading. Inventory is initially measured at cost, which includes the cost of purchasing the bulk commodities and related procurement expenses. The subsequent measurement of inventory is based on the lower of cost and net realisable value. Net realisable value is determined by estimating the selling price of the inventory in the ordinary course of business, less estimated costs to complete, estimated contract performance costs, selling expenses, and related taxes and fees. At the balance sheet date, the Group assesses the net realisable value of its inventory and compares it to its corresponding cost to determine the amount of inventory impairment provisions to be recognised or reversed, which are accounted for in the inventory impairment provision account.

134 (XVII) Intangible assets 1. Valuation and useful life of intangible assets Intangible assets, including land use rights, software, patents, and others, are initially measured at cost. For intangible assets with finite useful lives, their original values, net of estimated net residual values and accumulated impairment provisions, are amortised on a straight-line basis over their estimated useful lives from the time they are available for use. Intangible assets with indefinite useful lives are not amortised. Trading seat fees, for which the specific period during which they can bring economic benefits to the Group is uncertain, are treated as intangible assets with indefinite useful lives. The estimated useful lives of intangible assets with finite useful lives are as follows: Type Estimated useful life Software 3-10 years Land use rights 10-50 years Data resources 3 years Others 5-10 years At the end of the year, the useful lives and amortisation methods of intangible assets with finite useful lives are reviewed and adjusted if necessary. For policies related to impairment of intangible assets, please refer to Note III. (XVIII). 2. Internal research and development expenses The Group’s research and development expenses primarily include materials consumed in research and development activities, salaries of employees in the R&D Department, depreciation and amortisation of equipment and software used in research and development, R&D testing, technical service fees, and licensing fees. Expenses incurred during the research phase are recognised in current profit or loss as they occur. Expenses incurred during the development phase that meet all of the following conditions are recognised as intangible assets. Expenses incurred during the development phase that do not meet these conditions are recognised in current profit or loss: (1) It is technically feasible to complete the intangible asset so that it can be used or sold; (2) There is an intention to complete the intangible asset and to use or sell it;

135 (3) There exists a way of generating economic benefits from the intangible asset, including proving that there is a market for the product produced by using the intangible asset or for the intangible asset itself, or proving its usefulness if the intangible asset will be used internally; (4) There are sufficient technical, financial and other resources to support the completion of the development of the intangible asset and the ability to use or sell the intangible asset; and (5) The expenditures attributable to the development phase of the intangible asset can be measured reliably. If the Group is unable to distinguish between research and development expenses, all research and development expenses incurred are recognised in current profit or loss. The cost of an intangible asset formed from internal development activities includes only the total expenses incurred from the point in time when the capitalisation criteria are met until the intangible asset reaches its intended use. Expenses that have already been expensed and recognised in profit or loss before the capitalisation criteria are met for the same intangible asset during the development process are not adjusted. (XVIII) Impairment of long-lived assets At each balance sheet date, the Group assesses whether there are any indicators of potential impairment in its long-term equity investments, fixed assets, construction-in-progress, right-of-use assets, and intangible assets with finite useful lives. If such assets exhibit signs of impairment, their recoverable amounts are estimated. For intangible assets with indefinite useful lives, impairment testing is conducted annually, regardless of the presence of impairment indicators. The recoverable amount of assets is estimated on an individual asset basis. Where it is difficult to estimate the recoverable amount of an individual asset, the recoverable amount of the asset group that the asset belongs to is determined instead. The recoverable amount is the higher of the net amount obtained after deducting disposal costs from the fair value of the asset or asset group and the present value of its estimated future cash flows. If the recoverable amount of an asset is less than its carrying value, an impairment provision is recognised for the difference and charged to the current profit or loss. Goodwill is tested for impairment at least annually, typically at the end of each fiscal year. The impairment test for goodwill is conducted in conjunction with the associated asset group or combination of asset groups. This involves allocating the carrying value of goodwill, from the date of acquisition, to the asset group or combination of asset groups that benefit from the synergies of the business combination, using a reasonable method. If the recoverable amount of the asset group or combination of asset groups, including the allocated goodwill, is less than its carrying value, a corresponding impairment loss is recognised. The impairment loss is first offset against the carrying value of the goodwill allocated to that asset group or combination of asset groups and then allocated pro rata to reduce the carrying values of the other assets in the asset group or combination of asset groups, based on their respective proportions.

136 Once an impairment loss is recognised, it won’t be reversed in subsequent accounting periods. (XIX) Long-term deferred expenses Long-term deferred expenses represent expenditures incurred but should be recognised as expenses over more than one year in the current and subsequent periods. Long-term deferred expenses are amortised evenly over the expected beneficial periods. (XX) Asset transfer with repurchase conditions 1. Financial assets held under resale agreements Financial assets that are committed to be resold at a predetermined price on a future, specified date in accordance with the agreement are not recognised on the balance sheet. The cost incurred to purchase such assets is presented in the balance sheet as “Financial Assets Held under Resale Agreements”. The difference between the purchase price and the resale price is recognised over the agreement period using the effective interest rate method and is recorded as interest income. 2. Financial assets sold under repurchase agreements Financial assets sold under an agreement with a commitment to repurchase them at a predetermined price on a future, specified date are not derecognised from the balance sheet. The proceeds from the sale of such assets are presented in the balance sheet as “Funds Received from Sale of Financial Assets under Repurchase Agreements”. The difference between the sales price and the repurchase price is recognised over the agreement period using the effective interest rate method and is recorded as interest expense. (XXI) Margin financing and securities lending business Margin financing and securities lending business refers to the business activities where the Group lends funds to clients for securities purchases or lends securities for their sales, with clients depositing corresponding collateral. Such activities conducted by the Group are classified into two categories: margin financing and securities lending. For funds lent out, receivable claims are recognised and presented in the balance sheet as “loans granted”, with corresponding interest income being recognised. Self-operated securities used for lending are initially recognised as financial assets measured at fair value through profit or loss. Securities that have been lent out are not derecognised. Funds borrowed from China Securities Finance Corporation Limited for margin financing are presented in the balance sheet as “Placements from banks and other financial institutions”, with interest expense recognised based on the amortised cost multiplied by the effective interest rate. For securities borrowed, they are not recognised as the primary benefits or risks are not retained by the Company.

137 The Group makes impairment provisions on assets arising from margin financing and securities lending business, as detailed in Note III. (XXXIII). 1. (XXII) Employee compensation Employee compensation refers to various forms of remuneration or compensation provided by the Group to obtain services from employees or to terminate employment relationships, encompassing short-term compensation, post-employment benefits, termination benefits, and other long-term employee benefits. 1. Accounting treatment for short-term compensation Short-term compensation includes salaries, bonuses, allowances and subsidies, employee welfare expenses, medical insurance premiums, work-related injury insurance premiums, maternity insurance premiums, housing fund contributions, union and education funds, and short-term paid absences. During the accounting period in which employees render services, the Group recognises the actual short-term compensation incurred as a liability and includes it in current profit or loss or related asset costs. Employee welfare expenses incurred are recognised in current profit or loss or related asset costs based on their actual amounts when incurred. Non-monetary benefits are measured at their fair value. 2. Accounting treatment for post-employment benefits Post-employment benefits are classified into defined contribution plans and defined benefit plans. A defined contribution plan is a post-employment benefit plan where the Group contributes fixed amounts to an independent fund and has no further payment obligations. A defined benefit plan is any post-employment benefit plan that is not a defined contribution plan. During the accounting period in which employees render services, the Group recognises the amounts due under defined contribution plans as liabilities and includes them in current profit or loss or related asset costs. For defined benefit plans, the formula determined by the expected cumulative unit credit method allocates the welfare obligations arising from the defined benefit plan to the periods during which the employees render services and includes them in current profit or loss or related asset costs. The cost of employee compensation arising from defined benefit plans is divided into the following components: (1) Service cost (including current service cost, past service cost, and settlement gains or losses); (2) Net interest on the net liability or asset relating to the defined benefit plan (including interest income on plan assets, interest expense on the defined benefit plan obligation, and interest related to the asset ceiling effect); (3) Changes arising from the remeasurement of the net liability or asset relating to the defined benefit plan.

138 Service cost and the net interest on the net liability or asset relating to the defined benefit plan are recognised in current profit or loss or related asset costs. Changes arising from the remeasurement of the net liability or asset relating to the defined benefit plan (including actuarial gains or losses, returns on plan assets net of amounts included in the net interest on the net liability or asset relating to the defined benefit plan, and changes related to the asset ceiling effect net of amounts included in the net interest on the net liability or asset relating to the defined benefit plan) are recognised in other comprehensive income. 3. Accounting treatment for termination benefits When the Group provides termination benefits to employees, it recognises the liability for employee compensation arising from termination benefits and includes it in current profit or loss at the earlier of the following dates: when the Group cannot unilaterally withdraw the termination benefits provided under the employment termination plan or redundancy proposal; or when the Group recognises costs or expenses related to the restructuring involving the payment of termination benefits. 4. Accounting treatment for other long-term employee benefits For other long-term employee benefits that meet the conditions of defined contribution plans, they are treated according to the relevant provisions of the aforementioned defined contribution plans; otherwise they are recognised and measured in accordance with the relevant provisions of defined benefit plans to determine the net liability or asset for other long-term employee benefits. At the end of the Reporting Period, the cost of employee compensation arising from other long-term employee benefits is recognised as service cost, net interest on the net liability or asset relating to other long-term employee benefits, and changes arising from the remeasurement of the net liability or asset relating to other long-term employee benefits. The total net amount of these items is included in current profit or loss or related asset costs. (XXIII) Estimated liabilities Estimated liabilities are recognised when the obligations associated with contingent matters represent present obligations of the Group, the fulfilment of which is likely to result in an outflow of economic benefits, and the amount of such obligations can be reliably measured. At the balance sheet date, estimated liabilities are measured based on the best estimate of the expenditure required to fulfil the relevant present obligations, taking into account factors such as risks, uncertainties, and the time value of money related to contingent matters. If the time value of money has a significant impact, the best estimate is determined by discounting the expected future cash outflows. If it is expected that all or part of the expenditure required to settle the estimated liabilities will be compensated by a third party, the compensation amount is recognised separately as an asset when it is virtually certain to be received, provided that the recognised compensation does not exceed the carrying value of the estimated liabilities.

139 (XXIV) Share-based payment The Group’s share-based payment transactions involve the granting of equity instruments or the assumption of liabilities based on equity instruments to obtain services from employees. The Group implements equity-settled share-based payments, which are measured at the fair value of the equity instruments granted to employees. For equity-settled share-based payments in exchange for services provided by employees, the Group measures them at the fair value of the equity instruments granted to employees on the grant date. The amount of this fair value is calculated based on the best estimate of the number of vesting equity instruments and recognised in costs or expenses over the vesting period using the straight-line method. If the equity instruments vest immediately after the grant, the fair value is recognised in costs or expenses on the grant date, and increases capital reserves accordingly. At each balance sheet date within the vesting period, the best estimate of the number of vesting equity instruments is revised based on subsequent information obtained, such as changes in the number of vesting employees. The impact of these estimates is recognised in costs or expenses for the current period, with corresponding adjustments made to the capital reserves. (XXV) Revenue The Group recognises revenue upon fulfilment of its performance obligations under a contract, specifically when the customer obtains control over the relevant goods or services, by applying the transaction price allocated to that specific performance obligation. Performance obligations represent the Group’s promise to transfer to the customer distinct goods or services as specified in the contract. The transaction price is the amount of consideration to which the Group expects to be entitled in exchange for transferring goods or services to the customer, excluding amounts collected on behalf of third parties and amounts the Group expects to refund to customers. If one of the following conditions is met, revenue is recognised over time for performance obligations satisfied within a period, in accordance with the Group’s progress in fulfilling those obligations: (1) The customer simultaneously obtains and consumes the economic benefits as the Group performs; (2) The customer controls the goods being constructed or produced in the course of the Group’s performance; or (3) The goods produced in the course of the Group’s performance have no alternative use and the Group has the right to invoice for the goods completed to date throughout the contract period. Otherwise, the Group recognises revenue at the point in time when the customer obtains control of the associated goods or services. The Group determines the progress of fulfilling its obligations using the output method based on the value to the customer of the goods or services transferred.

140 Contract assets represent the Group’s right to consideration for goods or services transferred to a customer, which is conditional on something other than the mere passage of time. The Group’s unconditional right (i.e., only dependent on the passage of time) to receive consideration for goods or services transferred to customers is presented separately as accounts receivable. Contract liabilities represent the Group’s obligation to transfer goods or services to a customer for which the Group has received or is entitled to receive consideration from the customer. When a contract includes two or more performance obligations, the Group allocates the transaction price to each individual performance obligation at the contract inception date based on the relative stand-alone selling prices of the goods or services promised under each performance obligation. However, if there is conclusive evidence that a contract discount or variable consideration relates solely to one or more (but not all) performance obligations in the contract, the Group allocates the discount or variable consideration to the relevant performance obligation or obligations. The stand-alone selling price is the price at which the Group would sell a good or service separately to a customer. If the stand-alone selling price is not directly observable, the Group estimates it by considering all reasonable and available information and maximising the use of observable inputs. For contracts with variable consideration, the Group determines the best estimate of the variable consideration using either the expected value or the most likely amount. The transaction price that includes variable consideration does not exceed the amount that is very unlikely to result in a significant reversal of cumulative revenue recognised when the uncertainty is resolved. The Group re-estimates the amount of variable consideration to be included in the transaction price at each balance sheet date. The Group determines whether it is acting as a principal or an agent in a transaction based on whether it has control of the goods or services before transferring them to the customer. If the Group controls the goods or services before transferring them to the customer, it acts as a principal and recognises revenue on the gross basis of the consideration received or receivable. Otherwise, the Group acts as an agent and recognises revenue on the net basis of the commission or fee (determined based on a fixed amount or percentage) it expects to earn. The Group’s primary revenue streams are detailed as follows: (1) Fee and commission income Brokerage fees for buying and selling securities on behalf of clients are recognised on the trading day of the securities transactions. Underwriting fees earned through either buyout underwriting or best efforts underwriting are recognised upon the completion of the related services provided under the underwriting engagements. Revenue from sponsorship services and financial advisory services is recognised on an accrual basis upon the completion of the respective services provided. Management fees and commission income from asset management mandates, as well as other revenues accruing to the Group as stipulated in the contracts, are recognised on an accrual basis.

141 (2) Other operating incomes are recognised either upon contract expiration and settlement or at the time of service provision. The Group recognises revenue upon fulfilment of its performance obligations under a contract, specifically when the customer obtains control over the relevant goods or services, by applying the transaction price allocated to that specific performance obligation. Performance obligations represent the Group’s promise to transfer to the customer distinct goods or services as specified in the contract. The transaction price is the amount of consideration to which the Group expects to be entitled in exchange for transferring goods or services to the customer, excluding amounts collected on behalf of third parties and amounts the Group expects to refund to customers. (XXVI) Profit distribution The Company’s after-tax profit for the current year, after compensating for losses from previous years, is allocated as follows: 10% is allocated to statutory surplus reserve; discretionary surplus reserve is allocated in accordance with the Company’s Articles of Association or resolutions passed by the General Meeting of Shareholders; 10% is allocated to the general risk reserve; and 10% is allocated to the transaction risk reserve. The remaining profit is distributed according to the plan approved by the General Meeting of Shareholders. Dividends cannot be deducted from equity until they have been approved and declared by the General Meeting of Shareholders. Once approved and declared, dividends are recognised as liabilities and deducted from equity. (XXVII) Government grants Government grants refer to monetary and non-monetary assets acquired by the Group from the government free of charge. Government grants are recognised when the conditions attached to the grants are met and the receipt of the grants is probable. For monetary government grants, they are measured at the amount received or receivable. For non-monetary government grants, they are measured at their fair value; if the fair value cannot be reliably obtained, they are measured at a nominal principal. Government grants measured at a nominal principal are directly recognised in current profit or loss. Government grants related to assets are either offset against the carrying amount of the related assets or recognised as deferred income, and are amortised to profit or loss over the useful life of the related assets using a rational and systematic method. Government grants related to income, when used to compensate for future costs and losses, are recognised as deferred income and amortised to profit or loss or offset against related costs during the period in which the related costs and losses are recognised. When used to compensate for costs and losses that have already occurred, they are directly recognised in current profit or loss or offset against related costs. Government grants related to the Group’s ordinary activities are recognised in other income or offset against related costs and expenses based on the economic substance of the transaction. Government grants unrelated to the Group’s ordinary activities are recognised in non-operating income or offset against non-operating expenses.

142 (XXVIII) Income taxes 1. Current income tax At the balance sheet date, current income tax liabilities (or assets) for the current and prior periods are measured at the amounts expected to be payable (or recoverable) in accordance with the provisions of the tax law. 2. Deferred income tax assets and liabilities Deferred income tax assets and liabilities are recognised using the balance sheet liability method for temporary differences arising between the carrying value of certain assets and liabilities and their tax basis, as well as for temporary differences resulting from the difference between the carrying value of items that are not recognised as assets or liabilities in the financial statements but have a tax basis determined in accordance with the tax law. Generally, deferred income tax is recognised for all temporary differences. For deductible temporary differences, the Group recognises deferred income tax assets to the extent that it is probable that future taxable income will be available against which the deductible temporary differences can be utilised. Furthermore, deferred tax assets or liabilities are not recognised for temporary differences arising from the initial recognition of assets or liabilities in non-business combination transactions, specifically those related to the initial recognition of goodwill, when such recognition neither impacts accounting profit nor taxable income (or deductible losses) in the period of recognition, and does not generate equivalent amounts of taxable and deductible temporary differences. For deductible losses and tax credits that can be carried forward to future years, deferred income tax assets are recognised to the extent that it is probable that future taxable income will be available against which the deductible losses and tax credits can be utilised. The Group recognises deferred income tax liabilities arising from taxable temporary differences related to investments in subsidiaries, associates, and joint ventures, unless the Group can control the timing of the reversal of the temporary differences and it is probable that the temporary differences will not reverse in the foreseeable future. For deductible temporary differences related to investments in subsidiaries, associates, and joint ventures, deferred income tax assets are recognised only if it is probable that the temporary differences will reverse in the foreseeable future and future taxable income will be available against which the deductible temporary differences can be utilised. In accordance with relevant provisions of the tax law, at the balance sheet date, deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the associated assets are recovered or liabilities are settled.

143 Current income tax and deferred income tax related to transactions and events that are recognised directly in equity are recognised in equity. Deferred income tax arising from business combinations adjusts the carrying amount of goodwill. The remaining current income tax and deferred income tax expenses or benefits are recognised in current profit or loss. At the balance sheet date, the carrying value of deferred income tax assets is reviewed. If it is probable that sufficient taxable income will not be available in future periods to utilise the benefits of deferred income tax assets, the carrying value of these assets is written down. When it becomes probable that sufficient taxable income will be available, the amount previously written down is reversed. 3. Offsetting of income taxes When tax-paying entities within the Group have a legal right to settle in net terms and intend to settle in net or acquire assets and discharge liabilities simultaneously, the Group’s current income tax assets and current income tax liabilities are presented as a net amount after offsetting. When the Group has the legal right to settle current income tax assets and liabilities on a net basis, and the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on the same taxable entity, the Group’s deferred tax assets and liabilities are presented as a net amount after offsetting. (XXIX) Leases A lease is defined as a contract in which the lessor conveys the right to use an asset to the lessee for a period of time in return for consideration. At the commencement date of the contract, the Group assesses whether the contract is a lease or contains a lease. Unless there is a change in the terms and conditions of the contract, the Group does not reassess whether the contract is a lease or contains a lease. 1. The Group as a Lessee (1) Segregation of leases When a contract includes one or more lease components and non-lease components, the Group segregates the individual lease components and non-lease components and allocates the contract consideration based on the relative proportions of the sum of the stand-alone prices of the lease components and the stand-alone prices of the non-lease components.

144 (2) Right-of-use assets Except for short-term leases and leases of low-value assets, the Group recognises right-of-use assets at the lease commencement date. The lease commencement date refers to the date on which the lessor provides the leased asset for the Group’s use. Right-of-use assets are initially measured at cost, which includes: • The initial measurement amount of the lease liability; • Lease payments made on or before the lease commencement date, net of any lease incentives enjoyed, if applicable; • Initial direct costs incurred by the Group; • Costs that the Group expects to incur for dismantling and removing the leased asset, restoring the site where it is located, or returning the leased asset to the condition specified in the lease terms. If the Group is reasonably certain that it will obtain ownership of the leased asset at the end of the lease term, the right-of-use asset is depreciated over the remaining useful life of the leased asset. For leases where ownership is not reasonably assured at the end of the lease term, amortisation is charged over the shorter of the lease term or the remaining useful life of the leased asset. The Group determines whether impairment has occurred to right-of-use assets and accounts for any identified impairment losses in accordance with Accounting Standards for Business Enterprises No. 8 – Asset Impairment. (3) Lease liabilities With exceptions for short-term leases and leases of low-value assets, the Group initially measures its lease liabilities at the present value of the lease payments that are not paid on the lease commencement date. When calculating the present value of lease payments, if the Group is unable to determine the implicit interest rate in the lease, it uses an incremental borrowing rate as the discount rate. Lease payments refer to the amounts payable by the Group to the lessor in connection with the right to use the leased asset during the lease term, including: • Fixed payments and substantially fixed payments, with deductions for lease incentives if any; • Variable lease payments that depend on an index or a rate;

145 • The exercise price of a purchase option that the Group is reasonably certain to exercise; • Payments required to exercise a termination option for the lease, if the lease term reflects that the Group will exercise such an option; • Payments expected to be made under guarantees provided by the Group for the residual value of the leased asset. Variable lease payments that depend on an index or a rate are determined based on the index or rate at the lease commencement date during initial measurement. Variable lease payments not included in the measurement of lease liabilities are recognised in current profit or loss when incurred. After the lease commencement date, the Group calculates the interest expense for each period within the lease term at a fixed periodic rate and recognises it in current profit or loss. Following the lease commencement date, the Group remeasures its lease liabilities and adjusts the corresponding right-of-use assets in the following circumstances. If the carrying value of the right-of-use assets has been reduced to zero but the lease liabilities still require further reduction, the Group recognises the difference in current profit or loss: • In the event of any changes to the lease term or the assessment outcome of the purchase option, the Group remeasures the lease liability based on the present value of the revised lease payments calculated using the revised discount rate; • When changes occur in the amounts expected to be payable under residual value guarantee, or in the indices or rates used to determine the lease payments, the Group remeasures the lease liability based on the present value of the revised lease payments calculated using the original discount rate. (4) Short-term and low-value asset leases The Group has elected not to recognise right-of-use assets and lease liabilities for short-term leases and leases of low-value assets. A short-term lease is defined as a lease with a lease term of not more than 12 months at the lease commencement date, and that does not contain a purchase option. A lease of low-value assets refers to a lease where the underlying asset, if new, would be of low value. The Group recognises the lease payments for short-term and low-value asset leases on a straight-line basis over the lease term as an expense in the period in which they are incurred. (5) Lease modifications The Group treats a lease modification as a separate lease for accounting purposes if it meets both of the following conditions simultaneously:

146 • The modification expands the scope of the lease by adding the right to use one or more leased assets; • The increase in consideration is comparable to the stand-alone price for the expansion of the lease scope, adjusted appropriately for the circumstances of the contract. When a lease modification is not accounted for as a separate lease, the Group redetermines the lease term on the effective date of the modification and rediscounts the revised lease payments using a revised discount rate to remeasure the lease liability. If the modification results in a reduction in the scope of the lease or the lease term, the Group reduces the carrying amount of the right-of-use asset accordingly and recognises any related gain or loss from the partial or full termination of the lease in current profit or loss. For other lease modifications that result in the remeasurement of the lease liability, the Group adjusts the carrying amount of the right-of-use asset accordingly. 2. The Group as a Lessor (1) Segregation of leases When a contract contains both lease and non-lease components, the Group allocates the contract consideration based on the relative stand-alone prices of the lease and non-lease components, in accordance with the provisions on transaction price allocation in Accounting Standards for Business Enterprises No. 14 – Revenue. (2) Classification of leases A lease is classified as a finance lease if it substantially transfers almost all the risks and rewards associated with ownership of the leased asset to the lessor. Any lease that is not a finance lease is classified as an operating lease. (3) Operating lease activities The Group recognises receipts from operating leases as rental income over the lease term using the straight-line method. Initial direct costs incurred in connection with operating leases are capitalised as incurred and amortised over the lease term on the same basis as the recognition of rental income, with amounts charged to current profit or loss. Variable lease receipts related to operating leases that are not included in lease receipts are recognised in current profit or loss when incurred.

147 (4) Finance lease activities At the lease commencement date, the Group recognises the net investment in the lease as the carrying amount of the finance lease receivable and derecognises the finance lease asset. The net investment in the lease is the sum of the present values of the unguaranteed residual value and the lease receipts not yet received at the lease commencement date, discounted using the implicit interest rate in the lease. Lease receipts refer to the amounts receivable by the Group from the lessee for granting the right to use the leased asset during the lease term, including: • Fixed payments and substantially fixed payments payable by the lessee, with deductions for lease incentives if any; • Variable lease payments that depend on an index or a rate; • The exercise price of a purchase option, if it is reasonably certain that the lessee will exercise the option; • Payments required if the lessee exercises a termination option, if the lease term reflects that the lessee will exercise the option; • Guaranteed residual values provided by the lessee, related parties, or independent third parties that are financially capable of fulfilling the guarantee obligations. The Group calculates and recognises interest income on a fixed periodic rate basis over the lease term. (5) Lease modifications The Group treats modifications to operating leases as a new lease for accounting purposes from the effective date of the modification, with any prepaid or receivable lease receipts related to the pre-modification lease considered as receipts for the new lease. The Group treats modifications to finance leases as a separate lease for accounting purposes if it meets both of the following conditions simultaneously: • The modification expands the scope of the lease by adding the right to use one or more leased assets;

148 • The increase in consideration is comparable to the stand-alone price for the expansion of the lease scope, adjusted appropriately for the circumstances of the contract. If a finance lease modification is not treated as a separate lease for accounting purposes, the Group accounts for the modified lease based on the following scenarios: • If the lease would have been classified as an operating lease had the modification been in effect at the inception date, the Group accounts for the lease modification as a new lease from the effective date of the modification, and measures the carrying amount of the underlying asset as the net investment in the lease immediately before the effective date of the lease modification; • If the lease would have been classified as a finance lease had the modification been in effect at the inception date, the Group accounts for the lease modification in accordance with the provisions on modifications or renegotiations of contracts in Accounting Standards for Business Enterprises No. 22 – Recognition and Measurement of Financial Instruments. 3. Sale and leaseback transactions Regarding sale and leaseback transactions that existed prior to the first date of application (FDA), the Group, as a Buyer (Lessor), will not reassess on the FDA whether the transfer of assets complies with the requirements for accounting treatment as a sale in accordance with Accounting Standards for Business Enterprises No. 14 – Revenue. For transactions occurring after the FDA, if the transfer of assets in a sale and leaseback transaction does not constitute a sale, the lessee shall continue to recognise the transferred assets and simultaneously recognise a financial liability equal to the transfer proceeds, with accounting treatment for this financial liability conducted in accordance with Accounting Standards for Business Enterprises No. 22 – Recognition and Measurement of Financial Instruments. The lessor, on the other hand, shall not recognise the transferred assets but shall instead recognise a financial asset equal to the transfer proceeds, with accounting treatment for this financial asset also conducted in accordance with Accounting Standards for Business Enterprises No. 22 – Recognition and Measurement of Financial Instruments.

149 (XXX) Asset securitisation transactions The Group securitises selected financial assets and finance lease receivables by selling the underlying assets to a special purpose entity (SPE), which then issues asset-backed securities to investors. As the asset servicer, the Group provides services such as asset maintenance and daily management, formulation of annual asset disposal plans, development and execution of asset disposal strategies, execution of relevant asset disposal agreements, and preparation of periodic asset service reports. After covering trust taxes and related expenses, the proceeds from the underlying assets are primarily used to repay the principal and interest of the senior asset-backed securities. Any remaining proceeds from the underlying assets, after full repayment of the principal and interest, are allocated as returns for the junior asset-backed securities, belonging to the holders of those securities. In applying the accounting policies for asset securitisation, the Group takes into consideration the degree of transfer of risks and rewards associated with the assets to other entities and the extent of the Group’s control over those entities: • When the Group has transferred nearly all the risks and rewards of ownership of the assets, it derecognises those assets; • When the Group retains nearly all the risks and rewards of ownership of the assets, it continues to recognise those assets; • If the Group has neither transferred nor retained nearly all the risks and rewards of ownership of the assets, it assesses whether it controls those assets. If the Group does not retain control, it derecognises the assets and recognises separately the rights and obligations arising from the transfer as assets or liabilities. If the Group retains control, it recognises assets and corresponding liabilities based on the degree of its continuing involvement with the assets. (XXXI) Hedge accounting 1. Basis for adoption and accounting treatment of hedge accounting To manage exposures arising from specific risks such as foreign exchange risk, interest rate risk, price risk, and credit risk, the Group designates certain financial instruments as hedging instruments for hedging purposes. For hedges that meet the prescribed conditions, the Group adopts hedge accounting treatment. The Group’s hedging activities include fair value hedges, cash flow hedges, and hedges of net investments in foreign operations. At the inception of a hedge, the Group formally designates the hedging instrument and the hedged item, documenting details such as the hedging instrument, the hedged item, the nature of the hedged risk, and the methods for assessing hedge effectiveness (including analysis of the causes of hedge ineffectiveness and determination of the hedge ratio).

150 The Group will terminate the application of hedge accounting in the following circumstances: • Changes in risk management objectives result in the hedging relationship no longer meeting the risk management objectives; • The hedging instrument has expired, been sold, terminated, or been exercised; • The economic relationship between the hedged item and the hedging instrument no longer exists, or credit risk begins to dominate the value changes arising from the economic relationship between the hedged item and the hedging instrument; • The hedging relationship no longer meets other conditions for applying hedge accounting. (1) Fair value hedging The Group recognises gains or losses arising from the hedged risk exposures of the hedged items in current profit or loss, while simultaneously adjusting the carrying value of the recognised hedged items that are not measured at fair value. If the hedged items are debt instruments or components thereof measured at fair value through other comprehensive income (OCI), gains or losses arising from the hedged risk exposures are recognised in current profit or loss. For hedged items that are non-traded equity instrument investments or components thereof that the Group has elected to measure at fair value through OCI, gains or losses arising from the hedged risk exposures continue to be recognised in OCI. (2) Cash flow hedging The Group recognises the effective portion of gains or losses arising from hedging instruments as cash flow hedging reserves in OCI, while the ineffective portion is recognised in current profit or loss. The amount of cash flow hedging reserves is determined by the lower of the absolute amounts of: (i) the cumulative gains or losses on the hedging instrument since the hedging began; and (ii) the cumulative changes in the present value of the expected future cash flows of the hedged items since the hedging began. If the hedged items are forecast transactions that result in the Group subsequently recognising a non-financial asset or non-financial liability, or if the forecast transactions of non-financial assets or liabilities result in a firm commitment eligible for fair value hedge accounting, the Group reclassifies the cash flow hedging reserves previously recognised in OCI into the initial recognition amount of the asset or liability. For cash flow hedges not related to the above scenarios, the Group reclassifies the cash flow hedging reserves previously recognised in OCI into current profit or loss in the same periods in which the hedged forecast cash flows affect profit or loss. If the cash flow

151 hedging reserves recognised in OCI represent a loss and it is expected that all or part of the loss will not be recovered in future accounting periods, the portion that is not expected to be recovered is reclassified from OCI into current profit or loss when the recovery is no longer anticipated. When the Group ceases applying hedge accounting for cash flow hedging, if the hedged future cash flows are still expected to occur, the cumulative cash flow hedging reserves are retained and accounted for in accordance with the above methods. If the hedged future cash flows are no longer expected to occur, the cumulative cash flow hedging reserves are reclassified from OCI into current profit or loss. (3) Hedging of net investments in foreign operations Hedging of net investments in foreign operations is accounted for similarly to cash flow hedging. The effective portion of gains or losses arising from hedging instruments is recognised in OCI, while the ineffective portion is recognised in current profit or loss. Gains and losses already recognised in OCI are reclassified into current profit or loss upon disposal of the foreign operations. 2. Assessment of hedging effectiveness The Group continually assesses the compliance of hedging relationships with the hedging effectiveness requirements on the hedging inception date and subsequently. The Group recognises a hedging relationship as meeting the hedging effectiveness requirements if it simultaneously satisfies the following conditions: • An economic relationship exists between the hedged item and the hedging instrument. • The effect of credit risk on the changes in value arising from the economic relationship between the hedged item and the hedging instrument is not dominant. • The hedging ratio of the hedging relationship is equal to the ratio of the actual quantity of the hedged item being hedged by the Group to the actual quantity of the hedging instrument used for hedging. If a hedging relationship ceases to meet the hedging effectiveness requirements due to the hedging ratio, but the Group’s risk management objective for designating that hedging relationship remains unchanged, the Group will rebalance the hedging relationship by adjusting the quantities of the hedged item or the hedging instrument in the existing hedging relationship to restore the hedging ratio to compliance with the hedging effectiveness requirements.

152 (XXXII) Related parties Parties that control, jointly control, or exercise significant influence over another party, as well as two or more parties that are under common control, joint control, or significant influence by another party, constitute related parties. Related parties can be individuals or enterprises. Enterprises solely under the control of the government without other related party relationships do not constitute related parties of the Group. (XXXIII) Significant accounting judgments and estimates In applying accounting policies, the Company is required to make judgments, estimates, and assumptions about the carrying amounts of reporting items that cannot be measured with precision. These judgments, estimates, and assumptions are based on the Group’s management’s past historical experience and are made considering other relevant factors. Actual results may differ from the Group’s estimates. The Group periodically reviews these judgments, estimates, and assumptions on a going-concern basis. Changes in accounting estimates that only affect the current period are recognised in that period, while changes that affect both the current period and future periods are recognised in both periods. 1. Measurement of expected credit losses The Group periodically reviews receivables from finance leases, financial assets measured at amortised cost, and debt instrument investments measured at fair value through other comprehensive income to assess expected credit losses (ECLs). The Group estimates ECLs for these financial assets and receivables from finance leases based on the carrying amount of the assets and the present value of future cash flows considering ECLs. Credit risk assessments involve significant estimates and uncertainties. Significant impairment losses or reversals of impairment losses may arise when actual future cash flows are lower or higher than expected. The measurement of ECLs in accordance with accounting standards involves numerous significant judgments, such as: (1) Significant increase in credit risk An asset transitions to Stage 2 when its credit risk has increased significantly since initial recognition. In assessing whether the credit risk of an asset has increased significantly, the Group takes into consideration reasonable and supportable forward-looking information, both qualitative and quantitative. (2) Selection of appropriate models and assumptions for measuring ECLs The Group uses different models and assumptions to assess ECLs for its assets. Judgment is required to determine the most appropriate model for each category of assets and to determine the assumptions used in these models, including those related to key drivers of credit risk.

153 ① Forward-looking information In assessing ECLs, the Group uses reasonable and supportable forward-looking information based on assumptions about the future course of different economic drivers and how these economic drivers interact with each other. ② Probability of default The probability of default is a critical input for measuring ECLs. It estimates the likelihood of default occurring within a specified future period and involves the use of historical data, assumptions, and expectations about future conditions. ③ Loss given default Loss given default estimates the loss arising from a default. It is based on the difference between the contractual cash flows and the cash flows expected to be received from the borrower, taking into account cash flows from collateral and overall credit enhancements. For specific information on the above accounting judgments and estimates, please refer to Note XII. (II). 2. Fair value measurement of financial instruments If the market for a financial instrument is not active, the Group estimates fair value by using a valuation technique. Valuation techniques include using recent prices in arm’s length market transactions between knowledgeable and willing parties, if available, reference to the current fair value of another instrument that is substantially the same, or discounted cash flow analyses and option pricing models. To the extent practicable, valuation technique makes the maximum use of observable market inputs. However, where observable market inputs are not available, the management needs to make estimates and use alternatives on such unobservable market inputs. 3. Impairment of goodwill The Group performs impairment testing on goodwill at least annually. Determining whether goodwill is impaired involves estimating the recoverable amount of the asset group or combination of asset groups to which the goodwill is allocated. The recoverable amount is determined as the higher of the fair value of the asset group less costs of disposal and the present value of the expected future cash flows of the assets. Calculating the recoverable amount involves estimating the expected future cash flows from the asset group or combination of asset groups and the discount rate used to calculate the present value. If actual future cash flows are lower than expected, it may result in an impairment loss.

154 4. Principal vs. agent consideration The Group’s subsidiaries engage in commodity trading. The Group takes into consideration factors such as its primary responsibility for providing goods and bearing inventory risks. Based on these factors, the Group believes it retains control over the goods until they are transferred to customers. Therefore, in such transactions, the Group acts as the principal. 5. Income taxes Certain transactions and events in the Group’s normal business operations have inherent uncertainties regarding their ultimate tax treatment. If the final determination of these tax matters differs from the amounts initially recorded, the differences will impact the income tax expense and deferred tax in the period in which the final determination is made. 6. Classification of financial assets The classification and measurement of financial assets depend on the results of the contractual cash flow characteristics test and the business model test. The Group identifies the level of its business model, which reflects how financial asset portfolios are managed to achieve specific business objectives. This assessment includes judgments that reflect all relevant evidence, including how asset performance is evaluated and measured, the risks that affect asset performance, how assets are managed, and how asset managers are compensated. The Group monitors financial assets that are derecognised prematurely and measured at amortised cost or at fair value through other comprehensive income to understand the reasons for their disposal and whether these reasons align with the business objectives for holding the assets. When assessing whether the contractual cash flows of financial assets are consistent with basic lending arrangements, the Group makes the following key judgments: whether the principal may change in amount or timing over the life of the instrument due to factors such as prepayments; and whether the interest represents solely the consideration for the time value of money, credit risk, other basic lending risks and costs, and profit margin. For example, prepayment amounts should reflect only unpaid principal and interest based on the unpaid principal, as well as reasonable compensation for the early termination of the contract. 7. Determination of the scope of consolidation The Group assesses whether it exercises control over an investee by taking into consideration all relevant facts and circumstances. In evaluating control, the following elements are taken into account: (1) Power over the investee; (2) Exposure to variable returns from its involvement with the investee; and

155 (3) Ability to use its power over the investee to affect the amount of the investor’s returns. If there are changes in the facts and circumstances related to these three elements of control, the Group reassesses whether it exercises control over the investee. For structured entities where the Group acts as a manager or holds an interest, the Group evaluates whether its exposure to variable returns from its interest in the structured entity, together with any manager’s fee and credit enhancement, is sufficiently significant to indicate that it is the primary obligor. If the Group is determined to be the primary obligor, these structured entities are included within the scope of consolidation. (XXXIV) Significant changes in accounting policies 1. Implementation of Interpretation No. 15 of the Accounting Standards for Business Enterprises and Interpretation No. 16 of the Accounting Standards for Business Enterprises In 2021, the Ministry of Finance issued the Notice on Printing and Distributing Accounting Standards for Business Enterprises – Interpretation No. 15 (“Interpretation 15”), followed by the Notice on Printing and Distributing Accounting Standards for Business Enterprises – Interpretation No. 16 (“Interpretation 16”) and related Q&A on the Implementation of Accounting Standards for Business Enterprises issued in 2022 and 2023, respectively. The Group and the Company have adopted these notices or Q&A in preparing the 2022 and 2023 annual financial statements. These amendments had no significant impact on the financial statements of the Group and the Company. 2. Implementation of the Tentative Provisions for Accounting Treatment Relating to Enterprise Data Resources On 1 August 2023, the Ministry of Finance issued the Tentative Provisions for Accounting Treatment Relating to Enterprise Data Resources (Cai Kuai [2023] No. 11). This provision applies to data resources that meet the recognition criteria as assets, such as intangible assets or inventory, as defined by the relevant accounting standards, as well as to data resources lawfully owned or controlled by the enterprise that are expected to bring economic benefits but do not meet the recognition criteria for asset capitalisation. It also provides specific requirements for the disclosure of data resources. This provision takes effect from 1 January 2024, with companies required to apply the forward-looking method. Any expenditures related to data resources that were expensed prior to the effective date of this provision are not subject to adjustments. The implementation of this provision has not had a material impact on the financial position or operating results of the Group and the Company.

156 (XXXV) Segment reporting For the purposes of resource allocation and performance assessment, the information reported to the Board of Directors of the Company primarily focuses on the operating segments identified based on the Group’s sales requirements and internal reporting systems. These operating segments are then utilised as the foundation for determining the reporting segments. An operating segment is a component of the Group with all the following conditions satisfied: (1) Such component is able to generate revenue and expenses in the ordinary course of the Group; (2) The Group’s Board of Directors periodically evaluates the operating results of the component to make decisions about resources to be allocated to the segments and assess their performance; and (3) the Group has access to such component’s accounting information, including financial position, operating results and cash flows. If two or more operating segments have similar economic characteristics or a similar business model, they may be combined as one operating segment. Based on its strategic planning and internal management requirements, the Group determines six operating segments: wealth management, investment banking, asset management, trading and institution, finance lease and others. Classification of reporting segments is consistent with that of operating segments. Specifically, the Group’s operating segments are as follows: (1) Wealth Management Segment engages in provision of a full range of financial services and investment solutions to retail and high net-worth clients. Services provided include brokering and dealing in securities and futures, investment consulting, wealth management as well as financial services such as margin financing, securities lending, stock pledge, etc.; (2) Investment Banking Segment engages in provision of sponsoring and underwriting services to enterprises and government clients for their fund raising activities in equity and debt capital markets, and also engages in provision financial consulting services for enterprises for their corporate actions such as merger and assets restructuring services as well as provision of services related to the National Equities Exchange and Quotations; (3) Asset Management Segment engages in provision of investment management services on diversified and comprehensive investment products including asset management, fund management, and private equity management to individual, corporate and institutional clients; (4) Trading and Institution Segment engages in provision of stock sales and trading, prime brokerage, stock lending, and stock research in financial markets across the world to global institutional clients, and also engages in provision of market-making services for fixed income, currency and commodity products, futures and options, and derivatives on major exchanges around the world.

157 (5) Finance Lease Segment engages in provision of innovative financial solutions, including finance lease, operating lease, entrustment loans and relevant consulting to individuals, enterprises and government clients; (6) Others Segment engages in the provision of other comprehensive financial and information services to institutions clients, including warehouse receipts pledge service, etc. Segment profit/loss refers to the earnings/losses incurred by each segment before the allocation of income tax expenses. These calculations are reported to the Company’s Board of Directors for the purposes of resource allocation and performance assessment. (XXXVI) Determination of materiality threshold and basis for selection The Group assesses the materiality of financial information based on both the nature and the amount of items, taking its specific circumstances into account. In determining the materiality of an item’s nature, the Group primarily considers whether the item pertains to ordinary activities, significantly affects the Group’s financial position, results of operations, and cash flows. In assessing the materiality of an item’s amount, the Group considers the proportion of the item’s amount to directly related items such as total assets, total liabilities, total equity, total revenue, total operating expenses, net profit, and total comprehensive income, or to the amount of individually presented line items in the financial statements. IV. TAXES Main taxes and tax rates Tax type Tax basis Tax rate Value-added tax Calculated based on taxable sales revenue determined as per tax regulations, after deducting input tax credits allowable for the current period. 6%, 9%, 13% Urban maintenance and construction tax Calculated based on the actual amount of turnover taxes paid. 1%, 5%, 7% Educational surtax Calculated based on the actual amount of 3% turnover taxes paid. Local educational surtax Calculated based on the actual amount of 2% turnover taxes paid. Enterprise income tax Calculated based on taxable income 25%, 16.5%, etc.

158 1. Enterprise income tax The Company follows the enterprise income tax collection and administration method of “unified calculation, graded management, local prepayment, consolidated settlement, and fiscal adjustment” according to the relevant provisions of the Announcement of the State Taxation Administration on Printing and Distributing the Measures for the Administration of Enterprise Income Tax Collection for Cross-regional Business Enterprises with Consolidated Tax Payment (STA Announcement No. 57 of 2012). The enterprise income tax rate for the Company and its domestic subsidiaries is 25%. The applicable profits tax rate for the Company’s Hong Kong subsidiary is 16.5%, and other overseas subsidiaries are subject to the income tax rates stipulated by their respective local jurisdictions. 2. Value-added tax According to the regulations issued by the Ministry of Finance and the State Taxation Administration, including the Notice on Fully Implementing the Pilot Program of Replacing Business Tax with Value-Added Tax (Cai Shui [2016] No. 36), the Notice on Further Clarifying the Relevant Policies for the Financial Industry in the Pilot Program of Replacing Business Tax with Value-Added Tax (Cai Shui [2016] No. 46), the Supplementary Notice on the Value-Added Tax Policies for Interbank Transactions of Financial Institutions (Cai Shui [2016] No. 70), and the Notice on Clarifying the Value-Added Tax Policies for the Finance, Real Estate Development, and Educational Auxiliary Services Industries (Cai Shui [2016] No. 140), the Company’s primary business income is subject to value-added tax at a rate of 6% from 1 May 2016 (“BT to VAT Reform”). As per the Notice on Clarifying the Value-Added Tax Policies for the Finance, Real Estate Development, and Educational Auxiliary Services Industries (Cai Shui [2016] No. 140), the Supplementary Notice on Issues Related to Value-Added Tax on Asset Management Products (Cai Shui [2017] No. 2), and the Notice on Issues Related to Value-Added Tax on Asset Management Products (Cai Shui [2017] No. 56), the taxable activities arising from the operation of asset management products by asset management product managers are temporarily subject to the simplified tax calculation and paid at a rate of 3% from 1 January 2018 (inclusive).

159 V. NOTES ON RELEVANT ITEMS OF THE CONSOLIDATED FINANCIAL STATEMENTS (I) Monetary funds 1. Presented by category Item 30 September 2024 31 December 2023 31 December 2022 Cash on hand 41,236.53 59,782.58 335,542.05 Bank deposits 158,232,728,176.36 137,287,529,597.34 154,164,090,581.12 Including: Customer deposits 101,582,302,423.93 87,407,094,246.01 98,970,479,371.57 Company deposits 56,650,425,752.43 49,880,435,351.33 55,193,611,209.55 Other monetary funds 927,803,643.41 1,190,988,784.99 1,170,646,922.87 Deposits in the Central Bank 4,191,428,399.30 4,252,199,694.14 3,245,096,320.63 Including: Statutory reserves deposited with the Central Bank 11,590,557.86 14,160,710.19 13,497,066.30 Excess reserves deposited with the Central Bank 4,179,837,841.44 4,238,038,983.95 3,231,599,254.33 Total 163,352,001,455.60 142,730,777,859.05 158,580,169,366.67 As at 31 December 2022, 31 December 2023, and 30 September 2024, the Group’s impairment provision for expected credit losses on monetary funds amounted to RMB14,585,172.22, RMB17,765,450.34, and RMB20,201,274.04, respectively.

2. *Presented by currency*

Item	30 September 2024			31 December 2023			31 December 2022		
	Amount in Foreign Currency	**Exchange Rate**	**Amount in RMB**	Amount in Foreign Currency	Exchange Rate	Amount in RMB	Amount in Foreign Currency	Exchange Rate	Amount in RMB
Cash on hand									
RMB			**15,888.27**			14,483.58			97,611.74
USD	**87.47**	**7.0074**	**612.94**	85.74	7.0827	607.27	3,525.64	6.9646	24,554.67
HKD	**8.75**	**0.90179**	**7.89**	8.75	0.90622	7.93	9,299.69	0.89327	8,307.13
EUR	**793.84**	**7.8267**	**6,213.15**	1,995.52	7.8592	15,683.19	6,513.55	7.4229	48,349.43
Others			**18,514.28**			29,000.61			156,719.08
Subtotal			**41,236.53**			59,782.58			335,542.05
Customer funds									
RMB			**88,160,169,984.55**			74,716,594,532.21			83,653,107,338.22
USD	**386,773,519.90**	**7.0074**	**2,710,276,763.35**	360,250,713.04	7.0827	2,551,547,725.25	481,389,393.90	6.9646	3,352,684,572.75
HKD	**3,544,338,409.59**	**0.90179**	**3,196,248,934.38**	4,754,873,722.86	0.90622	4,308,961,665.13	6,061,979,080.97	0.89327	5,414,984,053.66
EUR	**976,457.91**	**7.8267**	**7,642,443.12**	2,645,801.98	7.8592	20,793,886.92	3,151,031.80	7.4229	23,389,793.95
Others			**54,981,037.73**			56,143,784.80			65,795,908.40
Subtotal			**94,129,319,163.13**			81,654,041,594.31			92,509,961,666.98
Customers' credit funds									
RMB			**7,452,983,260.80**			5,753,052,651.70			6,460,517,704.59
Subtotal			**7,452,983,260.80**			5,753,052,651.70			6,460,517,704.59
Total customer deposits			**101,582,302,423.93**			87,407,094,246.01			98,970,479,371.57
Company's own funds									
RMB			**46,782,111,469.77**			41,580,039,507.52			47,682,939,524.24
USD	**840,011,217.25**	**7.0074**	**5,886,294,603.76**	632,077,071.17	7.0827	4,476,812,271.98	522,920,328.76	6.9646	3,641,930,921.68
HKD	**3,995,118,177.62**	**0.90179**	**3,602,757,621.40**	3,439,948,628.71	0.90622	3,117,350,246.31	3,816,170,880.64	0.89327	3,408,870,962.55
EUR	**5,542,706.10**	**7.8267**	**43,381,097.83**	40,399,891.78	7.8592	317,510,829.48	4,761,953.83	7.4229	35,347,507.08
Others			**335,880,959.67**			388,722,496.04			424,522,294.00
Subtotal			**56,650,425,752.43**			49,880,435,351.33			55,193,611,209.55
Total company deposits			**56,650,425,752.43**			49,880,435,351.33			55,193,611,209.55

160

Item Amount in Foreign Currency 30 September 2024 Exchange Rate Amount in RMB Amount in Foreign Currency 31 December 2023 Exchange Rate Amount in RMB Amount in Foreign Currency 31 December 2022 Exchange Rate Amount in RMB Other monetary funds RMB 665,001,957.23 838,733,347.51 920,805,664.03 USD 37,503,451.52 7.0074 262,801,686.18 49,734,626.27 7.0827 352,255,437.48 35,873,023.41 6.9646 249,841,258.84 Subtotal 927,803,643.41 1,190,988,784.99 1,170,646,922.87 Deposits in the Central Bank EUR 530,881,917.76 7.8267 4,155,053,505.73 540,251,579.20 7.8592 4,245,945,211.25 437,134,866.69 7.4229 3,244,808,401.95 Others 36,374,893.57 6,254,482.89 287,918.68 Subtotal 4,191,428,399.30 4,252,199,694.14 3,245,096,320.63 Total 163,352,001,455.60 142,730,777,859.05 158,580,169,366.67 3. As at 31 December 2022, 31 December 2023, and 30 September 2024, restricted monetary funds amounted to RMB2,900,551,701.46, RMB3,146,194,159.65, and RMB2,892,077,974.27, respectively. These funds are primarily held in risk reserve accounts, bank guarantee deposits for acceptances, aircraft maintenance funds, etc. 161

(II) Settlement reserve fund

1. *Presented by category*

Item	30 September 2024	31 December 2023	31 December 2022
Customers' settlement funds	**9,246,219,116.99**	10,144,093,909.65	10,476,841,294.70
Company's settlement funds	**7,245,506,568.02**	5,440,283,810.32	10,903,854,126.03
Total	**16,491,725,685.01**	15,584,377,719.97	21,380,695,420.73

2. *Presented by currency*

Item	30 September 2024			31 December 2023			31 December 2022		
	Amount in Foreign Currency	Exchange Rate	Amount in RMB	Amount in Foreign Currency	Exchange Rate	Amount in RMB	Amount in Foreign Currency	Exchange Rate	Amount in RMB
Customers' general settlement funds									
RMB			**8,166,608,717.47**			8,888,601,506.30			8,928,186,191.60
USD	**17,589,174.31**	**7.0074**	**123,254,380.06**	10,606,696.88	7.0827	75,124,051.99	30,119,573.85	6.9646	209,770,784.04
HKD	**100,099,452.68**	**0.90179**	**90,268,685.43**	72,893,747.42	0.90622	66,057,771.79	89,480,329.18	0.89327	79,930,093.65
Subtotal			**8,380,131,782.96**			9,029,783,330.08			9,217,887,069.29
Customers' credit settlement funds									
RMB			**866,087,334.03**			1,114,310,579.57			1,258,954,225.41
Subtotal			**866,087,334.03**			1,114,310,579.57			1,258,954,225.41
Customers' settlement funds in total			**9,246,219,116.99**			10,144,093,909.65			10,476,841,294.70
Company's own settlement funds									
RMB			**7,245,506,568.02**			5,440,283,810.32			10,903,854,126.03
Subtotal			**7,245,506,568.02**			5,440,283,810.32			10,903,854,126.03
Company's settlement funds in total			**7,245,506,568.02**			5,440,283,810.32			10,903,854,126.03
Total			**16,491,725,685.01**			15,584,377,719.97			21,380,695,420.73

162

(III) Placements to banks and other financial institutions

Item	30 September 2024	31 December 2023	31 December 2022
Placements to overseas banks	**234,156,606.22**	330,415,943.38	274,589,263.03
Less: Allowance for ECL	**46,600.33**	121,078.34	144,739.97
Total	**234,110,005.89**	330,294,865.04	274,444,523.06

(IV) Loans granted

1. Presented by category

Item	30 September 2024	31 December 2023	31 December 2022
Domestic			
Including: Individuals	**47,931,272,257.09**	52,241,414,866.18	47,507,724,109.46
Institutions	**10,013,298,528.66**	10,185,918,236.03	10,491,562,102.28
Less: Allowance for ECL	**1,321,084,167.06**	1,295,472,470.95	1,158,924,607.74
Carrying amount subtotal	**56,623,486,618.69**	61,131,860,631.26	56,840,361,604.00
Overseas			
Including: Individuals	**944,692,600.65**	1,194,832,043.19	1,564,458,217.71
Institutions	**7,460,558,714.94**	8,258,172,087.95	10,462,867,386.91
Less: Allowance for ECL	**2,362,957,671.73**	2,166,657,029.88	1,023,816,392.24
Carrying amount subtotal	**6,042,293,643.86**	7,286,347,101.26	11,003,509,212.38
Total carrying amount	**62,665,780,262.55**	68,418,207,732.52	67,843,870,816.38

2. Reconciliation of ECL allowance

	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2024	**34,619,343.78**	**16,479,493.50**	**3,411,030,663.55**	**3,462,129,500.83**
ECL (reversed)/recognised	**-13,707,934.97**	**-253,291.99**	**248,098,544.03**	**234,137,317.07**
Transfer between stages	**11,716,807.42**	**-15,833,030.00**	**4,116,222.58**	
FX variations and others	**-16,750.58**	**867.99**	**-12,209,096.52**	**-12,224,979.11**
As at 30 September 2024	**32,611,465.65**	**394,039.50**	**3,651,036,333.64**	**3,684,041,838.79**

163

	Stage I	Stage II	Stage III	
		Lifetime ECL		
		(not credit-	Lifetime ECL	
	12-Month ECL	impaired)	(credit-impaired)	Total
As at 1 January 2023	52,120,819.21	31,983,648.30	2,098,636,532.47	2,182,740,999.98
ECL (reversed)/recognised	-22,601,938.41	-18,645,864.91	1,299,171,279.08	1,257,923,475.76
Transfer between stages	4,911,269.95	3,132,009.48	-8,043,279.43	
FX variations and others	189,193.03	9,700.63	21,266,131.43	21,465,025.09
As at 31 December 2023	34,619,343.78	16,479,493.50	3,411,030,663.55	3,462,129,500.83

	Stage I	Stage II	Stage III	
		Lifetime ECL		
		(not credit-	Lifetime ECL	
	12-Month ECL	impaired)	(credit-impaired)	Total
As at 1 January 2022	55,086,808.45	11,810,954.32	1,646,786,997.63	1,713,684,760.40
ECL recognised	923,274.90	26,682,582.37	411,438,501.20	439,044,358.47
Write-offs			-39,801,879.36	-39,801,879.36
Transfer between stages	-5,670,220.29	-8,076,519.47	13,746,739.76	
FX variations and others	1,780,956.15	1,566,631.08	66,466,173.24	69,813,760.47
As at 31 December 2022	52,120,819.21	31,983,648.30	2,098,636,532.47	2,182,740,999.98

3. *Credit exposure*

	Stage I	**Stage II**	**Stage III**	
		Lifetime ECL		
		(not credit-	**Lifetime ECL**	
	12-Month ECL	**impaired)**	**(credit-impaired)**	**Total**
As at 31 December 2022	60,787,569,250.17	2,212,706,573.09	7,026,335,993.10	70,026,611,816.36
As at 31 December 2023	58,562,127,223.16	6,935,008,552.70	6,383,201,457.49	71,880,337,233.35
As at 30 September 2024	**58,319,678,483.85**	**312,646,864.83**	**7,717,496,752.66**	**66,349,822,101.34**

164

4. *Fair value of collateral provided by customers for margin financing and securities lending*

Collateral Type	Fair Value of Collateral 30 September 2024	31 December 2023	31 December 2022
Cash	**6,609,894,033.71**	6,816,255,432.88	7,634,836,044.39
Bonds	**941,295,223.33**	1,145,467,501.17	1,651,218,310.65
Funds	**5,822,947,543.79**	10,004,065,254.10	8,470,087,232.95
Stocks	**184,963,324,537.02**	200,508,786,205.95	198,166,141,592.28
Total	**198,337,461,337.85**	218,474,574,394.10	215,922,283,180.27

(V) Derivative instruments

30 September 2024

	Hedging Instrument *(Note 1)*			**Non-Hedging Instruments *(Note 2)***		
		Fair Value			**Fair Value**	
Type	**Nominal Principal**	**Assets**	**Liabilities**	**Nominal Principal**	**Assets**	**Liabilities**
Interest Rate Derivatives	**1,322,013,236.12**	**25,136,968.82**		**282,775,119,735.45**	**236,804,023.63**	**191,916,430.83**
Currency Derivatives	**802,955,918.59**	**42,310,747.11**	**11,925,687.97**	**6,925,185,997.50**	**53,758,978.91**	**83,295,025.36**
Equity Derivatives				**34,603,306,992.81**	**824,900,156.08**	**510,060,332.41**
Credit Derivatives				**805,000,000.00**	**4,148,485.00**	**498,400.00**
Other Derivatives				**8,725,354,405.91**	**337,825,291.14**	**80,822,522.44**
Total		**67,447,715.93**	**11,925,687.97**		**1,457,436,934.76**	**866,592,711.04**

31 December 2023

	Hedging Instrument *(Note 1)*			Non-Hedging Instruments *(Note 2)*		
		Fair Value			Fair Value	
Type	Nominal Principal	Assets	Liabilities	Nominal Principal	Assets	Liabilities
Interest Rate Derivatives	1,525,629,429.45	53,778,758.72		233,656,036,311.48	245,935,490.70	214,691,605.72
Currency Derivatives	904,601,833.79	34,496,226.04	5,719,273.43	4,266,901,475.11	11,652,031.85	37,634,832.46
Equity Derivatives				136,912,382,513.22	1,821,553,758.69	812,146,864.17
Credit Derivatives				2,740,000,000.00	2,131,720.00	203,210.00
Other Derivatives				77,286,888,106.54	109,007,367.41	120,549,308.14
Total		88,274,984.76	5,719,273.43		2,190,280,368.65	1,185,225,820.49

165

	31 December 2022					
	Hedging Instrument *(Note 1)*			Non-Hedging Instruments *(Note 2)*		
		Fair Value			Fair Value	
Type	Nominal Principal	Assets	Liabilities	Nominal Principal	Assets	Liabilities
Interest Rate Derivatives	2,437,841,403.15	87,005,133.02	18,744,547.43	166,702,700,076.38	322,448,645.03	301,825,398.34
Currency Derivatives	2,699,551,882.23	26,350,723.94	57,426,732.01	39,846,015,441.55	66,442,683.23	93,739,575.36
Equity Derivatives				111,268,234,349.29	964,375,786.33	366,992,116.72
Credit Derivatives				152,000,000.00		364,240.00
Other Derivatives				25,831,796,107.10	10,544,343.50	59,325,940.98
Total		113,355,856.96	76,171,279.44		1,363,811,458.09	822,247,271.40

Note 1: The Group utilises hedging instruments to hedge the cash flow variability arising from interest rate risk and exchange rate risk. The hedged items are borrowings and borrowing interest. For the years 2022, 2023, and the period from January to September 2024, the Group recognised a net gain of RMB45,520,236.32, RMB29,870,662.16, and RMB -20,508,987.14, respectively, related to the effective portion of cash flow hedges in other comprehensive income. There were no losses recognised in current profit or loss arising from ineffective cash flow hedges during these periods.

Note 2: Under the daily mark-to-market settlement arrangement, futures contracts under non-hedging derivative instruments and interest rate swaps centrally cleared by the Shanghai Clearing House are presented as net amounts after offset, which are RMB nil. As at December 31, 2022, December 31, 2023, and September 30, 2024, the fair value of the Group's unexpired futures contracts was RMB -624,668,220.00, RMB -461,317,100.00, and RMB436,799,582.21, respectively. The fair value of the Group's unexpired interest rate swaps centrally cleared by the Shanghai Clearing House was RMB46,712,342.00, RMB11,918,710.75, and RMB -67,908,602.12, respectively.

(VI) Deposits paid

1. *Presented by category*

Item	**30 September 2024**	31 December 2023	31 December 2022
Trading Deposit	**450,024,509.07**	430,184,798.87	574,186,133.00
Credit Deposit	**1,755,704,991.67**	479,370,749.04	1,460,668,527.31
Futures Deposit	**19,458,455,088.62**	20,861,916,726.85	19,317,813,518.49
Performance Security	**3,027,493,855.83**	1,872,349,225.97	1,511,906,226.66
Total	**24,691,678,445.19**	23,643,821,500.73	22,864,574,405.46

166

2. Presented by currency Amount in 30 September 2024 Amount in 31 December 2023 Amount in 31 December 2022 Item Foreign Currency Exchange Rate Amount in RMB Foreign Currency Exchange Rate Amount in RMB Foreign Currency Exchange Rate Amount in RMB Trading Deposit RMB 359,772,778.06 328,859,285.57 476,452,811.93 USD 1,972,716.75 7.0074 13,823,615.35 1,819,721.99 7.0827 12,888,544.94 1,820,010.58 6.9646 12,675,645.69 HKD 77,252,850.48 0.90179 69,665,848.03 54,672,120.34 0.90622 49,544,968.89 88,785,888.21 0.89327 79,309,770.36 EUR 863,999.85 7.8267 6,762,267.63 4,948,595.21 7.8592 38,891,999.47 774,347.63 7.4229 5,747,905.02 Subtotal Credit Deposit RMB 450,024,509.07 1,755,704,991.67 430,184,798.87 479,370,749.04 574,186,133.00 1,460,668,527.31 Subtotal Futures Deposit RMB 1,755,704,991.67 19,407,022,893.57 479,370,749.04 20,825,811,742.41 1,460,668,527.31 19,292,115,589.00 HKD 27,214,758.00 0.90179 24,541,996.62 14,332,746.00 0.90622 12,988,621.08 2,519,195.00 0.89327 2,250,321.32 EUR 3,435,700.67 7.8267 26,890,198.43 2,941,312.52 7.8592 23,116,363.36 3,158,820.43 7.4229 23,447,608.17 Subtotal Performance Security RMB 19,458,455,088.62 2,875,932,551.47 20,861,916,726.85 1,725,683,611.31 19,317,813,518.49 1,295,937,095.95 EUR 17,798,255.10 7.8267 139,301,603.19 17,092,787.10 7.8592 134,335,632.38 Others 12,259,701.17 12,329,982.28 215,969,130.71 Subtotal 3,027,493,855.83 1,872,349,225.97 1,511,906,226.66 Total 24,691,678,445.19 23,643,821,500.73 22,864,574,405.46 167

168 (VII) Accounts Receivable 1. Presented by item Item 30 September 2024 31 December 2023 31 December 2022 Receivable from Clearing 6,317,283,597.87 7,279,755,141.12 7,243,640,205.30 Prepayment for Off-Exchange Businesses 2,162,403,393.70 3,300,682,248.15 1,085,227,881.80 Receivable for Fees and Administrative Charges 1,319,765,270.24 1,564,888,147.76 1,621,706,974.41 Others 271,634,751.13 421,671,542.90 765,971,087.31 Total 10,071,087,012.94 12,566,997,079.93 10,716,546,148.82 Less: Allowance for Bad Debts 586,195,939.35 399,722,513.58 322,031,281.12 Total carrying amount 9,484,891,073.59 12,167,274,566.35 10,394,514,867.70 2. Ageing analysis 30 September 2024 Book Balance Allowance for Bad Debts Age Amount Percentage (%) Amount Percentage (%) Within 1 year (including 1 year) 9,152,003,723.31 90.88 171,700,104.54 29.29 1 to 2 years (including 2 years) 214,765,965.96 2.13 75,431,125.16 12.87 2 to 3 years (including 3 years) 425,047,650.79 4.22 176,753,346.33 30.15 More than 3 years 279,269,672.88 2.77 162,311,363.32 27.69 Total 10,071,087,012.94 100.00 586,195,939.35 100.00 31 December 2023 Book Balance Allowance for Bad Debts Age Amount Percentage (%) Amount Percentage (%) Within 1 year (including 1 year) 11,452,538,228.33 91.12 81,812,518.39 20.47 1 to 2 years (including 2 years) 688,202,320.75 5.48 102,929,918.87 25.75 2 to 3 years (including 3 years) 121,427,886.69 0.97 20,184,194.61 5.05 More than 3 years 304,828,644.16 2.43 194,795,881.71 48.73 Total 12,566,997,079.93 100.00 399,722,513.58 100.00

	31 December 2022			
	Book Balance		Allowance for Bad Debts	
Age	Amount	Percentage (%)	Amount	Percentage (%)
Within 1 year (including 1 year)	10,071,217,541.78	93.98	124,738,487.22	38.73
1 to 2 years (including 2 years)	238,521,486.53	2.23	17,136,050.62	5.32
2 to 3 years (including 3 years)	230,169,664.38	2.15	49,049,934.99	15.23
More than 3 years	176,637,456.13	1.64	131,106,808.29	40.72
Total	10,716,546,148.82	100.00	322,031,281.12	100.00

(VIII) Financial assets held under resale agreements

1. *Presented by underlying asset*

Item	30 September 2024	31 December 2023	31 December 2022
Stocks	**20,480,984,136.72**	26,409,870,510.33	27,795,961,280.65
Bonds	**11,851,752,411.14**	11,036,663,514.76	5,413,745,382.79
Total	**32,332,736,547.86**	37,446,534,025.09	33,209,706,663.44
Less: Allowance for ECL	**666,486,241.57**	663,301,676.61	564,557,629.95
Total carrying amount	**31,666,250,306.29**	36,783,232,348.48	32,645,149,033.49

2. *Presented by business type*

Item	30 September 2024	31 December 2023	31 December 2022
Securities Repurchase Agreements		32,507,445.00	247,329,444.45
Stock Pledged Repo	**20,480,984,136.72**	26,377,363,065.33	27,548,631,836.20
Bond Pledged Repo	**11,493,112,431.22**	10,434,646,133.26	4,219,866,724.38
Bond Outright Repo	**358,639,979.92**	602,017,381.50	1,193,878,658.41
Subtotal	**32,332,736,547.86**	37,446,534,025.09	33,209,706,663.44
Less: Allowance for ECL	**666,486,241.57**	663,301,676.61	564,557,629.95
Total carrying amount	**31,666,250,306.29**	36,783,232,348.48	32,645,149,033.49

169

3. Reconciliation of ECL allowance

	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2024	**11,418,098.44**	**21,981,005.63**	**629,902,572.54**	**663,301,676.61**
ECL (reversed)/recognised	**-16,684,278.09**	**-4,189,797.07**	**24,058,844.41**	**3,184,769.25**
Transfer between stages	**14,306,179.46**	**-15,563,737.83**	**1,257,558.37**	
FX variations and others	**-204.29**			**-204.29**
As at 30 September 2024	**9,039,795.52**	**2,227,470.73**	**655,218,975.32**	**666,486,241.57**

	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2023	13,571,221.53	1,692,570.14	549,293,838.28	564,557,629.95
ECL (reversed)/recognised	-1,394,078.07	19,873,763.97	115,228,500.13	133,708,186.03
Write-offs			-34,964,805.06	-34,964,805.06
Transfer between stages	-759,710.71	414,671.52	345,039.19	
FX variations and others	665.69			665.69
As at 31 December 2023	11,418,098.44	21,981,005.63	629,902,572.54	663,301,676.61

	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2022	13,905,212.59	1,180,012.49	1,776,544,001.28	1,791,629,226.36
ECL (reversed)/recognised	-1,174,341.05	1,352,626.21	-954,014,040.19	-953,835,755.03
Transfer between stages	836,725.45	-840,068.56	3,343.11	
Other derecognition			-273,239,465.92	-273,239,465.92
FX variations and others	3,624.54			3,624.54
As at 31 December 2022	13,571,221.53	1,692,570.14	549,293,838.28	564,557,629.95

170

4. *Credit exposure*

	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 31 December 2022	31,146,702,710.11	330,638,000.01	1,732,365,953.32	33,209,706,663.44
As at 31 December 2023	31,431,856,069.40	4,109,439,315.35	1,905,238,640.34	37,446,534,025.09
As at 30 September 2024	**29,630,224,936.93**	**942,168,468.19**	**1,760,343,142.74**	**32,332,736,547.86**

5. *Collateral for financial assets held under resale agreements*

	Fair Value of Collateral		
Collateral Type	**30 September 2024**	31 December 2023	31 December 2022
Collateral	**68,308,938,734.46**	83,560,426,214.42	89,186,203,953.56
Including: Available for Sale or Re-pledge	**376,484,533.22**	981,086,866.27	1,847,542,236.66
Including: Sold or Re-pledged	**104,741,245.83**	588,448,497.17	470,972,505.43

6. *Stock pledged repo*

(1) *Remaining maturity of stock pledged repo*

Remaining Maturity	**30 September 2024**	31 December 2023	31 December 2022
Within 1 month (including 1 month)	**3,841,989,407.94**	3,890,535,773.99	5,240,569,199.53
1 to 3 months (including 3 months)	**2,902,371,495.31**	3,847,036,545.53	3,299,990,976.63
3 months to 1 year (including 1 year)	**13,405,155,000.14**	16,614,803,589.48	18,957,963,326.71
More than 1 year	**331,468,233.33**	2,024,987,156.33	50,108,333.33
Total	**20,480,984,136.72**	26,377,363,065.33	27,548,631,836.20

171

(2) Credit exposure of stock pledged repo

30 September 2024	**Stage I 12-Month ECL**	**Stage II Lifetime ECL (not credit-impaired)**	**Stage III Lifetime ECL (credit-impaired)**	**Total**
Book Balance	**17,778,472,525.79**	**942,168,468.18**	**1,760,343,142.75**	**20,480,984,136.72**
Allowance for ECL	**9,038,627.96**	**2,227,470.73**	**655,218,975.32**	**666,485,074.01**
Value of Collateral	**51,464,733,982.24**	**1,935,054,609.60**	**2,222,508,794.06**	**55,622,297,385.90**

31 December 2023	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
Book Balance	20,362,685,109.64	4,109,439,315.35	1,905,238,640.34	26,377,363,065.33
Allowance for ECL	10,750,892.96	21,981,005.63	629,902,572.54	662,634,471.13
Value of Collateral	60,265,866,049.45	7,829,278,037.08	3,507,115,388.26	71,602,259,474.79

31 December 2022	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
Book Balance	25,485,627,882.87	330,638,000.01	1,732,365,953.32	27,548,631,836.20
Allowance for ECL	13,411,540.14	1,692,570.14	549,293,838.28	564,397,948.56
Value of Collateral	79,627,830,709.98	648,740,956.37	2,258,697,486.56	82,535,269,152.91

172

(IX) Financial assets held for trading

1. *Presented by item*

	Financial Assets at Fair Value Through Profit or Loss					
	30 September 2024		31 December 2023		31 December 2022	
Type	Fair Value	Initial Investment Cost	Fair Value	Initial Investment Cost	Fair Value	Initial Investment Cost
Bonds	**91,036,435,691.28**	**96,654,758,609.53**	124,194,489,494.53	129,011,243,057.10	101,634,305,301.69	104,472,795,021.17
Public Funds	**47,933,058,144.65**	**47,911,400,911.82**	40,639,853,550.95	41,343,814,266.04	39,755,368,582.18	40,110,488,457.07
Stocks/Equities	**25,664,420,789.26**	**23,321,600,144.69**	35,718,418,020.71	34,028,263,858.30	30,343,977,037.72	27,199,948,960.66
Bank Wealth Management Products	**3,832,760,383.89**	**3,828,170,660.78**	3,777,443,533.72	3,661,918,207.12	4,428,914,400.73	4,352,973,230.49
Securities Brokerage Asset Management Products	**260,577,796.74**	**216,052,959.61**	251,148,523.57	219,714,560.06	1,693,981,493.99	1,785,201,672.76
Trust Plans	**1,966,337,371.74**	**2,293,899,941.74**	1,835,554,751.35	2,189,238,484.79	2,563,556,421.69	2,755,772,561.33
Others	**11,956,878,014.04**	**14,532,183,856.86**	14,856,182,117.39	16,559,267,985.57	29,178,626,201.75	31,441,923,818.25
Total	**182,650,468,191.60**	**188,758,067,085.03**	221,273,089,992.22	227,013,460,418.98	209,598,729,439.75	212,119,103,721.73

2. As at 31 December 2022, 31 December 2023, and 30 September 2024, financial assets held for trading of RMB63,261,137,421.63, RMB64,197,081,042.70, and RMB35,960,246,677.66, respectively, were collateralised for sell-repo transactions, bond lending transactions, derivative transactions and other transactions.

3. As at 31 December 2022, 31 December 2023, and 30 September 2024, the carrying amount of financial assets held for trading with disposal restrictions totalled RMB4,256,861,577.26, RMB3,494,015,100.95, and RMB1,176,881,903.73, respectively.

(X) Debt investments

1. *Presented by item*

	30 September 2024			
Item	Initial Cost	Interest	Allowance for ECL	Carrying Amount
Corporate Bonds	**1,895,666,408.15**	**38,582,264.51**	**18,747,851.82**	**1,915,500,820.84**
Foreign Government Bonds	**2,524,365,622.00**	**43,229,150.84**	**3,658,116.41**	**2,563,936,656.43**
Financial Bonds	**514,561,726.92**	**5,354,516.85**	**640,685.71**	**519,275,558.06**
Others	**180,773,561.49**	**5,971,436.31**	**4,435,850.54**	**182,309,147.26**
Total	**5,115,367,318.56**	**93,137,368.51**	**27,482,504.48**	**5,181,022,182.59**

173

Item	Initial Cost	31 December 2023 Interest	Allowance for ECL	Carrying Amount
Corporate Bonds	2,100,751,841.02	43,578,397.72	20,222,769.99	2,124,107,468.75
Foreign Government Bonds	3,586,886,095.14	65,384,497.09	2,993,603.53	3,649,276,988.70
Financial Bonds	652,232,738.26	9,802,291.01	920,384.41	661,114,644.86
Others	372,303,773.36	1,589,786.02	10,613,121.35	363,280,438.03
Total	6,712,174,447.78	120,354,971.84	34,749,879.28	6,797,779,540.34

Item	Initial Cost	31 December 2022 Interest	Allowance for ECL	Carrying Amount
Corporate Bonds	1,646,462,258.35	29,606,622.58	8,419,961.78	1,667,648,919.15
Foreign Government Bonds	3,252,871,428.35	47,178,729.57	3,146,718.16	3,296,903,439.76
Financial Bonds	277,235,993.54	3,211,510.98	412,607.54	280,034,896.98
Others	514,694,746.69	53,885,936.65	7,010,994.89	561,569,688.45
Total	5,691,264,426.93	133,882,799.78	18,990,282.37	5,806,156,944.34

2. *Reconciliation of ECL allowance*

	Stage I 12-Month ECL	**Stage II Lifetime ECL (not credit-impaired)**	**Stage III Lifetime ECL (credit-impaired)**	**Total**
As at 1 January 2024	**23,375,966.20**	**255,015.78**	**11,118,897.30**	**34,749,879.28**
ECL (reversed)	**-3,188,547.85**	**-256,145.15**	**-1,162,789.96**	**-4,607,482.96**
Transfer between stages				
FX variations and others	**-1,409,433.93**	**1,129.37**	**-1,251,587.28**	**-2,659,891.84**
As at 30 September 2024	**18,777,984.42**		**8,704,520.06**	**27,482,504.48**

174

	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2023	18,990,282.37			18,990,282.37
ECL (reversed)/recognised	5,612,245.64	-445,911.80	10,224,553.16	15,390,887.00
Transfer between stages	-1,144,993.48	732,701.59	412,291.89	
FX variations and others	-81,568.33	-31,774.01	482,052.25	368,709.91
As at 31 December 2023	23,375,966.20	255,015.78	11,118,897.30	34,749,879.28

	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2022	20,489,037.34			20,489,037.34
ECL (reversed)	-1,914,817.44			-1,914,817.44
FX variations and others	416,062.47			416,062.47
As at 31 December 2022	18,990,282.37			18,990,282.37

3. *Credit exposure*

	Stage I **12-Month ECL**	**Stage II** **Lifetime ECL** **(not credit-impaired)**	**Stage III** **Lifetime ECL** **(credit-impaired)**	**Total**
As at 31 December 2022	5,825,147,226.71			5,825,147,226.71
As at 31 December 2023	6,745,085,454.54	66,139,314.16	21,304,650.92	6,832,529,419.62
As at 30 September 2024	**5,190,023,752.80**		**18,480,934.27**	**5,208,504,687.07**

4. *Debt investments collateralised*

As at 31 December 2022, 31 December 2023, and 30 September 2024, debt investments at carrying value of RMB4,003,583,327.57, RMB4,954,090,380.62, and RMB3,058,789,347.54, respectively, were collateralised for sell-repo transactions, financing from the Bank of Portugal, and other purposes.

175

(XI) Other debt investments

1. Presented by item

Item	Initial Cost	Interest	30 September 2024 Changes in Fair Value	Carrying Amount	Accumulated Allowance for ECL
Foreign and Domestic Government Bonds	3,075,263,013.73	151,670,889.01	-298,603.06	3,226,635,299.68	1,232,365.36
Financial Bonds	1,424,809,545.39	21,037,725.88	-1,751,066.26	1,444,096,205.01	3,357,716.75
Enterprise Bonds	3,257,787,316.91	109,856,842.53	190,816,497.09	3,558,460,656.53	30,372,206.43
Corporate Bonds	6,573,218,181.23	91,547,056.50	-2,072,149.54	6,662,693,088.19	72,169,434.68
Local Government Bonds	18,526,162,236.74	319,200,512.90	425,624,260.04	19,270,987,009.68	24,855,906.07
Others	7,760,278,066.99	81,125,110.09	-31,122,553.28	7,810,280,623.80	64,824,502.36
Total	40,617,518,360.99	774,438,136.91	581,196,384.99	41,973,152,882.89	196,812,131.65

Item	Initial Cost	Interest	31 December 2023 Changes in Fair Value	Carrying Amount	Accumulated Allowance for ECL
Foreign and Domestic Government Bonds	20,235,031,922.78	386,905,057.15	89,423,560.62	20,711,360,540.55	783,913.98
Financial Bonds	556,002,219.29	9,553,644.20	-10,841,911.64	554,713,951.85	1,704,166.27
Enterprise Bonds	3,505,133,782.60	93,213,981.78	81,692,902.40	3,680,040,666.78	27,691,274.67
Corporate Bonds	3,910,098,184.43	111,882,704.47	-7,415,077.02	4,014,565,811.88	50,407,404.75
Local Government Bonds	26,609,486,504.81	290,566,765.80	166,581,088.83	27,066,634,359.44	26,503,267.40
Others	5,118,173,042.65	122,798,521.34	42,459,669.31	5,283,431,233.30	27,570,063.53
Total	59,933,925,656.56	1,014,920,674.74	361,900,232.50	61,310,746,563.80	134,660,090.60

Item	Initial Cost	Interest	31 December 2022 Changes in Fair Value	Carrying Amount	Accumulated Allowance for ECL
Foreign and Domestic Government Bonds	10,914,522,661.86	288,309,009.41	-39,642,708.35	11,163,188,962.92	3,413,892.19
Financial Bonds	1,204,352,834.99	13,437,352.53	-46,432,803.49	1,171,357,384.03	2,947,602.77
Enterprise Bonds	3,357,532,488.87	89,726,286.30	-33,220,903.87	3,414,037,871.30	64,787,805.30
Corporate Bonds	4,832,412,924.17	115,595,843.34	-70,381,713.12	4,877,627,054.39	53,777,385.24
Local Government Bonds	21,533,093,073.79	323,541,282.13	62,261,126.91	21,918,895,482.83	15,061,717.71
Others	10,105,801,596.25	183,880,777.40	17,109,819.15	10,306,792,192.80	64,420,107.01
Total	51,947,715,579.93	1,014,490,551.11	-110,307,182.77	52,851,898,948.27	204,408,510.22

176

2. Reconciliation of ECL allowance

	Stage I **12-Month ECL**	**Stage II** **Lifetime ECL** **(not credit-impaired)**	**Stage III** **Lifetime ECL** **(credit-impaired)**	**Total**
As at 1 January 2024	**69,369,613.70**	**47,710,241.20**	**17,580,235.70**	**134,660,090.60**
ECL (reversed)/recognised	**62,290,010.04**	**8,756,226.59**	**-2,375,589.10**	**68,670,647.53**
Transfer between stages	**2,320,849.40**	**-2,320,849.40**		
FX variations and others	**-3,032,355.45**	**-20,045.34**	**-3,466,205.69**	**-6,518,606.48**
As at 30 September 2024	**130,948,117.69**	**54,125,573.05**	**11,738,440.91**	**196,812,131.65**

	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2023	86,988,582.58	117,419,927.64		204,408,510.22
ECL (reversed)/recognised	-42,589,404.44	-44,692,073.03	15,125,307.71	-72,156,169.76
Transfer between stages	24,868,735.20	-25,016,456.42	147,721.22	
FX variations and others	101,700.36	-1,156.99	2,307,206.77	2,407,750.14
As at 31 December 2023	69,369,613.70	47,710,241.20	17,580,235.70	134,660,090.60

	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2022	100,389,026.75	159,002,609.68	266,389.04	259,658,025.47
ECL (reversed)	-56,999,962.21	-6,641,626.89	-266,389.04	-63,907,978.14
Transfer between stages	34,941,055.15	-34,941,055.15		
FX variations and others	8,658,462.89			8,658,462.89
As at 31 December 2022	86,988,582.58	117,419,927.64		204,408,510.22

177

3. *Credit exposure*

	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 31 December 2022	48,696,363,985.69	4,265,842,145.35		52,962,206,131.04
As at 31 December 2023	58,922,530,353.63	1,983,748,789.84	42,567,187.83	60,948,846,331.30
As at 30 September 2024	**39,591,021,824.57**	**1,761,411,169.44**	**39,523,503.89**	**41,391,956,497.90**

4. *Other debt investments collateralised*

As at 31 December 2022, 31 December 2023, and 30 September 2024, other debt investments at carrying value of RMB35,446,837,513.02, RMB48,325,434,742.65, and RMB21,228,849,243.16, respectively, were collateralised for sell-repo transactions, bond lending transactions, derivative transactions and other transactions.

(XII) Other investments in equity instruments

Item	30 September 2024	31 December 2023	31 December 2022
Non-traded Equity Instruments	**12,515,062,977.14**	8,010,844,169.78	6,096,318,840.12
Total	**12,515,062,977.14**	8,010,844,169.78	6,096,318,840.12

As at 31 December 2022, 31 December 2023, and 30 September 2024, other investments in equity instruments consisted of non-traded equity securities and shares held by the Group. As the equity instruments are not held for trading purpose, the Group has designated these investments as other investments in equity instruments. As a result of the change of investment strategies, the Group disposed certain other investments in equity instruments, and the corresponding after-tax loss of RMB300,125,133.92, RMB264,600,431.50, and RMB136,847,681.29, respectively, was reclassified from other comprehensive income to retained earnings.

As at 31 December 2022, 31 December 2023, and 30 September 2024, other investments in equity instruments of RMB1,866,595,325.98, RMB1,204,013,815.91, and RMB989,028,458.03, respectively, were collateralised for securities lending and other transactions.

178

179 (XIII) Finance lease receivables and long-term receivables Item 30 September 2024 31 December 2023 31 December 2022 Finance Lease Receivables 16,434,938,899.66 19,892,444,035.52 19,458,452,903.05 Long-term Receivables 71,926,401,684.44 79,516,505,296.66 84,549,952,480.38 Total 88,361,340,584.10 99,408,949,332.18 104,008,405,383.43 1. Finance lease receivables (1) Presentation of finance lease receivables Item 30 September 2024 31 December 2023 31 December 2022 First Year After Balance Sheet Date 8,731,225,127.74 10,513,720,689.35 14,822,053,077.58 Second Year After Balance Sheet Date 5,334,312,689.85 5,835,744,161.78 4,761,042,317.37 Third Year After Balance Sheet Date 2,547,514,973.42 3,275,979,639.48 1,324,033,487.33 Fourth Year After Balance Sheet Date 1,143,448,045.29 1,513,910,846.16 565,994,885.44 Fifth Year After Balance Sheet Date 597,421,861.02 779,672,322.19 446,252,239.00 Subsequent Years 1,359,672,283.36 1,967,554,153.79 1,586,041,921.40 Gross Amount of Minimum Finance Lease Receivables 19,713,594,980.68 23,886,581,812.75 23,505,417,928.12 Less: Unearned Finance Lease Income 2,413,285,716.06 3,077,167,051.88 2,457,072,695.23 Balance of Finance Lease Receivables 17,300,309,264.62 20,809,414,760.87 21,048,345,232.89 Less: Allowance for ECL 865,370,364.96 916,970,725.35 1,589,892,329.84 Net Finance Lease Receivables 16,434,938,899.66 19,892,444,035.52 19,458,452,903.05 Including: Net Finance Lease Receivables Due within One Year 7,183,947,655.70 8,644,404,298.23 12,355,869,609.15 Net Finance Lease Receivables Due After One Year 9,250,991,243.96 11,248,039,737.29 7,102,583,293.90 For details on assets pledged or used as collateral at the end of the period, please refer to Note X. (I). 1.

(2) Reconciliation of ECL allowances for finance lease receivables

	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2024	**358,786,610.65**	**380,220,485.20**	**177,963,629.50**	**916,970,725.35**
ECL (reversed)/recognised	**-62,994,599.01**	**151,378,699.86**	**247,682,164.58**	**336,066,265.43**
Write-offs			**-340,089,956.57**	**-340,089,956.57**
Transfer between stages	**-7,664,909.79**	**-127,505,304.95**	**135,170,214.74**	
Recoveries of Previously Written-off Receivables			**74,396,325.47**	**74,396,325.47**
Other derecognition			**-121,972,994.72**	**-121,972,994.72**
As at 30 September 2024	**288,127,101.85**	**404,093,880.11**	**173,149,383.00**	**865,370,364.96**

	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2023	439,313,584.68	531,299,164.62	619,279,580.54	1,589,892,329.84
ECL (reversed)/recognised	-63,052,401.69	156,429,986.84	296,280,852.39	389,658,437.54
Write-offs			-680,809,587.79	-680,809,587.79
Transfer between stages	-17,474,572.34	-307,508,666.26	324,983,238.60	
Recoveries of Previously Written-off Receivables			132,513,120.62	132,513,120.62
Other derecognition			-514,283,574.86	-514,283,574.86
As at 31 December 2023	358,786,610.65	380,220,485.20	177,963,629.50	916,970,725.35

	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2022	523,852,009.19	496,925,855.42	543,431,574.64	1,564,209,439.25
ECL (reversed)/recognised	-6,717,158.57	342,811,386.23	859,138,411.90	1,195,232,639.56
Write-offs			-653,516,112.90	-653,516,112.90
Transfer between stages	-77,821,265.94	-308,438,077.03	386,259,342.97	
Recoveries of Previously Written-off Receivables			83,099,232.97	83,099,232.97
Other derecognition			-599,132,869.04	-599,132,869.04
As at 31 December 2022	439,313,584.68	531,299,164.62	619,279,580.54	1,589,892,329.84

180

(3) Balance analysis of finance lease receivables

	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 31 December 2022	18,404,093,453.24	1,623,102,172.83	1,021,149,606.82	21,048,345,232.89
As at 31 December 2023	19,138,397,691.34	1,394,426,786.59	276,590,282.94	20,809,414,760.87
As at 30 September 2024	**15,600,546,209.58**	**1,444,570,453.60**	**255,192,601.44**	**17,300,309,264.62**

2. Long-term receivables

(1) Presentation of long-term receivables

Item	30 September 2024	31 December 2023	31 December 2022
First Year After Balance Sheet Date	**40,993,729,085.24**	43,518,244,830.26	41,038,253,854.34
Second Year After Balance Sheet Date	**23,635,494,908.41**	26,126,128,864.68	27,141,406,828.44
Third Year After Balance Sheet Date	**11,700,577,786.04**	12,174,278,942.33	15,714,478,543.37
Fourth Year After Balance Sheet Date	**2,333,538,522.71**	4,641,182,117.22	6,709,395,456.30
Fifth Year After Balance Sheet Date	**975,029,646.54**	1,329,793,374.27	3,069,130,682.24
Subsequent Years	**1,116,164,292.85**	1,076,325,974.33	837,855,255.04
Gross Amount of Long-term Receivables	**80,754,534,241.79**	88,865,954,103.09	94,510,520,619.73
Less: Interest Adjustment	**6,511,441,169.02**	7,475,894,644.47	8,775,538,959.86
Balance of Long-term Receivables	**74,243,093,072.77**	81,390,059,458.62	85,734,981,659.87
Less: Allowance for ECL	**2,316,691,388.33**	1,873,554,161.96	1,185,029,179.49
Net Long-term Receivables	**71,926,401,684.44**	79,516,505,296.66	84,549,952,480.38
Including: Net Long-term Receivables Due within One Year	**36,323,124,180.56**	38,923,317,259.18	36,702,132,264.98
Net Long-term Receivables Due After One Year	**35,603,277,503.88**	40,593,188,037.48	47,847,820,215.40

For details on assets pledged or used as collateral at the end of the period, please refer to Note X. (I). 1.

181

(2) Reconciliation of ECL allowances for long-term receivables

	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2024	**1,003,946,478.02**	**658,068,545.36**	**211,539,138.58**	**1,873,554,161.96**
ECL recognised	**12,071,071.84**	**213,663,791.85**	**294,367,402.54**	**520,102,266.23**
Write-offs			**-69,079,461.06**	**-69,079,461.06**
Transfer between stages	**2,450,423.72**	**-65,937,928.65**	**63,487,504.93**	
Recoveries of Previously Written-off Receivables			**2,628,634.60**	**2,628,634.60**
Other derecognition			**-10,516,586.75**	**-10,516,586.75**
FX variations and others	**2,373.35**			**2,373.35**
As at 30 September 2024	**1,018,470,346.93**	**805,794,408.56**	**492,426,632.84**	**2,316,691,388.33**

	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2023	952,361,272.37	159,714,874.60	72,953,032.52	1,185,029,179.49
ECL recognised	132,473,257.93	501,948,765.86	308,877,749.03	943,299,772.82
Write-offs			-23,723,493.60	-23,723,493.60
Transfer between stages	-80,913,730.01	-3,595,095.10	84,508,825.11	
Recoveries of Previously Written-off Receivables			1,021,184.21	1,021,184.21
Other derecognition			-232,098,158.69	-232,098,158.69
FX variations and others	25,677.73			25,677.73
As at 31 December 2023	1,003,946,478.02	658,068,545.36	211,539,138.58	1,873,554,161.96

182

	Stage I 12-Month ECL	Stage II Lifetime ECL (not credit-impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2022	699,717,900.31	41,973,825.95	28,344,553.06	770,036,279.32
ECL recognised	290,621,138.60	111,416,216.49	100,975,006.17	503,012,361.26
Write-offs			-23,737,963.95	-23,737,963.95
Transfer between stages	-37,977,766.54	6,324,832.16	31,652,934.38	
Recoveries of Previously Written-off Receivables			3,591,465.40	3,591,465.40
Other derecognition			-67,872,962.54	-67,872,962.54
As at 31 December 2022	952,361,272.37	159,714,874.60	72,953,032.52	1,185,029,179.49

(3) Balance analysis of long-term receivables

	Stage I **12-Month ECL**	**Stage II** **Lifetime ECL** **(not credit-impaired)**	**Stage III** **Lifetime ECL** **(credit-impaired)**	**Total**
As at 31 December 2022	84,955,976,352.38	634,234,675.11	144,770,632.38	85,734,981,659.87
As at 31 December 2023	77,943,628,325.16	2,953,791,518.65	492,639,614.81	81,390,059,458.62
As at 30 September 2024	**70,035,121,390.12**	**3,395,186,285.95**	**812,785,396.70**	**74,243,093,072.77**

183

184

(XIV) Long-term equity investments

Invested Entity	31 December 2023	Changes During the Period						30 September 2024	Ending Balance of Impairment Allowance
		Additional Investments	Reduction in Investments	Investment Income Recognised under the Equity Method	Adjustments for Other Comprehensive Income	Cash Dividends or Profits Declared and Entitled to the Company	Others		
Associates									
Fullgoal Fund Management Co., Ltd.	2,367,564,502.38			380,008,365.68	-501,848.24	-303,303,000.00		2,443,768,019.82	
Jilin Modern Agricultural and Emerging Markets Investment Fund Limited	57,323,911.05		-37,499,999.85	-2,582,735.56				17,241,175.64	
Xi'an Aerospace and New Energy Industry Fund	271,055,399.97			-3,300,186.48		-6,826,000.00		260,929,213.49	
Shanghai Cultural Industries Investment Fund (Limited Partnership)	86,030,909.55		-56,661,862.52	13,296,358.79				42,665,405.82	
Shanghai Equity Investment Fund (Limited Partnership)	1,668,395.04			-1,955.92				1,666,439.12	
Haitong Xingtai (Anhui) Emerging Industry Investment Fund (Limited Partnership)	123,191,468.05		-15,106,276.02	3,548,356.30				111,633,548.33	
Haitong Qidong (Weihai) Equity Investment Fund (Limited Partnership)	173,780,165.66		-8,387,399.99	-70,637,910.08		-8,503,984.48		86,250,871.11	
Guangdong South Media Integration Fund (Limited Partnership)	182,448,424.66		-20,867,867.76	-23,692,152.47		-13,753,382.70		124,135,021.73	
Haitong (Jilin) Equity Investment Fund (Limited Partnership)	17,790,488.13			-640,705.30				17,149,782.83	
Xi'an Civil-Military Integration Satellite Investment Fund Co., Ltd.	113,192,626.70			-1,152,465.00				112,040,161.70	
Liaoning Haitong New Energy Low-carbon Industry Equity Investment Co., Ltd.	647,947,803.90			-68,001,172.57				579,946,631.33	
Hefei Haitong SME Fund Partnership (Limited Partnership)	534,638,004.17	80,000,000.00		-32,101,311.03				582,536,693.14	
Anhui Province Wanneng Haitong Dual-carbon Industry M&A Investment Fund Partnership (Limited Partnership)	150,965,065.08			3,607,295.31				154,572,360.39	
Yancheng Sino Korean Industrial Park Phase II Investment Fund (Limited Partnership)	120,391,929.37			1,224,767.62				121,616,696.99

Invested Entity	31 December 2023	Changes During the Period: Additional Investments	Reduction in Investments	Investment Income Recognised under the Equity Method	Adjustments for Other Comprehensive Income	Cash Dividends or Profits Declared and Entitled to the Company	Others	30 September 2024	Ending Balance of Impairment Allowance
Shanghai Haitong Huanxin Private Investment Fund Partnership (Limited Partnership)	228,097,455.03			-2,005,494.60				226,091,960.43	
Haitong (Jilin) Modern Service Industry Investment Fund (Limited Partnership)	19,884,458.85			-3,578,379.33				16,306,079.52	
Jiaxing Haitong Xuchu Equity Investment Fund (Limited Partnership)	63,439,790.60		-5,531,271.69	-11,883,533.12		-6,609,365.96		39,415,619.83	
Shanghai Equity Investment Fund II (Limited Partnership)	138,320,894.97		-43,268,321.91	291,593.75		-5,240,131.08		90,104,035.73	
Liaoning China-Germany Industrial Equity Investment Fund (Limited Partnership)	623,417,418.57		-11,973,599.34	-71,377,938.55		-48,724,751.07		491,341,129.61	
Liaoning Haitong New Drivers Equity Investment Fund (Limited Partnership)	334,287,035.53			-37,966,846.52				296,320,189.01	
Xuchang Haitong Innovation Equity Investment Fund (Limited Partnership)	22,228,873.86			-293,866.77				21,935,007.09	
Jilin Haitong Innovation Satellite Investment Center (Limited Partnership)	29,154,311.89			-710,632.43				28,443,679.46	
Hefei Haitong Huiyin Equity Investment Partnership (Limited Partnership)	117,465,996.82			31,789,981.53				149,255,978.35	
Xi'an Aerospace Haitong Innovative New Materials Equity Investment Partnership (Limited Partnership)	1,373,569.67			-38,191.93				1,335,377.74	
CCTV Financial Media Industry Investment Fund (Limited Partnership)	665,479,271.77			1,268,236.61		-17,696,907.67		649,050,600.71	
Haitong (Linyi) Equity Investment Fund Partnership (Limited Partnership)	8,170.17							8,170.17	
Jilin Haichuang Changxin Investment Center (Limited Partnership)	99,878,665.33			5,594,739.30				105,473,404.63	
Jinhua Haitong Key Industry Development Investment Promotion M&A Investment Partnership (Limited Partnership)	15,749,673.40			346,476.00				16,096,149.40	
Shanghai Haitong Zhida Private Investment Fund Partnership (Limited Partnership)	4,080,325.51			26,592.49				4,106,918.00	
Shanghai Haitong Yitai Phase I Private Fund Partnership (Limited Partnership)	74,454,590.05			294,219.39				74,748,809.44	

185

186

Invested Entity	31 December 2023	Changes During the Period: Additional Investments	Reduction in Investments	Investment Income Recognised under the Equity Method	Adjustments for Other Comprehensive Income	Cash Dividends or Profits Declared and Entitled to the Company	Others	30 September 2024	Ending Balance of Impairment Allowance
Anhui Hailuo Haitong Industrial Internet Master Fund Partnership (Limited Partnership)	229,359,829.40			988,652.38				230,348,481.78	
Shanghai Pudong Leading Zone Haitong Private Equity Investment Fund Partnership (Limited Partnership)	325,449,726.63	325,000,000.00		3,982,729.14				654,432,455.77	
Shandong Province New and Old Kinetic Energy Conversion Haitong Aozida Health Industry Investment Partnership (Limited Partnership)	2,000,971.12			3,046.46				2,004,017.58	
Nanchang Zhengtong Equity Investment Fund Partnership Enterprise (Limited Partnership)	16,505,757.58			-190,574.02				16,315,183.56	
Hubei Haitong High Quality Transformation and Upgrading M&A Investment Fund Partnership Enterprise (Limited Partnership)	60,000,000.00			-516,007.69				59,483,992.31	
Shaanxi Aerospace Innovation Investment Partnership Enterprise (Limited Partnership)	45,000,000.00			-255,713.53				44,744,286.47	
Guangzhou Haike New Venture Capital Fund Partnership Enterprise (Limited Partnership)	152,000,000.00			918,979.76				152,918,979.76	
Jiangsu Taizhou Haitong M&A Investment Partnership (Limited Partnership)		75,000,000.00		893,462.86			20,582,424.41	96,475,887.27	
Yichun Haiyi Equity Investment Fund (Limited Partnership)		3,000,000.00		0.17				3,000,000.17	
Total	8,115,625,880.46	483,000,000.00	-199,296,599.08	117,156,080.64	-501,848.24	-410,657,522.96	20,582,424.41	8,125,908,415.23

Invested Entity	31 December 2022	Changes During the Period						31 December 2023	Ending Balance of Impairment Allowance
		Additional Investments	Reduction in Investments	Investment Income Recognised under the Equity Method	Adjustments for Other Comprehensive Income	Cash Dividends or Profits Declared and Entitled to the Company	Others		
Associates									
Fullgoal Fund Management Co., Ltd.	2,151,251,582.61			503,810,682.03	1,362,237.74	-288,860,000.00		2,367,564,502.38	
Jilin Modern Agricultural and Emerging Markets Investment Fund Limited	65,761,834.54			-8,437,923.49				57,323,911.05	
Xi'an Aerospace and New Energy Industry Fund	292,847,405.82			-13,792,805.85		-7,999,200.00		271,055,399.97	
Shanghai Cultural Industries Investment Fund (Limited Partnership)	100,497,033.42		-2,019,455.05	-8,057,819.50		-4,388,849.32		86,030,909.55	
Shanghai Equity Investment Fund (Limited Partnership)	63,297,670.29		-49,367,565.26	-10,661,763.88		-1,599,946.11		1,668,395.04	
Haitong Xingtai (Anhui) Emerging Industry Investment Fund (Limited Partnership)	172,327,335.48		-66,389,179.37	17,253,311.94				123,191,468.05	
Haitong Qidong (Weihai) Equity Investment Fund (Limited Partnership)	158,818,784.16		-6,258,549.99	24,528,151.20		-3,308,219.71		173,780,165.66	
Guangdong South Media Integration Fund (Limited Partnership)	177,443,404.71			5,005,019.95				182,448,424.66	
Haitong (Jilin) Equity Investment Fund (Limited Partnership)	47,128,868.54		-17,741,919.86	-11,596,460.55				17,790,488.13	
Xi'an Civil-Military Integration Satellite Investment Fund Co., Ltd.	88,525,500.16			24,667,126.54				113,192,626.70	
Liaoning Haitong New Energy Low-carbon Industry Equity Investment Co., Ltd.	660,118,050.60			-12,170,246.70				647,947,803.90	
Hefei Haitong SME Fund Partnership (Limited Partnership)	430,620,950.27	80,000,000.00		24,017,053.90				534,638,004.17	
Anhui Province Wanneng Haitong Dual-carbon Industry M&A Investment Fund Partnership (Limited Partnership)	89,767,615.38	60,000,000.00		1,197,449.70				150,965,065.08	
Yancheng Sino Korean Industrial Park Phase II Investment Fund (Limited Partnership)	120,020,240.13			371,689.24				120,391,929.37	
Shanghai Haitong Huanxin Private Investment Fund Partnership (Limited Partnership)	229,011,867.80			-914,412.77				228,097,455.03	

187

Invested Entity	31 December 2022	Changes During the Period Additional Investments	Reduction in Investments	Investment Income Recognised under the Equity Method	Adjustments for Other Comprehensive Income	Cash Dividends or Profits Declared and Entitled to the Company	Others	31 December 2023	Ending Balance of Impairment Allowance
Haitong (Jilin) Modern Service Industry Investment Fund (Limited Partnership)	29,261,603.75			-9,377,144.90				19,884,458.85	
Jiaxing Haitong Xuchu Equity Investment Fund (Limited Partnership)	73,279,350.29		-4,874,301.50	4,789,481.94		-9,754,740.13		63,439,790.60	
Shanghai Equity Investment Fund II (Limited Partnership)	159,051,463.72		-33,750,000.00	13,019,431.25				138,320,894.97	
Liaoning China-Germany Industrial Equity Investment Fund (Limited Partnership)	663,313,551.41			-39,896,132.84				623,417,418.57	
Liaoning Haitong New Drivers Equity Investment Fund (Limited Partnership)	310,740,240.97			27,178,510.00		-3,631,715.44		334,287,035.53	
Xuchang Haitong Innovation Equity Investment Fund (Limited Partnership)	16,598,117.41			5,630,756.45				22,228,873.86	
Jilin Haitong Innovation Satellite Investment Center (Limited Partnership)	29,450,673.26			-296,361.37				29,154,311.89	
Hefei Haitong Huiyin Equity Investment Partnership (Limited Partnership)	114,983,054.56			2,482,942.26				117,465,996.82	
Xi'an Aerospace Haitong Innovative New Materials Equity Investment Partnership (Limited Partnership)	1,390,138.91			-16,569.24				1,373,569.67	
CCTV Financial Media Industry Investment Fund (Limited Partnership)	675,811,838.60			4,068,197.84		-14,400,764.67		665,479,271.77	
Haitong (Linyi) Equity Investment Fund Partnership (Limited Partnership)	12,026,250.20		-12,000,000.00	125,483.71		-143,563.74		8,170.17	
Jilin Haichuang Changxin Investment Center (Limited Partnership)	60,311,977.84	40,000,000.00		-433,312.51				99,878,665.33	
Jinhua Haitong Key Industry Development Investment Promotion M&A Investment Partnership (Limited Partnership)	15,986,777.42			-237,104.02				15,749,673.40	
Shanghai Haitong Zhida Private Investment Fund Partnership (Limited Partnership)	4,070,442.63			9,882.88				4,080,325.51	
Shanghai Haitong Yitai Phase I Private Fund Partnership (Limited Partnership)		75,000,000.00		-545,409.95				74,454,590.05	
Anhui Hailuo Haitong Industrial Internet Master Fund Partnership (Limited Partnership)		228,000,000.00		1,359,829.40				229,359,829.40	

188

Changes During the Period Adjustments Cash Dividends or Shaanxi Aerospace Innovation Investment Partnership Enterprise (Limited Partnership) 45,000,000.00 45,000,000.00 Guangzhou Haike New Venture Capital Fund Partnership Enterprise (Limited Partnership) 152,000,000.00 152,000,000.00 Total 7,013,713,624.88 1,083,500,000.00 -192,400,971.03 543,537,987.99 1,362,237.74 -334,086,999.12 8,115,625,880.46 189 Invested Entity 31 December 2022 Additional Investments Reduction in Investments Investment Income Recognised under the Equity Method for Other Comprehensive Income Profits Declared and Entitled to the Company Others Ending Balance of Impairment 31 December 2023 Allowance Shanghai Pudong Leading Zone Haitong Private Equity Investment Fund Partnership (Limited Partnership) 325,000,000.00 449,726.63 325,449,726.63 Shandong Province New and Old Kinetic Energy Conversion Haitong Aozida Health Industry Investment Partnership (Limited Partnership) 2,000,000.00 971.12 2,000,971.12 Nanchang Zhengtong Equity Investment Fund Partnership Enterprise (Limited Partnership) 16,500,000.00 5,757.58 16,505,757.58 Hubei Haitong High Quality Transformation and Upgrading M&A Investment Fund Partnership Enterprise (Limited Partnership) 60,000,000.00 60,000,000.00

Invested Entity	31 December 2021	Changes During the Period: Additional Investments	Reduction in Investments	Investment Income Recognised under the Equity Method	Adjustments for Other Comprehensive Income	Cash Dividends or Profits Declared and Entitled to the Company	Others	31 December 2022	Ending Balance of Impairment Allowance
I. Joint Venture									
Shanghai Tongguan Investment Management Partnership (Limited Partnership)	1,317.81		-979.61	-338.20					
Subtotal	1,317.81		-979.61	-338.20					
II. Associates									
Fullgoal Fund Management Co., Ltd.	1,957,895,348.40			573,870,257.92	8,335,976.29	-388,850,000.00		2,151,251,582.61	
Jilin Modern Agricultural and Emerging Markets Investment Fund Limited	103,418,825.43		-35,714,285.71	-1,942,705.18				65,761,834.54	
Xi'an Aerospace and New Energy Industry Fund	400,525,111.60		-135,650,810.58	35,572,344.80		-7,599,240.00		292,847,405.82	
Shanghai Cultural Industries Investment Fund (Limited Partnership)	273,806,513.02		-109,062,049.85	-64,247,429.75				100,497,033.42	
Shanghai Equity Investment Fund (Limited Partnership)	271,602,078.03		-186,842,173.04	-21,462,234.70				63,297,670.29	
Haitong Xingtai (Anhui) Emerging Industry Investment Fund (Limited Partnership)	208,857,617.08		-52,852,819.70	16,322,538.10				172,327,335.48	
Haitong Qidong (Weihai) Equity Investment Fund (Limited Partnership)	182,967,097.06	18,112,341.60	-47,914,138.53	5,653,484.03				158,818,784.16	
Guangdong South Media Integration Fund (Limited Partnership)	207,544,278.67		-35,771,966.77	6,295,586.66		-624,493.85		177,443,404.71	
Haitong (Jilin) Equity Investment Fund (Limited Partnership)	49,358,463.56			-2,229,595.02				47,128,868.54	
Xi'an Civil-Military Integration Satellite Investment Fund Co., Ltd.	80,624,540.69			7,900,959.47				88,525,500.16	
Liaoning Haitong New Energy Low-carbon Industry Equity Investment Co., Ltd.	725,137,550.08			-65,019,499.48				660,118,050.60	
Hefei Haitong SME Fund Partnership (Limited Partnership)	60,000,000.00	340,000,000.00		30,620,950.27				430,620,950.27	
Anhui Province Wanneng Haitong Dual-carbon Industry M&A Investment Fund Partnership (Limited Partnership)		90,000,000.00		-232,384.62				89,767,615.38	
Yancheng Sino Korean Industrial Park Phase II Investment Fund (Limited Partnership)		120,000,000.00		20,240.13				120,020,240.13	
Shanghai Haitong Huanxin Private Investment Fund Partnership (Limited Partnership)		229,000,000.00		11,867.80				229,011,867.80	
Haitong (Jilin) Modern Service Industry Investment Fund (Limited Partnership)	67,194,307.19		-36,021,360.54	-1,911,342.90				29,261,603.75	

190

Invested Entity	31 December 2021	Changes During the Period: Additional Investments	Reduction in Investments	Investment Income Recognised under the Equity Method	Adjustments for Other Comprehensive Income	Cash Dividends or Profits Declared and Entitled to the Company	Others	31 December 2022	Ending Balance of Impairment Allowance
Jiaxing Haitong Xuchu Equity Investment Fund (Limited Partnership)	127,895,392.48		-10,718,764.55	-5,121,433.66		-38,775,843.98		73,279,350.29	
Shanghai Equity Investment Fund II (Limited Partnership)	160,252,094.85			8,635,205.30		-9,835,836.43		159,051,463.72	
Liaoning Haitong New Drivers Equity Investment Fund (Limited Partnership)	303,098,725.11			7,641,515.86				310,740,240.97	
Xuchang Haitong Innovation Equity Investment Fund (Limited Partnership)	14,829,042.55			1,769,074.86				16,598,117.41	
Jilin Haitong Innovation Satellite Investment Center (Limited Partnership)	30,000,000.00			-549,326.74				29,450,673.26	
Hefei Haitong Huiyin Equity Investment Partnership (Limited Partnership)	75,090,769.22			39,892,285.34				114,983,054.56	
Liaoning China-Germany Industrial Equity Investment Fund (Limited Partnership)	440,225,616.66			223,087,934.75				663,313,551.41	
CCTV Financial Media Industry Investment Fund (Limited Partnership)	675,250,000.00			561,838.60				675,811,838.60	
Haitong (Linyi) Equity Investment Fund Partnership (Limited Partnership)		12,000,000.00		26,250.20				12,026,250.20	
Xi'an Aerospace Haitong Innovative New Materials Equity Investment Partnership (Limited Partnership)	38,845,194.83		-8,433,762.00	-8,884,620.24		-20,136,673.68		1,390,138.91	
Jilin Haichuang Changxin Investment Center (Limited Partnership)		60,000,000.00		311,977.84				60,311,977.84	
Jinhua Haitong Key Industry Development Investment Promotion M&A Investment Partnership (Limited Partnership)		16,000,000.00		-13,222.58				15,986,777.42	
Shanghai Haitong Zhida Private Investment Fund Partnership (Limited Partnership)		4,070,000.00		442.63				4,070,442.63	
Subtotal	6,454,418,566.51	889,182,341.60	-658,982,131.27	786,580,959.69	8,335,976.29	-465,822,087.94		7,013,713,624.88	
Total	6,454,419,884.32	889,182,341.60	-658,983,110.88	786,580,621.49	8,335,976.29	-465,822,087.94		7,013,713,624.88	

Note 1: Shanghai Tongguan Investment Management Partnership (Limited Partnership), registered in China, ceased operations in January 2022.

Note 2: For information regarding the Group's interests in associates, please refer to Note VII (III).

191

192 (XV) Investment properties Item Buildings and Structures I. Carrying Amount at Original Cost 1. 1 January 2024 2,773,327,273.24 2. Transfer during the period 3. Increases during the period 4. Decreases during the period 106,048,078.67 5. Translation differences on foreign currency statements -17,471,213.33 6. 30 September 2024 2,649,807,981.24 II. Accumulated Depreciation and Amortisation 1. 1 January 2024 132,333,510.35 2. Transfers during the period 3. Increases during the period 55,232,390.88 4. Decreases during the period 4,767,509.65 5. Translation differences on foreign currency statements 2,401,062.92 6. 30 September 2024 185,199,454.50 III. Allowance for Impairment Losses 1. 1 January 2024 5,152,882.38 2. Increases during the period 30,508,833.17 3. Decreases during the period 4. Translation differences on foreign currency statements -208,260.00 5. 30 September 2024 35,453,455.55 IV. Carrying Amount 1. 30 September 2024 2,429,155,071.19 2. 1 January 2024 2,635,840,880.51

Buildings and Item Structures I. Carrying Amount at Original Cost 1. 1 January 2023 2,710,765,131.36 193 2. Transfers during the period 3. Increases during the period 18,915,221.50 4. Decreases during the period 5. Translation differences on foreign currency statements 43,646,920.38 6. 31 December 2023 2,773,327,273.24 II. Accumulated Depreciation and Amortisation 1. 1 January 2023 69,175,597.72 2. Transfers during the period 3. Increases during the period 59,802,031.71 4. Decreases during the period 5. Translation differences on foreign currency statements 3,355,880.92 6. 31 December 2023 132,333,510.35 III. Allowance for Impairment Losses 1. 1 January 2023 2. Increases during the period 5,152,882.38 3. Decreases during the period 4. Translation differences on foreign currency statements 5. 31 December 2023 5,152,882.38 IV. Carrying Amount 1. 31 December 2023 2,635,840,880.51 2. 1 January 2023 2,641,589,533.64

Buildings and Item Structures I. Carrying Amount at Original Cost 1. 1 January 2022 86,061,809.57 194 2. Transfers during the period 3. Increases during the period 2,518,098,641.51 4. Decreases during the period 5. Translation differences on foreign currency statements 106,604,680.28 6. 31 December 2022 2,710,765,131.36 II. Accumulated Depreciation and Amortisation 1. 1 January 2022 28,466,402.21 2. Transfers during the period 3. Increases during the period 40,709,195.51 4. Decreases during the period 5. Translation differences on foreign currency statements 6. 31 December 2022 69,175,597.72 III. Allowance for Impairment Losses 1. 1 January 2022 2. Increases during the period 3. Decreases during the period 4. Translation differences on foreign currency statements 5. 31 December 2022 IV. Carrying Amount 1. 31 December 2022 2,641,589,533.64 2. 1 January 2022 57,595,407.36 As at 31 December 2022, 31 December 2023, and 30 September 2024, the fair value of the Group’s investment properties was RMB3,385,022,665.72, RMB3,315,687,230.75, and RMB2,653,696,001.38, respectively. The fair value has been determined by reference to recent market prices for similar properties in the same or similar locations and conditions. As at 31 December 2022, 31 December 2023, and 30 September 2024, the Group had no investment properties pledged or used as collateral.

(XVI) Fixed assets

1. *Carrying amount*

Item	30 September 2024	31 December 2023	31 December 2022
Original Cost of Fixed Assets	**20,425,248,346.94**	20,411,711,661.05	19,962,797,922.26
Less: Accumulated Depreciation	**4,763,970,854.66**	4,358,708,379.60	3,778,088,041.83
Less: Allowance for Impairment Losses on Fixed Assets	**86,399,458.86**	86,971,234.12	86,040,033.98
Total Carrying Amount of Fixed Assets	**15,574,878,033.42**	15,966,032,047.33	16,098,669,846.45

2. *Statement of changes in fixed assets*

Item	Buildings and Structures	Electronic Communication Equipment	Transportation Equipment	Machinery and Equipment	Fixed Assets under Operating Leases	Total
I. Carrying Amount at Original Cost						
1. 1 January 2024	11,565,483,759.89	2,091,402,455.17	148,883,813.04	327,662,582.38	6,278,279,050.57	20,411,711,661.05
2. Increases during the period	48,862,782.93	75,842,841.23	6,967,017.50	6,539,372.93	188,058,407.67	326,270,422.26
(1) Purchases during the period	48,862,782.93	74,111,275.06	6,967,017.50	5,516,577.07	188,058,407.67	323,516,060.23
(2) Transfers from construction in progress		1,731,566.17		1,022,795.86		2,754,362.03
(3) Other transfers						
3. Decreases during the period	4,748,010.40	183,119,721.87	14,491,819.73	34,704,542.31		237,064,094.31
(1) Transfers and sales	4,748,010.40					4,748,010.40
(2) Scrapping and disposal		183,119,721.87	14,491,819.73	34,704,542.31		232,316,083.91
(3) Other disposals						
4. Translation differences on foreign currency statements	-2,237,769.45	-2,149,988.93	-3,096.57	-1,178,199.68	-70,100,587.43	-75,669,642.06
5. 30 September 2024	11,607,360,762.97	1,981,975,585.60	141,355,914.24	298,319,213.32	6,396,236,870.81	20,425,248,346.94
II. Accumulated Depreciation						
1. 1 January 2024	1,547,476,430.76	1,407,693,833.58	126,618,559.91	206,590,622.61	1,070,328,932.74	4,358,708,379.60
2. Transfers during the period						
3. Charged during the period	238,892,905.33	210,785,605.17	4,194,934.91	23,704,631.62	171,975,144.06	649,553,221.09
4. Decreases during the period	880,641.75	180,816,714.14	13,832,052.59	32,900,305.97		228,429,714.45
5. Translation differences on foreign currency statements	-477,766.92	-882,857.84	-2,941.74	-887,170.35	-13,610,294.73	-15,861,031.58
6. 30 September 2024	1,785,010,927.42	1,436,779,866.77	116,978,500.49	196,507,777.91	1,228,693,782.07	4,763,970,854.66
III. Allowance for Impairment Losses						
1. 1 January 2024	30,381,872.93	4,490,170.13		708,547.31	51,390,643.75	86,971,234.12
2. Charged during the period						
3. Decreases during the period						
4. Translation differences on foreign currency statements		-21,949.95		-3,463.69	-546,361.62	-571,775.26
5. 30 September 2024	30,381,872.93	4,468,220.18		705,083.62	50,844,282.13	86,399,458.86
IV. Carrying Amount						
1. 30 September 2024	9,791,967,962.62	540,727,498.65	24,377,413.75	101,106,351.79	5,116,698,806.61	15,574,878,033.42
2. 1 January 2024	9,987,625,456.20	679,218,451.46	22,265,253.13	120,363,412.46	5,156,559,474.08	15,966,032,047.33

195

Item	Buildings and Structures	Electronic Communication Equipment	Transportation Equipment	Machinery and Equipment	Fixed Assets under Operating Leases	Total
I. Carrying Amount at Original Cost						
1. 1 January 2023	11,313,385,375.39	1,976,527,346.24	155,420,012.98	343,872,874.62	6,173,592,313.03	19,962,797,922.26
2. Increases during the period	337,978,095.23	342,817,935.33	7,296,196.58	28,373,601.25		716,465,828.39
(1) Purchases during the period	77,090,067.08	338,582,669.03	7,296,196.58	21,056,967.34		444,025,900.03
(2) Transfers from construction in progress	260,888,028.15	4,235,266.30		7,316,633.91		272,439,928.36
(3) Other transfers						
3. Decreases during the period	93,759,938.98	236,931,837.31	13,841,448.57	49,060,354.77		393,593,579.63
(1) Transfers and sales	93,759,938.98	14,513,897.72	2,772,620.75	909,414.48		111,955,871.93
(2) Scrapping and disposal		221,470,520.07	11,068,827.82	44,335,516.51		276,874,864.40
(3) Other disposals		947,419.52		3,815,423.78		4,762,843.30
4. Translation differences on foreign currency statements	7,880,228.25	8,989,010.91	9,052.05	4,476,461.28	104,686,737.54	126,041,490.03
5. 31 December 2023	11,565,483,759.89	2,091,402,455.17	148,883,813.04	327,662,582.38	6,278,279,050.57	20,411,711,661.05
II. Accumulated Depreciation						
1. 1 January 2023	1,234,106,214.85	1,365,632,224.64	132,961,910.20	215,799,754.76	829,587,937.38	3,778,088,041.83
2. Transfers during the period						
3. Charged during the period	312,388,717.04	260,489,867.66	6,261,201.30	31,441,586.09	225,812,884.16	836,394,256.25
4. Decreases during the period		225,643,200.55	12,612,600.64	40,600,018.01		278,855,819.20
5. Translation differences on foreign currency statements	981,498.87	7,214,941.83	8,049.05	-50,700.23	14,928,111.20	23,081,900.72
6. 31 December 2023	1,547,476,430.76	1,407,693,833.58	126,618,559.91	206,590,622.61	1,070,328,932.74	4,358,708,379.60
III. Allowance for Impairment Losses						
1. 1 January 2023	30,381,872.93	4,426,005.02		698,422.08	50,533,733.95	86,040,033.98
2. Charged during the period						
3. Decreases during the period						
4. Translation differences on foreign currency statements		64,165.11		10,125.23	856,909.80	931,200.14
5. 31 December 2023	30,381,872.93	4,490,170.13		708,547.31	51,390,643.75	86,971,234.12
IV. Carrying Amount						
1. 31 December 2023	9,987,625,456.20	679,218,451.46	22,265,253.13	120,363,412.46	5,156,559,474.08	15,966,032,047.33
2. 1 January 2023	10,048,897,287.61	606,469,116.58	22,458,102.78	127,374,697.78	5,293,470,641.70	16,098,669,846.45

196

Item	Buildings and Structures	Electronic Communication Equipment	Transportation Equipment	Machinery and Equipment	Fixed Assets under Operating Leases	Total
I. Carrying Amount at Original Cost						
1. 1 January 2022	9,518,750,763.91	1,756,609,464.34	158,587,787.54	298,081,079.96	5,651,576,904.66	17,383,606,000.41
2. Increases during the period	1,756,489,902.04	273,876,451.99	4,701,662.84	55,683,068.28		2,090,751,085.15
(1) Purchases during the period	1,756,489,902.04	270,997,142.51	4,701,662.84	39,082,092.70		2,071,270,800.09
(2) Transfers from construction in progress		2,879,309.48		16,600,975.58		19,480,285.06
(3) Other transfers						
3. Decreases during the period		75,699,898.44	7,922,330.73	17,422,888.67		101,045,117.84
(1) Transfers and sales						
(2) Scrapping and disposal		75,699,898.44	7,922,330.73	17,422,888.67		101,045,117.84
(3) Other disposals						
4. Translation differences on foreign currency statements	38,144,709.44	21,741,328.35	52,893.33	7,531,615.05	522,015,408.37	589,485,954.54
5. 31 December 2022	11,313,385,375.39	1,976,527,346.24	155,420,012.98	343,872,874.62	6,173,592,313.03	19,962,797,922.26
II. Accumulated Depreciation						
1. 1 January 2022	952,231,555.22	1,192,216,512.45	133,003,688.54	201,317,401.22	555,394,333.67	3,034,163,491.10
2. Transfers during the period						
3. Charged during the period	276,890,810.27	227,011,220.56	7,577,051.87	24,859,139.30	216,258,407.57	752,596,629.57
4. Decreases during the period		71,808,899.30	7,657,328.62	16,278,144.03		95,744,371.95
5. Translation differences on foreign currency statements	4,983,849.36	18,213,390.93	38,498.41	5,901,358.27	57,935,196.14	87,072,293.11
6. 31 December 2022	1,234,106,214.85	1,365,632,224.64	132,961,910.20	215,799,754.76	829,587,937.38	3,778,088,041.83
III. Allowance for Impairment Losses						
1. 1 January 2022	30,381,872.93				46,260,794.24	76,642,667.17
2. Charged during the period		4,270,918.69		673,949.51		4,944,868.20
3. Decreases during the period						
4. Translation differences on foreign currency statements		155,086.33		24,472.57	4,272,939.71	4,452,498.61
5. 31 December 2022	30,381,872.93	4,426,005.02		698,422.08	50,533,733.95	86,040,033.98
IV. Carrying Amount						
1. 31 December 2022	10,048,897,287.61	606,469,116.58	22,458,102.78	127,374,697.78	5,293,470,641.70	16,098,669,846.45
2. 1 January 2022	8,536,137,335.76	564,392,951.89	25,584,099.00	96,763,678.74	5,049,921,776.75	14,272,799,842.14

3. For details on fixed assets pledged or used as collateral at the end of the period, please refer to Note X. (I). 1.

4. As at 31 December 2022, 31 December 2023, and 30 September 2024, the carrying amount of fixed assets that have not yet obtained the certificates of title amounted to RMB28,259,454.35, RMB27,058,827.95, and RMB26,158,358.15, respectively.

197

(XVII) Construction in progress 1. Carrying amount of construction in progress Item Book Balance 30 September 2024 Allowance for ECL Carrying Amount Book Balance 31 December 2023 Allowance for ECL Carrying Amount Book Balance 31 December 2022 Allowance for ECL Carrying Amount Office Renovation and Equipment Upgrade 308,572,962.49 308,572,962.49 211,784,169.88 211,784,169.88 440,564,212.49 440,564,212.49 Software Systems 18,409,759.71 18,409,759.71 28,190,582.54 28,190,582.54 25,140,747.74 25,140,747.74 Total 326,982,722.20 326,982,722.20 239,974,752.42 239,974,752.42 465,704,960.23 465,704,960.23 2. Changes in Construction in Progress Decreases during the period Transfers during 198 Item Funding Source 1 January 2024 Increases during the period Transfers during the period Fixed assets Transfers during the period Intangible assets the period Long-term deferred expenses Other disposals Translation differences on foreign currency statements 30 September 2024 Office Renovation and Equipment Upgrade Own funds 211,784,169.88 143,032,262.95 2,754,362.03 43,489,108.31 308,572,962.49 Software Systems Own funds 28,190,582.54 9,018,416.67 18,094,442.79 -704,796.71 18,409,759.71 Total 239,974,752.42 152,050,679.62 2,754,362.03 18,094,442.79 43,489,108.31 -704,796.71 326,982,722.20

Item	Funding Source	1 January 2023	Increases during the period	Decreases during the period: Transfers during the period Fixed assets	Transfers during the period Intangible assets	Transfers during the period Long-term deferred expenses	Other disposals	Translation differences on foreign currency statements	31 December 2023
Office Renovation and Equipment Upgrade	Own funds	440,564,212.49	117,923,088.49	272,439,928.36		74,263,202.74			211,784,169.88
Software Systems	Own funds	25,140,747.74	37,743,868.17		34,892,346.51		66,088.03	264,401.17	28,190,582.54
Total		465,704,960.23	155,666,956.66	272,439,928.36	34,892,346.51	74,263,202.74	66,088.03	264,401.17	239,974,752.42

Item	Funding Source	1 January 2022	Increases during the period	Decreases during the period: Transfers during the period Fixed assets	Transfers during the period Intangible assets	Transfers during the period Long-term deferred expenses	Other disposals	Translation differences on foreign currency statements	31 December 2022
Office Renovation and Equipment Upgrade	Own funds	330,123,361.89	182,910,490.43	19,480,285.06		53,377,790.40	13,845.84	402,281.47	440,564,212.49
Software Systems	Own funds	29,402,731.91	8,875,560.75		13,487,702.71			350,157.79	25,140,747.74
Total		359,526,093.80	191,786,051.18	19,480,285.06	13,487,702.71	53,377,790.40	13,845.84	752,439.26	465,704,960.23

199

(XVIII) Right-of-use assets and lease liabilities

1. Right-of-use assets

Item	Buildings and Structures	Electronic Communication Equipment	Transportation Equipment	Others	Total
I. Carrying Amount at Original Cost					
1. 1 January 2024	2,037,095,650.25	803,513.56	2,180,108.26	2,186,359.96	2,042,265,632.03
2. Increases during the period	216,175,952.69	295,198.02	308,126.32	1,071,905.22	217,851,182.25
3. Decreases during the period	286,278,752.41		167,863.82	1,238,664.72	287,685,280.95
4. Translation differences on foreign currency statements	-6,980,728.42	-3,323.11	-9,016.33	44,424.71	-6,948,643.15
5. 30 September 2024	1,960,012,122.11	1,095,388.47	2,311,354.43	2,064,025.17	1,965,482,890.18
II. Accumulated Depreciation					
1. 1 January 2024	980,888,954.20	572,442.41	1,180,007.73	1,639,291.78	984,280,696.12
2. Increases during the period	294,919,892.90	127,108.78	404,334.37	362,129.99	295,813,466.04
3. Decreases during the period	271,772,963.33		131,101.31	1,238,664.72	273,142,729.36
4. Translation differences on foreign currency statements	-4,380,766.95	-841.80	-1,600.76	20,079.39	-4,363,130.12
5. 30 September 2024	999,655,116.82	698,709.39	1,451,640.03	782,836.44	1,002,588,302.68
III. Allowance for Impairment Losses					
1. 1 January 2024					
2. Charged during the period					
3. Decreases during the period					
4. Translation differences on foreign currency statements					
5. 30 September 2024					
IV. Carrying Amount					
1. 30 September 2024	960,357,005.29	396,679.08	859,714.40	1,281,188.73	962,894,587.50
2. 1 January 2024	1,056,206,696.05	231,071.15	1,000,100.53	547,068.18	1,057,984,935.91

200

Item	Buildings and Structures	Electronic Communication Equipment	Transportation Equipment	Others	Total
I. Carrying Amount at Original Cost					
1. 1 January 2023	1,837,910,710.16	625,616.67	2,617,366.57	2,357,175.95	1,843,510,869.35
2. Increases during the period	488,670,814.53		299,182.06	503,672.09	489,473,668.68
3. Decreases during the period	308,659,586.50		619,192.73	674,488.08	309,953,267.31
4. Translation differences on foreign currency statements	19,173,712.06	177,896.89	-117,247.64		19,234,361.31
5. 31 December 2023	2,037,095,650.25	803,513.56	2,180,108.26	2,186,359.96	2,042,265,632.03
II. Accumulated Depreciation					
1. 1 January 2023	855,489,852.48	294,874.94	1,472,881.26	1,713,535.79	858,971,144.47
2. Increases during the period	408,220,295.06	180,996.94	527,171.22	599,896.17	409,528,359.39
3. Decreases during the period	291,833,237.94		603,506.63	674,140.18	293,110,884.75
4. Translation differences on foreign currency statements	9,012,044.60	96,570.53	-216,538.12		8,892,077.01
5. 31 December 2023	980,888,954.20	572,442.41	1,180,007.73	1,639,291.78	984,280,696.12
III. Allowance for Impairment Losses					
1. 1 January 2023					
2. Charged during the period					
3. Decreases during the period					
4. Translation differences on foreign currency statements					
5. 31 December 2023					
IV. Carrying Amount					
1. 31 December 2023	1,056,206,696.05	231,071.15	1,000,100.53	547,068.18	1,057,984,935.91
2. 1 January 2023	982,420,857.68	330,741.73	1,144,485.31	643,640.16	984,539,724.88

201

Item	Buildings and Structures	Electronic Communication Equipment	Transportation Equipment	Others	Total
I. Carrying Amount at Original Cost					
1. 1 January 2022	2,134,659,619.18	802,356.13	4,160,113.42	2,107,849.81	2,141,729,938.54
2. Increases during the period	450,284,589.60		241,029.71	317,265.56	450,842,884.87
3. Decreases during the period	803,530,640.80		1,286,688.25	59,573.41	804,876,902.46
4. Translation differences on foreign currency statements	56,497,142.18	-176,739.46	-497,088.31	-8,366.01	55,814,948.40
5. 31 December 2022	1,837,910,710.16	625,616.67	2,617,366.57	2,357,175.95	1,843,510,869.35
II. Accumulated Depreciation					
1. 1 January 2022	1,106,565,182.98	214,639.37	1,964,835.06	1,142,921.82	1,109,887,579.23
2. Increases during the period	422,005,271.88	194,947.05	831,424.33	631,810.00	423,663,453.26
3. Decreases during the period	696,141,853.51		1,054,823.10	59,044.19	697,255,720.80
4. Translation differences on foreign currency statements	23,061,251.13	-114,711.48	-268,555.03	-2,151.84	22,675,832.78
5. 31 December 2022	855,489,852.48	294,874.94	1,472,881.26	1,713,535.79	858,971,144.47
III. Allowance for Impairment Losses					
1. 1 January 2022					
2. Charged during the period					
3. Decreases during the period					
4. Translation differences on foreign currency statements					
5. 31 December 2022					
IV. Carrying Amount					
1. 31 December 2022	982,420,857.68	330,741.73	1,144,485.31	643,640.16	984,539,724.88
2. 1 January 2022	1,028,094,436.20	587,716.76	2,195,278.36	964,927.99	1,031,842,359.31

202

203 2. Lease liabilities The maturity analysis of lease liabilities is as follows: Item 30 September 2024 31 December 2023 31 December 2022 Within 1 year (including 1 year) 278,212,897.16 319,896,231.22 279,881,306.10 1 to 2 years (including 2 years) 171,119,804.39 220,130,373.22 204,320,483.39 2 to 5 years (including 5 years) 366,902,934.63 355,289,348.92 300,300,897.47 More than 5 years 183,769,609.99 201,848,934.10 231,197,768.85 Total 1,000,005,246.17 1,097,164,887.46 1,015,700,455.81 The Group has leased various assets, including buildings and structures, transportation equipment, etc. The lease terms are negotiated on an individual basis, encompassing various terms and conditions. In determining the lease term and assessing the length of the non-cancellable period, the Group applies the definition of a contract and takes into account relevant facts and circumstances to determine the period during which the contract is enforceable. For the years 2022, 2023, and the period from January to September 2024, total lease cash outflows amounted to RMB478.6205 million, RMB498.5432 million, and RMB364.8244 million, respectively. For the years 2022, 2023, and the period from January to September 2024, interest expenses on lease liabilities amounted to RMB40.4793 million, RMB44.5172 million, and RMB30.5896 million, respectively. For the years 2022, 2023, and the period from January to September 2024, no additional collateral clauses were attached to the lease agreements, apart from deposits paid by the Group to lessors as security interests for the leased assets. The leased assets could not be used as collateral for borrowing. As at 31 December 2022, 31 December 2023, and 30 September 2024, the Group had not entered into any significant leases that had not yet commenced.

(XIX) Intangible assets

1. Changes in intangible assets

Item	Land use rights	Computer software	Trading seat fees	Data resources	Others	Total
I. Original book value						
1. 1 January 2024	832,440,829.50	2,211,995,984.43	222,716,798.73		130,390,656.17	3,397,544,268.83
2. Increase in current period		166,945,313.11		4,253,769.44		171,199,082.55
3. Decrease in current period		27,199,972.82			581,907.21	27,781,880.03
4. Exchange differences on translation of statements in foreign currencies		-4,660,943.98	-33,715.60		-295,095.07	-4,989,754.65
5. 30 September 2024	832,440,829.50	2,347,080,380.74	222,683,083.13	4,253,769.44	129,513,653.89	3,535,971,716.70
II. Accumulated amortisation						
1. 1 January 2024	138,741,132.91	1,672,733,039.31	115,400,323.50		102,232,972.85	2,029,107,468.57
2. Increase in current period	15,227,949.06	185,921,459.36		472,641.08	1,468,111.08	203,090,160.58
3. Decrease in current period		24,708,269.80			575,005.48	25,283,275.28
4. Exchange differences on translation of statements in foreign currencies		-4,600,334.63			-257,888.06	-4,858,222.69
5. 30 September 2024	153,969,081.97	1,829,345,894.24	115,400,323.50	472,641.08	102,868,190.39	2,202,056,131.18
III. Impairment provision						
1. 1 January 2024						
2. Provision in current period						
3. Decrease in current period						
4. Exchange differences on translation of statements in foreign currencies						
5. 30 September 2024						
IV. Book value						
1. 30 September 2024	678,471,747.53	517,734,486.50	107,282,759.63	3,781,128.36	26,645,463.50	1,333,915,585.52
2. 1 January 2024	693,699,696.59	539,262,945.12	107,316,475.23		28,157,683.32	1,368,436,800.26

204

Item	Land use rights	Computer software	Trading seat fees	Others	Total
I. Original book value					
1. 1 January 2023	832,440,829.50	2,007,924,472.99	224,618,239.58	136,001,953.90	3,200,985,495.97
2. Increase in current period		348,907,640.55	600,000.00	30,000.00	349,537,640.55
3. Decrease in current period		167,857,543.03	2,600,000.00	6,709,789.47	177,167,332.50
4. Exchange differences on translation of statements in foreign currencies		23,021,413.92	98,559.15	1,068,491.74	24,188,464.81
5. 31 December 2023	832,440,829.50	2,211,995,984.43	222,716,798.73	130,390,656.17	3,397,544,268.83
II. Accumulated amortisation					
1. 1 January 2023	118,437,200.83	1,592,710,573.76	116,600,323.50	102,382,750.93	1,930,130,849.02
2. Increase in current period	20,303,932.08	224,618,054.72		5,569,711.41	250,491,698.21
3. Decrease in current period		163,995,405.29	1,200,000.00	6,547,640.14	171,743,045.43
4. Exchange differences on translation of statements in foreign currencies		19,399,816.12		828,150.65	20,227,966.77
5. 31 December 2023	138,741,132.91	1,672,733,039.31	115,400,323.50	102,232,972.85	2,029,107,468.57
III. Impairment provision					
1. 1 January 2023					
2. Provision in current period					
3. Decrease in current period					
4. Exchange differences on translation of statements in foreign currencies					
5. 31 December 2023					
IV. Book value					
1. 31 December 2023	693,699,696.59	539,262,945.12	107,316,475.23	28,157,683.32	1,368,436,800.26
2. 1 January 2023	714,003,628.67	415,213,899.23	108,017,916.08	33,619,202.97	1,270,854,646.95

205

Item	Land use rights	Computer software	Trading seat fees	Others	Total
I. Original book value					
1. 1 January 2022	832,440,829.50	1,745,004,124.54	224,042,334.51	132,175,847.78	2,933,663,136.33
2. Increase in current period		227,912,933.17		99,886.79	228,012,819.96
3. Decrease in current period		11,778,229.39			11,778,229.39
4. Exchange differences on translation of statements in foreign currencies		46,785,644.67	575,905.07	3,726,219.33	51,087,769.07
5. 31 December 2022	832,440,829.50	2,007,924,472.99	224,618,239.58	136,001,953.90	3,200,985,495.97
II. Accumulated amortisation					
1. 1 January 2022	98,133,268.75	1,377,802,339.56	116,600,323.50	92,342,077.95	1,684,878,009.76
2. Increase in current period	20,303,932.08	183,420,898.71		6,938,858.76	210,663,689.55
3. Decrease in current period		11,399,602.64			11,399,602.64
4. Exchange differences on translation of statements in foreign currencies		42,886,938.13		3,101,814.22	45,988,752.35
5. 31 December 2022	118,437,200.83	1,592,710,573.76	116,600,323.50	102,382,750.93	1,930,130,849.02
III. Impairment provision					
1. 1 January 2022					
2. Provision in current period					
3. Decrease in current period					
4. Exchange differences on translation of statements in foreign currencies					
5. 31 December 2022					
IV. Book value					
1. 31 December 2022	714,003,628.67	415,213,899.23	108,017,916.08	33,619,202.97	1,270,854,646.95
2. 1 January 2022	734,307,560.75	367,201,784.98	107,442,011.01	39,833,769.83	1,248,785,126.57

206

207 2. Data resources confirmed as intangible assets Item Self-developed data resources I. Original book value 1. 1 January 2024 2. Increase in current period 4,253,769.44 3. Decrease in current period 4. 30 September 2024 4,253,769.44 II. Accumulated amortisation 1. 1 January 2024 2. Increase in current period 472,641.08 3. Decrease in current period 4. 30 September 2024 472,641.08 III. Impairment provision 1. 1 January 2024 2. Provision in current period 3. Decrease in current period 4. 30 September 2024 IV.Book value 1. 30 September 2024 3,781,128.36 2. 1 January 2024 3. There were no intangible assets used for collateral or guarantees at the end of the period.

(XX) Goodwill

Name of investee	1 January 2024	Current period changes	Exchange differences on translation of statements in foreign currencies	30 September 2024
Original value				
Haitong Futures Co., Ltd.	5,896,464.26			5,896,464.26
Haitong International Securities Group Limited	711,365,354.43		-3,477,465.20	707,887,889.23
Haitong UT Capital Group Co., Limited	2,289,745,597.07			2,289,745,597.07
Haitong International Holdings (UK) Limited	133,978,807.26		-654,947.05	133,323,860.21
Haitong Bank, S.A.	1,056,967,747.24		-5,166,920.97	1,051,800,826.27
Haitong International Financial Services (Singapore) Pte. Ltd.	5,006,109.10		-24,472.06	4,981,637.04
Subtotal	4,202,960,079.36		-9,323,805.28	4,193,636,274.08
Less: Impairment provision				
Haitong Bank, S.A.	453,110,000.00		-2,215,000.00	450,895,000.00
Haitong International Securities Group Limited	142,276,540.00		-695,510.00	141,581,030.00
Haitong International Holdings (UK) Limited	133,978,807.26		-654,947.05	133,323,860.21
Haitong International Financial Services (Singapore) Pte. Ltd.	5,006,109.10		-24,472.06	4,981,637.04
Subtotal	734,371,456.36		-3,589,929.11	730,781,527.25
Book value	3,468,588,623.00		-5,733,876.17	3,462,854,746.83

208

Name of investee	1 January 2023	Current period changes	Exchange differences on translation of statements in foreign currencies	31 December 2023
Original value				
Haitong Futures Co., Ltd.	5,896,464.26			5,896,464.26
Haitong International Securities Group Limited	701,199,852.30		10,165,502.13	711,365,354.43
Haitong UT Capital Group Co., Limited	2,236,907,432.98		52,838,164.09	2,289,745,597.07
Haitong International Holdings (UK) Limited	132,064,232.92		1,914,574.34	133,978,807.26
Haitong Bank, S.A.	1,041,863,542.60		15,104,204.64	1,056,967,747.24
Haitong International Financial Services (Singapore) Pte. Ltd.	4,934,571.16		71,537.94	5,006,109.10
Subtotal	4,122,866,096.22		80,093,983.14	4,202,960,079.36
Less: Impairment provision -				
Haitong Bank, S.A.	446,635,000.00		6,475,000.00	453,110,000.00
Haitong International Securities Group Limited		141,441,300.00	835,240.00	142,276,540.00
Haitong International Holdings (UK) Limited		133,192,279.42	786,527.84	133,978,807.26
Haitong International Financial Services (Singapore) Pte. Ltd.		4,976,720.54	29,388.56	5,006,109.10
Subtotal	446,635,000.00	279,610,299.96	8,126,156.40	734,371,456.36
Book value	3,676,231,096.22	-279,610,299.96	71,967,826.74	3,468,588,623.00

209

Name of investee	1 January 2022	Current period changes	Exchange differences on translation of statements in foreign currencies	31 December 2022
Original value				
Haitong Futures Co., Ltd.	5,896,464.26			5,896,464.26
Haitong International Securities Group Limited	641,800,350.67		59,399,501.63	701,199,852.30
Haitong UT Capital Group Co., Limited	2,047,416,253.99		189,491,178.99	2,236,907,432.98
Haitong International Holdings (UK) Limited	120,876,909.37		11,187,323.55	132,064,232.92
Haitong Bank, S.A.	953,606,000.91		88,257,541.69	1,041,863,542.60
Haitong International Financial Services (Singapore) Pte. Ltd.	4,516,557.57		418,013.59	4,934,571.16
Subtotal	3,774,112,536.77		348,753,559.45	4,122,866,096.22
Less: Impairment provision				
Haitong Bank, S.A.	408,800,000.00		37,835,000.00	446,635,000.00
Subtotal	408,800,000.00		37,835,000.00	446,635,000.00
Book value	3,365,312,536.77		310,918,559.45	3,676,231,096.22

The Group conducts impairment testing at the end of each year. For the purpose of impairment testing, goodwill has been allocated to six independent asset groups or group combinations, including Haitong Futures Co., Ltd. (hereinafter referred to as "Haitong Futures"), a subsidiary located in Shanghai; Haitong International Securities Group Limited (hereinafter referred to as "Haitong International"), a subsidiary based in Hong Kong; Haitong UT Capital Group Co., Limited (hereinafter referred to as "UT Capital Group"), a subsidiary headquartered in Hong Kong with its main operations in Shanghai; Haitong International Holdings (UK) Limited (formerly Japaninvest Group plc) (hereinafter referred to as "Haitong UK"), a subsidiary headquartered in Japan; Haitong Bank, S.A. (hereinafter referred to as "Haitong Bank"), a subsidiary based in Portugal; and Haitong International Financial Services (Singapore) Pte. Ltd. (hereinafter referred to as "Haitong Singapore"), a subsidiary located in Singapore.

As at 31 December 2022, the recoverable amounts of Haitong Futures, Haitong International, UT Capital Group, Haitong UK, Haitong Bank, and Haitong Singapore exceeded their respective carrying amounts, hence no impairment of any asset group or group combination containing goodwill has been recognised.

As at 31 December 2023, the Group compared the carrying amounts of the asset groups containing goodwill for Haitong International, Haitong UK, and Haitong Singapore with their recoverable amounts. The recoverable amounts were lower than the carrying amounts, resulting in an amount recognised in profit or loss of RMB279,610,299.96 (Note V. (LV)). The recoverable amounts of Haitong Futures, UT Capital Group, and Haitong Bank exceeded their respective carrying amounts of the asset groups containing goodwill, therefore no impairment was recognised for Haitong Futures, UT Capital Group, and Haitong Bank.

210

211 As at 30 September 2024, the recoverable amounts of Haitong Futures, Haitong International, UT Capital Group, and Haitong Bank exceeded their respective carrying amounts, hence no impairment of any asset group or group combination containing goodwill has been recognised. The recoverable amounts of the above asset groups and key assumptions are as follows: The recoverable amounts of the above asset groups are primarily determined based on their value in use, calculated using a discounted cash flow model derived from approved operational plans and discount rates that reflect the specific risks associated with the relevant asset groups. The Group comprehensively considers the operational performance of each asset group when conducting goodwill impairment tests. As at 31 December 2022, 31 December 2023, and 30 September 2024, the pre-tax discount rates used in the aforesaid impairment tests ranged from 13.33% to 22.39%, 14.34% to 24.36%, and 14.16% to 22.30%, respectively. Other key assumptions for calculating the present value of future cash flows include estimates of cash inflows/outflows, which consist of budgeted operating incomes, gross profit margins, and perpetual growth rates. These estimates are based on historical performance levels of each asset group or group combination and management’s expectations of market developments. As at 31 December 2022, 31 December 2023, and 30 September 2024, the forecast periods used for calculating the present value of future cash flows covers the years 2023 to 2027, 2024 to 2028, and 2025 to 2029, respectively. Cash flows beyond the forecast period are extrapolated using a stable growth rate and terminal value, with the growth rates for the forecast period ranging from 2.00% to 41.03%, -8.20% to 18.90%, and -5.91% to 27.85%, respectively, and a perpetual growth rate of 2.00% to 3.20%, 2.00%, and 2.00%. As at 31 December 2022, the Group believes that even with any reasonably possible changes to the above assumptions, the carrying amounts of Haitong Futures, Haitong International, UT Capital Group, Haitong UK, Haitong Bank, and Haitong Singapore will not exceed their respective recoverable amounts. As at 31 December 2023, the Group believes that even with any reasonably possible changes to the above assumptions, the carrying amounts of the asset groups containing goodwill for Haitong Futures, UT Capital Group, and Haitong Bank will not exceed their respective recoverable amounts. As at 30 September 2024, the Group believes that even with any reasonably possible changes to the above assumptions, the carrying amounts of Haitong Futures, Haitong International, UT Capital Group, and Haitong Bank will not exceed their respective recoverable amounts.

(XXI) Deferred tax assets and deferred tax liabilities

1. *Unoffset deferred tax assets*

Item	30 September 2024		31 December 2023		31 December 2022	
	Deductible temporary difference	**Deferred tax assets**	Deductible temporary difference	Deferred tax assets	Deductible temporary difference	Deferred tax assets
Provision for asset impairment	**12,188,343,767.86**	**3,075,679,765.46**	12,667,537,189.36	3,179,209,273.42	12,222,695,731.51	3,052,492,561.74
Deductible taxes on payables	**2,157,183,541.60**	**541,322,700.56**	2,286,510,939.47	573,674,375.91	4,239,081,251.81	1,066,444,794.63
Deductible losses	**3,614,056,327.84**	**888,784,364.90**	3,268,614,577.45	818,166,784.05	2,487,215,078.95	546,944,718.53
Lease liabilities	**1,354,474,486.84**	**338,618,621.70**	1,455,219,426.37	364,465,877.18	1,356,254,700.21	339,063,675.06
Other equity instrument investments			766,282,008.55	191,570,502.14	750,774,897.48	187,693,724.37
Trading financial assets	**598,134,896.21**	**149,533,723.94**	662,453,900.66	165,613,475.19	613,838,338.36	153,459,584.60
Derivative financial instruments	**43,274,555.73**	**10,818,638.93**	239,342,656.51	59,835,664.13	716,079,412.43	212,228,868.52
Other debt investments	**28,262,964.45**	**11,497,563.74**	57,847,841.33	17,933,261.59	114,717,589.57	33,818,560.59
Others	**265,340,478.89**	**72,279,162.05**	312,133,996.58	86,590,907.43	173,581,469.32	45,269,339.13
Total	**20,249,071,019.42**	**5,088,534,541.28**	21,715,942,536.28	5,457,060,121.04	22,674,238,469.64	5,637,415,827.17

212

2. *Unoffset deferred tax liabilities*

Item	30 September 2024 Taxable temporary difference	30 September 2024 Deferred tax liabilities	31 December 2023 Taxable temporary difference	31 December 2023 Deferred tax liabilities	31 December 2022 Taxable temporary difference	31 December 2022 Deferred tax liabilities
Trading financial assets	**5,731,111,462.15**	**1,432,777,865.81**	4,023,284,721.37	1,005,760,147.49	3,811,480,401.13	952,870,100.28
Right-of-use assets	**1,344,528,347.87**	**336,132,086.96**	1,389,409,179.47	347,352,294.87	1,330,372,195.44	332,593,048.87
Intangible assets, fixed assets, and long-term deferred expenses	**763,675,503.14**	**97,327,846.26**	693,902,703.44	88,549,692.02	655,599,972.57	86,646,264.75
Other equity instrument investments	**708,808,718.10**	**177,202,179.53**				
Other debt investments	**629,142,331.71**	**157,285,582.93**	441,487,414.21	110,371,853.55	13,980,417.75	3,495,104.44
Derivative financial instruments	**649,148,934.51**	**177,252,731.41**	304,234,005.63	101,557,286.71	5,511,602.91	1,139,679.72
Financial liabilities held for trading	**473,030,764.68**	**118,473,678.15**	874,649,668.60	218,802,048.86	964,140,115.87	241,035,028.97
Others	**808,187,686.85**	**210,092,582.98**	898,625,060.31	232,600,325.29	870,651,119.86	217,415,492.79
Total	**11,107,633,749.01**	**2,706,544,554.03**	8,625,592,753.03	2,104,993,648.79	7,651,735,825.53	1,835,194,719.82

213

3. *Deferred tax assets or liabilities presented at net amount after offsetting*

	30 September 2024	31 December 2023	31 December 2022
Deferred tax assets	**3,105,536,224.83**	4,187,114,227.47	4,711,680,014.57
Deferred tax liabilities	**723,546,237.58**	835,047,755.22	909,458,907.22

214 (XXII) Other assets 1. Presented by item Item 30 September 2024 31 December 2023 31 December 2022 Other receivables 878,583,268.18 1,148,570,874.04 2,493,607,013.13 Long-term deferred expenses 277,682,436.47 296,303,826.38 267,804,169.30 Loans and advances 5,754,628,728.13 5,615,659,373.97 5,869,014,532.14 Other loans and receivables 4,824,001,694.03 5,290,231,787.62 6,728,167,613.07 Long-term receivables from government cooperation projects 1,483,688,677.79 1,460,794,285.37 1,174,762,185.21 Recovered financing lease equipment 64,575,171.42 57,373,602.62 85,384,553.87 Capital for debt payment 38,272,403.63 42,563,390.15 86,701,202.81 Inventories 369,551,343.94 143,608,928.28 104,378,819.49 Others 3,431,844,678.70 4,754,136,474.98 6,114,406,117.88 Total 17,122,828,402.29 18,809,242,543.41 22,924,226,206.90 2. Other receivables (1) Details of other receivables Item 30 September 2024 31 December 2023 31 December 2022 Prepayments 971,997,750.34 1,155,113,902.58 1,349,583,244.30 Zhejiang Siwen New Technology Investment Co., Ltd. 429,993,924.48 429,993,924.48 429,993,924.48 Receivable project deposits and pending settlement 2,795,218.59 7,486,530.49 1,131,552,944.85 Others 100,987,860.55 149,053,525.45 139,996,222.32 Total 1,505,774,753.96 1,741,647,883.00 3,051,126,335.95 Less: Provision for bad debts 627,191,485.78 593,077,008.96 557,519,322.82 Total book value 878,583,268.18 1,148,570,874.04 2,493,607,013.13

As at 31 December 2022, 31 December 2023, and 30 September 2024, the provision for bad debts of other receivables mainly consists of a margin deposited with Guangdong Securities by the Company through Zhejiang Siwen New Technology Investment Co., Ltd. amounting to RMB429,993,924.48. The Company has recognised a 100% provision for bad debts based on recoverability.

(2) Aging analysis of other receivables

	30 September 2024			
	Book balance		Provision for bad debts	
Aging	Amount	Proportion (%)	Amount	Proportion (%)
Within 1 year (including 1 year)	**606,839,800.65**	**40.30**	**2,054,283.71**	**0.33**
1-2 years (including 2 years)	**54,567,353.14**	**3.62**	**3,613,286.35**	**0.58**
2-3 years (including 3 years)	**208,080,639.96**	**13.82**	**65,602,057.91**	**10.46**
Over 3 years	**636,286,960.21**	**42.26**	**555,921,857.81**	**88.63**
Total	**1,505,774,753.96**	**100.00**	**627,191,485.78**	**100.00**

	31 December 2023			
	Book balance		Provision for bad debts	
Aging	Amount	Proportion (%)	Amount	Proportion (%)
Within 1 year (including 1 year)	843,367,275.57	48.42	6,208,822.55	1.05
1-2 years (including 2 years)	222,357,486.30	12.77	69,880,701.37	11.78
2-3 years (including 3 years)	143,584,540.11	8.24	40,328,442.85	6.8
Over 3 years	532,338,581.02	30.57	476,659,042.19	80.37
Total	1,741,647,883.00	100.00	593,077,008.96	100.00

	31 December 2022			
	Book balance		Provision for bad debts	
Aging	Amount	Proportion (%)	Amount	Proportion (%)
Within 1 year (including 1 year)	1,065,181,651.19	34.91	61,974,187.39	11.12
1-2 years (including 2 years)	1,385,744,489.55	45.42	16,563,756.46	2.97
2-3 years (including 3 years)	45,100,528.50	1.48	7,342,204.34	1.32
Over 3 years	555,099,666.71	18.19	471,639,174.63	84.59
Total	3,051,126,335.95	100.00	557,519,322.82	100.00

215

(3) As at 31 December 2022, 31 December 2023, and 30 September 2024, there are no outstanding amounts owed by any shareholder entities holding 5% or more of the Company's voting shares.

3. *Long-term deferred expenses*

Item	1 January 2024	Increase in current period	Amortisation in current period	Other decreases	30 September 2024
Renovation and wiring improvements	**296,303,826.38**	**78,291,469.52**	**84,134,416.94**	**12,778,442.49**	**277,682,436.47**

Item	1 January 2023	Increase in current period	Amortisation in current period	Other decreases	31 December 2023
Renovation and wiring improvements	267,804,169.30	199, 178,227.06	119,396,563.49	51,282,006.49	296,303,826.38

Item	1 January 2022	Increase in current period	Amortisation in current period	Other decreases	31 December 2022
Renovation and wiring improvements	254,522,815.28	137,858,840.63	111,870,971.40	12,706,515.21	267,804,169.30

4. *Loans and advances*

Item	30 September 2024	31 December 2023	31 December 2022
Corporate loans and advances	**5,809,124,590.08**	5,675,515,664.95	5,978,798,454.70
Personal loans and advances			17,148.99
Total	**5,809,124,590.08**	5,675,515,664.95	5,978,815,603.69
Less: Loan loss provisions	**54,495,861.95**	59,856,290.98	109,801,071.55
Total book value	**5,754,628,728.13**	5,615,659,373.97	5,869,014,532.14

216

(1) Reconciliation table of provision for impairment of loans and advances is as follows

	Stage I ECL over the next 12 months	Stage II Lifetime ECL (non-credit impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2024	**22,688,735.02**	**5,925,878.55**	**31,241,677.41**	**59,856,290.98**
(Reversal) in current period	**-3,024,683.51**	**-22,553.20**	**-945,585.15**	**-3,992,821.86**
Foreign exchange movements and others	**-252,960.44**	**-109,894.30**	**-1,004,752.43**	**-1,367,607.17**
As at 30 September 2024	**19,411,091.07**	**5,793,431.05**	**29,291,339.83**	**54,495,861.95**

	Stage I ECL over the next 12 months	Stage II Lifetime ECL (non-credit impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2023	22,710,512.50	40,253,359.56	46,837,199.49	109,801,071.55
(Reversal)/provision in current period	-6,650,896.94	-31,768,714.27	4,502,286.88	-33,917,324.33
Write-off in current period			-7,715,494.03	-7,715,494.03
Stage transfer	5,510,822.21	-5,510,822.21		
Foreign exchange movements and others	1, 118,297.25	2,952,055.47	-12,382,314.93	-8,311,962.21
As at 31 December 2023	22,688,735.02	5,925,878.55	31,241,677.41	59,856,290.98

	Stage I ECL over the next 12 months	Stage II Lifetime ECL (non-credit impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2022	18,528,581.16	37,736,532.33	39,831,455.62	96,096,569. 11
Provision/(reversal) in current period	2,506,229.64	-784,674.66	4,878,140.28	6,599,695.26
Stage transfer	663,608.49	-663,608.49		
Foreign exchange movements and others	1,012,093.21	3,965,110.38	2,127,603.59	7,104,807.18
As at 31 December 2022	22,710,512.50	40,253,359.56	46,837,199.49	109,801,071.55

217

(2) *Exposures to risks of loans and advances are as follows*

	Stage I ECL over the next 12 months	Stage II Lifetime ECL (non-credit impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 31 December 2022	5,153,647,142.10	752,825,347.81	72,343,113.78	5,978,815,603.69
As at 31 December 2023	5,205,801,082.19	405,302,591.69	64,411,991.07	5,675,515,664.95
As at 30 September 2024	**5,363,306,361.07**	**385,414,002.19**	**60,404,226.82**	**5,809,124,590.08**

5. *Other loans and receivables*

Item	30 September 2024	31 December 2023	31 December 2022
Overseas loans and receivables	**6,062,647,663.14**	6,100,873,472.06	7,055,246,178.08
Domestic entrusted loans and other loans	**4,993,809.44**	425,918,698.09	514,158,916.72
Total	**6,067,641,472.58**	6,526,792,170.15	7,569,405,094.80
Less: Loan loss provisions	**1,243,639,778.55**	1,236,560,382.53	841,237,481.73
Total book value	**4,824,001,694.03**	5,290,231,787.62	6,728,167,613.07

(1) *Reconciliation table of provision for impairment of other loans and receivables is as follows*

	Stage I ECL over the next 12 months	Stage II Lifetime ECL (non-credit impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2024	**1,670,256.84**		**1,234,890,125.69**	**1,236,560,382.53**
(Reversal)/provision in current period	**-1,122,398.74**		**248,605,531.25**	**247,483,132.51**
Other termination confirmations in current period			**-232,984,766.53**	**-232,984,766.53**
Foreign exchange movements and others	**1,095.34**		**-7,420,065.30**	**-7,418,969.96**
As at 30 September 2024	**548,953.44**		**1,243,090,825.11**	**1,243,639,778.55**

	Stage I ECL over the next 12 months	Stage II Lifetime ECL (non-credit impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2023	26,938,763.36	160,167,462.13	654,131,256.24	841,237,481.73
(Reversal)/provision in current period	-24,941,993.39		393,054,922.64	368,112,929.25
Stage transfer	-491,372.02	-160,167,462.13	160,658,834.15	
Foreign exchange movements and others	164,858.89		27,045,112.66	27,209,971.55
As at 31 December 2023	1,670,256.84		1,234,890,125.69	1,236,560,382.53

218

	Stage I ECL over the next 12 months	Stage II Lifetime ECL (non-credit impaired)	Stage III Lifetime ECL (credit-impaired)	Total
As at 1 January 2022	130,639,664.84	249,588,964.94	358,346,810.73	738,575,440.51
(Reversal)/provision in current period	-103,989,661.59	12,445,098.11	434,450,163.97	342,905,600.49
Write-off in current period			-191,855,422.84	-191,855,422.84
Stage transfer	-2,096,666.03		2,096,666.03	
Recovery of write-offs from previous years			9,043,981.11	9,043,981.11
Other termination confirmations in current period		-101,866,600.92		-101,866,600.92
Foreign exchange movements and others	2,385,426.14		42,049,057.24	44,434,483.38
As at 31 December 2022	26,938,763.36	160,167,462.13	654,131,256.24	841,237,481.73

(2) Exposures to risks of other loans and receivables are as follows

	Stage I ECL over the next 12 months	**Stage II Lifetime ECL (non-credit impaired)**	**Stage III Lifetime ECL (credit-impaired)**	**Total**
As at 31 December 2022	2,460,819,441.04	378,612,074.53	4,729,973,579.23	7,569,405,094.80
As at 31 December 2023	1,015,896,705.41		5,510,895,464.74	6,526,792,170.15
As at 30 September 2024	**961,964,078.88**		**5,105,677,393.70**	**6,067,641,472.58**

(XXIII) Securities lending business

Item	**30 September 2024**	31 December 2023	31 December 2022
Securities lent	**994,109,750.98**	3,917,467,759.07	4,419,334,352.76
Trading financial assets	**5,081,292.95**	1,284,217,716.52	954,763,298.34
Including: Stocks	**5,081,292.95**	219,508,743.39	643,443,406.74
Funds		1,064,708,973.13	311,319,891.60
Other equity instrument investments-stocks	**989,028,458.03**	912,863,815.91	1,866,595,325.98
Securities borrowed via margin trading		1,720,386,226.64	1,597,975,728.44
Total securities borrowed via margin trading		5,630,968,720.00	3,093,306,897.00

Note: There were no defaults in the securities lending business during the years 2022, 2023, and the period from January to September 2024.

219

(XXIV) Asset impairment 1. Changes in provision for impairment of individual assets Increase in current period Decrease in current period 220 Category 1 January 2024 Provision/(reversal) Other increases Write-off Other decreases 30 September 2024 Impairment provision for cash and cash equivalents 17,765,450.34 2,707,005.74 271,182.04 20,201,274.04 Impairment provision for loans granted 3,462,129,500.83 234,137,317.07 12,224,979.11 3,684,041,838.79 Bad debt provision for accounts receivable 399,722,513.58 251,247,093.93 61,036,131.35 3,737,536.81 586,195,939.35 Bad debt provision for other receivables 593,077,008.96 34,492,250.01 91,027.66 286,745.53 627,191,485.78 Impairment provision for financial assets held under resale agreements 663,301,676.61 3,184,769.25 204.29 666,486,241.57 Loss provision for loans and advances 59,856,290.98 -3,992,821.86 1,367,607.17 54,495,861.95 Provision for asset impairment 916,970,725.35 336,066,265.43 265,693,631.10 121,972,994.72 865,370,364.96 Impairment provision for long-term receivables 1,873,554,161.96 520,102,266.23 66,450,826.46 10,514,213.40 2,316,691,388.33 Impairment provision for other loans and receivables 1,236,560,382.53 247,483,132.51 240,403,736.49 1,243,639,778.55 Impairment provision for other debt investments 134,660,090.60 68,670,647.53 6,518,606.48 196,812,131.65 Impairment provision for debt investments 34,749,879.28 -4,607,482.96 2,659,891.84 27,482,504.48 Impairment provision for other financial assets 157,478,689.32 19,841,198.61 1,338,836.39 175,981,051.54 Subtotal of credit impairment provisions for financial instruments and other items 9,549,826,370.34 1,709,331,641.49 393,271,616.57 401,296,534.27 10,464,589,860.99 Impairment provision for investment properties 5,152,882.38 30,508,833.17 208,260.00 35,453,455.55 Impairment provision for fixed assets 86,971,234.12 571,775.26 86,399,458.86 Impairment provision for goodwill 734,371,456.36 3,589,929.11 730,781,527.25 Impairment provision for other assets 77,465,050.33 5,500,139.41 1,699,555.49 81,265,634.25 Subtotal of impairment provision for other assets 903,960,623.19 36,008,972.58 6,069,519.86 933,900,075.91 Total 10,453,786,993.53 1,745,340,614.07 393,271,616.57 407,366,054.13 11,398,489,936.90

Category	1 January 2023	Increase in current period Provision/(reversal)	Other increases	Decrease in current period Write-off	Other decreases	31 December 2023
Impairment provision for cash and cash equivalents	14,585,172.22	3,136,693.32	43,584.80			17,765,450.34
Impairment provision for loans granted	2, 182,740,999.98	1,257,923,475.76	21,465,025.09			3,462,129,500.83
Bad debt provision for accounts receivable	322,031,281.12	74,115,203.05	3,764,985.05	188,955.64		399,722,513.58
Bad debt provision for other receivables	557,519,322.82	34,377,692.23	1,298,744.41	118,750.50		593,077,008.96
Impairment provision for financial assets held under resale agreements	564,557,629.95	133,708,186.03	665.69	34,964,805.06		663,301,676.61
Loss provision for loans and advances	109,801,071.55	-33,917,324.33		7,715,494.03	8,311,962.21	59,856,290.98
Impairment provision for finance lease receivables	1,589,892,329.84	389,658,437.54		548,296,467.17	514,283,574.86	916,970,725.35
Impairment provision for long-term receivables	1,185,029,179.49	943,299,772.82	25,677.73	22,702,309.39	232,098,158.69	1,873,554,161.96
Impairment provision for other loans and receivables	841,237,481.73	368,112,929.25	27,209,971.55			1,236,560,382.53
Impairment provision for other debt investments	204,408,510.22	-72,156,169.76	2,407,750.14			134,660,090.60
Impairment provision for debt investments	18,990,282.37	15,390,887.00	368,709.91			34,749,879.28
Impairment provision for other financial assets	84,673,772.47	75,058,646.73			2,253,729.88	157,478,689.32
Subtotal of credit impairment provisions for financial instruments and other items	7,675,467,033.76	3,188,708,429.64	56,585,114.37	613,986,781.79	756,947,425.64	9,549,826,370.34
Impairment provision for investment properties		5,152,882.38				5,152,882.38
Impairment provision for fixed assets	86,040,033.98		931,200.14			86,971,234.12
Impairment provision for goodwill	446,635,000.00	279,610,299.96	8,126,156.40			734,371,456.36
Impairment provision for other assets	73,796,593.05	22,754,336.52	37,997.82	19,123,877.06		77,465,050.33
Subtotal of impairment provision for other assets	606,471,627.03	307,517,518.86	9,095,354.36	19,123,877.06		903,960,623.19
Total	8,281,938,660.79	3,496,225,948.50	65,680,468.73	633,110,658.85	756,947,425.64	10,453,786,993.53

221

Category	1 January 2022	Increase in current period Provision/(reversal)	Increase in current period Other increases	Decrease in current period Write-off	Decrease in current period Other decreases	31 December 2022
Impairment provision for cash and cash equivalents	14,208,754.31	459,233.98	-82,816.07			14,585,172.22
Impairment provision for loans granted	1,713,684,760.40	439,044,358.47	69,813,760.47	39,801,879.36		2,182,740,999.98
Bad debt provision for accounts receivable	203,106,194.39	139,882,816.66	-3,378,501.40	12,535,157.78	5,044,070.75	322,031,281.12
Bad debt provision for other receivables	493,648,373.34	61,717,859.04	2,153,090.44			557,519,322.82
Impairment provision for financial assets held under resale agreements	1,791,629,226.36	-953,835,755.03	3,624.54		273,239,465.92	564,557,629.95
Loss provision for loans and advances	96,096,569.11	6,599,695.26	7,104,807.18			109,801,071.55
Impairment provision for finance lease receivables	1,564,209,439.25	1,195,232,639.56		570,416,879.93	599,132,869.04	1,589,892,329.84
Impairment provision for long-term receivables	770,036,279.32	503,012,361.26		20,146,498.55	67,872,962.54	1,185,029,179.49
Impairment provision for other loans and receivables	738,575,440.51	342,905,600.49	44,434,483.38	182,811,441.73	101,866,600.92	841,237,481.73
Impairment provision for other debt investments	259,658,025.47	-63,907,978.14	8,658,462.89			204,408,510.22
Impairment provision for debt investments	20,489,037.34	-1,914,817.44	416,062.47			18,990,282.37
Impairment provision for other financial assets	66,444,954.69	-3,547,070.32	27,004,523.80		5,228,635.70	84,673,772.47
Subtotal of credit impairment provisions for financial instruments and other items	7,731,787,054.49	1,665,648,943.79	156,127,497.70	825,711,857.35	1,052,384,604.87	7,675,467,033.76
Impairment provision for fixed assets	76,642,667.17	4,944,868.20	4,452,498.61			86,040,033.98
Impairment provision for goodwill	408,800,000.00		37,835,000.00			446,635,000.00
Impairment provision for other assets	35,641,474.16	60,176,063.66	-140,525.22	21,880,419.55		73,796,593.05
Subtotal of impairment provision for other assets	521,084,141.33	65,120,931.86	42,146,973.39	21,880,419.55		606,471,627.03
Total	8,252,871,195.82	1,730,769,875.65	198,274,471.09	847,592,276.90	1,052,384,604.87	8,281,938,660.79

222

223 2. Expected credit loss provisions for financial instruments and other items Financial instrument category ECL over the next 12 months 30 September 2024 Lifetime ECL (non-credit impaired) Lifetime ECL (credit-impaired) Total Impairment provision for cash and cash equivalents 20,201,274.04 20,201,274.04 Impairment provision for loans granted 32,611,465.65 394,039.50 3,651,036,333.64 3,684,041,838.79 Bad debt provision for accounts receivable 31,638,515.92 103,853,317.74 450,704,105.69 586,195,939.35 Bad debt provision for other receivables 28,195,237.29 11,268,897.82 587,727,350.67 627,191,485.78 Impairment provision for financial assets held under resale agreements 9,039,795.52 2,227,470.73 655,218,975.32 666,486,241.57 Loss provision for loans and advances 19,411,091.07 5,793,431.05 29,291,339.83 54,495,861.95 Impairment provision for finance lease receivables 288,127,101.85 404,093,880.11 173,149,383.00 865,370,364.96 Impairment provision for long-term receivables 1,018,470,346.93 805,794,408.56 492,426,632.84 2,316,691,388.33 Impairment provision for other loans and receivables 548,953.44 1,243,090,825.11 1,243,639,778.55 Impairment provision for other debt investments 130,948,117.69 54,125,573.05 11,738,440.91 196,812,131.65 Impairment provision for debt investments 18,777,984.42 8,704,520.06 27,482,504.48 Impairment provision for other assets 28,287,212.23 50,431,227.29 97,262,612.02 175,981,051.54 Total 1,626,257,096.05 1,437,982,245.85 7,400,350,519.09 10,464,589,860.99

Financial instrument category	ECL over the next 12 months	31 December 2023 Lifetime ECL (non-credit impaired)	Lifetime ECL (credit-impaired)	Total
Impairment provision for cash and cash equivalents	17,765,450.34			17,765,450.34
Impairment provision for loans granted	34,619,343.78	16,479,493.50	3,411,030,663.55	3,462,129,500.83
Bad debt provision for accounts receivable	77,663,001.69	102,525,747.26	219,533,764.63	399,722,513.58
Bad debt provision for other receivables	63,607,892.75	9,343,402.26	520,125,713.95	593,077,008.96
Impairment provision for financial assets held under resale agreements	11,418,098.44	21,981,005.63	629,902,572.54	663,301,676.61
Loss provision for loans and advances	22,688,735.02	5,925,878.55	31,241,677.41	59,856,290.98
Impairment provision for finance lease receivables	358,786,610.65	380,220,485.20	177,963,629.50	916,970,725.35
Impairment provision for long-term receivables	1,003,946,478.02	658,068,545.36	211,539,138.58	1,873,554,161.96
Impairment provision for other loans and receivables	1,670,256.84		1,234,890,125.69	1,236,560,382.53
Impairment provision for other debt investments	69,369,613.70	47,710,241.20	17,580,235.70	134,660,090.60
Impairment provision for debt investments	23,375,966.20	255,015.78	11,118,897.30	34,749,879.28
Impairment provision for other assets	31,563,665.13	49,309,415.49	76,605,608.70	157,478,689.32
Total	1,716,475,112.56	1,291,819,230.23	6,541,532,027.55	9,549,826,370.34

Financial instrument category	ECL over the next 12 months	31 December 2022 Lifetime ECL (non-credit impaired)	Lifetime ECL (credit-impaired)	Total
Impairment provision for cash and cash equivalents	14,585,172.22			14,585,172.22
Impairment provision for loans granted	52,120,819.21	31,983,648.30	2,098,636,532.47	2,182,740,999.98
Bad debt provision for accounts receivable	76,476,906.15	88,651,709.13	156,902,665.84	322,031,281.12
Bad debt provision for other receivables	75,510,108.22	47,988,585.71	434,020,628.89	557,519,322.82
Impairment provision for financial assets held under resale agreements	13,571,221.53	1,692,570.14	549,293,838.28	564,557,629.95
Loss provision for loans and advances	22,710,512.50	40,253,359.56	46,837,199.49	109,801,071.55
Impairment provision for finance lease receivables	439,313,584.68	531,299,164.62	619,279,580.54	1,589,892,329.84
Impairment provision for long-term receivables	952,361,272.37	159,714,874.60	72,953,032.52	1,185,029,179.49
Impairment provision for other loans and receivables	26,938,763.36	160,167,462.13	654,131,256.24	841,237,481.73
Impairment provision for other debt investments	86,988,582.58	117,419,927.64		204,408,510.22
Impairment provision for debt investments	18,990,282.37			18,990,282.37
Impairment provision for other assets	28,005,082.41	3,359,250.49	53,309,439.57	84,673,772.47
Total	1,807,572,307.60	1, 182,530,552.32	4,685,364,173.84	7,675,467,033.76

224

225 (XXV) Assets subject to ownership or usage restrictions Assets subject to ownership or usage restrictions are detailed in Note V, including (I) Cash and Cash Equivalents, (VIII) Financial Assets Held Under Resale Agreements, (IX) Trading Financial Assets, (X) Debt Investments, (XI) Other Debt Investments, (XII) Other Equity Instrument Investments, (XIII) Finance Lease Receivables and Long-term Receivables, and (XVI) Fixed Assets. (XXVI) Short-term borrowings Item 30 September 2024 31 December 2023 31 December 2022 Credit borrowings 26,118,151,943.44 31,053,895,350.17 34,566,945,419.43 Pledged borrowings 2,749,274,296.85 291,097,313.24 Total 28,867,426,240.29 31,053,895,350.17 34,858,042,732.67 Note: The details of the collateral for short-term borrowings are provided in Note X. (I). 1.

(XXVII) Short-term financing bills payable

Issue entity	Type	Interest commencement date	Maturity date	Coupon rate	1 January 2024	Increase this year	Decrease this year	30 September 2024
Haitong Securities Co., Ltd.	Short-term corporate bonds	15 November 2023	25 October 2024	2.68%	5,017,254,794.52	100,591,780.82		5,117,846,575.34
Haitong Securities Co., Ltd.	Short-term income certificates	9 October 2023 to 30 September 2024	1 October 2024 to 30 September 2025	0.00%-3.00%	7,473,085,817.41	16,563,335,444.21	16,084,824,629.65	7,951,596,631.97
Haitong Unitrust International Financial Leasing Co., Ltd.	Short-term bonds	10 January 2023	10 January 2024	3.41%	1,033,166,340.36	840,821.92	1,034,007,162.28	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	26 April 2023	19 January 2024	2.56%	1,017,489,663.46	1,211,108.59	1,018,700,772.05	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	22 August 2023	8 March 2024	2.40%	1,008,471,073.85	4,369,728.28	1,012,840,802.13	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	4 September 2023	24 May 2024	2.50%	1,007,782,017.70	9,813,795.94	1,017,595,813.64	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	20 September 2023	7 June 2024	2.68%	1,007,173,282.55	11,548,735.69	1,018,722,018.24	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	22 November 2023	16 August 2024	2.81%	1,002,689,050.81	17,496,504.23	1,020,185,555.04	
Haitong Unitrust International Financial Leasing Co., Ltd.	Short-term bonds	8 January 2024	8 January 2025	2.78%		1,020,100,333.47		1,020,100,333.47
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	17 January 2024	25 September 2024	2.65%		1,018,245,901.64	1,018,245,901.64	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	5 June 2024	25 February 2025	2.15%		1,006,524,082.79		1,006,524,082.79
Haitong Unitrust International Financial Leasing Co., Ltd.	Short-term bonds	14 August 2024	14 August 2025	1.99%		1,001,709,508.20		1,001,709,508.20
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	20 September 2024	13 June 2025	2.08%		1,000,166,707.84		1,000,166,707.84
Haitong International Securities Group Limited	Medium-term notes	9 February 2023	8 February 2024	4.70%	285,947,371.88		285,947,371.88	
Total					18,853,059,412.54	21,755,954,453.62	23,511,070,026.55	17,097,943,839.61

226

Issue entity	Type	Interest commencement date	Maturity date	Coupon rate	1 January 2023	Increase this year	Decrease this year	31 December 2023
Haitong Securities Co., Ltd.	Short-term corporate bonds	9 June 2022	9 June 2023	2.50%	4,563,493,150.68	49,006,849.32	4,612,500,000.00	
Haitong Securities Co., Ltd.	Short-term corporate bonds	15 November 2023	25 October 2024	2.68%		5,017,254,794.52		5,017,254,794.52
Haitong Securities Co., Ltd.	Short-term income certificates	3 January 2023 to 29 December 2023	1 January 2024 to 30 December 2024	0.00%-3.00%	2,647,746,453.40	15,434,819,550.82	10,609,480,186.81	7,473,085,817.41
Haitong Unitrust International Financial Leasing Co., Ltd.	Short-term bonds	25 October 2022	25 October 2023	2.45%	1,003,519,613.40	19,935,616.44	1,023,455,229.84	
Haitong Unitrust International Financial Leasing Co., Ltd.	Short-term bonds	10 January 2023	10 January 2024	3.41%		1,033,166,340.36		1,033,166,340.36
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	25 May 2022	17 February 2023	2.05%	1,012,128,648.56	2,639,726.02	1,014,768,374.58	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	15 June 2022	10 March 2023	2.06%	505,442,571.79	1,918,904.12	507,361,475.91	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	9 August 2022	21 April 2023	2.03%	1,007,492,738.09	6,117,808.22	1,013,610,546.31	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	23 August 2022	28 April 2023	1.86%	1,006,089,682.87	5,962,191.78	1,012,051,874.65	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	26 October 2022	10 March 2023	1.86%	501,435,186.32	1,732,602.75	503,167,789.07	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	16 November 2022	11 August 2023	2.51%	1,002,700,426.03	15,266,301.37	1,017,966,727.40	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	15 February 2023	25 August 2023	2.63%		1,013,762,465.75	1,013,762,465.75	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	8 March 2023	22 September 2023	2.73%		1,014,768,852.46	1,014,768,852.46	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	19 April 2023	24 November 2023	2.48%		1,014,839,344.26	1,014,839,344.26	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	26 April 2023	19 January 2024	2.56%		1,017,489,663.46		1,017,489,663.46
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	22 August 2023	8 March 2024	2.40%		1,008,471,073.85		1,008,471,073.85
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	4 September 2023	24 May 2024	2.50%		1,007,782,017.70		1,007,782,017.70
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	20 September 2023	7 June 2024	2.68%		1,007,173,282.55		1,007,173,282.55
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	22 November 2023	16 August 2024	2.81%		1,002,689,050.81		1,002,689,050.81
Haitong International Securities Group Limited	Medium-term notes	17 February 2022	16 February 2023	1.00%	923,319,450.84	13,385,635.79	936,705,086.63	
Haitong International Securities Group Limited	Medium-term notes	8 June 2022	9 January 2023	2.10%	1,536,732,747.02	22,278,470.20	1,559,011,217.22	
Haitong International Securities Group Limited	Medium-term notes	9 June 2022	10 January 2023	2.00%	90,338,268.81	1,309,660.67	91,647,929.48	
Haitong International Securities Group Limited	Medium-term notes	26 August 2022	24 August 2023	4.10%	358,655,432.48	5,199,534.13	363,854,966.61	
Haitong International Securities Group Limited	Medium-term notes	27 January 2023	27 July 2023	5.00%		363,828,709.03	363,828,709.03	
Haitong International Securities Group Limited	Medium-term notes	9 February 2023	8 February 2024	4.70%		285,947,371.88		285,947,371.88
Haitong International Securities Group Limited	Medium-term notes	16 February 2023	16 November 2023	5.15%		298,810,570.05	298,810,570.05	
Haitong International Securities Group Limited	Medium-term notes	3 March 2023	28 June 2023	5.60%		355,613,660.20	355,613,660.20	
Total					16,159,094,370.29	31,021,170,048.51	28,327,205,006.26	18,853,059,412.54

227

Issue entity	Type	Interest commencement date	Maturity date	Coupon rate	1 January 2022	Increase this year	Decrease this year	31 December 2022
Haitong Securities Co., Ltd.	Short-term corporate bonds	12 July 2021	16 June 2022	2.82%	6,080,196,164.38	76,949,835.62	6,157,146,000.00	
Haitong Securities Co., Ltd.	Short-term corporate bonds	29 July 2021	29 July 2022	2.72%	5,058,126,027.40	77,873,972.60	5,136,000,000.00	
Haitong Securities Co., Ltd.	Short-term corporate bonds	9 June 2022	9 June 2023	2.50%		4,563,493,150.68		4,563,493,150.68
Haitong Securities Co., Ltd.	Short-term income certificates	4 January 2022 to 30 December 2022	1 January 2023 to 1 January 2024	0.00%-3.08%	2,178,255,869.79	15,606,162,482.95	15,136,671,899.34	2,647,746,453.40
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	30 April 2021	21 January 2022	3.35%	1,022,451,724.46	1,835,616.43	1,024,287,340.89	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	21 May 2021	21 January 2022	3.25%	1,019,895,592.42	1,780,821.92	1,021,676,414.34	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	24 May 2021	18 February 2022	3.30%	509,907,715.41	2,169,863.03	512,077,578.44	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	6 August 2021	22 April 2022	2.97%	1,011,491,941.00	9,032,054.80	1,020,523,995.80	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	23 August 2021	11 March 2022	2.83%	504,892,952.47	2,674,931.51	507,567,883.98	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	13 October 2021	25 March 2022	2.85%	1,005,767,817.21	6,480,821.92	1,012,248,639.13	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	25 November 2021	15 April 2022	2.85%	1,002,323,933.61	8,120,547.94	1,010,444,481.55	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	11 January 2022	27 May 2022	2.60%		1,009,687,671.23	1,009,687,671.23	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	19 January 2022	17 June 2022	2.60%		505,306,849.32	505,306,849.32	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	16 February 2022	26 August 2022	2.43%		506,357,945.21	506,357,945.21	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	8 March 2022	25 August 2022	2.46%		505,728,767.12	505,728,767.12	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	23 March 2022	12 August 2022	2.46%		1,009,570,410.96	1,009,570,410.96	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	13 April 2022	28 October 2022	2.49%		506,753,698.63	506,753,698.63	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	20 April 2022	18 November 2022	2.28%		1,013,242,739.73	1,013,242,739.73	
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	25 May 2022	17 February 2023	2.05%		1,012,128,648.56		1,012,128,648.56
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	15 June 2022	10 March 2023	2.06%		505,442,571.79		505,442,571.79
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	9 August 2022	21 April 2023	2.03%		1,007,492,738.09		1,007,492,738.09
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	23 August 2022	28 April 2023	1.86%		1,006,089,682.87		1,006,089,682.87
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	26 October 2022	10 March 2023	1.86%		501,435,186.32		501,435,186.32
Haitong Unitrust International Financial Leasing Co., Ltd.	Short-term bonds	25 October 2022	25 October 2023	2.45%		1,003,519,613.40		1,003,519,613.40
Haitong Unitrust International Financial Leasing Co., Ltd.	Ultra-short-term bonds	16 November 2022	11 August 2023	2.51%		1,002,700,426.03		1,002,700,426.03

228

229

Issue entity	Type	Interest commencement date	Maturity date	Coupon rate	1 January 2022	Increase this year	Decrease this year	31 December 2022
Haitong International Securities Group Limited	Medium-term notes	8 April 2021	10 January 2022	0.72%	320,487,169.73	29,661,526.58	350,148,696.31	
Haitong International Securities Group Limited	Medium-term notes	16 July 2021	18 January 2022	0.60%	655,867,316.03	60,701,418.55	716,568,734.58	
Haitong International Securities Group Limited	Medium-term notes	16 July 2021	15 July 2022	0.70%	207,419,894.30	19,196,995.36	226,616,889.66	
Haitong International Securities Group Limited	Medium-term notes	29 July 2021	28 January 2022	0.60%	311,477,237.00	28,827,644.96	340,304,881.96	
Haitong International Securities Group Limited	Medium-term notes	3 August 2021	7 February 2022	0.60%	311,454,080.01	28,825,501.75	340,279,581.76	
Haitong International Securities Group Limited	Medium-term notes	18 August 2021	18 February 2022	0.50%	655,193,197.27	60,639,027.93	715,832,225.20	
Haitong International Securities Group Limited	Medium-term notes	26 August 2021	25 August 2022	0.58%	319,294,531.55	29,551,146.29	348,845,677.84	
Haitong International Securities Group Limited	Medium-term notes	14 September 2021	14 March 2022	0.00%	246,644,109.47	22,827,250.20	269,471,359.67	
Haitong International Securities Group Limited	Medium-term notes	20 September 2021	20 September 2022	0.59%	638,365,713.35	59,081,621.24	697,447,334.59	
Haitong International Securities Group Limited	Medium-term notes	8 December 2021	7 December 2022	0.75%	636,685,533.75	58,926,118.32	695,611,652.07	
Haitong International Securities Group Limited	Medium-term notes	13 December 2021	13 June 2022	0.65%	653,938,283.19	60,522,883.92	714,461,167.11	
Haitong International Securities Group Limited	Medium-term notes	16 December 2021	15 December 2022	0.75%	636,551,327.15	58,913,697.33	695,465,024.48	
Haitong International Securities Group Limited	Medium-term notes	13 January 2022	13 July 2022	0.75%		419,454,603.67	419,454,603.67	
Haitong International Securities Group Limited	Medium-term notes	31 January 2022	1 August 2022	0.60%		139,715,472.56	139,715,472.56	
Haitong International Securities Group Limited	Medium-term notes	17 February 2022	16 February 2023	1.00%		923,319,450.84		923,319,450.84
Haitong International Securities Group Limited	Medium-term notes	7 March 2022	7 June 2022	0.75%		805,462,782.65	805,462,782.65	
Haitong International Securities Group Limited	Medium-term notes	8 June 2022	9 January 2023	2.10%		1,536,732,747.02		1,536,732,747.02
Haitong International Securities Group Limited	Medium-term notes	9 June 2022	10 January 2023	2.00%		90,338,268.81		90,338,268.81
Haitong International Securities Group Limited	Medium-term notes	26 August 2022	24 August 2023	4.10%		358,655,432.48		358,655,432.48
Total					24,986,688,130.95	36,243,384,639.12	45,070,978,399.78	16,159,094,370.29

As at 31 December 2022, 31 December 2023, and 30 September 2024, short-term financing bills payable include outstanding short-term corporate bonds, short-term bonds, ultra-short-term bonds, and income certificates with original maturities of one year or less.

As at 31 December 2022, 31 December 2023, and 30 September 2024, there were no defaults on principal, interest, or redemption amounts related to the short-term bonds issued by the Group.

230 (XXVIII) Placements from banks and other financial institutions Item 30 September 2024 31 December 2023 31 December 2022 Placements from banks 2,149,428,391.51 3,339,204,803.61 3,244,642,810.67 Placements from refinancing business 11,313,119,611.12 11,373,159,083.32 3,031,458,333.33 Total 13,462,548,002.63 14,712,363,886.93 6,276,101,144.00 The remaining term and interest rates of the placements from refinancing business of the Company are as follows: 30 September 2024 Remaining term Balance Interest rate range 1 to 3 months (including 3 months) 3,016,070,833.34 2.03% 3 to 12 months (including 12 months) 8,297,048,777.78 2.00%-2.10% Total 11,313,119,611.12 31 December 2023 Remaining term Balance Interest rate range Within 1 month (including 1 month) 4,546,440,000.00 2.16% 1 to 3 months (including 3 months) 6,826,719,083.32 2.12%-2.30% Total 11,373,159,083.32 31 December 2022 Remaining term Balance Interest rate range 1 to 3 months (including 3 months) 3,031,458,333.33 2.50% Total 3,031,458,333.33

231 (XXIX) Financial liabilities held for trading Financial liabilities 30 September 2024 Designated as financial liabilities at fair value through profit or loss Category held for trading (FVTPL) (Note) Total Bonds 1,148,577,606.91 1,148,577,606.91 Stocks 1,911,794.80 1,911,794.80 Gold option 637,558,733.69 637,558,733.69 Interests of other holders of structured entities 1,121,636,662.24 1,121,636,662.24 Structured income products 5,771,191,868.73 5,771,191,868.73 Others 1,010,157,000.00 1,457,088,736.27 2,467,245,736.27 Total 2,158,734,606.91 8,989,387,795.73 11,148,122,402.64 31 December 2023 Designated as financial liabilities at fair value Category Financial liabilities held for trading through profit or loss (FVTPL) (Note) Total Bonds 545,333,959.85 545,333,959.85 Stocks 808,695,950.62 808,695,950.62 Gold option 1,333,761,698.09 1,333,761,698.09 Interests of other holders of structured entities 1,930,669,506.04 1,930,669,506.04 Structured income products 11,925,443,860.20 11,925,443,860.20 Others 815,303,000.00 3,094,196,974.54 3,909,499,974.54 Total 2,169,332,910.47 18,284,072,038.87 20,453,404,949.34

232 Category Financial liabilities held for trading 31 December 2022 Designated as financial liabilities at fair value through profit or loss (FVTPL) (Note) Total Gold option 279,483,104.82 279,483,104.82 Interests of other holders of structured entities 702,487,735.93 702,487,735.93 Structured income products 16,122,779,742.64 16,122,779,742.64 Others 286,697,318.98 5,497,031,942.22 5,783,729,261.20 Total 286,697,318.98 22,601,782,525.61 22,888,479,844.59 Note: As at 31 December 2022, 31 December 2023, and 30 September 2024, the fair value of the Group’s financial liabilities designated at FVTPL was not significantly different from the amounts payable to holders at contractual maturity. The changes in the fair value of these financial liabilities due to the Group’s own credit risk were not significant. The Group’s financial liabilities designated at FVTPL primarily comprise structured income products issued by the Group, income certificates, and third-party interests included within the consolidated structured entities. (XXX) Financial assets sold under repurchase agreements 1. Presented by business type Item 30 September 2024 31 December 2023 31 December 2022 Bond pledged repo with quotes 6,854,439,343.46 6,414,542,091.88 694,201,360.68 Other pledged repo 47,506,163,734.58 83,770,306,950.70 80,408,890,923.81 Buyout repo 11,479,933,510.68 12,726,688,632.60 9,828,668,612.66 Gold swap business 7,997,663,649.25 9,653,254,859.90 10,762,595,640.10 Total 73,838,200,237.97 112,564,792,535.08 101,694,356,537.25

233 2. Presented by financial asset type Item 30 September 2024 31 December 2023 31 December 2022 Stocks 1,565,369,707.78 2,172,629,234.24 3,025,125,034.23 Bonds 64,275,166,880.94 100,738,908,440.94 87,906,635,862.92 Gold 7,997,663,649.25 9,653,254,859.90 10,762,595,640.10 Total 73,838,200,237.97 112,564,792,535.08 101,694,356,537.25 3. Collateral information for financial assets sold under repurchase agreements Item 30 September 2024 31 December 2023 31 December 2022 Stocks 1,880,699,964.83 2,503,832,161.93 3,370,775,844.22 Bonds 63,494,803,364.49 103,162,670,731.87 94,490,939,741.30 Others 17,560,634,497.53 18,789,647,650.74 11,934,656,831.80 Total 82,936,137,826.85 124,456,150,544.54 109,796,372,417.32 4. Remaining term and interest rate range for bond pledged repo with quotes Remaining term 30 September 2024 Interest rate range Within 1 month (including 1 month) 2,596,595,767.71 1 to 3 months (including 3 months) 638,771,116.63 3 months to 1 year (including 1 year) 3,619,072,459.12 1.70%-8.18% Total 6,854,439,343.46 Interest Remaining term 31 December 2023 rate range Within 1 month (including 1 month) 1,041,115,042.84 1 to 3 months (including 3 months) 429,175,843.56 3 months to 1 year (including 1 year) 4,944,251,205.48 0.50%-8.18% Total 6,414,542,091.88

234 Remaining term 31 December 2022 Interest rate range Within 1 month (including 1 month) 173,564,620.51 1 to 3 months (including 3 months) 14,178,215.38 3 months to 1 year (including 1 year) 506,458,524.79 1.00%-8.18% Total 694,201,360.68 (XXXI) Accounts payable to brokerage clients Item 30 September 2024 31 December 2023 31 December 2022 Ordinary brokerage business Including: Individual 79,541,295,604.92 60,261,638,722.52 65,447,619,529.96 Institution 41,243,747,982.72 39,460,458,314.35 42,430,421,582.24 Subtotal 120,785,043,587.64 99,722,097,036.87 107,878,041,112.20 Credit business Including: Individual 7,811,291,008.75 4,933,497,886.15 5,923,990,808.60 Institution 1,490,835,715.28 1,883,121,667.37 1,711,431,445.41 Subtotal 9,302,126,724.03 6,816,619,553.52 7,635,422,254.01 Total 130,087,170,311.67 106,538,716,590.39 115,513,463,366.21

235 (XXXII) Employee benefits payable 1. List of employee benefits payable Item 30 September 2024 31 December 2023 31 December 2022 Short-term compensation 1,897,722,308.00 2,059,018,004.70 4,092,974,144.57 Post-employment benefit-defined contribution plan 26,936,789.28 25,774,600.94 18,968,822.90 Other long-term employee benefits 499,064,211.56 499,064,211.56 373,067,790.92 Total 2,423,723,308.84 2,583,856,817.20 4,485,010,758.39 2. Short-term benefits, dismissal benefits, and other long-term employee benefits Item 1 January 2024 Increase in current period Decrease in current period 30 September 2024 I. Salaries, bonus, allowances and subsidies 2,503,214,913.29 3,188,743,347.73 3,350,653,282.20 2,341,304,978.82 II. Employee welfare expenses 12,148,343.35 101,562,858.56 113,617,747.91 93,454.00 III. Social insurance premium 18,413,090.83 232,743,658.40 237,897,296.65 13,259,452.58 Including: Medical insurance premium 14,927,618.91 199,058,929.48 201,047,039.20 12,939,509.19 Work injury insurance premium 317,285.02 4,443,373.81 4,458,868.64 301,790.19 Maternity insurance premium 16,874.64 1,600,475.10 1,599,216.54 18,133.20 IV. Housing provident fund 15,722,354.93 282,522,353.67 281,728,442.39 16,516,266.21 V. Trade union funds and employee education funds 8,583,513.86 64,045,511.20 61,043,010.46 11,586,014.60 VI. Dismissal benefits 15,123,836.75 15,123,836.75 VII. Others 84,286,761.19 70,260,407.84 14,026,353.35 Total 2,558,082,216.26 3,969,028,327.50 4,130,324,024.20 2,396,786,519.56 Including: Short-term compensation 2,059,018,004.70 1,897,722,308.00 Other long-term employee benefits 499,064,211.56 499,064,211.56

Item	1 January 2023	Increase in current period	Decrease in current period	31 December 2023
I. Salaries, bonus, allowances and subsidies	4,419,276,113.62	4,400,989,561.14	6,317,050,761.47	2,503,214,913.29
II. Employee welfare expenses	10,795,905.40	124,399,927.87	123,047,489.92	12,148,343.35
III. Social insurance premium	16,747,792.67	400,629,920.92	398,964,622.76	18,413,090.83
Including: Medical insurance premium	14,040,548.47	273,199,383.14	272,312,312.70	14,927,618.91
Work injury insurance premium	238,015.79	5,629,754.11	5,550,484.88	317,285.02
Maternity insurance premium	14,964.60	2,728,778.39	2,726,868.35	16,874.64
IV. Housing provident fund	11,993,908.25	365,068,168.46	361,339,721.78	15,722,354.93
V. Trade union funds and employee education funds	7,228,215.55	107,698,345.53	106,343,047.22	8,583,513.86
VI. Dismissal benefits		20,038,319.61	20,038,319.61	
VII. Others		20,147,251.61	20,147,251.61	
Total	4,466,041,935.49	5,438,971,495.14	7,346,931,214.37	2,558,082,216.26
Including: Short-term compensation	4,092,974,144.57			2,059,018,004.70
Other long-term employee benefits	373,067,790.92			499,064,211.56

Item	1 January 2022	Increase in current period	Decrease in current period	31 December 2022
I. Salaries, bonus, allowances and subsidies	7,436,926,404.40	3,968,329,354.20	6,985,979,644.98	4,419,276,113.62
II. Employee welfare expenses	12,368,489.37	151,929,261.64	153,501,845.61	10,795,905.40
III. Social insurance premium	11,586,349.96	362,405,214.52	357,243,771.81	16,747,792.67
Including: Medical insurance premium	8,599,589.11	237,198,107.53	231,757,148.17	14,040,548.47
Work injury insurance premium	182,855.06	4,891,382.55	4,836,221.82	238,015.79
Maternity insurance premium	24,621.91	2,502,692.57	2,512,349.88	14,964.60
IV. Housing provident fund	9,671,678.36	312,509,338.19	310,187,108.30	11,993,908.25
V. Trade union funds and employee education funds	13,376,167.08	117,979,199.28	124,127,150.81	7,228,215.55
VI. Dismissal benefits		17,326,362.51	17,326,362.51	
VII. Others		57,314,657.32	57,314,657.32	
Total	7,483,929,089.17	4,987,793,387.66	8,005,680,541.34	4,466,041,935.49
Including: Short-term compensation	7,059,865,604.91			4,092,974,144.57
Other long-term employee benefits	424,063,484.26			373,067,790.92

236

3. List of defined contribution plans

Item	**1 January 2024**	**Increase in current period**	**Decrease in current period**	**30 September 2024**
Basic pension insurance	**24,286,153.53**	**359,423,704.52**	**361,246,910.44**	**22,462,947.61**
Unemployment insurance premium	**802,444.46**	**12,273,315.33**	**12,322,613.39**	**753,146.40**
Enterprise annuity contribution	**686,002.95**	**308,086,338.18**	**305,051,645.86**	**3,720,695.27**
Total	**25,774,600.94**	**679,783,358.03**	**678,621,169.69**	**26,936,789.28**

Item	1 January 2023	Increase in current period	Decrease in current period	31 December 2023
Basic pension insurance	17,849,571.07	460,725,359.57	454,288,777.11	24,286,153.53
Unemployment insurance premium	691,710.13	14,602,799.80	14,492,065.47	802,444.46
Enterprise annuity contribution	427,541.70	429,719,528.41	429,461,067.16	686,002.95
Total	18,968,822.90	905,047,687.78	898,241,909.74	25,774,600.94

Item	1 January 2022	Increase in current period	Decrease in current period	31 December 2022
Basic pension insurance	13,470,298.72	396,278,452.10	391,899,179.75	17,849,571.07
Unemployment insurance premium	451,040.60	12,213,204.07	11,972,534.54	691,710.13
Enterprise annuity contribution	336,399.88	392,427,844.79	392,336,702.97	427,541.70
Total	14,257,739.20	800,919,500.96	796,208,417.26	18,968,822.90

237

238 (XXXIII) Tax payable Item 30 September 2024 31 December 2023 31 December 2022 Enterprise income tax 642,682,755.41 851,562,104.60 1,729,484,850.27 Individual income tax 191,376,373.54 167,968,995.06 207,510,515.12 Value-added tax 75,422,950.22 85,453,380.24 110,434,781.33 Urban maintenance and construction tax 4,374,951.90 3,594,395.08 5,819,620.57 Education surcharge and local education surcharge 3,158,412.84 2,593,526.48 4,717,074.47 Others 124,883,735.60 140,769,687.64 139,840,870.48 Total 1,041,899,179.51 1,251,942,089.10 2,197,807,712.24 (XXXIV) Accounts payable Item 30 September 2024 31 December 2023 31 December 2022 Income swap margin 4,917,385,691.26 7,433,072,859.67 3,849,458,228.60 Payables for various clearing amounts 6,704,357,291.34 2,279,663,919.62 2,899,715,192.85 Bills payable 2,158,489,080.84 2,027,860,736.10 2,047,520,882.31 Others 1,626,616,235.95 3,393,717,593.30 2,694,132,293.06 Total 15,406,848,299.39 15,134,315,108.69 11,490,826,596.82 As at 31 December 2022, 31 December 2023, and 30 September 2024, there are no amounts owed to shareholder entities holding 5% or more of the Company’s voting shares. (XXXV) Estimated liabilities Item 30 September 2024 31 December 2023 31 December 2022 External guarantee 7,977,294.38 15,630,412.97 12,417,195.81 Pending litigation and others 138,398,341.48 178,333,872.05 189,288,250.87 Total 146,375,635.86 193,964,285.02 201,705,446.68

239 (XXXVI) Long-term borrowings Item 30 September 2024 Interest rate range Credit borrowings 30,965,044,730.20 0.10%-4.15% Pledged borrowings 4,010,849,810.50 3.15%-7.13% Total 34,975,894,540.70 Item 31 December 2023 Interest rate range Credit borrowings 34,483,414,965.31 0.10%-5.56% Pledged borrowings 7,815,909,701.54 2.95%-7.35% Total 42,299,324,666.85 Item 31 December 2022 Interest rate range Credit borrowings 33,332,670,346.78 1.75%-6.24% Pledged borrowings 18,399,853,380.86 2.93%-6.44% Guaranteed borrowing 4,225,678,995.92 4.93% Total 55,958,202,723.56 Note: The details of the collateral for long-term borrowings are provided in Note X. (I). 1.

(XXXVII) Bonds payable

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2024	Increase this year	Decrease this year	30 September 2024
Haitong Securities Co., Ltd.	Corporate bonds	RMB	800,000,000.00	14 July 2014	14 July 2024	5.85%	821,782,587.55	25,017,412.45	846,800,000.00	
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,500,000,000.00	22 September 2017	22 September 2027	4.99%	5,566,825,705.28	207,140,802.07	274,450,000.00	5,499,516,507.35
Haitong Securities Co., Ltd.	Corporate bonds	RMB	700,000,000.00	30 April 2020	30 April 2025	2.88%	713,193,863.68	15,315,195.40	20,160,000.00	708,349,059.08
Haitong Securities Co., Ltd.	Corporate bonds	RMB	6,000,000,000.00	13 January 2021	13 January 2024	3.58%	6,207,611,546.62	7,188,453.38	6,214,800,000.00	
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,400,000,000.00	February 8 2021	February 8 2024	3.79%	5,582,991,945.74	21,668,054.26	5,604,660,000.00	
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	23 April 2021	23 April 2024	3.45%	5,118,251,509.52	54,248,490.48	5,172,500,000.00	
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,800,000,000.00	27 May 2021	27 May 2024	3.35%	2,855,405,361.03	38,394,638.97	2,893,800,000.00	
Haitong Securities Co., Ltd	Corporate bonds	RMB	2,100,000,000.00	10 June 2021	10 June 2024	3.40%	2,139,399,569.58	32,000,430.42	2,171,400,000.00	
Haitong Securities Co., Ltd	Corporate bonds	RMB	2,000,000,000.00	29 July 2021	29 July 2024	3.14%	2,026,032,707.17	36,767,292.83	2,062,800,000.00	
Haitong Securities Co., Ltd	Corporate bonds	RMB	3,000,000,000.00	20 August 2021	20 August 2024	3.04%	3,032,173,734.96	59,026,265.04	3,091,200,000.00	
Haitong Securities Co., Ltd	Corporate bonds	RMB	2,000,000,000.00	30 August 2021	30 August 2024	3.10%	2,020,159,360.28	41,840,639.72	2,062,000,000.00	
Haitong Securities Co., Ltd	Corporate bonds	RMB	2,000,000,000.00	30 August 2021	30 August 2026	3.43%	2,021,197,805.54	51,928,898.77	68,600,000.00	2,004,526,704.31
Haitong Securities Co., Ltd	Corporate bonds	RMB	5,000,000,000.00	10 November 2021	10 November 2024	3.10%	5,019,278,250.11	118,428,266.51		5,137,706,516.62
Haitong Securities Co., Ltd	Corporate bonds	RMB	5,000,000,000.00	22 November 2021	22 November 2024	3.09%	5,014,037,073.57	118,052,477.73		5,132,089,551.30
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	20 January 2022	25 December 2024	2.84%	5,131,286,616.55	109,120,521.38	142,000,000.00	5,098,407,137.93
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,900,000,000.00	21 February 2022	21 February 2025	2.90%	2,970,237,976.73	64,371,562.51	84,100,000.00	2,950,509,539.24
Haitong Securities Co., Ltd.	Corporate bonds	RMB	500,000,000.00	7 March 2022	7 March 2025	3.03%	512,040,880.15	11,603,509.26	15,150,000.00	508,494,389.41
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	26 July 2022	26 July 2025	2.75%	5,054,739,889.01	105,368,238.80	137,500,000.00	5,022,608,127.81
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	9 September 2022	9 September 2025	2.53%	5,034,022,050.96	97,079,607.39	126,500,000.00	5,004,601,658.35
Haitong Securities Co., Ltd.	Corporate bonds	RMB	4,700,000,000.00	14 October 2022	14 October 2025	2.60%	4,721,031,873.45	93,694,800.96		4,814,726,674.41
Haitong Securities Co., Ltd.	Corporate bonds	RMB	3,000,000,000.00	10 November 2022	10 November 2025	2.61%	3,007,572,063.71	60,028,287.35		3,067,600,351.06
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,500,000,000.00	8 February 2023	8 February 2025	2.95%	2,563,428,891.60	57,015,806.51	73,750,000.00	2,546,694,698.11
Haitong Securities Co., Ltd.	Corporate bonds	RMB	3,000,000,000.00	8 February 2023	8 February 2026	3.23%	3,082,780,067.98	73,973,288.27	96,900,000.00	3,059,853,356.25
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,500,000,000.00	6 March 2023	6 March 2025	3.11%	2,561,124,325.74	60,110,616.01	77,750,000.00	2,543,484,941.75
Haitong Securities Co., Ltd.	Corporate bonds	RMB	1,700,000,000.00	6 March 2023	6 March 2026	3.26%	1,743,215,770.02	42,370,451.92	55,420,000.00	1,730,166,221.94

240

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2024	Increase this year	Decrease this year	30 September 2024
Haitong Securities Co., Ltd.	Corporate bonds	RMB	3,300,000,000.00	22 March 2023	22 March 2025	2.97%	3,372,466,663.35	75,864,187.27	98,010,000.00	3,350,320,850.62
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,700,000,000.00	22 March 2023	22 March 2026	3.10%	2,761,354,757.55	64,042,078.67	83,700,000.00	2,741,696,836.22
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,000,000,000.00	24 April 2023	24 April 2025	2.89%	2,037,293,557.38	44,759,428.83	57,800,000.00	2,024,252,986.21
Haitong Securities Co., Ltd.	Corporate bonds	RMB	4,000,000,000.00	24 April 2023	24 April 2026	3.05%	4,078,118,031.65	93,341,336.51	122,000,000.00	4,049,459,368.16
Haitong Securities Co., Ltd.	Corporate bonds	RMB	3,600,000,000.00	18 May 2023	18 May 2026	2.94%	3,660,496,463.31	81,016,000.45	105,840,000.00	3,635,672,463.76
Haitong Securities Co., Ltd.	Corporate bonds	RMB	1,400,000,000.00	18 May 2023	18 May 2028	3.10%	1,424,700,315.46	32,912,500.36	43,400,000.00	1,414,212,815.82
Haitong Securities Co., Ltd	Corporate bonds	RMB	3,000,000,000.00	15 June 2023	15 June 2026	2.73%	3,040,085,653.07	62,771,527.11	81,900,000.00	3,020,957,180.18
Haitong Securities Co., Ltd	Corporate bonds	RMB	2,000,000,000.00	15 June 2023	15 June 2028	3.07%	2,030,161,048.47	46,554,013.31	61,400,000.00	2,015,315,061.78
Haitong Securities Co., Ltd	Corporate bonds	RMB	2,000,000,000.00	25 July 2023	25 July 2026	2.72%	2,020,535,459.58	41,678,364.05	54,400,000.00	2,007,813,823.63
Haitong Securities Co., Ltd	Corporate bonds	RMB	2,700,000,000.00	25 July 2023	25 July 2028	3.05%	2,731,317,968.72	62,416,054.14	82,350,000.00	2,711,384,022.86
Haitong Securities Co., Ltd	Corporate bonds	RMB	3,200,000,000.00	18 August 2023	18 August 2026	2.67%	3,226,427,050.42	65,468,907.34	85,440,000.00	3,206,455,957.76
Haitong Securities Co., Ltd.	Corporate bonds	RMB	1,800,000,000.00	24 November 2023	24 November 2026	2.95%	1,802,211,498.04	40,466,467.79		1,842,677,965.83
Haitong Securities Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	22 February 2024	22 February 2027	2.58%		1,014,130,564.37		1,014,130,564.37
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	22 February 2024	22 February 2029	2.75%		5,075,038,975.94		5,075,038,975.94
Haitong Securities Co., Ltd.	Corporate bonds	RMB	1,700,000,000.00	5 March 2024	5 March 2027	2.50%		1,721,838,379.10		1,721,838,379.10
Haitong Securities Co., Ltd.	Corporate bonds	RMB	3,300,000,000.00	5 March 2024	5 March 2029	2.70%		3,345,707,572.09		3,345,707,572.09
Haitong Securities Co., Ltd.	Corporate bonds	RMB	4,100,000,000.00	20 March 2024	20 March 2027	2.55%		4,149,295,105.81		4,149,295,105.81
Haitong Securities Co., Ltd.	Corporate bonds	RMB	3,000,000,000.00	20 March 2024	20 March 2029	2.69%		3,037,901,619.32		3,037,901,619.32
Haitong Securities Co., Ltd.	Subordinated bonds	RMB	5,000,000,000.00	12 January 2022	12 January 2025	3.18%	5,150,913,388.27	121,429,649.87	159,000,000.00	5,113,343,038.14
Haitong Securities Co., Ltd.	Subordinated bonds	RMB	2,000,000,000.00	25 February 2022	25 February 2025	3.15%	2,052,035,157.83	48,141,704.56	63,000,000.00	2,037,176,862.39
Haitong Securities Co., Ltd.	Subordinated bonds	RMB	2,480,000,000.00	9 March 2022	9 March 2025	3.29%	2,544,551,102.32	62,390,107.55	81,592,000.00	2,525,349,209.87
Haitong Securities Co., Ltd.	Income certificates	RMB	323,623,000.00	11 October 2022 to 13 September 2024	30 September 2024 to 5 January 2026	0.00%-3.1%	736,271,838.16	32,079,142.62	438,254,462.04	330,096,518.74
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	26 April 2021	26 April 2025	3.65%	698,538,847.64	17,726,430.12	24,820,000.00	691,445,277.76

241

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2024	Increase this year	Decrease this year	30 September 2024
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	800,000,000.00	18 June 2021	18 June 2025	3.36%	581,160,589.14	13,933,938.44	19,152,000.00	575,942,527.58
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	600,000,000.00	12 August 2021	12 August 2024	3.90%	608,394,654.55	14,296,438.38	622,691,092.93	
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	24 December 2021	24 December 2024	3.70%	999,423,337.88	28,811,052.97		1,028,234,390.85
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,500,000,000.00	21 April 2022	21 April 2024	3.48%	1,535,324,135.62	15,731,506.81	1,551,055,642.43	
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	500,000,000.00	5 May 2022	5 May 2025	3.57%	510,700,194.67	13,350,821.88	17,282,347.57	506,768,668.98
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	21 June 2022	21 June 2024	3.16%	1,015,506,079.68	14,804,383.55	1,030,310,463.23	
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	600,000,000.00	7 July 2022	7 July 2025	3.44%	608,481,330.72	15,437,589.03	19,900,845.52	604,018,074.23
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	21 October 2022	21 October 2025	3.13%	1,003,137,784.08	24,717,859.74		1,027,855,643.82
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	17 April 2023	17 April 2026	3.90%	1,024,966,204.06	29,169,862.68	38,152,578.08	1,015,983,488.66
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	26 June 2023	26 June 2028	3.80%	1,017,090,097.54	28,421,917.81	37,250,286.32	1,008,261,729.03
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	25 July 2023	25 July 2028	3.63%	1,013,260,787.18	27,150,410.96	35,556,286.61	1,004,854,911.53
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	24 October 2023	24 October 2027	3.47%	1,004,466,727.03	26,932,387.78		1,031,399,114.81
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	15 January 2024	15 January 2028	3.03%		1,020,189,341.40		1,020,189,341.40
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	20 May 2024	20 May 2029	2.48%		1,006,563,058.78		1,006,563,058.78

242

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2024	Increase this year	Decrease this year	30 September 2024
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	25 June 2024	25 June 2029	2.29%		1,002,707,398.24		1,002,707,398.24
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	500,000,000.00	30 July 2024	30 July 2029	2.28%		499,513,398.54		499,513,398.54
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	26 August 2024	26 August 2029	2.20%		999,122,757.61		999,122,757.61
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,000,000,000.00	9 December 2021	9 December 2024	3.70%	1,000,754,868.94	28,972,059.86		1,029,726,928.80
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	800,000,000.00	13 January 2022	13 January 2025	3.64%	826,741,849.77	21,859,945.22	28,138,343.27	820,463,451.72
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,000,000,000.00	27 May 2022	27 May 2025	3.42%	1,018,290,654.42	25,579,726.09	33,017,325.65	1,010,853,054.86
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,200,000,000.00	10 August 2022	10 August 2025	3.25%	1,212,279,356.80	29,169,863.00	37,580,541.13	1,203,868,678.67
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,000,000,000.00	14 December 2022	14 December 2025	4.13%	999,571,045.92	31,989,549.96		1,031,560,595.88
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,000,000,000.00	23 February 2023	23 February 2026	4.20%	1,033,586,123.85	31,528,767.12	41,196,152.30	1,023,918,738.67
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,000,000,000.00	6 June 2023	6 June 2026	3.81%	1,019,109,848.76	28,496,712.33	37,286,516.91	1,010,320,044.18
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,000,000,000.00	24 August 2023	24 August 2026	3.46%	1,008,992,890.03	25,878,904.10	33,619,302.82	1,001,252,491.31
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,000,000,000.00	6 March 2024	6 March 2027	2.80%		1,013,326,512.43		1,013,326,512.43
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,000,000,000.00	15 April 2024	15 April 2029	2.60%		1,010,121,445.34		1,010,121,445.34

243

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2024	Increase this year	Decrease this year	30 September 2024
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	950,000,000.00	10 March 2022	27 May 2024	3.50%	**57,072,619.86**	**374,516.30**	**57,447,136.16**	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	955,000,000.00	19 July 2023	18 January 2024	2.80%	**966,793,328.36**	**1,245,424.67**	**968,038,753.03**	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	950,000,000.00	15 September 2023	8 March 2024	2.97%	**957,335,920.93**	**5,179,191.77**	**962,515,112.70**	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	935,000,000.00	28 April 2022	23 July 2024		**113,891,691.06**		**113,891,691.06**	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	29 June 2022	26 February 2025	3.60%	**235,482,128.06**	**3,532,811.17**	**198,287,228.89**	**40,727,710.34**
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	943,000,000.00	7 July 2022	15 September 2025	4.30%	**240,283,986.30**	**71,140,186.88**	**279,281,286.00**	**32,142,887.18**
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	1,425,000,000.00	16 September 2022	27 September 2027	4.10%	**1,405,854,036.07**	**43,858,767.12**	**36,681,220.63**	**1,413,031,582.56**
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	21 September 2022	26 August 2025	2.98%, 3.40%	**375,541,621.79**	**6,019,167.00**	**240,372,947.62**	**141,187,841.17**
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	984,000,000.00	28 October 2022	15 August 2025	3.43%, 4.00%	**278,404,932.61**	**1,147,782.45**	**225,492,342.00**	**54,060,373.06**
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	1,425,000,000.00	23 December 2022	27 December 2027	4.48%	**1,409,133,240.62**	**47,923,726.05**	**41,910,042.74**	**1,415,146,923.93**
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	13 January 2023	26 August 2025	4.50%, 4.70%	**512,726,947.13**	**13,099,959.09**	**276,816,458.39**	**249,010,447.83**
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	737,000,000.00	10 March 2023	23 October 2025	3.92%, 4.80%	**292,895,904.45**	**2,460,479.86**	**189,204,460.00**	**106,151,924.31**
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	16 March 2023	28 July 2025	3.70%, 4.00%	**507,707,534.60**	**9,410,634.06**	**293,941,122.30**	**223,177,046.36**

244

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2024	Increase this year	Decrease this year	30 September 2024
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	24 May 2023	26 December 2025	3.48%, 3.62%	586,338,661.04	11,404,978.18	375,126,751.87	222,616,887.35
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	7 June 2023	26 March 2026	3.38%, 3.58%	573,652,256.72	12,761,095.48	251,321,838.08	335,091,514.12
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	8 August 2023	26 March 2026	3.16%, 3.30%	637,207,533.54	12,642,315.27	240,090,467.50	409,759,381.31
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	3 November 2023	27 April 2026	3.28%, 3.50%	949,167,703.27	15,429,204.59	461,257,680.51	503,339,227.35
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	15 December 2023	26 December 2025	3.25%, 3.45%	947,093,940.61	16,052,413.76	597,754,605.74	365,391,748.63
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	20 December 2023	26 December 2025	3.14%, 3.32%	1,134,823,093.80	19,499,331.91	713,509,891.52	440,812,534.19
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	873,000,000.00	7 February 2024	24 February 2026	3.20%, 3.85%		885,435,168.39	495,398,543.00	390,036,625.39
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	28 May 2024	26 November 2026	2.18%-2.39%		953,070,726.28	411,055,030.00	542,015,696.28
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	19 September 2024	26 January 2027	2.10%-2.29%		944,838,747.82		944,838,747.82
Haitong Unitrust International Financial Leasing Co., Ltd.	Private placement notes	RMB	1,000,000,000.00	11 November 2021	11 November 2024	4.19%	1,004,496,102.62	32,567,312.55		1,037,063,415.17
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based notes	RMB	950,000,000.00	10 April 2023	26 May 2024	3.29%	154,282,389.09	1,280,617.53	155,563,006.62	
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	12 July 2022	27 May 2024	3.00%, 3.03%	113,104,495.20	520,905.42	113,625,400.62	

245

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2024	Increase this year	Decrease this year	30 September 2024
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	8 September 2022	26 August 2024	2.80%	285,491,816.97	2,570,942.12	288,062,759.09	
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	25 November 2022	26 November 2024	3.60%	407,117,497.00	5,612,463.24	400,749,815.14	11,980,145.10
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	8 March 2023	26 January 2025	3.63%, 3.70%	503,643,267.25	6,830,138.83	437,291,443.47	73,181,962.61
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	16 May 2023	26 March 2025	3.28%, 3.43%	535,305,144.87	9,066,361.19	439,791,581.12	104,579,924.94
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	27 June 2023	26 June 2025	3.18%, 3.41%	699,304,894.73	12,197,107.10	488,750,111.11	222,751,890.72
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	1 September 2023	26 April 2025	3.00%, 3.09%	1,146,322,033.17	11,963,867.21	866,158,938.72	292,126,961.66
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengyun Financial Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,350,000,000.00	22 December 2023	26 November 2026	3.10%-3.60%	1,185,257,189.06	181,761,289.66	594,434,579.39	772,583,899.33
Haitong UT Brilliant Limited	Medium-term notes	USD	100,000,000.00	3 June 2021	3 June 2024	3.00%	701,080,733.83	11,555,887.98	712,636,621.81	
Haitong UT Brilliant Limited	Medium-term notes	USD	200,000,000.00	27 April 2022	27 April 2025	4.20%	1,423,922,349.71	29,347,310.00	27,971,630.79	1,425,298,028.92
Haitong UT Brilliant Limited	Medium-term notes	RMB	1,000,000,000.00	19 March 2024	19 March 2027	3.65%		1,016,293,635.00	18,038,719.22	998,254,915.78
Haitong International Securities Group Limited	Corporate bonds	USD	700,000,000.00	19 July 2019	19 July 2024	3.38%	5,028,926,965.80		5,028,926,965.80	
Haitong International Securities Group Limited	Corporate bonds	USD	400,000,000.00	18 November 2019	18 May 2025	3.13%	2,836,151,997.22	10,735,634.91	13,864,352.31	2,833,023,279.82
Haitong International Securities Group Limited	Corporate bonds	USD	300,000,000.00	20 May 2021	20 May 2026	2.13%	2,124,942,409.57	1,424,609.25	10,387,648.55	2,115,979,370.27

246

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2024	Increase this year	Decrease this year	30 September 2024
Haitong International Finance Holdings 2015 Limited	Corporate bonds	USD	670,000,000.00	12 March 2020	11 March 2025	2.11%	4,772,462,521.18	78,805,686.97	152,172,277.75	4,699,095,930.40
Haitong International Finance Holdings Limited	Corporate bonds	RMB	4,000,000,000.00	20 April 2023	20 April 2026	3.40%	4,089,036,508.96	164,884,389.60	196,786,284.80	4,057,134,613.76
Haitong International Finance Holdings Limited	Corporate bonds	RMB	2,800,000,000.00	18 May 2023	18 May 2026	3.20%	2,803,351,519.20	111,597,792.47	86,715,577.85	2,828,233,733.82
Haitong International Finance Holdings Limited	Corporate bonds	RMB	3,500,000,000.00	1 March 2024	1 March 2027	3.30%		3,520,251,747.02	19,694,886.65	3,500,556,860.37
Haitong Banco de Investimento do Brasil S.A.	Financial bond	BRL	1,241,029,160.64	25 June 2021 to 25 March 2024	10 January 2024 to 28 July 2026	5.28%-13.35%	2,109,545,925.52	124,856,722.03	1,185,923,652.64	1,048,478,994.91
Haitong Bank, S.A.	Financial bond	EUR	106,800,000.00	8 February 2022	8 February 2025	4.97%	1,818,072,832.91		976,577,702.12	841,495,130.79
Haitong Bank, S.A.	Financial bond	USD	150,000,000.00	23 May 2022	29 May 2027	4.00%	1,068,515,286.55	10,947,586.23	18,295,292.36	1,061,167,580.42
Total							193,920,279,749.62	36,388,100,370.03	56,179,150,044.48	174,129,230,075.17

247

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2023	Increase this year	Decrease this year	31 December 2023
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,390,000,000.00	25 November 2013	25 November 2023	6.18%	2,402,796,408.99	134,905,591.01	2,537,702,000.00	
Haitong Securities Co., Ltd.	Corporate bonds	RMB	800,000,000.00	14 July 2014	14 July 2024	5.85%	821,693,735.48	46,888,852.07	46,800,000.00	821,782,587.55
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,500,000,000.00	22 September 2017	22 September 2027	4.99%	5,565,490,032.73	275,785,672.55	274,450,000.00	5,566,825,705.28
Haitong Securities Co., Ltd.	Corporate bonds	USD	300,000,000.00	13 December 2018	13 December 2023	4.50%	2,091,000,537.22	291,490,295.84	2,382,490,833.06	
Haitong Securities Co., Ltd.	Corporate bonds	EUR	230,000,000.00	13 December 2018	13 December 2023	Euribor + 165 bps	1,704,749,370.17	297,042,377.47	2,001,791,747.64	
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	27 February 2020	27 February 2023	3.01%	5,126,498,472.84	24,001,527.16	5,150,500,000.00	
Haitong Securities Co., Ltd.	Corporate bonds	RMB	3,500,000,000.00	19 March 2020	19 March 2023	2.99%	3,582,103,174.09	22,546,825.91	3,604,650,000.00	
Haitong Securities Co., Ltd	Corporate bonds	RMB	5,600,000,000.00	30 April 2020	30 April 2023	2.38%	5,688,670,203.04	44,609,796.96	5,733,280,000.00	
Haitong Securities Co., Ltd	Corporate bonds	RMB	700,000,000.00	30 April 2020	30 April 2025	2.88%	712,972,092.12	20,381,771.56	20,160,000.00	713,193,863.68
Haitong Securities Co., Ltd	Corporate bonds	RMB	6,700,000,000.00	25 May 2020	25 May 2023	2.70%	6,807,858,770.41	73,041,229.59	6,880,900,000.00	
Haitong Securities Co., Ltd	Corporate bonds	RMB	6,000,000,000.00	11 August 2020	11 August 2023	3.53%	6,080,675,776.34	131,124,223.66	6,211,800,000.00	
Haitong Securities Co., Ltd	Corporate bonds	RMB	6,000,000,000.00	13 January 2021	13 January 2024	3.58%	6,203,833,661.31	218,577,885.31	214,800,000.00	6,207,611,546.62
Haitong Securities Co., Ltd	Corporate bonds	RMB	5,400,000,000.00	8 February 2021	8 February 2024	3.79%	5,579,597,250.47	208,054,695.27	204,660,000.00	5,582,991,945.74
Haitong Securities Co., Ltd	Corporate bonds	RMB	5,000,000,000.00	23 April 2021	23 April 2024	3.45%	5,115,449,196.96	175,302,312.56	172,500,000.00	5,118,251,509.52
Haitong Securities Co., Ltd	Corporate bonds	RMB	2,800,000,000.00	27 May 2021	27 May 2024	3.35%	2,853,809,454.26	95,395,906.77	93,800,000.00	2,855,405,361.03
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,100,000,000.00	10 June 2021	10 June 2024	3.40%	2,138,197,893.83	72,601,675.75	71,400,000.00	2,139,399,569.58
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,000,000,000.00	29 July 2021	29 July 2024	3.14%	2,024,859,157.88	63,973,549.29	62,800,000.00	2,026,032,707.17
Haitong Securities Co., Ltd.	Corporate bonds	RMB	3,000,000,000.00	20 August 2021	20 August 2024	3.04%	3,030,396,041.60	92,977,693.36	91,200,000.00	3,032,173,734.96
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,000,000,000.00	30 August 2021	30 August 2024	3.10%	2,018,971,546.40	63,187,813.88	62,000,000.00	2,020,159,360.28
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,000,000,000.00	30 August 2021	30 August 2026	3.43%	2,020,541,627.70	69,256,177.84	68,600,000.00	2,021,197,805.54
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	10 November 2021	10 November 2024	3.10%	5,016,234,339.15	158,043,910.96	155,000,000.00	5,019,278,250.11
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	22 November 2021	22 November 2024	3.09%	5,010,980,456.82	157,556,616.75	154,500,000.00	5,014,037,073.57
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	20 January 2022	25 December 2024	2.84%	5,128,222,016.90	145,064,599.65	142,000,000.00	5,131,286,616.55
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,900,000,000.00	21 February 2022	21 February 2025	2.90%	2,968,443,535.52	85,894,441.21	84,100,000.00	2,970,237,976.73

248

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2023	Increase this year	Decrease this year	31 December 2023
Haitong Securities Co., Ltd.	Corporate bonds	RMB	500,000,000.00	7 March 2022	7 March 2025	3.03%	511,766,652.06	15,424,228.09	15,150,000.00	512,040,880.15
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	26 July 2022	26 July 2025	2.75%	5,051,830,663.55	140,409,225.46	137,500,000.00	5,054,739,889.01
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	9 September 2022	9 September 2025	2.53%	5,031,056,002.07	129,466,048.89	126,500,000.00	5,034,022,050.96
Haitong Securities Co., Ltd.	Corporate bonds	RMB	4,700,000,000.00	14 October 2022	14 October 2025	2.60%	4,718,219,462.50	125,012,410.95	122,200,000.00	4,721,031,873.45
Haitong Securities Co., Ltd.	Corporate bonds	RMB	3,000,000,000.00	10 November 2022	10 November 2025	2.61%	3,005,763,004.37	80,109,059.34	78,300,000.00	3,007,572,063.71
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,700,000,000.00	13 December 2022	20 December 2023	2.90%	2,699,241,047.98	80,560,152.02	2,779,801,200.00	
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,500,000,000.00	8 February 2023	8 February 2025	2.95%		2,563,428,891.60		2,563,428,891.60
Haitong Securities Co., Ltd.	Corporate bonds	RMB	3,000,000,000.00	8 February 2023	8 February 2026	3.23%		3,082,780,067.98		3,082,780,067.98
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,500,000,000.00	6 March 2023	6 March 2025	3.11%		2,561,124,325.74		2,561,124,325.74
Haitong Securities Co., Ltd.	Corporate bonds	RMB	1,700,000,000.00	6 March 2023	6 March 2026	3.26%		1,743,215,770.02		1,743,215,770.02
Haitong Securities Co., Ltd.	Corporate bonds	RMB	3,300,000,000.00	22 March 2023	22 March 2025	2.97%		3,372,466,663.35		3,372,466,663.35
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,700,000,000.00	22 March 2023	22 March 2026	3.10%		2,761,354,757.55		2,761,354,757.55
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,000,000,000.00	24 April 2023	24 April 2025	2.89%		2,037,293,557.38		2,037,293,557.38
Haitong Securities Co., Ltd.	Corporate bonds	RMB	4,000,000,000.00	24 April 2023	24 April 2026	3.05%		4,078,118,031.65		4,078,118,031.65
Haitong Securities Co., Ltd.	Corporate bonds	RMB	3,600,000,000.00	18 May 2023	18 May 2026	2.94%		3,660,496,463.31		3,660,496,463.31
Haitong Securities Co., Ltd.	Corporate bonds	RMB	1,400,000,000.00	18 May 2023	18 May 2028	3.10%		1,424,700,315.46		1,424,700,315.46
Haitong Securities Co., Ltd.	Corporate bonds	RMB	3,000,000,000.00	15 June 2023	15 June 2026	2.73%		3,040,085,653.07		3,040,085,653.07
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,000,000,000.00	15 June 2023	15 June 2028	3.07%		2,030,161,048.47		2,030,161,048.47
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,000,000,000.00	25 July 2023	25 July 2026	2.72%		2,020,535,459.58		2,020,535,459.58
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,700,000,000.00	25 July 2023	25 July 2028	3.05%		2,731,317,968.72		2,731,317,968.72
Haitong Securities Co., Ltd.	Corporate bonds	RMB	3,200,000,000.00	18 August 2023	18 August 2026	2.67%		3,226,427,050.42		3,226,427,050.42
Haitong Securities Co., Ltd.	Corporate bonds	RMB	1,800,000,000.00	24 November 2023	24 November 2026	2.95%		1,802,211,498.04		1,802,211,498.04
Haitong Securities Co., Ltd.	Subordinated bonds	RMB	5,000,000,000.00	12 January 2022	12 January 2025	3.18%	5,147,818,580.20	162,094,808.07	159,000,000.00	5,150,913,388.27
Haitong Securities Co., Ltd.	Subordinated bonds	RMB	2,000,000,000.00	25 February 2022	25 February 2025	3.15%	2,050,799,637.54	64,235,520.29	63,000,000.00	2,052,035,157.83

249

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2023	Increase this year	Decrease this year	31 December 2023
Haitong Securities Co., Ltd.	Subordinated bonds	RMB	2,480,000,000.00	9 March 2022	9 March 2025	3.29%	2,543,206,709.85	82,936,392.47	81,592,000.00	2,544,551,102.32
Haitong Securities Co., Ltd.	Income certificates	RMB	726,437,000.00	4 January 2022 to 31 December 2023	1 January 2024 to 29 December 2025	0.00%-3.25%	595,787,047.14	582,734,059.00	442,249,267.98	736,271,838.16
Shanghai Haitong Securities Asset Management Company Limited	Corporate bonds	RMB	1,000,000,000.00	4 November 2020	4 November 2023	3.85%	1,006,012,328.71	32,487,671.29	1,038,500,000.00	
Shanghai Haitong Securities Asset Management Company Limited	Subordinated bonds	RMB	1,000,000,000.00	4 April 2018	4 April 2023	5.00%	103,726,027.31	1,273,972.69	105,000,000.00	
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	11 May 2020	11 May 2023	3.50%	1,021,766,906.72	12,465,753.40	1,034,232,660.12	
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,200,000,000.00	28 July 2020	28 July 2023	4.00%	1,219,165,347.70	27,353,424.63	1,246,518,772.33	
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	17 September 2020	17 September 2023	4.20%	1,010,666,911.57	29,802,739.73	1,040,469,651.30	
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	800,000,000.00	30 October 2020	30 October 2023	4.15%	804,368,718.61	27,469,589.02	831,838,307.63	
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	26 April 2021	26 April 2025	3.65%	1,027,185,640.81	709,849,808.25	1,038,496,601.42	698,538,847.64
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	800,000,000.00	18 June 2021	18 June 2025	3.36%	815,697,647.36	594,460,800.02	828,997,858.24	581,160,589.14
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	600,000,000.00	12 August 2021	12 August 2024	3.90%	607,367,482.78	23,399,999.99	22,372,828.22	608,394,654.55
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	25 October 2021	25 October 2023	3.80%	1,005,094,498.50	30,920,547.96	1,036,015,046.46	
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	24 December 2021	24 December 2024	3.70%	997,950,669.33	36,999,999.97	35,527,331.42	999,423,337.88
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,500,000,000.00	21 April 2022	21 April 2024	3.48%	1,531,627,201.00	52,200,000.02	48,503,065.40	1,535,324,135.62

250

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2023	Increase this year	Decrease this year	31 December 2023
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	500,000,000.00	5 May 2022	5 May 2025	3.57%	509,827,190.90	17,850,000.03	16,976,996.26	510,700,194.67
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	21 June 2022	21 June 2024	3.16%	1,013,122,785.92	31,600,000.01	29,216,706.25	1,015,506,079.68
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	600,000,000.00	7 July 2022	7 July 2025	3.44%	607,330,112.27	20,640,000.01	19,488,781.56	608,481,330.72
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	21 October 2022	21 October 2025	3.13%	1,001,299,263.65	31,299,999.97	29,461,479.54	1,003,137,784.08
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	17 April 2023	17 April 2026	3.90%		1,024,966,204.06		1,024,966,204.06
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	26 June 2023	26 June 2028	3.80%		1,017,090,097.54		1,017,090,097.54
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	25 July 2023	25 July 2028	3.63%		1,013,260,787.18		1,013,260,787.18
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	24 October 2023	24 October 2027	3.47%		1,004,466,727.03		1,004,466,727.03
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	500,000,000.00	31 August 2020	31 August 2023	4.20%	506,524,720.64	13,923,287.71	520,448,008.35	
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	500,000,000.00	20 January 2021	20 January 2023	4.00%	518,889,743.97	1,041,095.81	519,930,839.78	
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,000,000,000.00	9 December 2021	9 December 2024	3.70%	999,074,241.41	36,999,999.97	35,319,372.44	1,000,754,868.94
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	800,000,000.00	13 January 2022	13 January 2025	3.64%	825,379,339.87	29,120,000.01	27,757,490.11	826,741,849.77

251

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2023	Increase this year	Decrease this year	31 December 2023
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,000,000,000.00	27 May 2022	27 May 2025	3.42%	1,016,579,183.79	34,199,999.95	32,488,529.32	1,018,290,654.42
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,200,000,000.00	10 August 2022	10 August 2025	3.25%	1,210,215,298.24	39,000,000.01	36,935,941.45	1,212,279,356.80
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,000,000,000.00	14 December 2022	14 December 2025	4.13%	998,270,712.33	41,299,999.99	39,999,666.40	999,571,045.92
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,000,000,000.00	23 February 2023	23 February 2026	4.20%		1,033,586,123.85		1,033,586,123.85
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,000,000,000.00	6 June 2023	6 June 2026	3.81%		1,019,109,848.76		1,019,109,848.76
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,000,000,000.00	24 August 2023	24 August 2026	3.46%		1,008,992,890.03		1,008,992,890.03
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	950,000,000.00	29 November 2021	26 May 2023	3.95%	186,326,876.34	1,198,354.21	187,525,230.55	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	950,000,000.00	10 March 2022	26 August 2024	3.50%	453,065,750.32	8,346,741.56	404,339,872.02	57,072,619.86
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	855,000,000.00	22 July 2022	18 January 2023	2.30%	863,410,890.45	915,904.12	864,326,794.57	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	950,000,000.00	21 September 2022	20 March 2023	2.10%	954,136,749.19	4,263,287.67	958,400,036.86	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	955,000,000.00	18 January 2023	19 July 2023	2.98%		969,190,515.07	969,190,515.07	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	950,000,000.00	20 March 2023	15 September 2023	2.96%		963,790,356.16	963,790,356.16	

252

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2023	Increase this year	Decrease this year	31 December 2023
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	955,000,000.00	19 July 2023	18 January 2024	2.80%		966,793,328.36		966,793,328.36
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	950,000,000.00	15 September 2023	8 March 2024	2.97%		957,335,920.93		957,335,920.93
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	190,000,000.00	7 April 2020	13 February 2023	5.00%	191,107,208.46	1,119,177.97	192,226,386.43	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	22 October 2020	26 June 2023	4.30%	7,029,798.64	71,049.29	7,100,847.93	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	9 December 2020	30 January 2023	4.30%	40,603,764.52	137,940.67	40,741,705.19	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	2 February 2021	27 February 2023	4.55%	44,799,384.26	317,344.83	45,116,729.09	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	25 March 2021	27 February 2023	4.50%	49,386,874.46	346,465.19	49,733,339.65	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	29 April 2021	26 June 2023	4.00%, 4.50%	88,165,460.73	1,204,820.52	89,370,281.25	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	31 May 2021	26 January 2023	4.35%	39,330,666.66	301,027.72	39,631,694.38	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	17 June 2021	26 May 2023	3.80%, 4.40%	84,519,101.04	669,198.31	85,188,299.35	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	5 August 2021	26 June 2023	3.50%, 4.20%	113,787,376.15	1,389,505.64	115,176,881.79	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	24 September 2021	26 April 2023	3.83%, 3.99%	139,084,809.59	487,944.63	139,572,754.22	

253

254

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2023	Increase this year	Decrease this year	31 December 2023
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	19 November 2021	26 May 2023	3.80%, 3.95%	231,732,821.26	2,418,573.01	234,151,394.27	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	8 December 2021	28 August 2023	4.00%	179,703,684.39	1,868,064.21	181,571,748.60	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	26 January 2022	26 May 2023	3.30%, 3.40%	140,866,270.75	732,936.51	141,599,207.26	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	935,000,000.00	28 April 2022	27 December 2024	3.60%, 4.40%	463,660,623.62	5,926,877.44	355,695,810.00	113,891,691.06
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	29 June 2022	26 February 2025	3.19%, 3.60%	698,906,333.96	14,454,814.05	477,879,019.95	235,482,128.06
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	943,000,000.00	7 July 2022	15 September 2025	3.50%, 4.30%	650,114,819.44	14,383,613.07	424,214,446.21	240,283,986.30
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	1,425,000,000.00	16 September 2022	27 September 2027	4.10%	1,395,618,573.97	58,425,000.00	48,189,537.90	1,405,854,036.07
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	21 September 2022	26 August 2025	2.98%, 3.40%	817,694,421.26	17,214,857.25	459,367,656.72	375,541,621.79
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	984,000,000.00	28 October 2022	15 August 2025	3.43%, 4.00%	1,007,143,971.46	9,463,375.15	738,202,414.00	278,404,932.61
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	1,425,000,000.00	23 December 2022	27 December 2027	4.48%	1,401,009,935.20	63,840,000.03	55,716,694.61	1,409,133,240.62
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	23 December 2022	22 November 2023	4.30%	630,296,508.44	351,373,339.73	981,669,848.17	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	13 January 2023	26 August 2025	4.50%, 4.70%		977,375,797.13	464,648,850.00	512,726,947.13

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2023	Increase this year	Decrease this year	31 December 2023
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	737,000,000.00	10 March 2023	23 October 2025	3.58%-4.80%		752,745,904.45	459,850,000.00	292,895,904.45
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	16 March 2023	28 July 2025	3.20%-4.00%		966,657,934.60	458,950,400.00	507,707,534.60
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	24 May 2023	26 December 2025	2.68%-3.62%		963,076,251.04	376,737,590.00	586,338,661.04
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	7 June 2023	26 March 2026	2.70%-3.58%		959,810,276.72	386,158,020.00	573,652,256.72
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	8 August 2023	26 March 2026	2.59%-3.30%		956,704,813.54	319,497,280.00	637,207,533.54
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	3 November 2023	27 April 2026	2.90%-3.50%		949,167,703.27		949,167,703.27
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	15 December 2023	26 December 2025	3.09%-3.45%		947,093,940.61		947,093,940.61
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	20 December 2023	26 December 2025	2.94%-3.32%		1,134,823,093.80		1,134,823,093.80
Haitong Unitrust International Financial Leasing Co., Ltd.	Private placement notes	RMB	1,000,000,000.00	4 June 2021	4 June 2023	3.95%	1,022,001,231.32	16,665,753.44	1,038,666,984.76	
Haitong Unitrust International Financial Leasing Co., Ltd.	Private placement notes	RMB	1,000,000,000.00	11 November 2021	11 November 2024	4.19%	1,002,893,155.35	41,900,000.04	40,297,052.77	1,004,496,102.62
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based notes	RMB	950,000,000.00	10 April 2023	26 May 2024	3.29%		962,886,546.37	808,604,157.28	154,282,389.09

255

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2023	Increase this year	Decrease this year	31 December 2023
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	760,000,000.00	29 December 2021	15 August 2023	3.95%	235,532,711.79	2,649,809.00	238,182,520.79	
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	13 April 2022	26 December 2023	3.24%, 3.40%	418,334,265.87	6,403,233.69	424,737,499.56	
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	18 May 2022	26 December 2023	2.95%, 3.20%	567,139,621.12	9,477,449.74	576,617,070.86	
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	12 July 2022	27 May 2024	3.00%, 3.03%	790,671,478.08	13,203,538.74	690,770,521.62	113,104,495.20
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	8 September 2022	26 August 2024	2.79%, 2.80%	958,318,393.81	16,561,985.28	689,388,562.12	285,491,816.97
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	25 November 2022	26 November 2024	3.50%, 3.60%	1,136,239,734.08	26,436,561.36	755,558,798.44	407,117,497.00
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	8 March 2023	26 January 2025	3.15%-3.70%		1,159,788,387.25	656,145,120.00	503,643,267.25
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	16 May 2023	26 March 2025	2.69%-3.43%		1,155,153,044.87	619,847,900.00	535,305,144.87
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	27 June 2023	26 June 2025	2.69%-3.41%		1,152,052,614.73	452,747,720.00	699,304,894.73

256

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2023	Increase this year	Decrease this year	31 December 2023
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	1 September 2023	26 April 2025	2.55%-3.09%		1,146,322,033.17		1,146,322,033.17
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,350,000,000.00	22 December 2023	26 November 2026	3.10%-3.60%		1,185,257,189.06		1,185,257,189.06
Haitong UT Brilliant Limited	Medium-term notes	USD	100,000,000.00	3 June 2021	3 June 2024	3.00%	672,836,423.29	32,832,974.77	4,588,664.23	701,080,733.83
Haitong UT Brilliant Limited	Medium-term notes	USD	200,000,000.00	27 April 2022	27 April 2025	4.20%	1,398,585,034.97	82,475,902.11	57,138,587.37	1,423,922,349.71
Haitong International Securities Group Limited	Corporate bonds	USD	700,000,000.00	19 July 2019	19 July 2024	3.38%	4,940,162,126.81	88,764,838.99		5,028,926,965.80
Haitong International Securities Group Limited	Corporate bonds	USD	400,000,000.00	18 November 2019	18 May 2025	3.13%	2,784,762,499.25	51,389,497.97		2,836,151,997.22
Haitong International Securities Group Limited	Corporate bonds	USD	400,000,000.00	2 July 2020	2 July 2023	2.13%	2,812,755,247.44	105,758,167.96	2,918,513,415.40	
Haitong International Securities Group Limited	Corporate bonds	USD	300,000,000.00	20 May 2021	20 May 2026	2.13%	2,088,114,053.97	36,828,355.60		2,124,942,409.57
Haitong International Finance Holdings 2015 Limited	Corporate bonds	USD	670,000,000.00	12 March 2020	11 March 2025	2.11%	4,690,174,497.83	238,905,502.13	156,617,478.78	4,772,462,521.18
Haitong International Finance Holdings Limited	Corporate bonds	RMB	4,000,000,000.00	20 April 2023	20 April 2026	3.40%		4,290,233,156.82	201,196,647.86	4,089,036,508.96
Haitong International Finance Holdings Limited	Corporate bonds	RMB	2,800,000,000.00	18 May 2023	18 May 2026	3.20%		2,991,653,058.41	188,301,539.21	2,803,351,519.20
Haitong Investment Ireland PLC	Medium-term notes	USD	350,000.00	15 February 2018	19 October 2023	1.71%	1,663,600.71		1,663,600.71	
Haitong Investment Ireland PLC	Medium-term notes	EUR	1,300,000.00	23 July 2018	24 July 2023	1.15%	8,842,457.65		8,842,457.65	
Haitong Banco de Investimento do Brasil S.A.	Financial bond	BRL	1,263,334,338.54	21 May 2018 to 27 November 2023	30 January 2023 to 28 July 2026	5.28%-15.25%	1,270,917,967.16	942,351,795.88	103,723,837.52	2,109,545,925.52
Haitong Bank, S.A.	Financial bond	EUR	230,000,000.00	8 February 2022	8 February 2025	5.41%	1,707,876,852.36	110,195,980.55		1,818,072,832.91
Haitong Bank, S.A.	Financial bond	USD	150,000,000.00	23 May 2022	29 May 2027	4.00%	1,044,918,002.70	41,054,176.81	17,456,892.96	1,068,515,286.55
Total							181,830,917,563.00	84,496,173,841.39	72,406,811,654.77	193,920,279,749.62

257

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2022	Increase this year	Decrease this year	31 December 2022
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,390,000,000.00	25 November 2013	25 November 2023	6.18%	2,401,346,496.57	153,661,346.38	152,211,433.96	2,402,796,408.99
Haitong Securities Co., Ltd.	Corporate bonds	RMB	800,000,000.00	14 July 2014	14 July 2024	5.85%	821,925,479.45	48,077,690.00	48,309,433.97	821,693,735.48
Haitong Securities Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	11 August 2017	11 August 2022	4.80%	1,018,550,717.29	29,449,282.71	1,048,000,000.00	
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,500,000,000.00	22 September 2017	22 September 2027	4.99%	5,569,377,374.72	280,940,016.50	284,827,358.49	5,565,490,032.73
Haitong Securities Co., Ltd.	Corporate bonds	USD	300,000,000.00	13 December 2018	13 December 2023	4.50%	1,913,075,161.20	372,213,279.05	194,287,903.03	2,091,000,537.22
Haitong Securities Co., Ltd.	Corporate bonds	EUR	230,000,000.00	13 December 2018	13 December 2023	Euribor + 165 bps	1,661,502,041.64	227,129,368.37	183,882,039.84	1,704,749,370.17
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	11 April 2019	11 April 2022	3.75%	5,136,130,136.99	51,369,863.01	5,187,500,000.00	
Haitong Securities Co., Ltd.	Corporate bonds	RMB	4,500,000,000.00	15 November 2019	15 November 2022	3.52%	4,520,396,712.33	138,003,287.67	4,658,400,000.00	
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	27 February 2020	27 February 2023	3.01%	5,126,997,260.27	159,435,174.83	159,933,962.26	5,126,498,472.84
Haitong Securities Co., Ltd.	Corporate bonds	RMB	3,500,000,000.00	19 March 2020	19 March 2023	2.99%	3,582,573,150.68	110,783,797.00	111,253,773.59	3,582,103,174.09
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,600,000,000.00	30 April 2020	30 April 2023	2.38%	5,689,827,068.49	142,689,172.29	143,846,037.74	5,688,670,203.04
Haitong Securities Co., Ltd.	Corporate bonds	RMB	700,000,000.00	30 April 2020	30 April 2025	2.88%	713,587,287.67	20,865,559.17	21,480,754.72	712,972,092.12
Haitong Securities Co., Ltd.	Corporate bonds	RMB	6,700,000,000.00	25 May 2020	25 May 2023	2.70%	6,809,531,232.88	191,869,046.96	193,541,509.43	6,807,858,770.41
Haitong Securities Co., Ltd.	Corporate bonds	RMB	6,000,000,000.00	11 August 2020	11 August 2023	3.53%	6,082,979,178.08	220,817,352.98	223,120,754.72	6,080,675,776.34
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	21 October 2020	21 October 2022	3.82%	5,037,676,712.33	153,323,287.67	5,191,000,000.00	
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	19 November 2020	13 January 2022	3.70%	5,206,794,520.55	6,080,479.45	5,212,875,000.00	
Haitong Securities Co., Ltd.	Corporate bonds	RMB	6,000,000,000.00	13 January 2021	13 January 2024	3.58%	6,207,738,082.19	222,216,333.84	226,120,754.72	6,203,833,661.31
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,400,000,000.00	8 February 2021	8 February 2024	3.79%	5,583,352,931.51	211,092,998.21	214,848,679.25	5,579,597,250.47
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	23 April 2021	23 April 2024	3.45%	5,119,568,493.15	177,814,666.07	181,933,962.26	5,115,449,196.96
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,800,000,000.00	27 May 2021	27 May 2024	3.35%	2,856,280,000.00	96,612,473.13	99,083,018.87	2,853,809,454.26
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,100,000,000.00	10 June 2021	10 June 2024	3.40%	2,140,101,369.86	73,458,788.12	75,362,264.15	2,138,197,893.83
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,000,000,000.00	29 July 2021	29 July 2024	3.14%	2,026,840,547.95	64,592,194.84	66,573,584.91	2,024,859,157.88
Haitong Securities Co., Ltd.	Corporate bonds	RMB	3,000,000,000.00	20 August 2021	20 August 2024	3.04%	3,033,481,643.84	93,774,775.12	96,860,377.36	3,030,396,041.60
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,000,000,000.00	30 August 2021	30 August 2024	3.10%	2,021,063,013.70	63,682,117.61	65,773,584.91	2,018,971,546.40

258

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2022	Increase this year	Decrease this year	31 December 2022
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,000,000,000.00	30 August 2021	30 August 2026	3.43%	2,023,305,205.48	69,610,007.13	72,373,584.91	2,020,541,627.70
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	10 November 2021	10 November 2024	3.10%	5,022,082,191.78	158,586,109.63	164,433,962.26	5,016,234,339.15
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	22 November 2021	22 November 2024	3.09%	5,016,931,506.85	157,982,912.23	163,933,962.26	5,010,980,456.82
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	20 January 2022	25 December 2024	2.84%		5,137,655,979.16	9,433,962.26	5,128,222,016.90
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,900,000,000.00	21 February 2022	21 February 2025	2.90%		2,973,915,233.63	5,471,698.11	2,968,443,535.52
Haitong Securities Co., Ltd.	Corporate bonds	RMB	500,000,000.00	7 March 2022	7 March 2025	3.03%		512,710,048.29	943,396.23	511,766,652.06
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	26 July 2022	26 July 2025	2.75%		5,061,264,625.81	9,433,962.26	5,051,830,663.55
Haitong Securities Co., Ltd.	Corporate bonds	RMB	5,000,000,000.00	9 September 2022	9 September 2025	2.53%		5,040,489,964.33	9,433,962.26	5,031,056,002.07
Haitong Securities Co., Ltd.	Corporate bonds	RMB	4,700,000,000.00	14 October 2022	14 October 2025	2.60%		4,727,087,387.03	8,867,924.53	4,718,219,462.50
Haitong Securities Co., Ltd.	Corporate bonds	RMB	3,000,000,000.00	10 November 2022	10 November 2025	2.61%		3,011,423,381.73	5,660,377.36	3,005,763,004.37
Haitong Securities Co., Ltd.	Corporate bonds	RMB	2,700,000,000.00	13 December 2022	20 December 2023	2.90%		2,704,335,387.60	5,094,339.62	2,699,241,047.98
Haitong Securities Co., Ltd.	Subordinated bonds	RMB	3,300,000,000.00	28 February 2019	28 February 2022	4.09%	3,413,522,712.33	21,447,287.67	3,434,970,000.00	
Haitong Securities Co., Ltd.	Subordinated bonds	RMB	5,000,000,000.00	12 January 2022	12 January 2025	3.18%		5,157,252,542.46	9,433,962.26	5,147,818,580.20
Haitong Securities Co., Ltd.	Subordinated bonds	RMB	2,000,000,000.00	25 February 2022	25 February 2025	3.15%		2,054,573,222.45	3,773,584.91	2,050,799,637.54
Haitong Securities Co., Ltd.	Subordinated bonds	RMB	2,480,000,000.00	9 March 2022	9 March 2025	3.29%		2,547,885,955.13	4,679,245.28	2,543,206,709.85
Haitong Securities Co., Ltd	Financial bond	RMB	7,000,000,000.00	29 August 2019	29 August 2022	3.39%	7,081,267,123.29	156,032,876.71	7,237,300,000.00	
Haitong Securities Co., Ltd	Income certificates	RMB	588,640,000.00	4 January 2021 to 30 December 2022	1 January 2023 to 30 December 2024	0.00%-3.70%	395,855,347.47	979,544,668.22	779,612,968.55	595,787,047.14
Shanghai Haitong Securities Asset Management Company Limited	Corporate bonds	RMB	1,000,000,000.00	4 November 2020	4 November 2025	3.85%	1,006,012,328.74	38,499,999.97	38,500,000.00	1,006,012,328.71
Shanghai Haitong Securities Asset Management Company Limited	Subordinated bonds	RMB	1,000,000,000.00	4 April 2018	4 April 2023	5.00%	103,726,027.36	4,999,999.95	5,000,000.00	103,726,027.31
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	500,000,000.00	28 February 2019	28 February 2022	5.20%	521,679,191.15	4,131,506.84	525,810,697.99	
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	500,000,000.00	24 July 2019	24 July 2022	4.83%	510,204,281.66	13,349,583.34	523,553,865.00	
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	11 May 2020	11 May 2023	3.50%	1,019,972,561.36	35,000,000.01	33,205,654.65	1,021,766,906.72

259

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2022	Increase this year	Decrease this year	31 December 2022
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	700,000,000.00	19 June 2020	19 June 2022	3.95%	713,762,112.13	12,802,328.81	726,564,440.94	
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,200,000,000.00	28 July 2020	28 July 2023	4.00%	1,216,709,100.18	48,000,000.01	45,543,752.49	1,219,165,347.70
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	10 September 2020	10 September 2022	4.40%	1,011,399,263.30	30,378,082.18	1,041,777,345.48	
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	17 September 2020	17 September 2023	4.20%	1,008,703,365.63	42,000,000.00	40,036,454.06	1,010,666,911.57
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	800,000,000.00	30 October 2020	30 October 2023	4.15%	802,798,413.42	33,200,000.01	31,629,694.82	804,368,718.61
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	26 April 2021	26 April 2025	4.10%	1,024,572,884.78	40,999,999.98	38,387,243.95	1,027,185,640.81
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	800,000,000.00	18 June 2021	18 June 2025	3.85%	812,963,577.23	30,800,000.00	28,065,929.87	815,697,647.36
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	600,000,000.00	12 August 2021	12 August 2024	3.90%	606,339,503.21	23,399,999.99	22,372,020.42	607,367,482.78
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	25 October 2021	25 October 2023	3.80%	1,001,516,772.57	37,999,999.99	34,422,274.06	1,005,094,498.50
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	24 December 2021	24 December 2024	3.70%	995,925,408.90	36,999,999.97	34,974,739.54	997,950,669.33
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,500,000,000.00	21 April 2022	21 April 2024	3.48%		1,531,627,201.00		1,531,627,201.00
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	500,000,000.00	5 May 2022	5 May 2025	3.57%		509,827,190.90		509,827,190.90

260

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2022	Increase this year	Decrease this year	31 December 2022
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	21 June 2022	21 June 2024	3.16%		1,013,122,785.92		1,013,122,785.92
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	600,000,000.00	7 July 2022	7 July 2025	3.44%		607,330,112.27		607,330,112.27
Haitong Unitrust International Financial Leasing Co., Ltd.	Corporate bonds	RMB	1,000,000,000.00	21 October 2022	21 October 2025	3.13%		1,001,299,263.65		1,001,299,263.65
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	500,000,000.00	31 August 2020	31 August 2023	4.20%	505,672,855.09	20,999,999.98	20,148,134.43	506,524,720.64
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,000,000,000.00	6 November 2020	6 November 2022	3.97%	1,004,601,820.86	33,609,041.11	1,038,210,861.97	
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	500,000,000.00	20 January 2021	20 January 2023	4.00%	518,051,552.66	20,000,000.04	19,161,808.73	518,889,743.97
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,000,000,000.00	9 December 2021	9 December 2024	3.70%	997,362,827.61	36,999,999.97	35,288,586.17	999,074,241.41
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	800,000,000.00	13 January 2022	13 January 2025	3.64%		825,379,339.87		825,379,339.87
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,000,000,000.00	27 May 2022	27 May 2025	3.42%		1,016,579,183.79		1,016,579,183.79
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,200,000,000.00	10 August 2022	10 August 2025	3.25%		1,210,215,298.24		1,210,215,298.24
Haitong Unitrust International Financial Leasing Co., Ltd.	Medium-term notes	RMB	1,000,000,000.00	14 December 2022	14 December 2025	4.13%		998,270,712.33		998,270,712.33
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	950,000,000.00	11 November 2019	19 March 2022	4.57%	21,635.82		21,635.82	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	950,000,000.00	25 March 2020	19 November 2022	4.10%	118,444,878.83	1,484,315.09	119,929,193.92	

261

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2022	Increase this year	Decrease this year	31 December 2022
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	950,000,000.00	16 August 2021	26 December 2022	3.40%, 4.00%	367,062,619.97	5,920,240.77	372,982,860.74	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	950,000,000.00	18 August 2021	26 August 2022	3.50%	339,796,130.77	3,913,771.13	343,709,901.90	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	970,000,000.00	18 November 2021	17 May 2022	3.25%	972,226,447.72	11,746,301.37	983,972,749.09	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	950,000,000.00	29 November 2021	26 May 2023	3.95%	947,282,729.20	22,711,915.00	783,667,767.86	186,326,876.34
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	950,000,000.00	10 March 2022	26 August 2024	3.30%, 3.50%		968,051,031.86	514,985,281.54	453,065,750.32
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	855,000,000.00	22 July 2022	18 January 2023	2.30%		863,410,890.45		863,410,890.45
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based notes	RMB	950,000,000.00	21 September 2022	20 March 2023	2.10%		954,136,749.19		954,136,749.19
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	1,440,000,000.00	14 June 2019	24 February 2022	4.50%	109,029.00		109,029.00	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	926,000,000.00	24 December 2019	26 May 2022	4.60%	62,769,763.81	650,000.05	63,419,763.86	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	190,000,000.00	7 April 2020	13 February 2023	5.00%	190,498,238.69	9,500,000.04	8,891,030.27	191,107,208.46
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	15 April 2020	26 August 2022	3.40%	131,229,499.01	1,454,865.47	132,684,364.48	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	880,000,000.00	28 May 2020	26 July 2022	3.40%	203,538,087.87	1,819,844.64	205,357,932.51	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	17 June 2020	28 November 2022	3.70%	248,766,985.08	3,879,883.95	252,646,869.03	

262

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2022	Increase this year	Decrease this year	31 December 2022
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	19 June 2020	26 January 2022	3.80%	26,979,013.62	69,649.39	27,048,663.01	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	28 July 2020	28 November 2022	4.10%	280,674,885.77	4,888,551.43	285,563,437.20	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	14 August 2020	26 April 2022	3.68%, 3.99%	153,060,221.21	628,444.53	153,688,665.74	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	9 September 2020	26 October 2022	4.00%, 4.20%	320,239,672.78	4,604,109.52	324,843,782.30	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	22 October 2020	26 June 2023	4.30%	311,193,031.64	6,886,962.64	311,050,195.64	7,029,798.64
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	24 November 2020	26 April 2022	4.15%, 4.30%	240,693,373.10	1,880,927.23	242,574,300.33	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	9 December 2020	26 July 2023	4.30%	419,463,439.74	7,765,658.39	386,625,333.61	40,603,764.52
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	2 February 2021	28 August 2023	4.55%	432,614,960.04	9,187,463.35	397,003,039.13	44,799,384.26
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	25 March 2021	28 August 2023	4.50%	501,058,066.66	11,084,740.02	462,755,932.22	49,386,874.46
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	31 March 2021	28 November 2022	4.00%, 4.40%	388,691,143.40	6,326,348.50	395,017,491.90	
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	29 April 2021	26 September 2023	4.00%, 4.50%	515,133,019.96	13,650,912.57	440,618,471.80	88,165,460.73
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	31 May 2021	26 January 2023	4.35%	610,325,723.90	11,113,753.68	582,108,810.92	39,330,666.66

263

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2022	Increase this year	Decrease this year	31 December 2022
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	17 June 2021	28 August 2023	3.80%, 4.40%	587,188,099.93	12,496,164.98	515,165,163.87	84,519,101.04
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	5 August 2021	26 September 2023	3.50%, 4.20%	594,323,717.72	13,506,486.70	494,042,828.27	113,787,376.15
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	24 September 2021	26 April 2023	3.83%, 3.99%	954,383,743.13	14,117,830.73	829,416,764.27	139,084,809.59
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	19 November 2021	28 August 2023	3.80%, 3.95%	947,632,480.25	22,827,419.45	738,727,078.44	231,732,821.26
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	8 December 2021	28 August 2023	3.78%, 4.00%	944,484,506.05	17,869,416.89	782,650,238.55	179,703,684.39
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	26 January 2022	26 May 2023	3.30%, 3.40%		969,922,770.75	829,056,500.00	140,866,270.75
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	935,000,000.00	28 April 2022	17 June 2024	3.20%-4.40%		978,234,309.72	514,573,686.10	463,660,623.62
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	29 June 2022	26 February 2025	2.69%-3.60%		959,334,673.96	260,428,340.00	698,906,333.96
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	943,000,000.00	7 July 2022	16 December 2024	3.10%-4.30%		975,504,547.74	325,389,728.30	650,114,819.44
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	1,425,000,000.00	16 September 2022	25 December 2025	4.10%		1,411,785,198.97	16,166,625.00	1,395,618,573.97
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	21 September 2022	26 August 2025	2.25%-3.40%		950,032,721.26	132,338,300.00	817,694,421.26
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	984,000,000.00	28 October 2022	17 February 2025	3.03%-4.00%		1,007,143,971.46		1,007,143,971.46
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	1,425,000,000.00	23 December 2022	25 December 2025	4.48%		1,401,009,935.20		1,401,009,935.20

264

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2022	Increase this year	Decrease this year	31 December 2022
Haitong Unitrust International Financial Leasing Co., Ltd.	Asset-based special plan	RMB	950,000,000.00	23 December 2022	22 November 2023	4.30%		630,296,508.44		630,296,508.44
Haitong Unitrust International Financial Leasing Co., Ltd.	Private placement notes	RMB	300,000,000.00	23 April 2019	23 April 2022	4.65%	309,505,662.33	4,280,547.97	313,786,210.30	
Haitong Unitrust International Financial Leasing Co., Ltd.	Private placement notes	RMB	1,000,000,000.00	31 May 2019	31 May 2022	4.70%	1,027,050,783.94	19,315,068.51	1,046,365,852.45	
Haitong Unitrust International Financial Leasing Co., Ltd.	Private placement notes	RMB	1,400,000,000.00	4 December 2019	4 December 2022	4.50%	1,402,664,237.02	58,167,123.31	1,460,831,360.33	
Haitong Unitrust International Financial Leasing Co., Ltd.	Private placement notes	RMB	1,000,000,000.00	4 June 2021	4 June 2023	3.95%	1,020,317,747.46	39,499,999.99	37,816,516.13	1,022,001,231.32
Haitong Unitrust International Financial Leasing Co., Ltd.	Private placement notes	RMB	1,000,000,000.00	11 November 2021	11 November 2024	4.19%	1,001,266,816.88	41,900,000.04	40,273,661.57	1,002,893,155.35
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	760,000,000.00	29 December 2021	15 August 2023	3.80%, 3.95%	754,449,668.52	17,587,436.63	536,504,393.36	235,532,711.79
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	13 April 2022	26 December 2023	3.24%, 3.40%		1,155,326,325.87	736,992,060.00	418,334,265.87
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	18 May 2022	26 March 2024	2.69%-3.20%		1,154,190,091.12	587,050,470.00	567,139,621.12

265

Issue entity	Type	Currency	Par value (in original currency)	Interest commencement date	Maturity date	Coupon rate	1 January 2022	Increase this year	Decrease this year	31 December 2022
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	12 July 2022	27 May 2024	2.60%-3.03%		1,150,006,728.08	359,335,250.00	790,671,478.08
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	8 September 2022	26 August 2024	2.30%-2.80%		1,142,771,393.81	184,453,000.00	958,318,393.81
Haitong Unitrust International Financial Leasing Co., Ltd./Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	Asset-based special plan	RMB	1,140,000,000.00	25 November 2022	26 November 2024	3.18%-3.60%		1,136,239,734.08		1,136,239,734.08
Unican Limited	Offshore private placement bonds	USD	150,000,000.00	31 July 2019	31 July 2022	3.80%	970,421,691.78	72,121,131.34	1,042,542,823.12	
Haitong UT Brilliant Limited	Medium-term notes	USD	100,000,000.00	3 June 2021	3 June 2024	3.00%	601,447,014.04	80,101,001.38	8,711,592.13	672,836,423.29
Haitong UT Brilliant Limited	Medium-term notes	USD	200,000,000.00	27 April 2022	27 April 2025	4.20%		1,428,134,694.97	29,549,660.00	1,398,585,034.97
Haitong International Securities Group Limited	Corporate bonds	USD	700,000,000.00	19 July 2019	19 July 2024	3.38%	4,517,313,604.04	422,848,522.77		4,940,162,126.81
Haitong International Securities Group Limited	Corporate bonds	USD	400,000,000.00	18 November 2019	18 May 2025	3.13%	2,545,220,830.45	239,541,668.80		2,784,762,499.25
Haitong International Securities Group Limited	Corporate bonds	USD	400,000,000.00	2 July 2020	2 July 2023	2.13%	2,570,702,677.00	242,052,570.44		2,812,755,247.44
Haitong International Securities Group Limited	Corporate bonds	USD	300,000,000.00	20 May 2021	20 May 2026	2.13%	1,909,959,751.61	178,154,302.36		2,088,114,053.97
Haitong International Finance Holdings 2015 Limited	Corporate bonds	USD	670,000,000.00	12 March 2020	11 March 2025	2.11%	4,291,224,174.04	498,794,974.91	99,844,651.12	4,690,174,497.83
Haitong Investment Ireland PLC	Medium-term notes	EUR	6,777,145.51	28 December 2017 to 23 July 2018	8 December 2022 to 23 January 2026	0.98%-1.71%	45,880,285.01		35,374,226.65	10,506,058.36
Haitong Bank, S.A.	Financial bond	EUR	230,000,000.00	10 February 2022	10 February 2025	3.18%		1,707,876,852.36		1,707,876,852.36
Haitong Bank, S.A.	Financial bond	USD	150,000,000.00	25 May 2022	31 May 2027	4.00%		1,044,918,002.70		1,044,918,002.70
Haitong Banco de Investimento do Brasil S.A.	Financial bond	BRL	924,871,718.21	21 May 2018 to 29 December 2022	3 January 2022 to 30 March 2026	5.41%-15.55%	193,125,019.44	1,151,910,378.57	74,117,430.85	1,270,917,967.16
Total							163,586,069,656.61	78,316,159,406.83	60,071,311,500.44	181,830,917,563.00

As at 31 December 2022, 31 December 2023, and 30 September 2024, there were no defaults on principal, interest, or redemption amounts related to the bonds payable issued by the Group.

266

267 (XXXVIII) Other liabilities 1. Listed by categories Item 30 September 2024 31 December 2023 31 December 2022 Other payables 2,335,672,442.00 2,546,434,952.84 2,882,683,992.60 A generation of bonds 17,563,483.02 17,563,483.02 17,563,483.02 Long-term payables 6,261,825,134.63 6,807,584,162.27 8,215,134,260.29 Deposits from the central bank and national foreign exchange deposits 91,693,409.70 89,568,195.33 2,215,129,510.41 Deposits from other banks and financial Institutions 8,003,320,795.91 6,409,915,166.10 5,318,475,028.79 Dividends payable 469,096,014.77 206,184,198.39 7,535,561.12 Others 1,032,567,268.75 1,007,734,870.90 913,670,172.37 Total 18,211,738,548.78 17,084,985,028.85 19,570,192,008.60 2. Other payables (1) Breakdown list Item 30 September 2024 31 December 2023 31 December 2022 Security funds payable to investors and allowances for risks, etc. 828,657,929.72 749,978,753.50 743,176,426.85 Services fee payable 40,067,717.34 50,635,094.28 37,041,954.62 Others 1,466,946,794.94 1,745,821,105.06 2,102,465,611.13 Total 2,335,672,442.00 2,546,434,952.84 2,882,683,992.60 (2) As at 31 December 2022, 31 December 2023, and 30 September 2024, the Company has no accounts owing to shareholders owning 5% or more shares with voting rights in the Company.

268 3. Long-term payables Item 30 September 2024 31 December 2023 31 December 2022 Lease deposits from lessee and deferred income 5,557,773,176.75 6,082,613,991.28 7,429,345,391.03 Others 704,051,957.88 724,970,170.99 785,788,869.26 Total 6,261,825,134.63 6,807,584,162.27 8,215,134,260.29 4. Deposits from other banks and financial institutions Item 30 September 2024 31 December 2023 31 December 2022 Demand deposits 213,663,481.44 252,275,112.85 350,258,215.07 Corporate 195,668,689.70 241,612,791.34 341,188,165.14 Individual 17,994,791.74 10,662,321.51 9,070,049.93 Time deposits (including call deposits) 7,789,657,314.47 6,157,640,053.25 4,968,216,813.72 Corporate 2,714,069,132.18 3,164,474,819.98 3,074,504,851.06 Individual 5,075,588,182.29 2,993,165,233.27 1,893,711,962.66 Total 8,003,320,795.91 6,409,915,166.10 5,318,475,028.79 (XXXIX) Share capital Item 1 January 2024 Changes during the period 30 September 2024 Circulating shares not subject to selling restrictions – A shares 8,873,381,180.00 781,250,000.00 9,654,631,180.00 Circulating shares subject to selling restrictions – A shares 781,250,000.00 -781,250,000.00 Circulating shares not subject to selling restrictions – H shares 3,409,568,820.00 3,409,568,820.00 Total 13,064,200,000.00 13,064,200,000.00

269 Item 1 January 2023 Changes during the period 31 December 2023 Circulating shares not subject to selling restrictions – A shares 8,873,381,180.00 8,873,381,180.00 Circulating shares subject to selling restrictions – A shares 781,250,000.00 781,250,000.00 Circulating shares not subject to selling restrictions – H shares 3,409,568,820.00 3,409,568,820.00 Total 13,064,200,000.00 13,064,200,000.00 Changes during Item 1 January 2022 the period 31 December 2022 Circulating shares not subject to selling restrictions – A shares 8,482,678,055.00 390,703,125.00 8,873,381,180.00 Circulating shares subject to selling restrictions – A shares 1,171,953,125.00 -390,703,125.00 781,250,000.00 Circulating shares not subject to selling restrictions – H shares 3,409,568,820.00 3,409,568,820.00 Total 13,064,200,000.00 13,064,200,000.00 (XL) Capital reserve Increase during Decrease during the Item 1 January 2024 the period period 30 September 2024 Capital premium (share premium) (1) Capital from investors 74,932,781,994.07 74,932,781,994.07 (2) Others 831,811,354.77 110,112,521.71 941,923,876.48 Total 75,764,593,348.84 110,112,521.71 75,874,705,870.55 Decrease Increase during during the Item 1 January 2023 the period period 31 December 2023 Capital premium (share premium) (1) Capital from investors 74,932,781,994.07 74,932,781,994.07 (2) Others 74,776,598.45 757,034,756.32 831,811,354.77 Total 75,007,558,592.52 757,034,756.32 75,764,593,348.84

270 Item 1 January 2022 Increase during the period Decrease during the period 31 December 2022 Capital premium (share premium) (1) Capital from investors 74,932,781,994.07 74,932,781,994.07 (2) Others -18,865,809.93 93,642,408.38 74,776,598.45 Total 74,913,916,184.14 93,642,408.38 75,007,558,592.52 (XLI) Treasury shares Increase during Decrease during the Item 1 January 2024 the period period 30 September 2024 Repurchase of shares 414,335,029.18 303,072,674.49 717,407,703.67 Total 414,335,029.18 303,072,674.49 717,407,703.67 Decrease Increase during during the Item 1 January 2023 the period period 31 December 2023 Repurchase of shares 414,335,029.18 414,335,029.18 Total 414,335,029.18 414,335,029.18 During the year 2023 and the period from January to September 2024, the Company repurchased 41,507,467 shares and 35,567,000 shares of A Shares through centralised bidding transactions on the Shanghai Stock Exchange system, with total repurchase considerations of RMB414,335,029.18 and RMB303,072,674.49, respectively. As at 31 December 2023 and 30 September 2024, the Company held 41,507,467 and 77,074,467 shares as treasury shares, respectively.

(XLII) Other comprehensive income

Item	1 January 2024 Other comprehensive income attributable to shareholders of the Company	Amount during the period: Amount before tax during the period	Less: income tax fee	Less: amount previously included in other comprehensive income but transferred in profit or loss during the period	Less: amount previously included in other comprehensive income but transferred in retained earnings during the period	Attributable to the Company, net of tax	Attributable to the non-controlling interests, net of tax	30 September 2024 Other comprehensive income attributable to shareholders of the Company
I. Other comprehensive income that cannot be reclassified in profit or loss	-913,128,689.63	711,341,710.14	323,156,787.90		-136,847,681.29	525,032,603.53		-388,096,086.10
Including: Changes recalculated in defined benefit scheme	-40,508,245.93	10,988,671.46				10,988,671.46		-29,519,574.47
Changes in fair value of investments in other equity instruments	-872,620,443.70	700,353,038.68	323,156,787.90		-136,847,681.29	514,043,932.07		-358,576,511.63
II. Other comprehensive income to be reclassified in profit or loss	-391,447,386.76	468,380,197.37	71,924,976.42	308,707,447.25		141,657,678.41	-53,909,904.71	-249,789,708.35
Including: Other comprehensive income that can be transferred in profit or loss under equity method	3,336,215.77	-501,848.24				-501,848.24		2,834,367.53
Changes in fair value and credit impairment provisions of other debt investments	436,046,168.64	588,048,298.28	69,439,219.10	304,909,645.20		214,685,495.67	-986,061.69	650,731,664.31
Reserve for cash flow hedging	82,649,257.21	-14,225,427.77	2,485,757.32	3,797,802.05		-17,432,626.62	-3,076,360.52	65,216,630.59
Exchange differences from translation of financial statements denominated in foreign currencies	-903,251,549.43	-104,940,824.90				-55,093,342.40	-49,847,482.50	-958,344,891.83
Others	-10,227,478.95							-10,227,478.95
Total other comprehensive income	-1,304,576,076.39	1,179,721,907.51	395,081,764.32	308,707,447.25	-136,847,681.29	666,690,281.94	-53,909,904.71	-637,885,794.45

271

Item	1 January 2023 Other comprehensive income attributable to shareholders of the Company	Amount during the period Amount before tax during the period	Less: income tax fee	Less: amount previously included in other comprehensive income but transferred in profit or loss during the period	Less: amount previously included in other comprehensive income but transferred in retained earnings during the period	Attributable to the Company, net of tax	Attributable to the non-controlling interests, net of tax	31 December 2023 Other comprehensive income attributable to shareholders of the Company
I. Other comprehensive income that cannot be reclassified in profit or loss	-806,515,450.24	-482,822,963.21	-82,003,814.28		-264,600,431.50	-106,613,239.39	-29,605,478.04	-913,128,689.63
Including: Changes recalculated in defined benefit scheme	-5,593,338.21	-34,914,907.72				-34,914,907.72		-40,508,245.93
Changes in fair value of investments in other equity instruments	-800,922,112.03	-447,908,055.49	-82,003,814.28		-264,600,431.50	-71,698,331.67	-29,605,478.04	-872,620,443.70
II. Other comprehensive income to be reclassified in profit or loss	-810,797,771.29	848,269,799.55	123,039,000.45	196,924,471.87		419,350,384.53	108,955,942.70	-391,447,386.76
Including: Other comprehensive income that can be transferred in profit or loss under equity method	1,973,978.03	1,362,237.74				1,362,237.74		3,336,215.77
Changes in fair value and credit impairment provisions of other debt investments	133,366,754.87	534,596,891.39	103,740,478.48	127,473,823.36		302,679,413.77	703,175.78	436,046,168.64
Reserve for cash flow hedging	57,259,212.51	118,619,832.64	19,298,521.97	69,450,648.51		25,390,044.70	4,480,617.46	82,649,257.21
Exchange differences from translation of financial statements denominated in foreign currencies	-993,170,237.75	193,690,837.78				89,918,688.32	103,772,149.46	-903,251,549.43
Others	-10,227,478.95							-10,227,478.95
Total other comprehensive income	-1,617,313,221.53	365,446,836.34	41,035,186.17	196,924,471.87	-264,600,431.50	312,737,145.14	79,350,464.66	-1,304,576,076.39

272

Item	1 January 2022 Other comprehensive income attributable to shareholders of the Company	Amount during the period: Amount before tax during the period	Less: income tax fee	Less: amount previously included in other comprehensive income but transferred in profit or loss during the period	Less: amount previously included in other comprehensive income but transferred in retained earnings during the period	Attributable to the parent company, net of tax	Attributable to the non-controlling interests, net of tax	31 December 2022 Other comprehensive income attributable to shareholders of the Company
I. Other comprehensive income that cannot be reclassified in profit or loss	-45,227,996.70	-1,472,730,882.51	-320,322,416.09		-300,125,133.92	-761,287,453.54	-90,995,878.96	-806,515,450.24
Including: Changes recalculated in defined benefit scheme	-85,950,035.50	80,356,697.29				80,356,697.29		-5,593,338.21
Changes in fair value of investments in other equity instruments	40,722,038.80	-1,553,087,579.80	-320,322,416.09		-300,125,133.92	-841,644,150.83	-90,995,878.96	-800,922,112.03
II. Other comprehensive income to be reclassified in profit or loss	-612,450,323.89	1,285,602,690.07	-73,692,941.98	345,848,731.37		-198,347,447.40	1,211,794,348.08	-810,797,771.29
Including: Other comprehensive income that can be transferred in profit or loss under equity method	-6,361,998.26	8,335,976.29				8,335,976.29		1,973,978.03
Changes in fair value and credit impairment provisions of other debt investments	348,429,554.74	-174,841,921.59	-43,912,568.43	83,882,748.47		-215,062,799.87	250,698.24	133,366,754.87
Reserve for cash flow hedging	18,567,039.28	277,705,845.67	-29,780,373.55	261,965,982.90		38,692,173.23	6,828,063.09	57,259,212.51
Exchange differences from translation of financial statements denominated in foreign currencies	-962,857,440.70	1,174,402,789.70				-30,312,797.05	1,204,715,586.75	-993,170,237.75
Others	-10,227,478.95							-10,227,478.95
Total other comprehensive income	-657,678,320.59	-187,128,192.44	-394,015,358.07	345,848,731.37	-300,125,133.92	-959,634,900.94	1,120,798,469.12	-1,617,313,221.53

273

274 (XLIII) Surplus reserve Item 1 January 2024 Increase during the period Decrease during the period 30 September 2024 Statutory surplus reserve 10,388,208,598.52 10,388,208,598.52 Total 10,388,208,598.52 10,388,208,598.52 Increase during Decrease during Item 1 January 2023 the period the period 31 December 2023 Statutory surplus reserve 9,656,101,246.57 732,107,351.95 10,388,208,598.52 Total 9,656,101,246.57 732,107,351.95 10,388,208,598.52 Increase during Decrease during Item 1 January 2022 the period the period 31 December 2022 Statutory surplus reserve 8,693,605,698.21 962,495,548.36 9,656,101,246.57 Total 8,693,605,698.21 962,495,548.36 9,656,101,246.57 (XLIV) General risk reserve Item 1 January 2024 Increase during the period Decrease during the period 30 September 2024 General risk reserve 12,512,910,418.18 43,190,214.21 12,556,100,632.39 Transaction risk reserve 10,897,341,985.07 10,897,341,985.07 Total 23,410,252,403.25 43,190,214.21 23,453,442,617.46 Increase during Decrease during Item 1 January 2023 the period the period 31 December 2023 General risk reserve 11,643,338,480.81 869,571,937.37 12,512,910,418.18 Transaction risk reserve 10,138,934,338.40 758,407,646.67 10,897,341,985.07 Total 21,782,272,819.21 1,627,979,584.04 23,410,252,403.25

Item	1 January 2022	Increase during the period	Decrease during the period	31 December 2022
General risk reserve	10,484,586,397.76	1,158,752,083.05		11,643,338,480.81
Transaction risk reserve	9,135,018,002.96	1,003,916,335.44		10,138,934,338.40
Total	19,619,604,400.72	2,162,668,418.49		21,782,272,819.21

(XLV) Retained profits

Item	From January to September 2024	2023	2022
Retained profits at the beginning of the period	**42,335,647,242.12**	46,699,136,993.48	47,504,315,755.70
Add: Net profit attributable to shareholders of the Company during the period	**-659,452,300.81**	1,008,406,316.27	6,545,346,964.83
Add: Others	**-141,009,378.34**	-268,327,131.64	-306,101,760.20
Less: Allocated statutory surplus reserve *(Note 1)*		732,107,351.95	962,495,548.36
Allocated general risk reserve *(Note 1)*	**43,190,214.21**	1,627,979,584.04	2,162,668,418.49
Dividends for ordinary shares payable *(Note 2)*	**1,688,326,319.29**	2,743,482,000.00	3,919,260,000.00
Retained profits at the end of the period	**39,803,669,029.47**	42,335,647,242.12	46,699,136,993.48

Note 1: At the end of each year, the Company allocates 10% of its after-tax net profit to statutory surplus reserves in accordance with the Company Law, allocates 10% to general (risk) reserves in accordance with the Financial Rules for Financial Enterprises, and allocates 10% to transaction risk reserves in accordance with the Securities Law. The general risk reserves also include the general risk reserves allocated by the Company's subsidiaries in accordance with applicable regulations based on their respective industries or regions.

Note 2: ① On 21 June 2022, at the 2021 Annual General Meeting, the Company approved a cash dividend distribution to all shareholders of RMB3.00 (inclusive of tax) per 10 shares for the year 2021, with a total declared amount of RMB3.919 billion (inclusive of tax). This cash dividend was paid on 28 July 2022.

② On 16 June 2023, at the 2022 Annual General Meeting, the Company approved a cash dividend distribution to all shareholders of RMB2.10 (inclusive of tax) per 10 shares for the year 2022, with a total declared amount of RMB2.743 billion (inclusive of tax). This cash dividend was paid on 28 July 2023.

③ On 12 June 2024, at the 2023 Annual General Meeting, the Company considered and approved the 2023 Profit Distribution Plan, declaring a cash dividend of RMB1.00 (inclusive of tax) per 10 shares to all shareholders for the year 2023, with a total declared amount of RMB1.299 billion (inclusive of tax); and also considered and approved the Proposal on Requesting the General Meeting of Shareholders to Authorise the Board of Directors to Decide on the Company's Interim Profit Distribution in 2024. This cash dividend was paid on 8 August 2024.

④ On 29 August 2024, at the 12th meeting of the eighth session of the Board, the Company approved the "2024 Interim Profit Distribution Plan," declaring an interim cash dividend of RMB0.30 (inclusive of tax) per 10 shares to all shareholders, with a total declared amount of RMB390 million (inclusive of tax). This cash dividend was paid on 18 October 2024.

275

(XLVI) Net fee and commission income

1. Net fee and commission income listed by categories

Item	From January to September 2024	2023	2022
Net income from securities broking fee	**2,201,838,327.06**	3,471,578,635.62	4,236,066,937.63
– Securities broking fee income	**2,983,907,340.17**	4,815,921,168.00	5,845,120,142.85
Including: Securities trading agency services	**2,524,117,793.41**	3,831,546,379.81	4,618,548,342.95
Trading unit seat leasing	**340,544,429.23**	738,913,215.01	879,821,807.27
Financial products sales agency	**119,245,117.53**	245,461,573.18	346,749,992.63
– Securities broking fee expenses	**782,069,013.11**	1,344,342,532.38	1,609,053,205.22
Including: Securities trading agency services	**782,069,013.11**	1,344,342,532.38	1,609,053,205.22
Net income from futures broking fee	**232,850,744.59**	358,047,279.72	437,421,298.33
– Futures broking fee income	**1,512,870,131.43**	1,999,226,635.49	1,800,198,076.78
– Futures broking fee expenses	**1,280,019,386.84**	1,641,179,355.77	1,362,776,778.45
Net income from investment banking	**1,347,511,351.91**	3,421,050,911.02	4,178,911,048.22
– Investment banking income	**1,370,139,080.53**	3,482,983,286.64	4,233,763,485.92
Including: securities underwriting	**1,160,322,328.14**	3,115,536,449.15	3,852,620,459.08
Securities sponsorship	**20,500,849.35**	67,862,767.60	100,029,245.28
Financial advisory	**189,315,903.04**	299,584,069.89	281,113,781.56
– Investment banking expenses	**22,627,728.62**	61,932,375.62	54,852,437.70
Including: securities underwriting	**4,635,680.99**	46,417,490.08	31,539,599.86
Financial advisory	**17,992,047.63**	15,514,885.54	23,312,837.84
Net income from asset management	**575,479,136.45**	420,575,373.60	359,452,332.78
– Asset management income	**575,479,136.45**	420,575,373.60	359,452,332.78
Net income from fund management	**840,482,446.45**	1,493,193,730.40	1,893,966,721.25
– Fund management income	**880,711,927.58**	1,583,754,640.48	1,945,689,869.74
– Fund management expenses	**40,229,481.13**	90,560,910.08	51,723,148.49
Net income from investment consulting	**97,113,481.46**	89,618,651.70	351,745,288.36
– Investment consulting income	**97,330,496.89**	89,679,934.83	351,745,288.36
– Investment consulting expenses	**217,015.43**	61,283.13	
Net income from other fees and commissions	**53,280,290.38**	98,900,220.36	127,475,979.92
– Other fees and commissions income	**55,234,105.20**	104,954,003.84	132,705,287.21
– Other fees and commissions expenses	**1,953,814.82**	6,053,783.48	5,229,307.29
Total	**5,348,555,778.30**	9,352,964,802.42	11,585,039,606.49
Including: Total fees and commissions income	**7,475,672,218.25**	12,497,095,042.88	14,668,674,483.64
Total fees and commissions expenses	**2,127,116,439.95**	3,144,130,240.46	3,083,634,877.15

276

2. *Financial consultancy business listed by categories*

Item	From January to September 2024	2023	2022
Net income from financial advisory related to mergers and acquisitions – domestic listed companies	**5,383,018.87**	12,286,792.46	6,401,886.80
Net income from financial advisory related to mergers and acquisitions – others	**11,652,954.65**	163,025,823.39	32,316,645.64
Net income from other financial advisory	**154,287,881.89**	108,756,568.50	219,082,411.28
Total	**171,323,855.41**	284,069,184.35	257,800,943.72

(XLVII) Net interest income

Item	From January to September 2024	2023	2022
Interest income			
Including: Interest income from bank balances and cash clearing settlement funds	**2,770,639,356.11**	3,947,397,206.17	3,658,855,922.89
Interest income from loans granted	**2,637,601,433.60**	4,178,558,861.22	4,644,128,045.07
Interest income from financial assets held under resale agreement	**1,006,813,991.23**	1,776,995,514.46	2,061,243,871.39
Including: Interest income from stock repo transaction	**1,015,149.31**	11,929,665.10	12,319,161.44
Interest income from repurchase of equity pledge	**835,361,154.58**	1,444,847,120.86	1,664,007,696.47
Interest income from debt investments	**210,889,365.50**	277,806,543.91	119,188,280.41
Interest income from other debt investments	**1,155,540,634.68**	1,662,715,186.45	1,415,566,157.86
Interest income from long-term receivables	**3,761,939,916.74**	5,541,080,433.00	4,408,262,370.64
Interest income from loans and receivables	**472,802,829.32**	828,015,713.56	1,179,066,751.10
Interest income arising from other financial assets under effective interest method	**50,856,310.65**	107,237,052.78	28,465,462.01
Sub-total	**12,067,083,837.83**	18,319,806,511.55	17,514,776,861.37
Finance lease income	**1,088,188,685.84**	1,722,242,632.81	2,302,791,945.43
Total income	**13,155,272,523.67**	20,042,049,144.36	19,817,568,806.80

277

Item	From January to September 2024	2023	2022
Interest expenses			
Including: Interest expenses on borrowings	**2,334,196,619.36**	3,965,048,029.78	2,950,842,516.86
Interest expenses on short-term financing bills payable	**322,086,483.77**	384,237,184.93	485,965,187.07
Interest expenses on placements from banks and other financial institutions	**311,485,547.82**	343,070,196.42	366,791,239.88
Including: Interest expenses on refinancing	**200,702,466.71**	173,317,416.68	204,241,666.43
Interest expenses on financial assets sold under repurchase agreements	**1,921,098,821.49**	2,753,005,267.03	1,951,564,825.83
Including: Interest expenses on quotation repurchase	**131,286,288.67**	110,973,993.24	14,936,931.71
Accounts payable to brokerage clients	**341,384,532.74**	662,843,017.19	733,336,271.03
Interest expenses on bonds payable	**4,534,092,030.11**	6,611,622,466.37	6,198,705,407.53
Including: Interest expenses on subordinated notes	**231,999,197.83**	309,266,720.83	295,777,194.53
Interest expenses on lease liabilities	**30,589,575.19**	44,517,197.12	40,479,295.34
Interest expenses arising from other financial liabilities under effective interest method	**648,869,494.74**	1,189,158,393.48	880,025,358.67
Total expenses	**10,443,803,105.22**	15,953,501,752.32	13,607,710,102.21
Net interest income	**2,711,469,418.45**	4,088,547,392.04	6,209,858,704.59

(XLVIII) Investment income

Item	From January to September 2024	2023	2022
Long-term equity investment income under equity method	**117,156,080.64**	543,537,987.99	786,580,621.49
Income from disposal of long-term equity investment		359,468.82	10,292.93
Financial instrument investment income	**3,289,503,231.10**	5,932,680,413.49	2,022,045,744.37
(1) Income gained during the holding period	**4,340,733,250.46**	6,041,725,185.01	5,582,541,721.06
Financial instruments held for trading	**3,925,680,073.87**	5,833,213,904.21	5,426,517,440.08
Other equity instrument investments	**415,053,176.59**	208,511,280.80	156,024,280.98
(2) Income from disposal of financial instruments	**-1,051,230,019.36**	-109,044,771.52	-3,560,495,976.69
Financial instruments held for trading	**-1,105,226,710.97**	-36,561,060.21	-3,027,204,930.31
Other debt investments	**549,400,819.60**	174,818,898.21	193,642,500.87
Derivative instruments	**-527,136,338.71**	-250,799,101.60	-743,717,583.38
Others	**31,732,210.72**	3,496,492.08	16,784,036.13
Total	**3,406,659,311.74**	6,476,577,870.30	2,808,636,658.79

278

(XLIX) Other income 279 Item From January to September 2024 2023 2022 Government grants 362,021,857.20 867,555,650.80 767,823,304.46 Others 57,811,079.90 96,211,571.32 45,278,753.92 Total 419,832,937.10 963,767,222.12 813,102,058.38 Note: The government grants received by the Group for the years 2022, 2023, and the period from January to September 2024 are mainly financial supporting funds. (L) Gains from changes in fair value Item From January to September 2024 2023 2022 Financial assets held for trading -2,259,238,849.99 -4,997,108,848.14 -4,082,836,573.67 Derivative instruments 167,273,021.26 603,328,283.60 -28,200,391.15 Financial liabilities held for trading 577,863,598.92 -1,058,025,525.82 1,054,541,698.83 Including: Financial liabilities designated as at FVTPL 854,539,062.80 -1,083,072,796.18 1,057,389,498.83 Total -1,514,102,229.81 -5,451,806,090.36 -3,056,495,265.99 (LIX) Other operating income Item From January to September 2024 2023 2022 Income from bulk commodity sales 1,963,570,841.54 6,276,776,830.44 5,742,280,481.85 Service fee income 188,252,249.95 541,736,483.26 1,142,427,275.53 Lease income 539,617,308.92 635,663,545.69 553,475,743.71 Others 168,318,806.10 384,368,653.54 583,398,636.17 Total 2,859,759,206.51 7,838,545,512.93 8,021,582,137.26

(LII) Taxes and surcharges

Item	From January to September 2024	2023	2022
Urban maintenance and construction tax	**42,727,703.62**	63,734,026.22	91,299,390.98
Education surcharges and local education surcharges	**30,040,759.89**	46,537,436.70	66,251,920.64
Property tax	**67,450,825.23**	82,156,164.39	39,861,746.51
Stamp tax	**5,179,759.73**	12,677,738.34	12,449,485.53
Others	**25,402,728.22**	31,933,914.29	31,182,855.34
Total	**170,801,776.69**	237,039,279.94	241,045,399.00

(LIII) Business and administrative expenses

Item	From January to September 2024	2023	2022
Employee costs	**4,648,811,685.53**	6,340,923,098.28	5,785,268,765.38
Depreciation of fixed assets	**477,578,077.03**	610,581,372.09	536,338,222.00
Operating costs of electronic equipment	**410,121,999.38**	727,940,403.41	522,969,819.50
Depreciation of right-of-use assets	**295,813,466.04**	409,528,359.39	423,663,453.26
Amortisation of intangible assets	**187,862,211.52**	250,491,698.21	210,663,689.55
Travel expenses	**182,627,377.38**	291,059,024.73	158,381,664.48
Consulting fees	**176,508,988.30**	302,723,666.76	359,202,097.27
Fees for hiring intermediary agencies	**168,026,445.97**	251,619,700.56	290,837,009.49
Exchange facility usage fees	**158,286,291.29**	239,822,816.58	268,774,340.68
Postal and telecommunications fees	**154,368,538.73**	219,398,548.74	232,619,687.30
Others	**908,633,980.04**	1,453,079,954.09	1,156,540,036.70
Total	**7,768,639,061.21**	11,097,168,642.84	9,945,258,785.61

280

(LIV) Credit impairment losses From January to 281 Item September 2024 2023 2022 Monetary funds 2,707,005.74 3,136,693.32 459,233.98 Loans granted 234,137,317.07 1,257,923,475.76 439,044,358.47 Accounts receivable 251,247,093.93 74,115,203.05 139,882,816.66 Financial assets held under resale agreement 3,184,769.25 133,708,186.03 -953,835,755.03 Debt investments -4,607,482.96 15,390,887.00 -1,914,817.44 Other debt instruments 68,670,647.53 -72,156,169.76 -63,907,978.14 Finance lease receivables 336,066,265.43 389,658,437.54 1,195,232,639.56 Long-term receivables 520,102,266.23 943,299,772.82 503,012,361.26 Loans and advances granted -3,992,821.86 -33,917,324.33 6,599,695.26 Other loans and receivables 247,483,132.51 368,112,929.25 342,905,600.49 Other receivables 34,492,250.01 34,377,692.23 61,717,859.04 Other financial assets 19,841,198.61 75,058,646.73 -3,547,070.32 Total 1,709,331,641.49 3,188,708,429.64 1,665,648,943.79 (LV) Impairment losses on other assets Item From January to September 2024 2023 2022 Good will 279,610,299.96 Other assets 5,500,139.41 22,754,336.52 65,120,931.86 Properties held for investment 30,508,833.17 5,152,882.38 Total 36,008,972.58 307,517,518.86 65,120,931.86 (LVI) Other business expenses Item From January to September 2024 2023 2022 Cost of bulk commodity sales 2,015,360,725.73 6,253,786,305.89 5,728,276,786.55 Rental cost 273,744,123.76 351,835,086.90 256,967,603.08 Others 38,719,335.53 66,142,278.13 134,348,723.02 Total 2,327,824,185.02 6,671,763,670.92 6,119,593,112.65

(LVII) Non-operating income

Item	Amount			Amount included in non-recurring gains and losses during the period		
	From January to September 2024	2023	2022	From January to September 2024	2023	2022
Gains from disposal of non-current assets	**1,116,082.11**	1,373,434.99	586,061.66	**1,116,082.11**	1,373,434.99	586,061.66
Others	**65,471,254.46**	256,906,491.28	126,683,201.35	**65,471,254.46**	256,906,491.28	126,683,201.35
Total	**66,587,336.57**	258,279,926.27	127,269,263.01	**66,587,336.57**	258,279,926.27	127,269,263.01

(LVIII) Non-operating expenses

Item	Amount			Amount included in non-recurring gains and losses during the period		
	From January to September 2024	2023	2022	From January to September 2024	2023	2022
Losses on disposal of non-current assets	**2,799,899.95**	12,204,894.21	3,164,911.59	**2,799,899.95**	12,204,894.21	3,164,911.59
Expenditures on donation	**22,916,311.47**	16,166,748.44	27,154,178.49	**22,916,311.47**	16,166,748.44	27,154,178.49
Others	**18,522,592.21**	114,585,131.39	9,434,866.78	**18,522,592.21**	114,585,131.39	9,434,866.78
Total	**44,238,803.63**	142,956,774.04	39,753,956.86	**44,238,803.63**	142,956,774.04	39,753,956.86

(LIX) Income tax expenses

1. Income tax expenses list

Item	From January to September 2024	2023	2022
Current income tax fee	**635,373,972.38**	1,475,174,298.01	2,346,263,439.69
Deferred tax fee	**485,105,784.60**	401,744,072.04	456,622,183.89
Total	**1,120,479,756.98**	1,876,918,370.05	2,802,885,623.58

282

283 2. Adjustment on accounting profit and income tax expenses Item From January to September 2024 2023 2022 Total profit 908,809,690.26 1,565,875,246.41 7,999,035,634.72 Income tax fee at the statutory tax rate 227,202,422.56 391,468,811.60 1,999,758,908.68 Effect of different tax rates of subsidiaries 513,766,776.20 862,488,051.86 574,824,731.36 (Under)/Over provision in prior years 280,762.99 -28,728,424.63 62,411,886.17 Profit or loss attributable to joint ventures and associates -85,410,774.16 -122,652,533.40 -191,637,503.56 Income not taxable for tax purpose -1,232,019,591.97 -1,025,893,479.32 -1,142,877,299.01 Costs, expenses and losses not deductible for tax purpose 703,371,809.85 487,472,786.61 975,168,846.06 Utilisation of deductible temporary differences and tax losses previously not recognised -36,098,001.02 -15,473,128.60 -209,472,560.00 Effect of deductible temporary differences and losses not recognised during the current period 1,029,386,352.53 1,328,236,285.93 734,708,613.88 Income tax fee 1,120,479,756.98 1,876,918,370.05 2,802,885,623.58 (LX) Earnings per share Item From January to September 2024 2023 2022 Consolidated net profit attributable to ordinary shareholders of the Company -659,452,300.81 1,008,406,316.27 6,545,346,964.83 Weighted average number of ordinary shares outstanding 12,997,904,044 13,055,322,163 13,064,200,000 Basic earnings per share -0.05 0.08 0.50 Including: – Basic earnings per share based on continuing operations -0.05 0.08 0.50 – Basic earnings per share based on discontinued operations Diluted earnings per share -0.05 0.08 0.50

284 (LXI) Cash flow statement items 1. Other cash received related to operating activities Item From January to September 2024 2023 2022 Net proceeds from finance lease 15,332,574,161.80 10,965,594,612.93 Other operating income 2,859,759,206.51 7,838,545,512.93 8,021,582,137.26 Non-operating income and other income 472,669,697.85 1,220,673,713.40 939,785,259.73 Net increase in deposits from other banks and financial Institution 1,593,405,629.81 1,091,440,137.31 Net decrease in other loans and receivables 226,165,931.04 1,042,612,924.65 7,090,107,609.18 Others 2,072,790,508.80 2,788,474,531.76 1,688,522,259.76 Total 22,557,365,135.81 24,947,341,432.98 17,739,997,265.93 2. Other cash paid related to operating activities From January to Item September 2024 2023 2022 Other operating costs 2,100,616,650.08 6,386,148,755.05 5,862,625,509.57 Daily operating costs, etc. 2,071,312,864.87 3,360,949,400.72 3,054,837,196.97 Net decrease in deposits with the central bank 2,125,561,315.08 90,483,498.75 Net decrease in refundable deposits 1,047,856,944.46 779,247,095.27 5,209,405,799.23 Net increase in settlements receivable from clients 2,887,871,131.25 733,367,826.70 2,354,387,766.04 Net increase in loans and advances to clients 1,170,067,682.82 Net accounts paid for finance lease 10,368,587,852.94 Net decrease in funds payable to securities issuers 1,587,899,997.46 Others 1,406,736,285.28 2,458,931,285.66 4,083,514,491.63 Total 9,514,393,875.94 15,844,205,678.48 33,781,809,795.41

285 3. Other cash paid to financing activities From January to Item September 2024 2023 2022 Repayment of lease liabilities 331,057,847.14 435,684,051.59 415,179,656.23 Payment for repurchase of shares 303,072,674.49 414,335,029.18 Underwriting fee paid for issuance of bonds, etc. 108,934,534.17 166,442,064.95 144,235,000.00 Payments on capital returned to non-controlling shareholders 2,932,662,566.06 46,658,892.75 1,073,543,544.44 Shares purchased by subsidiaries for share award scheme 15,231,009.90 Total 3,675,727,621.86 1,063,120,038.47 1,648,189,210.57 (LXII) Supplementary information to cash flow statement 1. Supplementary information to cash flow statement Supplementary information From January to September 2024 2023 2022 1. Adjusting net profit to cash flows from operating activities Net profit -211,670,066.72 -311,043,123.64 5,196,150,011.14 Add: Losses on credit impairment 1,709,331,641.49 3,188,708,429.64 1,665,648,943.79 Losses on other assets impairment 36,008,972.58 307,517,518.86 65,120,931.86 Depreciation of fixed assets and properties held for investment 704,785,611.97 896,196,287.96 793,305,825.08 Depreciation for right-of-use assets 295,813,466.04 409,528,359.39 423,663,453.26 Amortisation of intangible assets 187,862,211.52 250,491,698.21 210,663,689.55 Amortisation of long-term fee to be amortised 84,134,416.94 119,396,563.49 111,870,971.40 Losses on disposal of fixed assets, intangible assets and other long-term assets (gains expressed as “-”) 1,120,928.53 -17,280,162.95 10,714,975.99 Losses on changes in fair value (gains expressed as “-”) 1,514,102,229.81 5,451,806,090.36 3,056,495,265.99 Interest expenses (gains expressed as “-”) 5,786,680,910.52 9,064,903,147.84 8,141,237,968.53 Foreign exchange gains (losses expressed as “-”) 333,670,517.29 343,958,695.24 425,400,271.98 Investment losses (gains expressed as “-”) -1,145,692,964.36 -1,275,157,437.43 -2,563,487,133.61 Decrease in deferred tax assets (increase expressed as “-”) 703,422,481.81 455,249,303.23 867,814,131.31

286 Supplementary information From January to September 2024 2023 2022 Increase in deferred tax liabilities (decrease expressed as “-”) -111,501,517.64 -74,411,152.00 -411,191,947.38 Decrease in financial assets held for trading, etc. (increase expressed as “-”) 28,364,040,018.87 -20,457,710,231.09 14,794,706,735.64 Decrease in operating items receivable (increase expressed as “-”) 23,848,283,651.61 -3,731,861,320.02 -6,365,238,397.91 Increase in operating items payable (decrease expressed as “-”) -15,414,257,362.15 8,432,745,465.67 -17,603,772,830.56 Net cash flows from operating activities 46,686,135,148.11 3,053,038,132.76 8,819,102,866.06 2. Major investment and financing activities not involving cash receipts and payments Debts transferring to assets Convertible corporate bonds maturing within one year Fixed assets leased with finance 3. Net changes in cash and cash equivalents Cash balance at the end of the period 176,695,453,647.64 154,862,040,644.88 176,699,519,071.53 Less: Cash balance at the beginning of the period 154,862,040,644.88 176,699,519,071.53 175,257,907,676.68 Net (decrease) increase in cash and cash equivalents 21,833,413,002.76 -21,837,478,426.65 1,441,611,394.85 2. Components of cash and cash equivalents Item 30 September 2024 31 December 2023 31 December 2022 I. Cash 176,695,453,647.64 154,862,040,644.88 176,699,519,071.53 Including: Cash on hand 41,236.53 59,782.58 335,542.05 Bank deposits available for payment at any time 155,986,027,478.90 135,001,728,964.49 152,034,147,266.37 Other monetary funds available for payment at any time 38,222,429.04 39,244,228.33 53,099,634.28 Deposits with the central bank 4,179,436,818.16 4,236,629,949.51 3,231,241,208.10 Clearing settlement funds available for payment at any time 16,491,725,685.01 15,584,377,719.97 21,380,695,420.73 II. Cash equivalents III. Total cash and cash equivalents 176,695,453,647.64 154,862,040,644.88 176,699,519,071.53

287 (LXIII) Transfer of financial assets 1. Asset-backed securities The Group has issued asset-backed securities backed by accounts receivable from finance leases and long-term receivables. Since the Group holds all subordinated assets and provides a commitment for differential payments on these asset-backed securities, the underlying assets of such asset-backed securities do not meet the criteria for derecognition of financial assets. The Group has not derecognised the transferred accounts receivable from finance leases and long-term receivables and recognises the consideration received as financial liabilities. As at 31 December 2022, 31 December 2023, and 30 September 2024, the carrying amounts of the transferred accounts receivable from finance leases and long-term receivables that have not been derecognised by the Group were RMB10.149 billion, RMB13.642 billion, and RMB10.071 billion, respectively. 2. Asset-backed notes The Group has issued asset-backed notes backed by accounts receivable from finance leases and long-term receivables. Since the Group holds all subordinated assets and provides a commitment for differential payments on these asset-backed notes, the underlying assets of such asset-backed notes do not meet the criteria for derecognition of financial assets. The Group has not derecognised the transferred accounts receivable from finance leases and long-term receivables and recognises the consideration received as financial liabilities. As at 31 December 2022 and 31 December 2023, the carrying amounts of the transferred accounts receivable from finance leases and long-term receivables that have not been derecognised by the Group were RMB1.887 billion and RMB1.862 billion respectively. As at 30 September 2024, the Group has no transferred accounts receivable from finance leases and long-term receivables that have not been derecognised. 3. Securities lending The Group has entered into agreements with clients to lend stocks and funds to them, secured by the clients’ securities or deposits. Since the Group retains all risks associated with the relevant securities, these securities have not been derecognised in the balance sheet. As at 31 December 2022, 31 December 2023, and 30 September 2024, the carrying amounts of the aforementioned transferred assets were RMB2.821 billion, RMB2.197 billion, and RMB0.994 billion, respectively.

288 VI. CHANGES IN SCOPE OF CONSOLIDATION (I) Business combination not under common control During the years 2022, 2023 and the period from January to September 2024, the Group did not acquire any subsidiaries through business combinations not under common control. (II) Business combination under common control During the years 2022, 2023 and the period from January to September 2024, the Group did not acquire any subsidiaries through business combinations under common control.

VII. INTERESTS IN OTHER ENTITIES

(I) Interests in subsidiaries

1. Significant subsidiaries of the Group

The Group considers factors such as whether the subsidiary is a listed company, the proportion of the subsidiary's net assets relative to the Group's consolidated net assets, and the proportion of the subsidiary's net profit relative to the Group's consolidated net profit, in determining which subsidiaries are considered significant. The significant subsidiaries are listed below:

Subsidiary name	Registered capital	Registered and operating address	Nature of business	30 September 2024 Shareholding percentage (%)		31 December 2023 Shareholding percentage (%)		31 December 2022 Shareholding percentage (%)		Acquisition method
				Direct	Indirect	Direct	Indirect	Direct	Indirect	
HFT Investment Management Co., Ltd.	RMB 300 million	Shanghai	Fund management	51.00		51.00		51.00		Establishment or investment
Shanghai HFT Fortune Asset Management Co., Ltd.	RMB 200 million	Shanghai	Asset management		51.00		51.00		51.00	Establishment or investment
Haitong Capital Investment Co., Ltd.	RMB 5.5 billion	Shanghai	Private equity investment management	100.00		100.00		100.00		Establishment or investment
Haitong-Fortis Private Equity Fund Management Co., Ltd.	RMB 100 million	Shanghai	Fund management		67.00		67.00		67.00	Establishment or investment
Haitong Jihe Private Equity Investment Fund Management Co., Ltd.	RMB 50 million	Shanghai	Equity investment management		51.00		51.00		51.00	Establishment or investment
Haitong Innovation Capital Management Co., Ltd.	RMB 50 million	Shanghai	Equity investment management		51.00		51.00		51.00	Establishment or investment
Haitong Leading Capital Management Co., Ltd.	RMB 120 million	Shanghai	Equity investment management		53.25		53.25		53.25	Establishment or investment
Haitong New Energy Private Equity Investment Management Co., Ltd.	RMB 50 million	Shanghai	Equity investment management		51.00		51.00		51.00	Establishment or investment
Haitong M&A (Shanghai) PE Fund Management Co., Ltd.	RMB 100 million	Shanghai	Equity investment management		51.00		51.00		51.00	Establishment or investment
Shanghai Haitong XuYu Equity Investment Co., Ltd.	RMB 350 million	Shanghai	Equity investment		100.00		100.00		100.00	Establishment or investment
Shanghai Haitong Chuangshi Investment Management Co., Ltd.	RMB 1 million	Shanghai	Equity investment management		53.25		53.25		53.25	Establishment or investment
Haitong Innovation Securities Investment Co., Ltd.	RMB 11.5 billion	Shanghai	Financial product investment, equity investment, securities investment	100.00		100.00		100.00		Establishment or investment

289

Subsidiary name	Registered capital	Registered and operating address	Nature of business	**30 September 2024 Shareholding percentage (%)** Direct	Indirect	31 December 2023 Shareholding percentage (%) Direct	Indirect	31 December 2022 Shareholding percentage (%) Direct	Indirect	Acquisition method
Shanghai Haitong Securities Asset Management Company Limited	RMB 2.2 billion	Shanghai	Securities asset management	**100.00**		100.00		100.00		Establishment or investment
Shanghai Weitai Properties Management Co., Ltd.	RMB 10 million	Shanghai	Property management, real estate development and operation, catering enterprise management	**100.00**		100.00		100.00		Acquisition
Haitong International Holdings Limited	HKD 11.17973 billion	Hong Kong	Investment holding	**100.00**		100.00		100.00		Establishment or investment
Haitong Investment Ireland PLC	EUR 0.825 million	Ireland	Non-bank financial company		**100.00**		100.00		100.00	Business combination not under common control
Haitong Futures Co., Ltd.	RMB 1.3015 billion	Shanghai	Futures brokerage	**83.22**		83.22		83.22		Business combination not under common control
Shanghai Haitong Resource Management Co., Ltd.	RMB 1 billion	Shanghai	Resource management		**83.22**		83.22		83.22	Business combination not under common control
Haitong International Securities Group Limited *(Note 1)*	HKD 843.82 million	Bermuda/Hong Kong	Investment holding		**100.00**		73.40		67.92	Business combination not under common control
Haitong International Investment Managers Limited	HKD 47 million	Hong Kong	Asset management		**100.00**		73.40		67.92	Business combination not under common control
Haitong International Asset Management Limited	HKD 13 million	Hong Kong	Asset management		**100.00**		73.40		67.92	Business combination not under common control
Haitong International Asset Management (HK) Limited	HKD 20 million	Hong Kong	Asset management		**100.00**		73.40		67.92	Business combination not under common control
Haitong International Securities Company Limited	HKD 11.5 billion	Hong Kong	Brokerage business		**100.00**		73.40		67.92	Business combination not under common control
Haitong International Securities Nominees Limited	HKD 2	Hong Kong	Brokerage business		**100.00**		73.40		67.92	Business combination not under common control
Haitong International Futures Limited	HKD 400 million	Hong Kong	Brokerage business		**100.00**		73.40		67.92	Business combination not under common control
Haitong International Financial Products Limited	HKD 50 million	Hong Kong	FICC & derivatives		**100.00**		73.40		67.92	Business combination not under common control
HTI Financial Solutions Limited	HKD 1 million	Hong Kong	FICC & derivatives		**100.00**		73.40		67.92	Business combination not under common control
Haitong International Capital (HK) Limited	HKD 10 million	Hong Kong	Corporate financing		**100.00**		73.40		67.92	Business combination not under common control

290

291

Subsidiary name	Registered capital	Registered and operating address	Nature of business	30 September 2024 Shareholding percentage (%) Direct	30 September 2024 Shareholding percentage (%) Indirect	31 December 2023 Shareholding percentage (%) Direct	31 December 2023 Shareholding percentage (%) Indirect	31 December 2022 Shareholding percentage (%) Direct	31 December 2022 Shareholding percentage (%) Indirect	Acquisition method
Haitong International Capital Limited	HKD 20 million	Hong Kong	Corporate financing		**100.00**		73.40		67.92	Business combination not under common control
Haitong International Research Limited	HKD 1 million	Hong Kong	Research services		**100.00**		73.40		67.92	Business combination not under common control
Haitong International (Japan) K.K.	JPY 10 million	Japan	Research services		**100.00**		73.40		67.92	Business combination not under common control
Haitong International (UK) Limited	GBP 8,334,563	United Kingdom	Research services		**100.00**		73.40		67.92	Business combination not under common control
Haitong International Securities (USA) Inc.	USD 12,654,319	United States	Research services		**100.00**		73.40		67.92	Business combination not under common control
Haitong International Securities Group (Singapore) Pte Ltd.	SGD 730,550,721	Singapore	Investment holding		**100.00**		73.40		67.92	Business combination not under common control
Haitong Securities India Private Limited	INR 260,732,520	India	Securities business		**100.00**		73.40		67.92	Business combination not under common control
Haitong International Securities (Australia) Pty Ltd	AUD 1,380,435	Australia	Brokerage business		**100.00**		73.40		67.92	Business combination not under common control
Yantian Information Technology (Shenzhen) Co., Ltd.	HKD 10 million	China	Software development services		**100.00**		73.40		67.92	Business combination not under common control
Haitong UT Capital Group Co., Limited *(Note 2)*	HKD 4.14616 billion	Hong Kong	Investment holding	**100.00**		100.00			100.00	Business combination not under common control
Haitong Unitrust International Financial Leasing Co., Ltd. *(Note 3)*	RMB 8.2353 billion	Shanghai	Leasing		**85.00**		85.00		85.00	Business combination not under common control
Haitong Hengxin International Financial Leasing (Tianjin) Co., Ltd.	RMB 210 million	Tianjin	Leasing		**85.00**		85.00		85.00	Business combination not under common control
Shanghai UniCircle Investment & Development Corporation	RMB 100 million	Shanghai	Property management, logistics management, catering management		**85.00**		85.00		85.00	Business combination not under common control
Haitong Hengyun Financial Leasing (Shanghai) Co., Ltd.	RMB 1.36 billion	Shanghai	Leasing		**85.00**		85.00		85.00	Business combination not under common control
Haitong UT Leasing HK Limited	USD 284.38 million	Hong Kong	Leasing		**85.00**		85.00		85.00	Business combination not under common control

Subsidiary name	Registered capital	Registered and operating address	Nature of business	30 September 2024 Shareholding percentage (%) Direct	30 September 2024 Shareholding percentage (%) Indirect	31 December 2023 Shareholding percentage (%) Direct	31 December 2023 Shareholding percentage (%) Indirect	31 December 2022 Shareholding percentage (%) Direct	31 December 2022 Shareholding percentage (%) Indirect	Acquisition method
Haitong Hengxin Small and Micro Finance Leasing (Shanghai) Co., Ltd.	RMB 1.5 billion	Shanghai	Leasing		**85.00**		85.00		85.00	Business combination not under common control
Haitong Bank, SA.	EUR 871.27 million	Portugal	Bank		**100.00**		100.00		100.00	Business combination not under common control
Haitong Global Asset Management, SGOIC, SA.	EUR 25 million	Portugal	Asset management		**100.00**		100.00		100.00	Business combination not under common control
Haitong Banco de Investimento do Brasil S.A.	BRL 420 million	Brazil	Investment banking		**80.00**		80.00		80.00	Business combination not under common control
Haitong Negócios, SA	BRL 111.38 million	Brazil	Investment holding		**80.00**		80.00		80.00	Business combination not under common control
Haitong Securities do Brasil Corretora de Câmbioe Valores Mobiliários S.A.	BRL 100 million	Brazil	Securities brokerage		**80.00**		80.00		80.00	Business combination not under common control
Haitong do Brasil Distribuidora de Títulose Valores Mobiliários S.A.	BRL 51.9 million	Brazil	Asset management		**80.00**		80.00		80.00	Business combination not under common control

Note 1: The change in the Company's shareholding in Haitong International Securities Group Limited is detailed in Note VII. (II).

Note 2: The Proposal on Adjusting the Shareholding Structure of Haitong UT Capital Group Co., Limited was approved at the 21st meeting of the seventh session of the Board of the Company. As a result, Haitong UT Capital Group Co., Limited was reclassified from a wholly-owned secondary subsidiary to a wholly-owned primary subsidiary. On 17 August 2023, the share transfer was formally effective upon approval by the Hong Kong Inland Revenue Department. On the same day, Haitong UT Capital Group Co., Limited completed the change in its shareholder register, and Haitong UT Capital Group Co., Limited became directly wholly-owned by the Company.

Note 3: Haitong Unitrust International Financial Leasing Co., Ltd. is a listed company on the Hong Kong Stock Exchange, with stock code (01905.HK).

292

293 2. Significant non-wholly-owned subsidiaries The Group considers factors such as whether the subsidiary is a listed company, the proportion of minority interest in the Group’s consolidated equity interest, and the proportion of minority interest in the Group’s consolidated net profit, in determining which subsidiaries are considered significant non-wholly-owned subsidiaries. The significant non-wholly-owned subsidiaries are listed below: 30 September 2024 Unit: RMB100 million Subsidiary name Shareholding percentage (%) Minority shareholding (%) Profit/loss attributable to minority shareholders for the period Dividends declared to minority shareholders for the period Balance of non-controlling interests at the end of the period Haitong Unitrust International Financial Leasing Co., Ltd. 85.00 15.00 2.69 0.52 56.69 31 December 2023 Unit: RMB100 million Subsidiary name Shareholding percentage (%) Minority shareholding (%) Profit/loss attributable to minority shareholders for the period Dividends declared to minority shareholders for the period Balance of non-controlling interests at the end of the period Haitong Unitrust International Financial Leasing Co., Ltd. 85.00 15.00 3.59 1.31 59.95 Haitong International Securities Group Limited 73.40 26.60 -19.48 34.70

31 December 2022

Unit: RMB100 million

Subsidiary name	Shareholding percentage (%)	Minority shareholding (%)	Profit/loss attributable to minority shareholders for the period	Dividends declared to minority shareholders for the period	Balance of non-controlling interests at the end of the period
Haitong Unitrust International Financial Leasing Co., Ltd.	85.00	15.00	2.16	0.85	24.65
Haitong International Securities Group Limited	67.92	32.08	-18.59		58.63

3. *Key financial information of significant non-wholly-owned subsidiaries*

Unit: RMB million

	Haitong Unitrust International Financial Leasing Co., Ltd.			Haitong International Securities Group Limited	
Item	**30 September 2024**	31 December 2023	31 December 2022	31 December 2023	31 December 2022
Current assets	**54,293.81**	59,694.21	57,624.83	53,293.46	64,366.74
Non-current assets	**56,343.87**	63,656.92	66,888.91	13,798.09	15,221.12
Total assets	**110,637.68**	123,351.13	124,513.74	67,091.55	79,587.86
Current liabilities	**47,230.07**	53,865.00	57,560.79	48,442.50	51,210.83
Non-current liabilities	**42,838.44**	49,240.81	48,126.29	5,556.75	9,896.34
Total liabilities	**90,068.51**	103,105.81	105,687.08	53,999.25	61,107.17

294

295 Unit: RMB million Haitong Unitrust International Financial Leasing Co., Ltd. January-September Haitong International Securities Group Limited Item 2024 2023 2022 2023 2022 Operating income 3,649.71 5,289.25 5,334.81 -4,216.33 -1,031.75 Net profit 1,256.24 1,607.48 1,532.89 -7,291.47 -5,637.72 Total comprehensive income 1,211.24 1,656.09 1,662.63 -7,384.78 -5,913.82 Cash flow from operating activities 14,464.69 8,159.02 -8,779.93 3,888.32 -3,468.23 (II) Transactions in which the equity interest in a subsidiary changes but control is retained Impact of the transaction on non-controlling interests and equity attributable to shareholders of the Company On 26 September 2023, the Board of Directors of the Company approved the Proposal on Privatisation of Haitong International Securities Group Limited by Haitong International Holdings Limited. On 11 January 2024, Haitong International Securities Group Limited was officially delisted. Unit: RMB million January-September 2024 Haitong International Securities Group Limited Purchase cost – Cash 2,932.66 Total purchase cost 2,932.66 Less: Share of subsidiary’s net assets at the acquired equity ratio 3,048.32 Difference -115.66 Including: Adjustment to capital reserve 115.66

(III) Interests in associates

1. Significant associates

The Group considers factors such as whether the associate is a listed company, the proportion of the associate's book value relative to the Group's total consolidated assets, and the proportion of share of profit or loss from long-term equity investments under the equity method relative to the Group's consolidated net profit, in determining which associates are considered significant. The significant associates are listed below:

Associate name	Principal operating location	Registered location	Nature of business	**30 September 2024 Shareholding percentage (%)**		31 December 2023 Shareholding percentage (%)		31 December 2022 Shareholding percentage (%)		**Accounting method for investment in associate**
				Direct	**Indirect**	Direct	Indirect	Direct	Indirect	
Fullgoal Fund Management Co., Ltd.	Shanghai	Shanghai	Fund management	**27.775**		27.775		27.775		Equity method

2. Key financial information of significant associates

Unit: RMB million

Fullgoal Fund Management Co., Ltd.	**30 September 2024/January-September 2024**	31 December 2023/2023	31 December 2022/2022
Total assets	**15,017.75**	13,770.42	13,070.53
Total liabilities	**6,219.39**	5,246.42	5,325.34
Total equity attributable to shareholders of the Company	**8,798.36**	8,524.00	7,745.19
Operating income	**4,675.98**	6,715.33	7,358.87
Net profit	**1,368.17**	1,813.90	2,066.14
Other comprehensive income	**-1.81**	4.90	30.01
Total comprehensive income	**1,366.36**	1,818.80	2,096.15
Dividends received from joint ventures in the period	**303.30**	288.86	388.85

296

3. *Summary financial information of non-significant associates*

Unit: RMB million

	30 September 2024/January-September 2024	31 December 2023/2023	31 December 2022/2022
Total investment book value	**5,682.14**	5,748.06	4,862.46
Total of the following items calculated in proportion to shareholding			
– Net profit	**-262.85**	39.73	212.71
– Other comprehensive income			
– Total comprehensive income	**-262.85**	39.73	212.71

(IV) Interests in structured entities

1. *Interests in structured entities included within the scope of consolidated financial statements*

The Group has consolidated certain structured entities, primarily consisting of asset management plans. As shown in Note III. (XXXIII) 7, for the structured entities held by the Group, the Group assesses whether its exposure to variable returns, including its shareholdings alongside manager fees, credit enhancements, and other benefits, is sufficiently significant to indicate that the Group is the primary obligor. If the Group is determined to be the primary obligor, these structured entities are included within the scope of consolidation.

The impact of the above-mentioned structured entities, consolidated within the Group's financial statements, on the Group's financial position as at 31 December 2022, 31 December 2023, and 30 September 2024, as well as on its operating results and cash flows for the years 2022, 2023 and the period from January to September 2024, is not material. Therefore, the Group has not provided separate disclosure of the financial information of these consolidated structured entities.

As at 31 December 2022, 31 December 2023, and 30 September 2024, the total assets of the structured entities consolidated in the Group's balance sheet amounted to RMB36.713 billion, RMB57.960 billion, and RMB49.538 billion, respectively, with the fair value of the Group's direct interests in the consolidated structured entities being RMB31.423 billion, RMB50.451 billion, and RMB44.454 billion, respectively. The Group's direct equity interests include the risk-tier products subscribed by the Group in stratified products, for which the Group, as the holder of the risk-tier products, provides credit enhancement for the senior-tier products. As at 31 December 2022, the Group held risk-tier products in the amount of RMB0.01 billion; as at 31 December 2023 and 30 September 2024, the Group did not hold any of the aforementioned risk-tier products.

297

298 2. Interests in structured entities not included within the scope of consolidated financial statements For the structured entities held by the Group, apart from those already consolidated, the Group has determined that its exposure to variable returns is not significant. Consequently, these structured entities have not been consolidated. As at 31 December 2022, 31 December 2023, and 30 September 2024, the carrying value of the unconsolidated structured entities for which the Group acts as the investment manager and holds interests (excluding those classified as associates) amounted to RMB15.464 billion, RMB5.444 billion, and RMB8.230 billion, respectively. The Group’s risk exposure is comparable to this carrying value. For the years 2022, 2023, and the period from January to September 2024, the Group, as the investment manager, earned management fee income from the unconsolidated structured entities of RMB1.959 billion, RMB1.599 billion, and RMB1.422 billion, respectively. In addition to those interests in unconsolidated structured entities managed by the Group as disclosed above, the Group also has interests in unconsolidated structured entities in which the Group did not act as investment manager. The total maximum exposure to loss in relation to the Group’s interests in structured products and trust products is close to their respective carrying amounts. VIII. DISCLOSURE OF FAIR VALUE Some of the Group’s financial assets and liabilities are measured at fair value. The Group has set up certain process to determine the appropriate valuation techniques and inputs for fair value measurements. The appropriateness of the process and the determination of fair value are reviewed by the Group periodically. The fair value of financial assets and financial liabilities are determined as follows: • The fair value of financial assets with standard terms and conditions and traded in active liquid markets are determined with reference to quoted market bid prices; • The fair value of derivative instruments is calculated using quoted prices. Where such prices are not available, fair value is determined by discounted cash flow analysis using the applicable yield curve for the duration of the instruments for non-option derivatives, and option pricing models for options; • The fair value of other financial assets and financial liabilities (excluding those described above) is determined in accordance with generally accepted pricing models based on discounted cash flow analysis, market comparison approach, etc. The Group uses valuation techniques to determine the fair value of financial instruments when it is unable to obtain the open market quotation in active markets.

The main parameters used in valuation techniques for financial instruments held by the Group include bond prices, interest rates, foreign exchange rates, equity and stocks prices, volatilities, correlations, early repayment rates, counterparty credit spreads and others, which are all observable and obtainable from open market.

In accordance with the accounting policy for determining the fair value of financial assets, the Group categorises the inputs used in fair value measurements into three levels.

For Level 3 financial instruments held by the Group, the management has assessed the impact of parameters such as macroeconomic changes, external valuer estimates, and loss coverage ratios. A change in one or more unobservable inputs based on reasonably possible alternative assumptions would not have a significant effect on the fair value estimates of these financial instruments. The Group has established internal control procedures to control the Group's exposure to such financial instruments.

(I) Fair value measurements of assets and liabilities at the end of the period

	30 September 2024			
Item	Level 1 Fair Value Measurements	Level 2 Fair Value Measurements	Level 3 Fair Value Measurements	Total
1. Financial Assets Held for Trading	14,257,426,033.30	130,366,725,278.25	38,026,316,880.05	182,650,468,191.60
(1) Bonds	443,879,970.94	78,565,383,249.01	12,027,172,471.33	91,036,435,691.28
(2) Public Funds	3,192,388,610.41	44,690,622,672.37	50,046,861.87	47,933,058,144.65
(3) Stocks/Equities	10,621,157,451.95	172,703,836.36	14,870,559,500.95	25,664,420,789.26
(4) Bank Wealth Management Products		3,832,760,383.89		3,832,760,383.89
(5) Securities Brokerage Asset Management Products		260,577,796.74		260,577,796.74
(6) Trust Plans		116,612,363.59	1,849,725,008.15	1,966,337,371.74
(7) Others		2,728,064,976.29	9,228,813,037.75	11,956,878,014.04
2. Financial Assets at FVTOCI	12,241,442,787.55	41,262,860,513.43	983,912,559.05	54,488,215,860.03
(1) Other Debt Investments	1,424,163,666.90	39,898,433,133.43	650,556,082.56	41,973,152,882.89
(2) Other Investments in Equity Instruments	10,817,279,120.65	1,364,427,380.00	333,356,476.49	12,515,062,977.14
3. Derivative Financial Assets	15,533,004.39	841,340,700.72	668,010,945.58	1,524,884,650.69
4. Financial Liabilities Held for Trading	1,020,268,933.06	4,604,809,518.17	5,523,043,951.41	11,148,122,402.64
(1) Financial Liabilities Held for Trading Purposes	1,018,357,138.26	1,140,377,468.65		2,158,734,606.91
(2) Financial Liabilities at FVTPL	1,911,794.80	3,464,432,049.52	5,523,043,951.41	8,989,387,795.73
5. Derivative Financial Liabilities	277,284,533.00	290,767,621.45	310,466,244.56	878,518,399.01

299

Item	31 December 2023			
	Level 1 Fair Value Measurements	Level 2 Fair Value Measurements	Level 3 Fair Value Measurements	Total
1. Financial Assets Held for Trading	30,843,605,533.39	147,653,828,541.02	42,775,655,917.81	221,273,089,992.22
(1) Bonds	614,516,469.19	110,063,862,256.56	13,516,110,768.78	124,194,489,494.53
(2) Public Funds	12,252,817,596.68	28,356,378,487.46	30,657,466.81	40,639,853,550.95
(3) Stocks/Equities	17,976,266,680.02	506,311,180.92	17,235,840,159.77	35,718,418,020.71
(4) Bank Wealth Management Products		3,777,443,533.72		3,777,443,533.72
(5) Securities Brokerage Asset Management Products		251,148,523.57		251,148,523.57
(6) Trust Plans		22,935,406.43	1,812,619,344.92	1,835,554,751.35
(7) Others	4,787.50	4,675,749,152.36	10,180,428,177.53	14,856,182,117.39
2. Financial Assets at FVTOCI	8,044,219,491.36	59,865,735,846.98	1,411,635,395.24	69,321,590,733.58
(1) Other Debt Investments	936,773,140.11	59,865,735,846.98	508,237,576.71	61,310,746,563.80
(2) Other Investments in Equity Instruments	7,107,446,351.25		903,397,818.53	8,010,844,169.78
3. Derivative Financial Assets	141,098,584.95	381,115,290.38	1,756,341,478.08	2,278,555,353.41
4. Financial Liabilities Held for Trading	1,658,365,180.27	8,292,910,720.55	10,502,129,048.52	20,453,404,949.34
(1) Financial Liabilities Held for Trading Purposes	1,630,647,103.28	538,685,807.19		2,169,332,910.47
(2) Financial Liabilities at FVTPL	27,718,076.99	7,754,224,913.36	10,502,129,048.52	18,284,072,038.87
5. Derivative Financial Liabilities	2,899,360.00	514,795,948.10	673,249,785.82	1,190,945,093.92

300

Item	Level 1 Fair Value Measurements	Level 2 Fair Value Measurements	Level 3 Fair Value Measurements	Total
	31 December 2022			
1. Financial Assets Held for Trading	16,065,889,779.47	147,360,266,513.97	46,172,573,146.31	209,598,729,439.75
(1) Bonds	1,357,058,621.44	92,234,055,055.86	8,043,191,624.39	101,634,305,301.69
(2) Public Funds	3,480,910,902.66	36,245,724,717.17	28,732,962.35	39,755,368,582.18
(3) Stocks/Equities	11,227,920,255.37	640,955,559.34	18,475,101,223.01	30,343,977,037.72
(4) Bank Wealth Management Products		4,428,914,400.73		4,428,914,400.73
(5) Securities Brokerage Asset Management Products		1,693,981,493.99		1,693,981,493.99
(6) Trust Plans		86,923,044.40	2,476,633,377.29	2,563,556,421.69
(7) Others		12,029,712,242.48	17,148,913,959.27	29,178,626,201.75
2. Financial Assets at FVTOCI	6,003,447,734.87	51,107,051,375.04	1,837,718,678.48	58,948,217,788.39
(1) Other Debt Investments	901,955,770.11	51,107,051,375.04	842,891,803.12	52,851,898,948.27
(2) Other Investments in Equity Instruments	5,101,491,964.76		994,826,875.36	6,096,318,840.12
3. Derivative Financial Assets	44,366,158.70	646,635,989.46	786,165,166.89	1,477,167,315.05
4. Financial Liabilities Held for Trading	766,277,015.49	3,257,988,379.71	18,864,214,449.39	22,888,479,844.59
(1) Financial Liabilities Held for Trading Purposes	164,914,219.16	121,783,099.82		286,697,318.98
(2) Financial Liabilities at FVTPL	601,362,796.33	3,136,205,279.89	18,864,214,449.39	22,601,782,525.61
5. Derivative Financial Liabilities		535,106,869.36	363,311,681.48	898,418,550.84

For the years 2022, 2023, and the period from January to September 2024., there were no significant transfers between Level 1 and Level 2 fair value measurements for financial instruments in the consolidated financial statements.

(II) Basis for determining market prices for continuous level 1 fair value measurements

The market prices for continuous Level 1 fair value measurements in the consolidated financial statements are based on closing prices at the end of the period from active markets such as exchanges.

(III) Qualitative and quantitative information on valuation techniques and key inputs for continuous level 2 fair value measurements

The fair values of continuous Level 2 fair value measurements in the consolidated financial statements are generally derived from the fair values of underlying investments (debt securities or publicly traded equity instruments within the investment portfolio) or provided by third parties (e.g., central clearing houses) based on discounted cash flow models. All significant inputs are observable either directly or indirectly in the market.

301

302

(IV) Qualitative and quantitative information on valuation techniques and key inputs for continuous level 3 fair value measurements

The fair values of continuous Level 3 fair value measurements in the consolidated financial statements are determined using valuation quotes obtained from counterparties by management or by applying valuation techniques, including discounted cash flow analysis, net asset value, market comparable approaches, and option pricing models. The fair values of these financial instruments may be based on unobservable inputs that have a significant effect on the valuation, leading to their classification as Level 3. Unobservable inputs include liquidity discounts, risk adjustment discounts, adjusted volatility rates, and market multiples. The consolidated financial statements are not materially sensitive to reasonable changes in these unobservable inputs for continuous Level 3 fair value measurements.

(V) Reconciliation between opening and closing carrying amounts for continuous level 3 fair value measurements

				Total Current Gain or Loss				
Item	1 January 2024	Transfers In to Level 3	Transfers Out of Level 3	Recognised in Profit or Loss	Recognised in OCI	Increase	Decrease	30 September 2024
Financial assets held for trading	42,775,655,917.81	1,453,945,259.38	-2,056,684,203.22	-3,784,298,861.86		1,164,157,820.57	-1,526,459,052.63	38,026,316,880.05
Other debt investments	508,237,576.70			25,155,122.80	8,164,418.36	235,553,261.99	-126,554,297.29	650,556,082.56
Other investments in equity instruments	903,397,818.52				-570,041,342.03			333,356,476.49
Derivative instruments	1,083,091,692.30	135,744,950.17	-1,275,362.92	-43,895,570.67			-816,121,007.86	357,544,701.02
Financial liabilities held for trading	-10,502,129,048.52	-419,772,546.18		1,494,933,960.74		-35,503,309.50	3,939,426,992.05	-5,523,043,951.41

				Total Current Gain or Loss				
Item	1 January 2023	Transfers In to Level 3	Transfers Out of Level 3	Recognised in Profit or Loss	Recognised in OCI	Increase	Decrease	31 December 2023
Financial assets held for trading	46,172,573,146.31	2,948,735,479.67	-2,892,259,063.26	-5,259,853,109.38		11,890,177,239.28	-10,083,717,774.81	42,775,655,917.81
Other debt investments	842,891,803.12	4,345,288.52	-137,105,668.01	91,418,760.88	814,344.14	238,810,920.76	-532,937,872.70	508,237,576.71
Other investments in equity instruments	994,826,875.36	561,640.00			-93,390,696.83	1,400,000.00		903,397,818.53
Derivative instruments	422,853,485.41	14,943,821.73		60,176,096.75		-8,560,834.22	593,679,122.59	1,083,091,692.26
Financial liabilities held for trading	-18,864,214,449.39			-299,734,926.59		-4,878,721,772.74	13,540,542,100.20	-10,502,129,048.52

Item	1 January 2022	Transfers In to Level 3	Transfers Out of Level 3	Total Current Gain or Loss Recognised in Profit or Loss	Recognised in OCI	Increase	Decrease	31 December 2022
Financial assets held for trading	30,655,630,684.97	17,740,117,151.65	-6,394,651,658.11	-331,643,078.64		8,213,544,761.67	-3,710,424,715.23	46,172,573,146.31
Other debt investments	1,287,426,748.82		-6,199,717.21	66,490,549.87	17,284,852.82	440,267,784.03	-962,378,415.21	842,891,803.12
Other investments in equity instruments	388,791,946.91				-287,996,386.26	894,031,314.71		994,826,875.36
Derivative instruments	-328,735,479.95	537,869.28		1,865,978,944.21		348,949,224.93	-1,463,877,073.06	422,853,485.41
Financial liabilities held for trading	-445,701,451.85	-437,843,635.92		-514,871,867.45		-24,387,020,668.08	6,921,223,173.91	-18,864,214,449.39

For the years 2022, 2023, and the period from January to September 2024, the Group transferred certain equity investments from Level 3 to Level 1. The primary reason for this transfer was the lifting of restrictions on public trading for these investments, and their fair value was determined based on active market quotes without adjustments for liquidity discounts. Additionally, the Group transferred certain financial instruments into Level 3 due to a change in the valuation technique to one that relies significantly on unobservable inputs. There were no other significant transfers between Levels 1, 2, and 3 for the Group's financial instruments measured at fair value for the years 2022, 2023, and the period from January to September 2024.

303

(VI) Fair values of financial assets and liabilities not measured at fair value

The following table summarises financial assets and liabilities not presented at fair value in the Group's consolidated financial statements with variances between the carrying amount and the expected fair value:

Item	**30 September 2024**		31 December 2023		31 December 2022	
	Carrying Amount	**Fair Value**	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets						
Debt Investments	**5,181,022,182.59**	**5,123,623,315.38**	6,797,779,540.34	6,712,822,521.83	5,806,156,944.34	5,546,901,325.78
Financial Liabilities						
Non-convertible Bonds Payable	**174,129,230,075.17**	**175,708,541,422.64**	193,920,279,749.62	194,829,867,063.11	181,830,917,563.00	182,341,774,104.74

Additionally, the differences between the fair values and carrying amounts of other financial assets and liabilities not measured at fair value are not significant.

304 IX. RELATED PARTIES AND RELATED PARTY TRANSACTIONS (I) Shareholders holding more than 5% of the Company’s shares Unit: RMB100 million Name of Shareholder Relationship Place of registration Business nature Registered capital Shareholding in the Company (%) Voting Rights in the Company (%) Shanghai Guosheng (Group) Co., Ltd. Largest Shareholder Shanghai Business Services 200.66 8.56 8.56 (II) Subsidiaries of the Company For details on the Company’s subsidiaries, please refer to “Note VII. (I) Interests in Subsidiaries”. (III) Joint ventures and associates of the Company For details on the Company’s joint ventures and associates, please refer to “Note V. (XIV) Long-term Equity Investments”. (IV) Other related parties Name of Related Party Relationship with the Company Bright Food (Group) Co., Ltd. Significant Influence Shanghai Electric (Group) Corp. Significant Influence (V) Related party transactions 1. Transactions between the Company and its related parties are conducted at market prices, with no instances of prices being higher or lower than normal transaction prices. 2. Transactions among subsidiaries under the Company’s control and within the scope of its consolidated financial statements, as well as transactions between the Company and its subsidiaries, have been eliminated.

3. Fees and commission income from related parties

Name of Related Party	Nature of Related Party Transaction	January-September 2024	2023	2022
CCTV Financial Media Industry Investment Fund (Limited Partnership)	Management Fee Income, etc.	**51,879,878.52**	75,271,711.04	66,495,283.02
Fullgoal Fund Management Co., Ltd.	Commission Income, etc.	**31,043,402.09**	129,727,188.56	180,067,782.13
Liaoning Haitong New Drivers Equity Investment Fund (Limited Partnership)	Management Fee Income, etc.	**19,128,163.32**	25,471,698.11	25,490,566.03
Hefei Haitong SME Fund Partnership (Limited Partnership)	Management Fee Income, etc.	**16,346,795.04**	19,122,641.51	
Shanghai Haitong Huanxin Private Investment Fund Partnership (Limited Partnership)	Management Fee Income, etc.	**12,877,358.49**	16,323,080.90	
Liaoning China-Germany Industrial Equity Investment Fund (Limited Partnership)	Management Fee Income, etc.	**11,590,383.16**	17,024,875.47	17,000,000.00
Liaoning Haitong New Energy Low-carbon Industry Equity Investment Co., Ltd.	Management Fee Income, etc.	**7,583,727.32**	29,636,941.60	43,018,867.92
Shanghai Equity Investment Fund II (Limited Partnership)	Management Fee Income, etc.	**6,180,075.67**	13,746,559.48	28,327,799.11
Xi'an Civil-Military Integration Satellite Investment Fund Co., Ltd.	Management Fee Income, etc.	**5,491,698.11**	5,935,551.30	5,012,589.81
Anhui Province Wanneng Haitong Dual-carbon Industry M&A Investment Fund Partnership (Limited Partnership)	Management Fee Income, etc.	**5,296,937.83**	5,972,034.11	3,583,484.10
Jilin Haichuang Changxin Investment Center (Limited Partnership)	Management Fee Income, etc.	**4,846,213.49**	2,830,188.67	1,155,337.29
Shanghai Electric (Group) Corp.	Commission Income, etc.	**4,577,535.17**	71,374.06	306,911.53
Yancheng Sino Korean Industrial Park Phase II Investment Fund (Limited Partnership)	Management Fee Income, etc.	**3,556,267.77**		
Shanghai Pudong Leading Zone Haitong Private Equity Investment Fund Partnership (Limited Partnership)	Management Fee Income, etc.	**3,118,878.24**		
Hubei Haitong High Quality Transformation and Upgrading M&A Investment Fund Partnership Enterprise (Limited Partnership)	Management Fee Income, etc.	**2,918,080.79**		
Anhui Hailuo Haitong Industrial Internet Master Fund Partnership (Limited Partnership)	Management Fee Income, etc.	**2,830,188.68**		
Shaanxi Aerospace Innovation Investment Partnership Enterprise (Limited Partnership)	Management Fee Income, etc.	**2,059,620.58**		
Jiangsu Taizhou Haitong M&A Investment Partnership (Limited Partnership)	Management Fee Income, etc.	**1,784,228.92**		
Haitong Xingtai (Anhui) Emerging Industry Investment Fund (Limited Partnership)	Management Fee Income, etc.	**1,677,582.76**	194,522.28	11,462,662.06
Xuchang Haitong Innovation Equity Investment Fund (Limited Partnership)	Management Fee Income, etc.	**1,509,433.96**	1,509,433.92	1,509,433.96
Jiaxing Haitong Xuchu Equity Investment Fund (Limited Partnership)	Management Fee Income, etc.	**1,483,653.35**	7,973,624.03	52,593.30
Jilin Haitong Innovation Satellite Investment Center (Limited Partnership)	Management Fee Income, etc.	**1,312,635.32**	1,400,943.40	1,415,094.34

305

Name of Related Party	Nature of Related Party Transaction	January-September 2024	2023	2022
Jinhua Haitong Key Industry Development Investment Promotion M&A Investment Partnership (Limited Partnership)	Management Fee Income, etc.	**1,132,075.48**		
Xi'an Aerospace and New Energy Industry Fund	Management Fee Income, etc.	**945,170.92**	5,209,308.88	35,962,600.88
Guangdong South Media Integration Fund (Limited Partnership)	Management Fee Income, etc.	**908,409.83**	5,464,712.52	4,289,568.19
Shanghai Guosheng (Group) Co., Ltd.	Management Fee Income, etc.	**798,991.48**	2,189,683.35	2,018,857.51
Nanchang Zhengtong Equity Investment Fund Partnership Enterprise (Limited Partnership)	Management Fee Income, etc.	**703,437.58**		
Jilin Modern Agricultural and Emerging Markets Investment Fund Limited	Management Fee Income, etc.	**68,988.75**	3,566,620.05	9,522,273.67
Haitong Qidong (Weihai) Equity Investment Fund (Limited Partnership)	Management Fee Income, etc.	**748.45**	42,225.20	
Shanghai Equity Investment Fund (Limited Partnership)	Management Fee Income, etc.		37,925,868.00	49,761.08
Bright Food (Group) Co., Ltd.	Commission Income, etc.		1,886,792.45	52,554.49
Haitong (Jilin) Equity Investment Fund (Limited Partnership)	Management Fee Income, etc.		305,641.57	1,160,377.37
Shanghai Cultural Industries Investment Fund (Limited Partnership)	Management Fee Income, etc.		21,288.08	13,847,330.59
Xi'an Aerospace Haitong Innovative New Materials Equity Investment Partnership (Limited Partnership)	Management Fee Income, etc.			13,710,162.93

4. *Net interest income from related parties*

Name of Related Party	Nature of Related Party Transaction	January-September 2024	2023	2022
Liaoning China-Germany Industrial Equity Investment Fund (Limited Partnership)	Interest income	**2,023,942.71**	2,239,731.74	
Shanghai Guosheng (Group) Co., Ltd.	Interest income	**1,153,980.21**	477,384.30	802,396.18
Liaoning Haitong New Energy Low-carbon Industry Equity Investment Co., Ltd.	Interest income	**651,855.07**	678,946.95	16.05
Liaoning Haitong New Drivers Equity Investment Fund (Limited Partnership)	Interest income	**597,442.70**		
Shanghai Haitong Yitai Phase I Private Fund Partnership (Limited Partnership)	Interest income	**88,860.89**	58,908.07	
Shanghai Cultural Industries Investment Fund (Limited Partnership)	Interest income	**144,767.56**	104,056.94	464.10

306

Name of Related Party	Nature of Related Party Transaction	January-September 2024	2023	2022
Xi'an Aerospace and New Energy Industry Fund	Interest income	**111,303.62**	161,451.14	236,727.89
Jiaxing Haitong Xuchu Equity Investment Fund (Limited Partnership)	Interest income	**73,918.85**	395,650.24	354,422.18
Haitong Qidong (Weihai) Equity Investment Fund (Limited Partnership)	Interest income	**81,384.59**	185,448.66	
Bright Food (Group) Co., Ltd.	Interest income	**69,373.25**	371,750.38	123,430.21
Guangzhou Haike New Venture Capital Fund Partnership Enterprise (Limited Partnership)	Interest income	**62,902.01**		
Shanghai Pudong Leading Zone Haitong Private Equity Investment Fund Partnership (Limited Partnership)	Interest income	**58,920.23**	19,303.35	
Shanghai Electric (Group) Corp.	Interest income	**20,094.72**	130,791.54	373,129.90
Xi'an Aerospace Haitong Innovative New Materials Equity Investment Partnership (Limited Partnership)	Interest income	**25.14**	26.28	352,389.99
Others	Interest income	**110,028.66**	189,731.85	311,901.87

5. *Other related party transactions*

Name of Related Party	Nature of Related Party Transaction	January-September 2024	2023	2022
Shanghai Guosheng (Group) Co., Ltd.	Investment income and gains from changes in fair value	**-11,617,681.94**	1,200,948.48	6,252,756.89

6. *Remuneration of key management personnel*

Unit: RMB'0,000

Item	January-September 2024	2023	2022
Remuneration of Key Management Personnel	**1,192.58**	2,276.61	3,818.58

307

(VI) Accounts receivable from and payable to related parties

1. Receivables from related parties

Item	Name of Related Party	30 September 2024	31 December 2023	31 December 2022
Account receivable	Xi'an Aerospace and New Energy Industry Fund	**38,573,789.39**	38,573,789.39	33,055,404.87
Account receivable	Liaoning Haitong New Energy Low-carbon Industry Equity Investment Co., Ltd.	**28,738,927.63**	31,388,927.66	
Account receivable	Liaoning Haitong New Drivers Equity Investment Fund (Limited Partnership)	**20,310,000.00**	60,000.00	20,000.00
Account receivable	Hefei Haitong SME Fund Partnership (Limited Partnership)	**17,327,602.74**	20,270,000.00	
Account receivable	Shanghai Haitong Huanxin Private Investment Fund Partnership (Limited Partnership)	**13,650,000.03**		
Account receivable	Shanghai Equity Investment Fund II (Limited Partnership)	**6,550,880.21**		
Account receivable	Anhui Province Wanneng Haitong Dual-carbon Industry M&A Investment Fund Partnership (Limited Partnership)	**5,614,754.10**		
Account receivable	Yancheng Sino Korean Industrial Park Phase II Investment Fund (Limited Partnership)	**3,769,643.84**		
Account receivable	Shanghai Pudong Leading Zone Haitong Private Equity Investment Fund Partnership (Limited Partnership)	**3,306,010.93**		
Account receivable	Hubei Haitong High Quality Transformation and Upgrading M&A Investment Fund Partnership Enterprise (Limited Partnership)	**3,093,165.64**		
Account receivable	Anhui Hailuo Haitong Industrial Internet Master Fund Partnership (Limited Partnership)	**3,000,000.00**		
Account receivable	Liaoning China-Germany Industrial Equity Investment Fund (Limited Partnership)	**2,787,889.62**	60,000.00	20,000.00
Account receivable	Jiangsu Taizhou Haitong M&A Investment Partnership (Limited Partnership)	**1,891,282.65**		
Account receivable	Jiaxing Haitong Xuchu Equity Investment Fund (Limited Partnership)	**1,566,294.60**	934,215.74	
Account receivable	Jinhua Haitong Key Industry Development Investment Promotion M&A Investment Partnership (Limited Partnership)	**1,200,000.01**		
Account receivable	Shanghai Guosheng (Group) Co., Ltd.	**93,274.22**	494,893.26	684,333.85

308

Item	Name of Related Party	30 September 2024	31 December 2023	31 December 2022
Account receivable	Xuchang Haitong Innovation Equity Investment Fund (Limited Partnership)		100,000.00	100,000.00
Account receivable	Haitong Xingtai (Anhui) Emerging Industry Investment Fund (Limited Partnership)			32,881,229.87
Account receivable	Shanghai Cultural Industries Investment Fund (Limited Partnership)			31,758,051.09
Account receivable	Xi'an Aerospace Haitong Innovative New Materials Equity Investment Partnership (Limited Partnership)			8,368,632.46

2. *Payable to related parties*

Item	Related Parties	30 September 2024	31 December 2023	31 December 2022
Receipts from vicariously traded securities	Shanghai Guosheng (Group) Co., Ltd.	**143,960,938.00**	200.76	9,221.34
Receipts from vicariously traded securities	Liaoning Haitong New Drivers Equity Investment Fund (Limited Partnership)	**90,994,666.26**		
Receipts from vicariously traded securities	Liaoning Haitong New Energy Low-carbon Industry Equity Investment Co., Ltd.	**57,187,259.00**	106,940,851.69	1,249.35
Receipts from vicariously traded securities	Xi'an Aerospace and New Energy Industry Fund	**24,063,021.73**	36,115,070.09	826,464.67
Receipts from vicariously traded securities	Shanghai Haitong Yitai Phase I Private Fund Partnership (Limited Partnership)	**10,000,000.98**	100.56	
Receipts from vicariously traded securities	Haitong Qidong (Weihai) Equity Investment Fund (Limited Partnership)	**8,442,416.72**	35,993,438.41	
Receipts from vicariously traded securities	Shanghai Equity Investment Fund II (Limited Partnership)	**2,510,660.60**	196,287.17	50,064,674.52
Receipts from vicariously traded securities	Liaoning China-Germany Industrial Equity Investment Fund (Limited Partnership)	**1,487,928.54**	339,075,274.20	
Receipts from vicariously traded securities	Xi'an Civil-Military Integration Satellite Investment Fund Co., Ltd.	**728,668.66**	0.12	0.12
Receipts from vicariously traded securities	Jiaxing Haitong Xuchu Equity Investment Fund (Limited Partnership)	**279,080.54**	43,756,245.61	2,414,190.01
Receipts from vicariously traded securities	Haitong (Jilin) Modern Service Industry Investment Fund (Limited Partnership)	**267,849.72**	267,455.40	
Receipts from vicariously traded securities	Shanghai Electric (Group) Corp.	**260,905.96**	293,842.04	15,398,400.84
Receipts from vicariously traded securities	Bright Food (Group) Co., Ltd.	**14,241.85**	39,949,114.98	23,476,062.63
Receipts from vicariously traded securities	Jilin Modern Agricultural and Emerging Markets Investment Fund Limited	**10,389.35**	797,146.12	17,253.59

309

Item	Related Parties	**30 September 2024**	31 December 2023	31 December 2022
Receipts from vicariously traded securities	Shanghai Equity Investment Fund (Limited Partnership)	**2,872.14**	2,867.90	57,191,665.02
Receipts from vicariously traded securities	Shanghai Cultural Industries Investment Fund (Limited Partnership)		149,995,386.83	327.09
Receipts from vicariously traded securities	Others	**15,488.13**	14,780.76	15,804.96
Accounts payable	Shanghai Guosheng (Group) Co., Ltd.	**51,033,063.91**	51,614,355.21	56,980,000.00

3. *Other amounts related to related parties*

Item	Related Parties	**30 September 2024**	31 December 2023	31 December 2022
Derivative financial assets	Shanghai Guosheng (Group) Co., Ltd.		1,591,083.66	2,310,000.00
Derivative financial liabilities	Shanghai Guosheng (Group) Co., Ltd.	**10,574,986.30**		

X. COMMITMENTS AND CONTINGENT LIABILITIES

(I) Significant commitments

1. *Collateral status of bank borrowings*

As of 31 December 2022 and 30 September 2024, the balance of bank loans secured by collaterals of Haitong International Securities Group Limited, a subsidiary of the Group, totaled HK$185 million (equivalent to RMB165 million) and HK$128 million (equivalent to RMB115 million), respectively. As at 31 December 2023, Haitong International, a subsidiary of the Group, had no bank loans secured by collaterals. These borrowings were secured by pledged collateral in the form of shares of listed companies held by the Company, which were obtained from clients as collateral against financing provided to them. As of 31 December 2022 and 30 September 2024, the end-of-period market value of the pledged collateral was HK$1.979 billion (equivalent to RMB1.768 billion) and HK$1.186 billion (equivalent to RMB1.07 billion) respectively.

As of 31 December 2022, approximately RMB10.372 billion in bank loans was secured by the pledge of equity interest in the Company's subsidiaries, Haitong UT Capital Group Co., Limited and Haitong Bank. As of 31 December 2023, approximately RMB1.778 billion in bank loans was secured by the pledge of equity interest in the Company's subsidiary, Haitong Bank. As of 30 September 2024, approximately RMB2.634 billion in bank loans was secured by the pledge of a 70% equity interest in its subsidiary, Haitong International.

310

311 As of 31 December 2022, 31 December 2023, and 30 September 2024, the Group had borrowings totalling approximately RMB8.154 billion, RMB6.038 billion, and RMB4.011 billion, respectively, secured by pledges of receivables from finance leases, long-term receivables, equity interests in subsidiaries, as well as mortgages on property and aircraft leasing fixed assets. As of 31 December 2022, 31 December 2023, and 30 September 2024, the carrying amount of pledged receivables from finance leases was RMB426 million, RMB619 million, and RMB296 million, respectively, the carrying amount of pledged long-term receivables was RMB5.006 billion, RMB1.421 billion, and RMB248 million, respectively, and the carrying amount of mortgaged property and aircraft leasing fixed assets was RMB4.832 billion, RMB6.303 billion, and RMB5.915 billion, respectively. 2. Financing guarantee provided by the Company for its overseas wholly-owned subsidiaries On 25 April 2019, as considered and approved at the 37th meeting of the sixth session of the Board, the Company was approved to provide a joint and several liability guarantee for offshore debt financing of Haitong International Holdings Limited (“Haitong International Holdings”) (an offshore wholly-owned subsidiary of the Company) and wholly-owned subsidiaries thereof, with a guarantee amount of not more than USD670 million covering debt financing principal (inclusive, or equivalent value in other currencies), interest and other fees to be borne by the borrower, and a guarantee period of not more than 10 years (inclusive). The Company signed the Deed of Guarantee on 12 March 2020, pursuant to which, the Company provided a joint and several liability guarantee for the issue of a USD bond with an amount of USD670 million and a nominal interest rate of 2.107% which will be due and repayable in 2025 by Haitong International Finance Holdings 2015 Limited, an offshore wholly-owned subsidiary of the Company. On 28 August 2020, as considered and approved at the 11th meeting of the seventh session of the Board, the Company was approved to provide a joint and several liability guarantee for offshore bond financing of its offshore wholly-owned subsidiary Haitong Bank or subsidiaries thereof, with a guarantee amount of not more than EUR375 million covering bond financing principal (inclusive, or equivalent value in other currencies), interest and other fees to be borne by the borrower, and a guarantee period of not more than 6 years (inclusive). On 17 May 2021, the Company (as the guarantor) signed the Loan Agreement to provide a joint and several liability guarantee of EUR375 million (inclusive, or equivalent value in other currencies) for the syndicated loan of Haitong Bank, an offshore wholly-owned subsidiary of the Company. As of 30 September 2024, the liability balance of such guarantee amounted to EUR225 million.

On 30 March 2021, as considered and approved at the 15th meeting of the 312 seventh session of the Board, the Company was approved to provide a joint and several liability guarantee for offshore bond financing of its offshore wholly-owned subsidiary Haitong Bank or subsidiaries thereof, with a guarantee amount of not more than EUR750 million covering bond financing principal (inclusive, or equivalent value in other currencies), interest and other fees to be borne by the borrower, and a guarantee period of not more than 9 years (inclusive). The Company signed the Letter of Guarantee on 8 February 2022, pursuant to which, the Company provided a joint and several liability guarantee for the issue of an EUR bond with an amount of EUR230 million which will be due and repayable in 2025 by Haitong Bank, an offshore wholly-owned subsidiary of the Company. As of 30 September 2024, the liability balance of such guarantee amounted to EUR106.8 million. The Company signed the Deed of Guarantee on 31 May 2022, pursuant to which, the Company provided a joint and several liability guarantee for the issue of a bond with an amount of USD150 million which will be due and repayable in 2027 by Haitong Bank, an offshore wholly-owned subsidiary of the Company, and a guarantee period of 66 months. On 28 October 2022, as considered and approved at the 33rd meeting of the seventh session of the Board, the Company was approved to provide a joint and several liability guarantee for offshore debt financing of Haitong International Holdings (an offshore wholly-owned subsidiary of the Company) and wholly-owned subsidiaries thereof, with a guarantee amount not more than USD1 billion covering debt financing principal (inclusive, or equivalent value in other currencies), interest and other fees to be borne by the borrower, and a guarantee period of not more than 7 years (inclusive). The Company signed the Deed of Guarantee on 20 April 2023, pursuant to which, the Company provided a joint and several liability guarantee for the issue of a bond with an amount of RMB4 billion which will be due and repayable in 2026 by Haitong International Finance Holdings Limited, an offshore wholly-owned subsidiary of the Company. The Company signed the Deed of Guarantee on 18 May 2023, pursuant to which, the Company provided a joint and several liability guarantee for the issue of a bond with an amount of RMB2.8 billion which will be due and repayable in 2026 by Haitong International Finance Holdings Limited, an offshore wholly-owned subsidiary of the Company.

On 30 August 2023, as considered and approved at the 41st meeting of the 313 seventh session of the Board, the Company was approved to provide a joint and several liability guarantee for offshore debt financing of Haitong International Holdings (an offshore wholly-owned subsidiary of the Company) and wholly-owned subsidiaries thereof, with a guarantee amount not more than USD500 million covering debt financing principal (inclusive, or equivalent value in other currencies), interest and other fees to be borne by the borrower, and a guarantee period of not more than 7 years (inclusive). The Company signed the Deed of Guarantee on 1 March 2024, pursuant to which, the Company provided a joint and several liability guarantee for the issue of a bond with an amount of RMB3.5 billion which will be due and repayable in 2027 by Haitong International Finance Holdings Limited, an offshore wholly-owned subsidiary of the Company. 3. Provision and increase/decrease of net capital guarantee commitment by the Company for Shanghai Haitong Securities Asset Management Company Limited On 13 August 2012 as considered and approved at the 12th meeting of the fifth session of the Board, the Company was approved to provide guarantees of no more than RMB1.5 billion for the net capital of Shanghai Haitong Securities Asset Management Company Limited (“HT Asset Management”). In June 2013, pursuant to Letter of No Objection on the Issuance of Net Capital Guarantee Commitment Letter by Haitong Securities Co., Ltd. to Shanghai Haitong Securities Asset Management Co., Ltd. (Hu Zheng Jian Ji Gou Zi [2013] No. 145) issued by the CSRC Shanghai Bureau, the Company provided a guarantee commitment of RMB800 million to HT Asset Management. On 29 August 2016, as considered and approved at the 18th meeting of the sixth session of the Board, the Company was approved to provide additional guarantee commitment of no more than RMB4 billion for the net capital of HT Asset Management. With regard to this net capital guarantee, on 27 September 2016, HT Asset Management has obtained the Letter of No Objection on the Issuance of Net Capital Guarantee Commitment Letter by Haitong Securities Co., Ltd. to Shanghai Haitong Securities Asset Management Co., Ltd. (Hu Zheng Jian Ji Gou Zi [2016] No. 325) from the CSRC Shanghai Bureau.

314 In December 2021, the Company decreased the amount of guarantee commitment provided for the net capital of HT Asset Management by RMB1.8 billion. With regard to such decrease of guarantee amount, HT Asset Management has obtained the Letter of No Objection on Haitong Securities Co., Ltd. Reducing the Provision of Part of Net Capital Guarantee Commitment to Shanghai Haitong Securities Asset Management Co., Ltd. (Hu Zheng Jian Ji Gou Zi [2021] No. 532) from the CSRC Shanghai Bureau. In April 2024, the Company decreased the amount of guarantee commitment provided for the net capital of HT Asset Management by RMB2 billion. With regard to such decrease of guarantee amount, HT Asset Management has obtained the Letter of No Objection on Haitong Securities Co., Ltd. Reducing the Provision of Part of Net Capital Guarantee Commitment to Shanghai Haitong Securities Asset Management Co., Ltd. (Hu Zheng Jian Ji Gou Zi [2024] No. 106) from the CSRC Shanghai Bureau. As of 30 September 2024, the amount of guarantee commitment provided by the Company for the net capital of HT Asset Management was RMB1 billion. 4. Investment reduction and provision of guarantee commitment by the Company to Haitong Capital Investment Co., Ltd. At the 5th meeting of the eighth session of the Board of the Company held on 26 April 2024, it was considered and approved that Haitong Capital Investment Co., Ltd., a wholly-owned subsidiary of the Company, would reduce its registered capital from RMB7.5 billion to RMB5.5 billion, with a capital reduction of RMB2 billion. The Company provided a general guarantee for the outstanding debt of RMB145.4224 million in the process of capital reduction of Haitong Capital Investment Co., Ltd. As of 30 September 2024, the liability balance of such guarantee of the Company amounted to RMB131.1276 million. 5. Provision of guarantee commitment by the subsidiary of the Company Haitong Unitrust International Financial Leasing Co., Ltd. to the overseas wholly-owned subsidiary On 19 March 2024, the Company’s subsidiary, Haitong Unitrust International Financial Leasing Co., Ltd., entered into a Deed of Guarantee to provide a joint and several guarantee for the RMB1 billion bonds issued by its overseas wholly-owned subsidiary, Haitong UT Brilliant Limited, which will mature in March 2027. On 27 April 2022, the Company’s subsidiary, Haitong Unitrust International Financial Leasing Co., Ltd., entered into a Deed of Guarantee to provide a joint and several guarantee for the USD200 million bonds issued by its overseas wholly-owned subsidiary, Haitong UT Brilliant Limited, which will mature in April 2025.

315 6. Capital commitment Unit: RMB’0,000 Item 30 September 2024 31 December 2023 31 December 2022 Commitment for long-term asset acquisition and construction contracted but not provided for 15,046.77 55,542.33 80,638.46 7. Operating lease According to the irrevocable operating leases contracts signed with the Lessee, the total future minimum lease payments are summarised below: Unit: RMB’0,000 Remaining lease period 30 September 2024 31 December 2023 31 December 2022 Within 1 year (including 1 year) 58,338.17 56,311.77 57,468.25 1 to 2 years(including 2 years) 52,865.81 54,330.83 55,692.16 2 to 3 years(including 3 years) 51,348.16 50,216.09 51,457.05 3 to 4 years(including 4 years) 28,407.44 37,426.61 47,432.53 4 to 5 years(including 5 years) 27,451.88 22,714.55 34,853.12 Above 5 years 43,617.27 62,637.76 82,941.71 Total 262,028.73 283,637.61 329,844.82 8. Other commitments Other assets with unlocking period were collateralised for trading financial assets, debt investment, other debt investment and investment in other equity instruments. Please refer to Note V. (IX), Note V. (X), Note V. (XI) and Note V. (XII).

316 XI. EVENTS AFTER THE BALANCE SHEET DATE Haitong Securities Co., Ltd. on Proposed Material Asset Restructuring • The Company and Guotai Junan Securities Co., Ltd. (“Guotai Junan Securities”) are planning a merger by absorption, in which Guotai Junan Securities will acquire the Company through a share exchange by issuing A-shares to all Share-Exchange Shareholders holding A shares of the Company and issuing H-shares to all Share-Exchange Shareholders holding H shares of the Company (hereinafter referred to as the “Merger”). Additionally, Guotai Junan Securities will issue A-shares to raise ancillary funds in connection with the Merger (collectively, the “Transaction”). In accordance with Article 12 of the Administrative Measures for the Material Asset Restructuring of Listed Companies, the Merger constitutes a material asset restructuring under these measures. From the date of completion of the Merger, the Post-Merger Company will assume and inherit all assets, liabilities, operations, personnel, contracts, qualifications and other rights and obligations of the Company. After the completion of the Merger, the Company will be delisted and deregistered. On 9 October 2024 and 21 November 2024, the transaction was considered and approved at the 13th and 15th meetings (provisional meetings) of the eighth Board of Directors of the Company respectively. The Transaction is still subject to approval by the general meetings of both parties and requires authorisation from the relevant regulatory authorities before it can be formally implemented. XII. RISK MANAGEMENT (I) Risk management policy and organisational structure 1. Risk management policy The Group pays great attention on risk prevention and control with the principles of “pragmatic, pioneering, steady and excellent” operation and “being prudent and even conservative” risk management, giving priorities for compliance and risk management in terms of company operation. The Group has established a sound and effective risk management framework in accordance with relevant regulations, laws and regulatory requirements strictly. Engraved with the bottom line of compliance, the Group prevents the compliance risk, money laundering risk and terrorist financing risk through all kinds of compliance management instruments and compliance monitoring approaches, and the Company also allocates asset steadily, standardises business processes and comprehensively strengthens prevention, monitoring and post-control for various risks by measuring risks through approaches such as credit investigation and extension, duration analysis, foreign exchange exposure analysis, value at risk analysis, the minimum survival period calculation of the cash flow, gap analysis, sensitivity analysis and stress test, also by establishing a monitoring system for risk control indicators such as net capital. Meanwhile, the Company has integrated the T+1 risk data management of subsidiaries at home and abroad into a unified system to implement vertical risk management, introduced consolidated management of risk control indicators, improved the frequency and quality of risk data reporting of the subsidiaries, as well as promoted the construction of a comprehensive risk management system for the group.

317 The Group has formulated policies and procedures to identify and evaluate major risks such as credit risk, market risk and liquidity risk occurred in using financial instruments. The Group has strictly carried out risk limits management and internal control processes, scientifically used quantitative model for measurement, as well as carefully considered relevant limitations to perfect various professional information management systems and risk data management to support the efficiency of the risk management functions. 2. Organisational structure of risk management The Company makes standardised operations according to the Company Law, the Securities Law, the Guidelines for Internal Control of Investment Banking Business of Securities Companies, the Standards of Comprehensive Risk Management of Securities Companies and the Articles of Association. Considering the needs of business development and risk management, the Company has built multilevel organisational structure of risk management and determined specific responsibilities in risk management for the board of directors, the board of supervisors, the management, the Chief Risk Officer (“CRO”), the risk management department, the business and administration department, branches and subsidiaries. The board of directors of the Company makes and approves the strategic objectives of risk management. Its responsibilities include the review and approval for the Company’s overall risk management objectives, fundamental policies and major system, overall risk appetite and risk tolerance, as well as solutions of significant risks; regular risk evaluation and reporting, supervision for the implementation of risk management policies; appointment and assessment of the CRO; establishing the mechanism for direct communication with the CRO, and other responsibilities stipulated in the Articles of Association. The board of directors of the Company have set up the Compliance and Risk Management Committee to perform risk management functions. The board of supervisors supervises the Company’s risk management and internal control system. Its responsibilities include supervisions on the risk management and internal control established and implemented by the board of directors and management, as well as other responsibilities stipulated in the Articles of Association. Based on the approval of the board of directors, the management of the Company is required to set up an organisational structure with clear responsibilities and processes, make risk management policies, rules and system, carry out overall risk appetite and risk tolerance policies, identify and evaluate all kinds of risks, effectively leverage the sound risk management system and mechanism, timely respond to defects and issues, deliberate significant risk accidents, establish an overall performance evaluation system covering risk management effectiveness, build a perfect IT system and data quality control mechanism, as well as perform other risk management functions given by the board of directors.

318 The CRO appointed by the chairman of directors is the senior management who is responsible for the overall risk management of the Company. The CRO is required to organise and implement risk management policies, rules and system determined by the board of directors, arrange supervisions, reviews and evaluations for risk management system established and perfected by the Company, arrange supervisions and inspections for the implementation of risk management policies and procedures, make suggestions and supervisions for improvements on issues in the risk management and regularly organise evaluations for operations and the level of major risks, file the evaluation report to the management, the board of directors and regulatory department, as well as organise the recommendation and assessment for the person in charge of risk management in subsidiaries. The risk management department led by the CRO performs risk management functions, which is required to draft risk management policies, rules and system, supervise and guide other departments to make the business risk management system and procedures, identify and evaluate major risks of the Company’s businesses, organise supervisions and inspections for the implementation of the risk management system of different businesses, regularly evaluate and report overall risk level and risk management, as well as timely report significant potential risks or risk issues and give suggestions accordingly. In addition, the compliance management department is responsible for the management of compliance risk, money laundering risk and terrorist financing risk, the funds management head office is responsible for the liquidity risk, the general manager office is responsible for the reputational risk, and the IT management department is responsible for the IT risk. The Company’s departments, branches and subsidiaries are responsible for the risk management within the scope of their operation and management, establishing the sound risk management system and procedures, accordingly, implementing risk management policies and completing related risk management duties. The heads of the above departments, branches and subsidiaries assume direct responsibilities of risk management effectiveness. The departments, branches and subsidiaries appoint personnel to perform risk management functions in respective unit, including the supervision, inspection and reporting for the implementation of risk management policies and system, as well front-line management responsibilities. The Company’s audit department carries out regular inspections for risk management and regular evaluations for the effectiveness of the risk management system, and make suggestions for improvement based on the evaluation result. All subsidiaries operate in a risk standardised manner and operate in accordance with the law. The Group has integrated the risk management of subsidiaries into the Group’s overall risk management system, implemented vertical risk management, introduced consolidated management of risk control indicators, integrated the T+1 risk data management, and further implemented the vertical risk management for subsidiaries in terms of nomination of subsidiaries’ risk management principal, risk limit and report, approval of major risk events, risk data docking, consolidated management of risk control indicators, risk supervision and inspection, risk evaluation and assessment, etc.

319 (II) Credit risk management Credit risk refers to the risk that may cause losses for the Group’s operation due to the inability of the debtor, counterparty or debt issuer to fulfil its agreed financial obligations or the deterioration of its credit quality. The Group’s current credit risk is primarily concentrated in transaction-based financing activities, such as margin financing and securities lending, stock-pledged repurchase, and margin trading, as well as in credit bond trading and investment, financing leasing, and over-the-counter derivatives activities. For transaction financing business, the Group has established and implemented a series of stringent policies and measures. These are primarily focused on controlling key areas such as due diligence, internal rating, project evaluation, credit management, daily mark-to-market, limit monitoring, post-lending tracking, supplementary credit enhancement, liquidation and disposal, legal recourse, and provisioning. The Group emphasises the control of concentration risk through investment diversification, and mainly favours the investment targets involving assets with high credit ratings. In credit risk management, the Group closely tracks the operating conditions and changes in credit rating of investment targets, implements the internal rating and unified credit management mechanisms, and establishes and improves relevant credit risk monitoring indicators regarding issuer, industry and geographic concentration. In post-investment management, the Group updates the debt issuer’s internal rating and credit limit in a timely manner based on changes in financial indicators, major risk events and negative public opinion, and dynamically adjusts the trading strategies. In terms of financial leasing, the Group adheres to the fundamental principle of serving the real economy and adopts a strategy of equal emphasis on industry and customer to determine credit risk management policies. At the industry level, the Group conducts dynamic tracking and assessment of the degree of prosperity of the industry in which the financial leasing customer is located, formulates the corresponding industry delivery policy and controls the risk of industry concentration on the basis of this. At the client level, the Group mainly controls the credit risk of customers through due diligence, internal rating, credit review, post-loan asset inspection, risk early warning and monitoring, concentration limit control, etc. For OTC derivatives, the Group has established sound management systems and procedures in terms of counterparty selection and credit management, underlying securities management, risk response and disposal, etc., conducts daily marking-to-market over the trading of OTC derivatives during the operating period, and manages counterparty credit risk through strict implementation of measures such as netting settlement and performance guarantee. In addition, the Group pays attention to the correlation between credit risk and market risk, and takes necessary monitoring and response measures against credit risk in the context of market volatility, including but not limited to transaction margin arrangements, counterparty internal rating and credit management, future potential risk exposure measurement, wrong-way risk identification, etc.

320 The Group continues to improve its credit risk management system in accordance with industry regulatory policies, capital market conditions and the Group’s business development strategies. During the Reporting Period, with reference to relevant policies such as the credit risk management measures, the Group fully implemented the credit risk identification, assessment, measurement, monitoring, reporting and response work by customers and businesses. First, building on the achievements of the Group’s intelligent early warning centre, the Group developed a credit risk early warning management system and broadly promoted the application of the early warning mechanism across the entire organisation. This ensured the implementation and enhancement of risk monitoring before, during, and after business activities, empowering business development and strengthening the ability to predict and respond to risks. Second, leveraging the Group’s T+1 risk data marketplace, the Group continued to optimise its credit risk management system, improved the internal rating framework, and enhanced its capabilities in risk identification, measurement, and stress testing. The Group also refined its credit risk limit system from multiple perspectives, including asset quality, risk mitigation, and concentration risks. Third, the Group adhered to a proactive risk management approach by comprehensively revising the corporate client credit rating management measures. This revision aimed to continuously strengthen the foresight, timeliness, and standardisation of credit risk assessments. During the Reporting Period, the Group’s core credit risk monitoring indicators operated smoothly, and overall credit risk remained controllable. Measurement of ECL model The Company divides the impairment into stages based on individual financial instrument or financial instrument portfolio so as to effectively monitor the credit risks of the assets and makes adjustments on regular basis. For different types of businesses, the Company establishes distinct criteria for each stage, including but not limited to factors such as the obligor’s financial and operating situations, changes in credit rating, collaterals and guarantees, significant negative public sentiment, judicial litigation and overdue information etc., so as to comprehensively reveal business risk degree and dynamically reflect reliability of the obligor’s performance, providing basis for division of impairment stages. The Company categorises the impairment of financial instruments into three stages: ① Stage I: The first stage includes financial instruments with low credit risk on the reporting date or without significant increase in credit risk since initial recognition. The Company measures the impairment provision according to the amount equivalent to the expected-credit-loss of the financial instrument in the next 12 months (if the expected lifetime is less than 12 months, it shall be within the lifetime). ② Stage II: The second stage includes financial instruments with significant increase in credit risk since initial recognition but without credit impairment, i.e. there is no objective evidence indicating that the financial instrument has become credit-impaired. The Company measures the impairment provision according to the amount equivalent to the expected-credit-loss of the financial instrument in the entire duration.

321 ③ Stage III: The third stage includes financial instruments that are credit impaired, the Company measures the impairment provision according to the amount equivalent to the expected-credit-loss of the financial instrument in the entire duration. Evidences that the financial instruments have become credit-impaired include but not limited to the following observable events: • Significant financial difficulty of the obligor; • A breach of contract by the obligor, such as a default or overdue in interest or principal payments over 90 (inclusive) calendar days; • It becomes probable that the obligor will enter bankruptcy or other financial reorganisations; • The disappearance of an active market for given financial assets because of financial difficulties of the obligor; • The obligor is obviously lack of or has lost solvency, being assigned with a manager by the court or has started relevant legal proceedings; • The creditor, for economic or contractual reasons relating to the obligor’s financial difficulty, granting a concession to the obligor that would not otherwise grant, including but not limited to debt reduction and exemption, paying-a-debt-in-kind and debt-to-equity swap; • The obligor has ceased operating activities, with business license cancelled or revoked by the competent authority; • The obligor legally declared bankruptcy, shutdown, dismission and termination of legal person qualification. Credit impairment of the financial instruments may arise from combined effect of several events, and may not necessary be arising from an individually identifiable event.

322 Criteria for judging a significant increase in credit risk At the end of each Reporting Period, the Company assesses the financial instruments regarding whether their credit risks have increased significantly since initial recognition. The Company comprehensively assesses and considers credit risks based on nature of the financial instruments and risk factors of the debtor. When assessing whether there has been a significant increase in credit risk, the Company thinks it is necessary to consider the factors that include but are not limited to: • The practical or anticipated significant downgrading of the internal credit risk rating of the obligor since initial recognition, or significant decrease in the internal behaviour score used for assessing credit risk; • Upon initial recognition, downgrading of the obligor’s entity or debt rating above AA level (inclusive) granted by the rating institution in mainland China, and the downgraded level is below AA (exclusive); downgrading the obligor’s entity or debt rating above BBB-/Baa3 level (inclusive) granted by the major three international rating institutions, and the downgraded level is below BBB-/Baa3 (exclusive); • Upon initial recognition, downgrading of the obligor’s entity or debt rating below AA level granted by the rating institution in mainland China; downgrading the obligor’s entity or debt rating below BBB-/Baa3 level granted by the major three international rating institutions; • Obligor fails to make repayments as scheduled, including both failure to repay the principal and the failure to repay the interest and debts under other items specified in the agreement in full amount, and such situation has lasted for more than 30 (inclusive) calendar days; unless the company can obtain reasonable and solid information at a reasonable cost proving that even after more than 30 natural days, the credit risk of the debtor has not significantly increased; • Significant changes in the value of collateral or the guarantee provided by a third party, which may weaken the debtor’s economic motive to repay within the prescribed period, or influence the probability of default; for example, the decrease in value of pledged securities weakens the obligor’s performance guarantee, to the extent that the obligor is unable to supplement collateral within a reasonable period as agreed in the contract or the obligor has a stronger motivation to default; • Anticipated significant changes with an adverse effect on the operation, finance or macroeconomic condition that will cause significant changes to the obligor’s economic motive or ability to fulfil obligations as stipulated in the contract; • Significant changes in the external market indicators for credit risk of specific financial instruments or similar financial instruments with the same expected maturity; for example, the obligor’s credit spread, credit default swap or other relevant market information;

323 • The practical or anticipated significant changes in the quality of credit support provided by the guarantor, which may weaken the obligor’s economic motive to repay within the prescribed period; for example, if the guarantor stops providing financial support to obligor, the latter will face bankruptcy or bankruptcy management, or make limited payment necessary for operation (such as salary and payment to key suppliers) while giving a low priority to paying financial liabilities, leading to increase in probability of default; • As for securitisation, the practical or anticipated significant changes in their credit enhancement or support quality may lead to decline in ability to absorb expected credit loss by the relevant subordinated interest; • Other relative changes that can indicate the default risk of financial instruments before expected maturity, instead of absolute changes in relation to default risk. The Company finally concludes division of impairment stages of securities margin and stock pledged repo business in accordance with collateral maintenance ratio of financing entity or contract and complexity of disposing guarantee securities, and comprehensively considering factors such as operating situations, repayment ability, litigation and overdue information of the financing entity at the end of Reporting Period. For collateral maintenance ratio, the Company sets up different preliminary margin call thresholds and forced liquidation thresholds for different financing entities or contracts in line with credit status of the financing entities at transactions, module to which the guarantee securities belong, liquidity and trade restriction. The preliminary margin call threshold ranges from 150% to 170% and the forced liquidation threshold ranges from 130% to 150%. At the stage of impairment assessment, for purpose of prudently assessing risks of disposing collateralised securities, the Company determines over loss alert threshold for different financing entities or contracts according to the complexity of disposing guarantee securities. The over loss alert threshold ranges from 110% to the forced liquidation threshold. • That the collateral maintenance ratio is above or equal to the preliminary margin call threshold is classified into “Stage I”; • That the collateral maintenance ratio is between the preliminary margin call threshold and the over loss alert threshold, or satisfying conditions of “significant increase in credit risk” is classified into “Stage II”; • That the collateral maintenance ratio is below the over loss alert threshold, or that evidence of “credit-impaired” is existed is classified into “Stage III”.

324 Parameters and valuation technique of ECL measurement The key inputs used by the Company to measure expected credit loss are listed as follows: • Probability of Default (PD); • Loss Given Default (LGD); • Exposure at Default (EAD). As mentioned above, key parameters usually come from the Company’s internally developed risk measurement model and other historical data, and adjustments are made to reflect the forward-looking information of probability weights. PD refers to estimated value of the likelihood that default will occur within certain period, which is estimated at a certain time point. LGD refers to estimated value of loss resulting from default, which is based on the gap between due contractual cash flows and the Company’s expected amount received, with the consideration of collateral’s expected future cash flows receivable. EAD refers to estimated value of risk exposure at the date of default in the future, with the consideration of anticipated changes in risk exposure after the reporting date, such as repayment of principal and interest, and anticipated loans withdrawn from financing agreements. The Company uses the ECL model based on three key risk indicators (PD, LGD and EAD) to measure impairment provision for financial instruments at Stage I and Stage II. The product of these three indicators is the ECL of the financial instrument. PD is measured by internal or external credit ratings or at the migration rate or rolling rate calculated based on historical internal data after adjusting forward-looking information. When assessing LGD, the Company calculates the recoverable cash flows of guarantee securities after taking into account of the expected disposal cycle of collateralised securities and impact of value fluctuation within the expected disposal cycle (including factors such as disposable amount of collateralised securities, daily average trading volume, restrictions against circulation, rules for shareholding reduction and historical volatility) as well as relevant taxes. EAD reflects unpaid amount when presuming a default of various financial instruments during corresponding measurement period. For the financial instruments at Stage III, the Company assesses the ECL using individually impairment assessment method. Specifically, the Company reasonably assesses cash realisable value of disposing collateralised securities based on specific risks of individual item and adequate considerations about financial status and operating as a going concern of the obligor and the underlying listed company of collateralised securities, judicial litigation, restrictions against shareholding reduction, significant negative public sentiment and delisting risk. Meanwhile, the Company comprehensively judges the obligor’s expected recoverable cash flow in line with valuation of other supplemental credit enhancement assets provided by the obligor, the portion that cannot cover its risk exposure after discounting would be included in impairment provision.

325 Forward-looking information The assessment of significant increase in credit risk (SICR) and the calculation of expected credit losses (ECL) involve forward-looking information. For bond investment financial assets, the Company qualitatively selects key economic indicators as forward-looking factors, and identifies key economic indicators that affect credit risk and ECL, including the year-on-year growth rate of broad money supply (M2), gross domestic product (GDP), producer price index (PPI), total retail sales of consumer goods. For financing financial assets, the probability of default (PD) is estimated using the regression analysis method to establish a correlation model between PD and macroeconomic indicators, which will be used in combination with the forecast macroeconomic indicators to infer PD changes. Macroeconomic indicators include, but are not limited to, gross domestic product (GDP) growth rate, broad money supply (M2) growth rate, producer price index (PPI) growth rate, and fixed assets investment volume, etc. By building relationship between these economic indicators and business risk characteristics, forward-looking adjustments are finally made to ECL of financing financial assets. In addition to the benchmark economic scenarios, the Company’s management also provides other possible scenarios and corresponding weights taking into account the market expectations. The Company sets different scenarios based on the risk characteristics of main businesses or product categories to reasonably evaluate the possible changes in risks of relevant financial assets under different economic scenarios. The Company reassesses the number of scenarios and their characteristics on each balance sheet date. The Company believes that, for the Company’s credit financial asset portfolio, three different scenarios (“Optimistic”, “Benchmark” and “Pessimistic”) should be considered to reasonably reflect the possible impact of selected economic indicators on ECL. The Company determines the weight of each scenario based on statistical analysis and expert judgement, also considering the range of possible outcomes represented by each scenario. Currently, the weight of the benchmark scenario used by the Company exceeds the sum of the weights of other scenarios. The Company measures the related provision for loss by weighted 12-month ECL (Stage 1) or weighted lifetime ECL (Stage 2 and Stage 3). The above weighted ECL is calculated by multiplying the ECL under each scenario by the weight of the corresponding scenario. Similar to other economic estimates, the forecast economic indicators and probability of occurrence are inherently highly uncertain. As a result, the actual results may be materially different from the estimates. The Company believes that these forecasts reflect the Company’s best estimate of possible outcomes.

326 Sensitivity analysis The ECL measurement model will use model parameters, macroeconomic variables for forward-looking forecast, the weights of economic scenarios, and other factors considered when applying expert judgement. Changes in these parameters, assumptions and judgements will have an impact on the measurement of SICR and ECL. The Company regularly re-examines the model every year and appropriately revises the assumptions and parameters used in the model according to the specific circumstances. The adjustment of the model and parameters this year has no significant impact on the ECL results. The Company conducted a sensitivity analysis on the economic indicators used in forward-looking measurement, which showed that when the weights of the optimistic and pessimistic scenarios changed by 10%, the impact on the provision for ECL made by the Company would not be significant. At the same time, the Company also conducted a sensitivity analysis on the stage classification of credit risk. Assuming that there was no SICR since the initial recognition that might lead to transfer of all the financial instruments in Stage 2 to Stage 1, the impact on the ECL recognised in the balance sheet would not be significant. Collateral and other credit enhancements The Company adopts a series of policies and credit enhancements to lower credit risk exposure to acceptable levels. Among them, the most common method is to provide collateral or guarantee. The amount and type of collateral required depend on an assessment on the credit risk of the counterparty. The collaterals under margin financing and repurchase agreements are mainly stocks, bonds and funds. The Company regularly monitors the market value of the collateral, requests additional collateral when needed according to the contract, and monitors changes in the market value of the collateral when reviewing the adequacy of loss provision. Management of impairment of financial instruments To ensure the validity of preparing for impairment of financial instruments, the Company has established a range of policies and processes that are in line with credit risk management objectives for financial instruments. The Company has established a counter-balanced and collaborative working mechanism among business departments, risk management departments and finance departments, and has clarified department responsibilities, so as to measure credit risk of financial instruments and prepare for credit impairment in a prompt, accurate and reasonable manner. The Company’s management and authorised agency manage its impairment of financial instruments through the following measures: • Establish a credit risk management framework with clarified rights and liabilities and a complete system based on corporate strategy and risk appetite, and make adjustments promptly; • Organise and improve assessment on impairment of financial instruments at the balance sheet date, and ensure that the validation, development and maintenance of the impairment model is effectively guaranteed;

- Assess impairment of the Company's financial instruments and potential financial impact, and report to the Board of Directors promptly;
- Review the Company's decisions on major impairment events;
- Establish integrated information system and data quality control mechanism for impairment of financial instruments;
- Other credit risk management responsibilities promised by the Board of Directors.

During the Reporting Period, based on the Policy for the Management of Impairment of Financial Instruments of Haitong Securities Co., Ltd. The Company kept optimising the ECL model for the provision of credit impairment to ensure its stability and sensitivity. The measurement of ECL can dynamically describe the change of the obligor's credit qualification, the fluctuation of market conditions, the impact of macro-economic changes and other factors. The implementation of relevant policies and processes for the management of impairment of financial instruments was kept in place, which provides a guarantee for the reasonableness and timeliness of the Company's provision for credit impairment.

Without taking into account available collateral or other credit enhancements, the amounts representing the Group's maximum credit risk exposure at the balance sheet date are as follows:

Unit: RMB'0,000

Item involving credit risk	**30 September 2024**	31 December 2023	31 December 2022
Monetary funds	**16,335,200.15**	14,273,077.79	15,858,016.94
Clearing settlement funds	**1,649,172.57**	1,558,437.77	2,138,069.54
Placements to banks and other financial institutions	**23,411.00**	33,029.49	27,444.45
Loans granted	**6,266,578.03**	6,841,820.77	6,784,387.08
Derivative financial assets	**152,488.47**	227,855.54	147,716.73
Refundable deposits	**2,469,167.84**	2,364,382.15	2,286,457.44
Accounts receivable	**948,489.11**	1,216,727.46	1,039,451.49
Financial assets held under resale agreements	**3,166,625.03**	3,678,323.23	3,264,514.90
Financial assets held for trading	**9,683,553.34**	12,980,748.78	10,862,677.61
Debt investment	**518,102.22**	679,777.95	580,615.69
Other debt investments	**4,197,315.29**	6,131,074.66	5,285,189.89
Finance lease receivables	**1,643,493.89**	1,989,244.40	1,945,845.29
Long-term receivables	**7,192,640.17**	7,951,650.53	8,454,995.25
Other assets	**1,478,008.15**	1,694,507.10	2,082,077.90
Total	**55,724,245.26**	61,620,657.62	60,757,460.20

327

328 The off balance sheet items credit exposure is as follows: Unit: RMB’0,000 Item involving credit risk 30 September 2024 31 December 2023 31 December 2022 Guarantees and standby letters of credit income (Note 1) 91,484.80 108,270.62 107,062.50 Irrevocable credit commitments (Note 2) 74,570.31 59,235.00 122,002.69 Total 166,055.11 167,505.62 229,065.19 Note 1: Guarantees and standby letters of credits are banking operations that may imply out-flow by the Subsidiary only at default condition. Note 2: Irrevocable commitments represent contractual agreements to extend credit to the Haitong Bank’s customers (e.g. unused credit lines). These agreements are, generally, contracted for fixed periods of time or with other expiration requisites, and usually require the payment of a commission. Substantially, all credit commitments require that clients maintain certain conditions verified at the time when the credit was granted. (III) Market risk management Market risk mainly refers to the risk of loss in the business related to self-owned capital investment due to unfavourable changes in market prices (stock prices, interest rates, exchange rates, commodity prices etc.) during the Group’s business activities. The Group uses the value at risk (VaR) method to assess and analyses the market risk of various investment financial instruments and positions. The measurement scope encompasses proprietary trading portfolios held across the Group. The VAR model used by the Group has a 95% confidence level and the target period is the next trading day. The details are as follows: Unit: RMB’0,000 VaR 95% in January-September 2024 Value at risk of the Value at risk of the Item Value at risk of the Company Value at risk of the Group Company/Net assets of the Company Group/Net assets of the Group Maximum month-end value in the Reporting Period 23,168.00 34,674.53 0.15% 0.20% Minimum month-end value in the Reporting Period 12,003.95 20,705.06 0.08% 0.12% Average month-end value in the Reporting Period 15,460.20 27,090.72 0.10% 0.16% Value at the end of September 2024 16,022.44 26,783.48 0.10% 0.16%

329 Unit: RMB’0,000 VaR 95% in 2023 Value at risk of the Value at risk of the Item Value at risk of the Company Value at risk of the Group Company/Net assets of the Company Group/Net assets of the Group Maximum month-end value Minimum month-end value Unit: RMB’0,000 VaR 95% in 2022 Value at risk of the Value at risk of the Item Value at risk of the Company Value at risk of the Group Company/Net assets of the Company Group/Net assets of the Group Maximum month-end value Minimum month-end value For the years 2022, 2023, and the period from January to September 2024, the ratio of the Company’s risk value to the Company’s net assets at the end of each month and the ratio of the Company and the Group’s main subsidiaries’ risk value to the Group’s net assets were always within 0.3%, 0.2% and 0.2%, and the market risk was controllable and bearable. in the Reporting Period 19,448.88 31,798.08 0.13% 0.18% in the Reporting Period 10,116.00 17,603.89 0.07% 0.10% Average month-end value in the Reporting Period 14,261.08 24,634.20 0.09% 0.14% Year-end value in 2023 12,175.37 22,650.48 0.08% 0.13% in the Reporting Period 32,679.24 37,486.80 0.22% 0.20% in the Reporting Period 16,666.22 22,384.59 0.11% 0.13% Average month-end value in the Reporting Period 25,546.52 29,717.13 0.17% 0.17% Year-end value in 2022 17,418.20 23,317.24 0.12% 0.13%

The analysis of the VaR classified by risk types for the Company and the Group are as follows:

Unit: RMB'0,000

	The Company			The Group		
Item	**30 September 2024**	31 December 2023	31 December 2022	**30 September 2024**	31 December 2023	31 December 2022
Equity VaR	**16,337.19**	12,593.40	18,014.55	**28,750.03**	25,563.77	22,196.74
Interest rate VaR	**9,585.01**	7,578.67	9,420.33	**10,045.46**	7,928.25	9,636.19
Commodity VaR	**126.83**	854.54	249.06	**162.24**	831.58	1,159.83
Exchange rate VaR	**2,026.77**	752.42	690.82	**3,220.37**	2,240.59	2,655.17
Overall portfolio VaR	**16,022.44**	12,175.37	17,418.20	**26,783.48**	22,650.48	23,317.24

Unit: RMB'0,000

	The Company								
	January-September 2024			2023			2022		
Item	**Average**	**Maximum**	**Minimum**	Average	Maximum	Minimum	Average	Maximum	Minimum
Equity VaR	**15,596.94**	**23,097.56**	**11,044.30**	12,740.08	21,176.64	5,334.00	23,474.04	31,074.65	18,014.55
Interest rate VaR	**9,305.01**	**10,626.09**	**7,581.26**	7,832.72	8,984.37	6,315.15	8,424.31	10,219.68	7,340.96
Commodity VaR	**145.52**	**203.74**	**100.15**	394.75	854.54	89.33	253.84	958.08	
Exchange rate VaR	**1,289.59**	**2,026.77**	**669.24**	837.24	905.00	752.42	366.82	690.82	292.11
Overall portfolio VaR	**15,460.20**	**23,168.00**	**12,003.95**	14,261.08	19,448.88	10,116.00	25,546.52	32,679.24	16,666.22

1. Stock price risk

Stock price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate as a result of changes in market prices (other than those arising from interest rate risk or foreign exchange risk), whether caused by factors specific to an individual investment, its issuer, or all factors affecting equity instruments traded in the market. The stock price risk with great uncertainty is one of the types of market risk that the Group is mainly faced with. The Group pays close attention to the price movement of related assets, and take related measures to prevent it by daily tracking, monitoring and controlling the investment scale of security position and the movement of VaR. The investment scale of varieties of securities is properly controlled and timely adjusted with the diversified investment strategy by the Group. Meanwhile, the market risk is effectively controlled with hedging instruments.

The Group's stock price risk arises from equity investments in financial assets that are classified as held-for-trading or designated as equity instruments at fair value through other comprehensive income (FVTOCI). The Board of Directors of the Company closely monitors investment portfolios to manage risk exposures, and has hedged risks by entering into derivatives contracts.

330

With all other variables being held constant, if the market price of relevant equity assets rises or falls by 10%, the impact on the Group's net profit and other comprehensive income will be as follows:

Unit: RMB'0,000

Market price movement	January-September 2024		20 3		20 2	
	Net profit	**Other comprehensive income**	Net profit	Other comprehensive income	Net profit	Other comprehensive income
Increase by 10%	**109,423.81**	**81,178.83**	247,723.71	53,305.85	136,477.84	38,261.19
Decrease by 10%	**-109,423.81**	**-81,178.83**	-247,723.71	-53,305.85	-136,477.84	-38,261.19

2. *Interest rate risk*

Interest rate risk refers to the risk caused by changes in the market yield curve or credit spread and other factors. The businesses that carry such risk mainly include bond investments and interest rate derivatives. The Group's control of interest rate risk is mainly realised by scale control and investment portfolios to achieve reasonable asset allocation, matching the term structures of liabilities and assets, and measuring interest rate risk by regularly measuring investment portfolio duration, convexity, DV01 and other indicators.

The Group uses sensitivity analysis to measure the possible impact (after tax) of changes in interest rates on the Company's net interest income and gains and losses on changes in fair value and equity. The sensitivity of net interest income refers to the impact on the net interest income arising from the impact of certain interest rate changes on the financial assets and liabilities held at the end of the period that are expected to be subject to an interest rate resetting within one year. The calculation of the sensitivity of gains and losses on changes in fair value and the sensitivity of equity is based on the impact of the revaluation of the fixed-rate financial assets held at the end of the period as financial assets held for trading and other debt investments in response to certain interest rates changes.

If the market interest rate rises or falls 25 basis points while other variables are held constant, the impacts on the Group's net profit and other comprehensive income are as follows:

Unit: RMB'0,000

Change in the market interest rate	January-September 2024		2023		2022	
	Net profit	**Other comprehensive income**	Net profit	Other comprehensive income	Net profit	Other comprehensive income
Increase of 25 bps	**-17,332.38**	**-27,816.41**	-23,622.12	-30,361.96	-19,845.84	-19,751.59
Decrease of 25 bps	**17,941.61**	**28,269.63**	26,223.41	30,581.85	20,345.97	19,952.00

331

332 3. Exchange-rate risk Exchange rate risk refers to the risk resulted from changes in exchange rate. Facing the complicated and changing international market, the Group constantly keeps track of and studies foreign exchange market, makes effort in continuing improvement of system development and internal management, and hedges and mitigates exchange rate risk through a series of measures such as hedging. The Group puts priority on the match between assets and liabilities denominated in foreign currencies to narrow the exposure of foreign exchange risk. Assuming all other variables remain constant, a 5% appreciation or depreciation of the RMB against other foreign currencies would have resulted in an increase or decrease in the Group’s equity by RMB303 million, RMB377 million, and RMB468 million as at 31 December 2022, 31 December 2023, and 30 September 2024, respectively. 4. Commodity price risk Commodity price risk arises from adverse fluctuation of commodity prices. During each Reporting Period, the commodity market risk exposure of the Group is relatively low. The Group has managed risk exposures effectively mainly by hedging risks through commodity futures, options and other derivatives. (IV) Liquidity risk management Liquidity risk is the risk to a company’s inability to timely receive sufficient funds from reasonable costs thus it can’t pay matured debts, fulfil other payable obligations, or meet regular business operation needs. Macro policies, market changes, operation condition, customer credit, as well as unmatched asset and liability structure may cause liquidity risk. In terms of daily liquidity risk management, the Company, in accordance with the requirements of liquidity risk preference and risk indicator limits, keeps the liquidity risk detectable, controllable and acceptable, and reserves sufficient high quality liquid assets pursuant to management requirements, enabling the smooth operation of the Company’s business and the repayment of due liabilities. The Company carries out ongoing daily liquidity and risk indicators management, and, in combination with the status of assets and liabilities, develops a fund and indicators interconnected system to improve the framework for liquidity risk analysis including the follow-up of the daily indicators and position, prospective analysis of monthly indicators and the breakdown of department indicators, which enrich the liquidity risk management in different periods and enhance the Company’s efficiency in management and forecasting of liquidity risk.

333 Regarding the medium and long-term liquidity risk management, the Company makes continuous effort on the improvement of asset allocation structure. More analysis is conducted for the development trend of assets and liabilities to control liquidity risks at root. First, the Company establishes the Asset-liability Allocation Committee to carry out asset-liability management work. Through the timely analysis of business development trend and potential medium and long-term cash requirements, the liability maturity structure is adjusted to enable the reasonable matching between the term and scale of assets and that of liabilities. Second, the Company makes continuous effort on the improvement of fine management of liquidity, so that the liability structure and the maturity are more reasonable, maintaining the balance of the assets on safety, liquidity and profitability. During the Reporting Period, the Company attached importance to its relationship with commercial banks, gave priority to standardised operation, and maintained a good reputation while having its financing channel smoothed. In respect of the management on the group level, the Company has promoted relative requirements on group and subsidiaries. Firstly, the Company has continued to group management of subsidiaries from two perspectives of risks, and assets and liabilities management, and make requirements based on three dimensions, organisation system assurance, risk management and control frame, and risk responses to assist subsidiaries to complete their management system. Secondly, the Company has formulated quota requirements for subsidiaries, in line with the differences of industries, regions, and risk features among subsidiaries, based on the liquidity risk consolidated financial statement, in order to monitor their real situation of liquidity risk efficiently. It is also attributable to transmit liquidity risk preferences downwards. Lastly, the Company has formulated Support and Manage Method of Group’s liquidity, for the purpose of reinforcing our capability of disposing liquidity risks and highlighting group’s advantages in managing, adjusting, and controlling information. It is regarded as the overall management policy, which initially established the support system of Group’s liquidity, clarifying the management goals, management principles, labour divisions and responsibilities, and support channels. All in all, the Company has striven to avoid any liquidity risks from happening within the Group.

As of the end of September 2024, the Group's financial liabilities are presented by maturity date based on undiscounted contractual cash flows as follows:

Unit: RMB'0,000

Item	On Demand	Less than 3 months	3 months to 1 year	1 year to 5 years	More than 5 years	Total	Carrying Amount
Short-term borrowings		2,413,667	488,296			2,901,963	2,886,743
Payables for short-term financing		861,647	859,900			1,721,547	1,709,794
Placements from banks and other financial institutions		327,703	840,076	186,799	38,320	1,392,898	1,346,255
Financial liabilities held for trading	218,479	204,742	554,424	136,730	437	1,114,812	1,114,812
Derivative financial liabilities	28,161	18,253	16,626	12,399	12,413	87,852	87,852
Financial assets sold under repurchase agreements	618,484	5,723,666	977,921	81,866		7,401,937	7,383,820
Receipts from vicariously traded securities	13,008,717					13,008,717	13,008,717
Receipts from vicariously sold securities	30,665					30,665	30,665
Accounts payable	308,318	149,724	1,080,193	1,382	1,068	1,540,685	1,540,685
Long-term borrowings		504,807	1,348,647	1,729,541	78,844	3,661,839	3,497,589
Bonds payable		2,139,633	5,700,395	10,392,735		18,232,763	17,412,923
Lease liabilities		9,106	21,632	57,544	20,825	109,107	100,001
Other liabilities	112,118	435,641	524,137	765,644	46,214	1,883,754	1,821,174
Total	14,324,942	12,788,589	12,412,247	13,364,640	198,121	53,088,539	51,941,030

334

As of the end of 2023, the Group's financial liabilities are presented by maturity date based on undiscounted contractual cash flows as follows:

Unit: RMB'0,000

Item	On Demand	Less than 3 months	3 months to 1 year	1 year to 5 years	More than 5 years	Total	Carrying Amount
Short-term borrowings		2,529,161	599,443			3,128,604	3,105,390
Payables for short-term financing		781,671	1,124,461			1,906,132	1,885,306
Placements from banks and other financial institutions		1,239,379	50,142	197,460	24,800	1,511,781	1,471,236
Financial liabilities held for trading	212,632	580,906	519,503	731,634	665	2,045,340	2,045,340
Derivative financial liabilities	18,911	27,430	44,543	13,706	14,505	119,095	119,095
Financial assets sold under repurchase agreements	207,706	10,011,985	960,043	100,340		11,280,074	11,256,479
Receipts from vicariously traded securities	10,653,872					10,653,872	10,653,872
Accounts payable	235,922	112,058	1,162,664	1,720	1,068	1,513,432	1,513,432
Long-term borrowings		505,186	1,397,932	2,460,099	106,582	4,469,799	4,229,932
Bonds payable		2,109,987	5,942,915	12,798,219		20,851,121	19,392,028
Lease liabilities		9,914	26,789	64,525	23,719	124,947	109,716
Other liabilities	206,177	344,266	437,343	698,279	46,353	1,732,418	1,708,499
Total	11,535,220	18,251,943	12,265,778	17,065,982	217,692	59,336,615	57,490,325

335

As of the end of 2022, the Group's financial liabilities are presented by maturity date based on undiscounted contractual cash flows as follows:

Unit: RMB'0,000

Item	On Demand	Less than 3 months	3 months to 1 year	1 year to 5 years	More than 5 years	Total	Carrying Amount
Short-term borrowings		2,607,063	893,703			3,500,766	3,485,804
Payables for short-term financing		616,398	1,011,844			1,628,242	1,615,909
Placements from banks and other financial institutions		305,404	33,032	356,868	35,076	730,380	627,610
Financial liabilities held for trading	334,844	92,613	120,379	1,740,793	219	2,288,848	2,288,848
Derivative financial liabilities	13,396	28,793	18,542	13,449	15,662	89,842	89,842
Financial assets sold under repurchase agreements	302,513	9,242,602	637,423			10,182,538	10,169,436
Receipts from vicariously traded securities	11,551,346					11,551,346	11,551,346
Receipts from vicariously sold securities	1,350					1,350	1,350
Accounts payable	319,155	123,220	908,402	2,619	1,192	1,354,588	1,149,083
Long-term borrowings		547,228	1,768,038	3,435,356	98,698	5,849,320	5,595,820
Bonds payable		1,447,300	5,039,607	12,670,941	37,450	19,195,298	18,183,092
Lease liabilities	12	8,379	23,004	54,970	27,114	113,479	101,570
Other liabilities	238,820	499,127	498,599	721,781	64,141	2,022,468	1,957,019
Total	12,761,436	15,518,127	10,952,573	18,996,777	279,552	58,508,465	56,816,729

XIII. OTHER IMPORTANT MATTERS

(I) Segment reporting

Based on its strategic planning and internal management requirements, the Company determines six operating segments: wealth management, investment banking, asset management, trading and institution, finance lease and others. The Wealth Management Segment primarily provides brokerage services, investment advisory services, wealth management services, and financing-related services. The Investment Banking Segment primarily offers sponsorship and underwriting services, financial advisory services, and services related to the National Equities Exchange and Quotations. The Asset Management Segment primarily provides asset management, fund management, and equity investment services. The Trading and Institution Segment primarily offers equity sales and trading, block trading, equity financing, equity research, and other services. The Finance Lease Segment primarily provides financial leasing services. The Others Segment primarily provides warehouse receipt services and other services.

336

January-September 2024/30 September 2024	Wealth Management	Investment Banking	Asset Management	Trading and Institution	Finance Lease	Others	Total
I. Total operating income	5,426,837,760.48	1,490,930,786.35	2,015,002,385.80	-1,684,447,202.30	3,503,873,858.70	2,146,869,205.28	12,899,066,794.31
Net fee and commission income	2,043,345,037.61	1,339,419,080.09	1,396,632,125.15	569,159,535.45			5,348,555,778.30
Other income	3,383,492,722.87	151,511,706.26	618,370,260.65	-2,253,606,737.75	3,503,873,858.70	2,146,869,205.28	7,550,511,016.01
II. Total operating expenses	3,760,466,817.38	1,378,264,283.57	864,969,511.54	1,784,324,917.84	2,009,652,172.15	2,214,927,934.51	12,012,605,636.99
Business and administrative expenses	3,428,767,656.04	1,346,482,750.35	835,743,553.69	1,210,143,086.16	912,525,814.28	34,976,200.69	7,768,639,061.21
Other expenses	331,699,161.34	31,781,533.22	29,225,957.85	574,181,831.68	1,097,126,357.87	2,179,951,733.82	4,243,966,575.78
III. Operating profit	1,666,370,943.10	112,666,502.78	1,150,032,874.26	-3,468,772,120.14	1,494,221,686.55	-68,058,729.23	886,461,157.32
IV. Total profit	1,659,136,002.77	112,209,744.02	1,149,683,474.31	-3,458,703,915.14	1,493,641,026.80	-47,156,642.50	908,809,690.26
V. Total assets							693,237,322,492.14
Segment assets	214,318,826,397.47	8,501,182,700.39	15,057,357,185.22	337,777,696,242.23	111,701,783,298.47	2,774,940,443.53	690,131,786,267.31
Deferred income tax assets							3,105,536,224.83
VI. Total liabilities							523,745,840,931.66
Segment liabilities	193,195,763,164.68	3,036,102,940.22	4,539,881,616.86	227,014,666,598.17	94,603,470,147.02	632,410,227.13	523,022,294,694.08
Deferred income tax liabilities							723,546,237.58
VII. Supplementary information							
1. Depreciation and amortisation expenses	473,894,424.23	167,385,064.05	133,670,303.38	235,768,010.24	258,598,730.27	3,279,174.30	1,272,595,706.47
2. Capital expenditures	141,148,801.53	16,693,179.83	40,956,647.86	250,495,534.55	233,775,786.13	18,043,523.21	701,113,473.11
3. Credit impairment losses	250,426,514.17	-16,751,706.89	21,109,994.13	467,821,917.61	830,539,666.71	156,185,255.76	1,709,331,641.49
4. Other impairment losses				26,585,617.50	12,843,409.02	-3,420,053.94	36,008,972.58

337

2023/31 December 2023	Wealth Management	Investment Banking	Asset Management	Trading and Institution	Finance Lease	Others	Total
I. Total operating income	8,315,454,085.04	3,631,127,316.28	2,649,347,977.85	-2,923,663,762.85	5,122,390,348.37	6,158,093,671.69	22,952,749,636.38
Net fee and commission income	3,195,541,602.73	3,399,246,406.24	1,683,154,693.97	1,075,022,099.48			9,352,964,802.42
Other income	5,119,912,482.31	231,880,910.04	966,193,283.88	-3,998,685,862.33	5,122,390,348.37	6,158,093,671.69	13,599,784,833.96
II. Total operating expenses	5,967,347,645.30	2,132,686,486.91	1,216,671,868.87	2,566,234,600.48	3,210,401,751.95	6,408,855,188.69	21,502,197,542.20
Business and administrative expenses	4,559,775,987.68	2,022,840,333.58	1,115,224,747.20	1,990,769,683.21	1,318,528,527.68	90,029,363.49	11,097,168,642.84
Other expenses	1,407,571,657.62	109,846,153.33	101,447,121.67	575,464,917.27	1,891,873,224.27	6,318,825,825.20	10,405,028,899.36
III. Operating profit	2,348,106,439.74	1,498,440,829.37	1,432,676,108.98	-5,489,898,363.33	1,911,988,596.42	-250,761,517.00	1,450,552,094.18
IV. Total profit	2,335,920,996.49	1,553,582,051.86	1,435,252,778.59	-5,363,498,789.41	1,911,878,728.14	-307,260,519.26	1,565,875,246.41
V. Total assets							754,586,792,234.64
Segment assets	212,754,874,370.95	10,826,869,528.20	15,800,004,669.68	383,032,063,556.10	125,071,640,317.98	2,914,225,564.26	750,399,678,007.17
Deferred income tax assets							4,187,114,227.47
VI. Total liabilities							579,787,232,518.31
Segment liabilities	171,369,687,714.76	4,600,060,000.06	5,993,741,836.22	290,485,537,001.43	105,565,765,421.23	937,392,789.39	578,952,184,763.09
Deferred income tax liabilities							835,047,755.22
VII. Supplementary information							
1. Depreciation and amortisation expenses	545,479,132.74	220,466,734.68	173,074,009.59	345,412,592.35	344,524,506.06	46,655,933.59	1,675,612,909.01
2. Capital expenditures	353,078,406.86	4,537,982.79	53,812,653.78	206,510,791.78	128,295,430.37	55,441,982.01	801,677,247.59
3. Credit impairment losses	1,303,670,714.73	26,539,542.09	87,610,182.40	210,743,079.98	1,529,310,468.53	30,834,441.91	3,188,708,429.64
4. Other impairment losses	5,745,756.97			273,864,542.98	24,487,164.97	3,420,053.94	307,517,518.86

338

2022/31 December 2022	Wealth Management	Investment Banking	Asset Management	Trading and Institution	Finance Lease	Others	Total
I. Total operating income	9,452,723,770.35	4,261,854,137.98	3,086,275,003.77	-1,704,970,005.44	5,090,494,609.29	5,761,809,985.53	25,948,187,501.48
Net fee and commission income	3,398,246,266.83	4,259,334,715.40	2,099,735,861.28	1,827,722,762.98			11,585,039,606.49
Other income	6,054,477,503.52	2,519,422.58	986,539,142.49	-3,532,692,768.42	5,090,494,609.29	5,761,809,985.53	14,363,147,894.99
II. Total operating expenses	3,078,307,440.12	2,097,670,633.76	1,315,838,647.09	2,338,951,989.15	3,338,298,940.19	5,867,599,522.60	18,036,667,172.91
Business and administrative expenses	3,457,058,048.00	1,919,033,479.78	1,344,784,319.88	1,789,968,086.91	1,365,813,119.98	68,601,731.06	9,945,258,785.61
Other expenses	-378,750,607.88	178,637,153.98	-28,945,672.79	548,983,902.24	1,972,485,820.21	5,798,997,791.54	8,091,408,387.30
III. Operating profit	6,374,416,330.23	2,164,183,504.22	1,770,436,356.68	-4,043,921,994.59	1,752,195,669.10	-105,789,537.07	7,911,520,328.57
IV. Total profit	6,411,326,291.89	2,181,562,623.10	1,770,595,265.40	-4,009,904,090.86	1,751,199,888.51	-105,744,343.32	7,999,035,634.72
V. Total assets							753,609,304,959.17
Segment assets	240,892,803,571.16	12,623,013,512.92	21,379,980,149.66	343,674,776,102.73	127,115,673,870.71	3,211,377,737.42	748,897,624,944.60
Deferred income tax assets							4,711,680,014.57
VI. Total liabilities							575,987,247,342.03
Segment liabilities	174,524,635,518.39	11,665,089,800.37	14,673,608,652.79	260,136,584,033.91	113,871,143,958.81	206,726,470.54	575,077,788,434.81
Deferred income tax liabilities							909,458,907.22
VII. Supplementary information							
1. Depreciation and amortisation expenses	463,304,278.83	195,328,705.89	191,126,891.36	312,947,841.48	329,979,344.66	46,816,877.07	1,539,503,939.29
2. Capital expenditures	452,065,299.56	233,588,933.07	90,847,714.86	2,172,315,509.72	1,689,095,076.15	19,522,146.71	4,657,434,680.07
3. Credit impairment losses	-462,310,646.84	115,360,519.72	-45,391,029.56	469,910,075.72	1,578,562,708.50	9,517,316.25	1,665,648,943.79
4. Other impairment losses				6,550,972.00	58,569,959.86		65,120,931.86

339

340 (II) Classification table of measurement bases for financial instrument items 1. Classification Table of Measurement Bases for Financial Assets Carrying Amount as of 30 September 2024 Measured at Fair Value through Other Comprehensive Measured at Fair Income (FVTOCI) Designated as Non-traded Equity Value through Profit or Loss (FVTPL) Designated as Financial Assets Financial Assets Financial Assets Measured at Amortised Cost Classified as Financial Assets at FVTOCI Instrument Investments at FVTOCI Classified as Financial Assets at FVTPL at FVTPL under Hedging Accounting Monetary funds 163,352,001,455.60 Clearing settlement funds 16,491,725,685.01 Placements to banks and other financial institutions 234,110,005.89 Loans granted 62,665,780,262.55 Derivative financial assets 1,457,436,934.76 67,447,715.93 Deposits paid 24,691,678,445.19 Accounts receivable 9,484,891,073.59 Financial assets held under resale agreements 31,666,250,306.29 Financial assets held for trading 182,650,468,191.60 Debt investments 5,181,022,182.59 Other debt investments 41,973,152,882.89 Other investments in equity instruments 12,515,062,977.14 Long-term receivables 71,926,401,684.44 Other assets (financial assets) 12,940,902,368.13 Total 398,634,763,469.28 41,973,152,882.89 12,515,062,977.14 184,107,905,126.36 67,447,715.93

Carrying Amount as of 31 December 2023 Measured at Fair Value through Other Comprehensive Measured at Fair Income (FVTOCI) Value through Profit or Loss (FVTPL) 341 Financial Assets Financial Assets Measured at Amortised Cost Classified as Financial Assets at FVTOCI Designated as Non-traded Equity Instrument Investments at FVTOCI Classified as Financial Assets at FVTPL Designated as Financial Assets at FVTPL under Hedging Accounting Monetary funds 142,730,777,859.05 Clearing settlement funds 15,584,377,719.97 Placements to banks and other financial institutions 330,294,865.04 Loans granted 68,418,207,732.52 Derivative financial assets 2,190,280,368.65 88,274,984.76 Deposits paid 23,643,821,500.73 Accounts receivable 12,167,274,566.35 Financial assets held under resale agreements 36,783,232,348.48 Financial assets held for trading 221,273,089,992.22 Debt investments 6,797,779,540.34 Other debt investments 61,310,746,563.80 Other investments in equity instruments 8,010,844,169.78 Long-term receivables 79,516,505,296.66 Other assets (financial assets) 13,515,256,321.00 Total 399,487,527,750.14 61,310,746,563.80 8,010,844,169.78 223,463,370,360.87 88,274,984.76

Carrying Amount as of 31 December 2022 Measured at Fair Value through Other Comprehensive Measured at Fair Income (FVTOCI) Value through Profit or Loss (FVTPL) 342 Financial Assets Financial Assets Measured at Amortised Cost Classified as Financial Assets at FVTOCI Designated as Non-traded Equity Instrument Investments at FVTOCI Classified as Financial Assets at FVTPL Designated as Financial Assets at FVTPL under Hedging Accounting Monetary funds 158,580,169,366.67 Clearing settlement funds 21,380,695,420.73 Placements to banks and other financial institutions 274,444,523.06 Loans granted 67,843,870,816.38 Derivative financial assets 1,363,811,458.09 113,355,856.96 Deposits paid 22,864,574,405.46 Accounts receivable 10,394,514,867.70 Financial assets held under resale agreements 32,645,149,033.49 Financial assets held for trading 209,598,729,439.75 Debt investments 5,806,156,944.34 Other debt investments 52,851,898,948.27 Other investments in equity instruments 6,096,318,840.12 Long-term receivables 84,549,952,480.38 Other assets (financial assets) 16,265,551,343.55 Total 420,605,079,201.76 52,851,898,948.27 6,096,318,840.12 210,962,540,897.84 113,355,856.96

343 2. Classification Table of Measurement Bases for Financial Liabilities Carrying Amount as of 30 September 2024 Measured at Fair Value through Profit or Loss (FVTPL) Designated as Financial Liabilities Financial Liabilities Measured at Amortised Cost Classified as Financial Liabilities at FVTPL Financial Liabilities at FVTPL under Financial Instruments: Recognition and Measurement Designated as Financial Liabilities at FVTPL under Hedging Accounting Short-term borrowings 28,867,426,240.29 Payables for short-term financing 17,097,943,839.61 Placements from banks and other financial institutions 13,462,548,002.63 Financial liabilities held for trading 2,158,734,606.91 8,989,387,795.73 Derivative financial liabilities 866,592,711.04 11,925,687.97 Financial assets sold under repurchase agreements 73,838,200,237.97 Receipts from vicariously traded securities 130,087,170,311.67 Receipts from vicariously sold securities 306,650,425.84 Accounts payable 15,406,848,299.39 Long-term borrowings 34,975,894,540.70 Bonds payable 174,129,230,075.17 Other liabilities (financial liabilities) 16,692,511,782.24 Total 504,864,423,755.51 3,025,327,317.95 8,989,387,795.73 11,925,687.97

Carrying Amount as of 31 December 2023 Measured at Fair Value through Profit or Loss (FVTPL) Designated as Financial Liabilities at FVTPL under Financial Designated as Financial Liabilities at 344 Financial Liabilities Financial Liabilities Measured at Amortised Cost Classified as Financial Liabilities at FVTPL Instruments: Recognition and Measurement FVTPL under Hedging Accounting Short-term borrowings 31,053,895,350.17 Payables for short-term financing Placements from banks and other financial institutions 18,853,059,412.54 14,712,363,886.93 Financial liabilities held for trading 2,169,332,910.47 18,284,072,038.87 Derivative financial liabilities Financial assets sold under repurchase agreements 112,564,792,535.08 1,185,225,820.49 5,719,273.43 Receipts from vicariously traded securities 106,538,716,590.39 Receipts from vicariously sold securities Accounts payable 15,134,315,108.69 Long-term borrowings 42,299,324,666.85 Bonds payable 193,920,279,749.62 Other liabilities (financial liabilities) 15,853,502,476.54 Total 550,930,249,776.81 3,354,558,730.96 18,284,072,038.87 5,719,273.43

Carrying Amount as of 31 December 2022 Measured at Fair Value through Profit or Loss (FVTPL) Designated as Financial Liabilities at FVTPL under Financial Designated as Financial Liabilities at 345 Financial Liabilities Financial Liabilities Measured at Amortised Cost Classified as Financial Liabilities at FVTPL Instruments: Recognition and Measurement FVTPL under Hedging Accounting Short-term borrowings 34,858,042,732.67 Payables for short-term financing Placements from banks and other financial institutions 16,159,094,370.29 6,276,101,144.00 Financial liabilities held for trading 286,697,318.98 22,601,782,525.61 Derivative financial liabilities Financial assets sold under repurchase agreements 101,694,356,537.25 822,247,271.40 76,171,279.44 Receipts from vicariously traded securities 115,513,463,366.21 Receipts from vicariously sold securities 13,500,000.00 Accounts payable 11,490,826,596.82 Long-term borrowings 55,958,202,723.56 Bonds payable 181,830,917,563.00 Other liabilities (financial liabilities) 18,631,422,792.09 Total 542,425,927,825.89 1,108,944,590.38 22,601,782,525.61 76,171,279.44 (III) Social responsibility During the years 2022, 2023, and the period from January to September 2024, the Group’s total investments in philanthropic environmental protection projects, disaster relief donations, education sponsorships, charitable donations, and other charitable activities amounted to RMB29.7598 million, RMB17.0905 million, and RMB22.9720 million, respectively.

XIV. NOTES TO PRINCIPAL ITEMS IN THE PARENT COMPANY'S FINANCIAL STATEMENTS

(I) Long-term equity investments

1. *Classification of long-term equity investments*

Item	30 September 2024 Book Balance	30 September 2024 Allowance for Impairment Losses	30 September 2024 Carrying Amount	31 December 2023 Book Balance	31 December 2023 Allowance for Impairment Losses	31 December 2023 Carrying Amount	31 December 2022 Book Balance	31 December 2022 Allowance for Impairment Losses	31 December 2022 Carrying Amount
Subsidiaries	43,156,743,817.43		43,156,743,817.43	45,156,743,817.43		45,156,743,817.43	37,648,657,602.07		37,648,657,602.07
Associates	2,443,768,019.82		2,443,768,019.82	2,367,564,502.38		2,367,564,502.38	2,151,251,582.61		2,151,251,582.61
Total	45,600,511,837.25		45,600,511,837.25	47,524,308,319.81		47,524,308,319.81	39,799,909,184.68		39,799,909,184.68

2. *Investments in subsidiaries*

Invested Entity	Initial Investment Cost	31 December 2023	Increases during the period	Decreases during the period	30 September 2024	Impairment Allowance for This Period	Ending Balance of Impairment Allowance
HFT Investment Management Co., Ltd.	76,500,000.00	76,500,000.00			76,500,000.00		
Haitong Futures Co., Ltd.	2,190,938,863.68	2,190,938,863.68			2,190,938,863.68		
Haitong Capital Investment Co., Ltd.	5,500,000,000.00	7,500,000,000.00		2,000,000,000.00	5,500,000,000.00		
Haitong International Holdings Limited	9,406,814,500.00	9,406,814,500.00			9,406,814,500.00		
Haitong Innovation Securities Investment Co., Ltd.	14,650,000,000.00	14,650,000,000.00			14,650,000,000.00		
Shanghai Haitong Securities Asset Management Company Limited	2,200,000,000.00	2,200,000,000.00			2,200,000,000.00		
Shanghai Weitai Properties Management Co., Ltd.	756,066,063.75	756,066,063.75			756,066,063.75		
Haitong UT Capital Group Co., Limited	8,376,424,390.00	8,376,424,390.00			8,376,424,390.00		
Total	43,156,743,817.43	45,156,743,817.43		2,000,000,000.00	43,156,743,817.43		

346

Impairment Ending Balance 347 Invested Entity Initial Investment Cost 31 December 2022 Increases during the period Decreases during the period 31 December 2023 Allowance for This Period of Impairment Allowance HFT Investment Management Co., Ltd. 76,500,000.00 76,500,000.00 76,500,000.00 Haitong Futures Co., Ltd. 2,190,938,863.68 2,190,938,863.68 2,190,938,863.68 Haitong Capital Investment Co., Ltd. 7,500,000,000.00 7,500,000,000.00 7,500,000,000.00 Haitong International Holdings Limited 9,406,814,500.00 9,406,814,500.00 9,406,814,500.00 Haitong Innovation Securities Investment Co., Ltd. Shanghai Haitong Securities Asset Management Company Limited 14,650,000,000.00 2,200,000,000.00 14,650,000,000.00 2,200,000,000.00 14,650,000,000.00 2,200,000,000.00 Shanghai Weitai Properties Management Co., Ltd. 756,066,063.75 756,066,063.75 756,066,063.75 Haitong UT Capital Group Co., Limited Shanghai Zechun Investment Development Co., Ltd. 8,376,424,390.00 868,338,174.64 8,376,424,390.00 868,338,174.64 8,376,424,390.00 Total 45,156,743,817.43 37,648,657,602.07 8,376,424,390.00 868,338,174.64 45,156,743,817.43

Impairment Ending Balance Invested Entity Initial Investment Cost 31 December 2021 Increases during the period Decreases during the period 31 December 2022 Allowance for This Period of Impairment Allowance Haitong-Fortis Private Equity Fund Management Co., Ltd. (Note) 63,650,000.00 63,650,000.00 HFT Investment Management Co., Ltd. 76,500,000.00 76,500,000.00 76,500,000.00 Haitong Futures Co., Ltd. 2,190,938,863.68 1,376,191,777.61 814,747,086.07 2,190,938,863.68 Haitong Capital Investment Co., Ltd. 7,500,000,000.00 7,500,000,000.00 7,500,000,000.00 Haitong International Holdings Limited 9,406,814,500.00 9,406,814,500.00 9,406,814,500.00 Haitong Innovation Securities Investment Co., Ltd. Shanghai Haitong Securities Asset Management Company Limited 14,650,000,000.00 2,200,000,000.00 14,650,000,000.00 2,200,000,000.00 14,650,000,000.00 2,200,000,000.00 Shanghai Weitai Properties Management Co., Ltd. 756,066,063.75 756,066,063.75 756,066,063.75 Shanghai Zechun Investment Development Co., Ltd. 868,338,174.64 868,338,174.64 868,338,174.64 Total 37,648,657,602.07 36,897,560,516.00 814,747,086.07 63,650,000.00 37,648,657,602.07 3. Investments in associates Changes During the Period 348 Investment Other Changes Cash Dividends or Reduction Income Recognised Adjustments for Other in Equity Entitled Profits Declared Ending Balance of Invested 31 December Additional in under the Comprehensive to the and Entitled Impairment 30 September Impairment Entity 2023 Investments Investments Equity Method Income Company to the Company Allowance Others 2024 Allowance Fullgoal Fund Management Co., Ltd. 2,367,564,502.38 380,008,365.68 -501,848.24 -303,303,000.00 2,443,768,019.82 Total 2,367,564,502.38 380,008,365.68 -501,848.24 -303,303,000.00 2,443,768,019.82

Changes During the Period Other Cash Investment Changes Dividends or Income Adjustments in Equity Profits Ending Reduction Recognised for Other Entitled Declared Balance of Invested 31 December Additional in under the Comprehensive to the and Entitled Impairment 31 December Impairment Entity 2022 Investments Investments Equity Method Income Company to the Company Allowance Others 2023 Allowance Fullgoal Fund Management Co., Ltd. 2,151,251,582.61 503,810,682.03 1,362,237.74 -288,860,000.00 2,367,564,502.38 Total 2,151,251,582.61 503,810,682.03 1,362,237.74 -288,860,000.00 2,367,564,502.38 Changes During the Period Other Cash Investment Changes Dividends or Income Adjustments in Equity Profits Ending Reduction Recognised for Other Entitled Declared Balance of Invested Additional in under the Comprehensive to the and Entitled Impairment 31 December Impairment Entity 31 December 2021 Investments Investments Equity Method Income Company to the Company Allowance Others 2022 Allowance Fullgoal Fund Management Co., Ltd. 1,957,895,348.40 573,870,257.92 8,335,976.29 -388,850,000.00 2,151,251,582.61 Total 1,957,895,348.40 573,870,257.92 8,335,976.29 -388,850,000.00 2,151,251,582.61 4. The Company has no restrictions on its ability to transfer funds to its investee companies. 349

(II) Net fee and commission income

1. Net fee and commission income presented by category

Item	January-September 2024	2023	2022
Net Income from Securities Brokerage	**2,058,678,959.81**	3,225,199,816.55	3,872,115,010.50
– Income from Securities Brokerage	**2,743,056,615.22**	4,367,112,292.39	5,252,212,596.77
Including: Agency Securities Trading	**2,248,225,606.84**	3,378,153,032.88	4,018,790,144.39
Trading Unit Seat Rentals	**340,544,429.23**	738,913,215.01	879,821,807.27
Financial Product Distribution	**154,286,579.15**	250,046,044.50	353,600,645.11
– Expenses on Securities Brokerage	**684,377,655.41**	1,141,912,475.84	1,380,097,586.27
Including: Agency Securities Trading	**684,377,655.41**	1,141,912,475.84	1,380,097,586.27
Net Income from Investment Banking	**912,069,497.04**	3,001,298,483.74	3,580,435,747.32
– Income from Investment Banking	**916,705,178.03**	3,095,665,040.33	3,645,103,392.46
Including: Securities Underwriting	**819,638,441.88**	2,943,712,021.38	3,488,165,560.69
Securities Sponsorship	**20,500,849.35**	67,862,767.60	100,029,245.28
Financial Advisory Services	**76,565,886.80**	84,090,251.35	56,908,586.49
– Expenses on Investment Banking	**4,635,680.99**	94,366,556.59	64,667,645.14
Including: Securities Underwriting	**4,635,680.99**	93,856,415.08	60,535,999.86
Financial Advisory Services		510,141.51	4,131,645.28
Net Income from Investment Advisory	**73,305,191.14**	49,412,167.52	292,434,950.37
– Income from Investment Advisory	**73,309,191.14**	49,412,167.52	292,434,950.37
– Expenses on Investment Advisory	**4,000.00**		
Other Net Fee and Commission Income	**53,318,815.70**	98,900,220.36	98,113,657.59
– Other Fee and Commission Income	**55,234,105.20**	104,954,003.84	132,705,287.21
– Other Fee and Commission Expenses	**1,915,289.50**	6,053,783.48	34,591,629.62
Total	**3,097,372,463.69**	6,374,810,688.17	7,843,099,365.78
Including: Total Fee and Commission Income	**3,788,305,089.59**	7,617,143,504.08	9,322,456,226.81
Total Fee and Commission Expenses	**690,932,625.90**	1,242,332,815.91	1,479,356,861.03

2. Net income from financial advisory services presented by category

Item	January-September 2024	2023	2022
Net Income from M&A Financial Advisory – Domestic Listed Companies	**5,383,018.87**	12,286,792.46	6,401,886.80
Net Income from M&A Financial Advisory – Others		52,830.19	283,018.87
Other Net Income from M&A Financial Advisory	**71,182,867.93**	71,240,487.19	46,092,035.54
Total	**76,565,886.80**	83,580,109.84	52,776,941.21

350

351 (III) Net Interest Income Item January-September 2024 2023 2022 Interest Income 5,880,743,214.38 9,099,120,173.21 9,585,609,486.44 Including: Interest Income from Monetary Funds and Clearing Settlement Funds 1,570,289,611.02 2,330,396,683.90 2,503,389,358.44 Interest Income from Funds Lent 2,310,497,864.42 3,620,091,020.58 4,006,480,334.13 Interest Income from Financial Assets Held Under Resale Agreements 928,787,900.57 1,596,894,898.21 1,720,142,595.72 Including: Interest Income from Repurchase Agreements 1,007,070.75 11,929,665.10 12,319,161.44 Interest Income from Stock-Pledged Repo 835,361,154.58 1,444,847,120.86 1,602,633,639.74 Interest Income from Other Debt Investments 1,045,144,861.60 1,501,109,608.47 1,308,458,014.68 Interest Income from Other Financial Assets Calculated Using the Effective Interest Rate Method 26,022,976.77 50,627,962.05 47,139,183.47 Interest Expense 4,768,067,331.75 7,070,515,031.48 6,962,089,006.01 Including: Interest Expense on Borrowings 85,312,002.80 Interest Expense on Payables for Short-term Financing 226,517,593.07 158,999,570.63 293,883,604.49 Interest Expense on Placements from Banks and Other Financial Institutions 226,716,705.55 236,279,861.68 292,873,999.84 Including: Interest Expense on Securities Financing Transactions 200,702,466.71 173,317,416.68 204,241,666.43 Interest Expense on Financial Assets Sold Under Repurchase Agreements 1,256,167,585.87 1,881,064,529.52 1,744,152,323.39 Including: Interests Expenses on Quoted Repo 131,286,288.67 110,973,993.24 14,936,931.71 Interest Expense on Receipts from Vicariously Traded Securities 96,105,244.69 168,828,608.58 249,338,820.91 Interest Expense on Bonds Payable 2,828,419,496.20 4,295,690,131.07 4,088,050,897.36 Including: Interest Expense on Subordinated Bonds 231,999,197.83 309,266,720.83 295,777,194.53 Interest Expense on Lease Liabilities 16,332,330.98 21,260,026.77 18,148,856.68 Interest Expense from Other Financial Liabilities Calculated Using the Effective Interest Rate Method 117,808,375.39 308,392,303.23 190,328,500.54 Net Interest Income 1,112,675,882.63 2,028,605,141.73 2,623,520,480.43

(IV) Investment income

1. Investment income presented by category

Item	January-September 2024	2023	2022
Income from Long-term Equity Investments Measured Using the Cost Method	**1,000,000,000.00**	2,074,677,257.81	2,427,755,610.95
Income from Long-term Equity Investments Measured Using the Equity Method	**380,008,365.68**	503,810,682.03	573,870,257.92
Investment Income from Financial Instruments	**2,387,188,681.09**	2,303,002,750.68	827,582,914.11
(1) Income Earned During Holding Period	**3,290,868,047.56**	4,201,245,764.01	4,226,142,022.77
Trading Financial Instruments	**2,875,814,870.97**	3,992,734,483.21	4,070,117,741.79
Other investments in equity instruments	**415,053,176.59**	208,511,280.80	156,024,280.98
(2) Income from Disposal of Financial Instruments	**-903,679,366.47**	-1,898,243,013.33	-3,398,559,108.66
Trading Financial Instruments	**-416,859,028.75**	-1,955,616,141.64	-2,045,416,792.61
Other debt investments	**539,380,233.89**	162,805,835.41	189,391,545.70
Derivative Instruments	**-1,026,200,571.61**	-106,761,110.00	-1,542,202,383.95
Others		1,328,402.90	-331,477.80
Total	**3,767,197,046.77**	4,881,490,690.52	3,829,208,782.98

2. Income from long-term equity investments measured using the cost method

Invested Entity	January-September 2024	2023	2022	Reason for Increase/Decrease
Shanghai Haitong Securities Asset Management Company Limited	**1,000,000,000.00**			Changes in dividends from invested entity
Haitong Innovation Securities Investment Co., Ltd.		600,000,000.00	1,800,000,000.00	Changes in dividends from invested entity
HFT Investment Management Co., Ltd.		74,677,257.81	127,755,610.95	Changes in dividends from invested entity
Haitong Capital Investment Co., Ltd.		1,400,000,000.00	500,000,000.00	Changes in dividends from invested entity
Total	**1,000,000,000.00**	2,074,677,257.81	2,427,755,610.95	

352

353 (V) Gains from changes in fair value Item January-September 2024 2023 2022 Financial assets held for trading 2,436,108,045.33 830,378,656.48 -198,146,780.54 Financial liabilities held for trading -407,776,587.89 -100,751,068.37 1,167,412,362.63 Including: Designated as Financial Liabilities at FVTPL -213,350,583.40 -89,659,829.69 1,170,260,162.63 Derivative Instruments 463,115,139.47 296,372,795.01 -230,452,183.76 Total 2,491,446,596.91 1,026,000,383.12 738,813,398.33 (VI) Business and administrative expenses Item January-September 2024 2023 2022 Employee costs 2,724,320,823.56 3,575,439,134.40 2,808,638,819.31 Depreciation of fixed assets 363,664,011.17 439,391,409.83 400,355,722.91 Operating costs of electronic equipment 277,653,418.70 532,812,958.10 377,629,727.84 Depreciation of right-of-use assets 150,742,999.05 197,275,927.98 162,463,280.32 Amortisation of intangible assets 141,197,052.96 159,231,739.60 118,308,654.74 Exchange facility usage fees 133,650,830.99 201,300,794.84 204,312,207.30 Postal and telecommunication fees 98,538,824.02 145,656,767.12 156,967,981.54 Travel expenses 96,021,300.58 159,468,927.68 75,803,064.38 Securities and futures investor protection fund 90,369,026.22 68,971,633.01 72,571,534.43 Property management fees 73,902,867.30 98,285,030.82 86,473,216.21 Others 355,546,319.19 757,500,861.56 645,519,412.32 Total 4,505,607,473.74 6,335,335,184.94 5,109,043,621.30

354 (VII) Supplementary information on cash flow statement Supplementary Data January-September 2024 2023 2022 1. Reconciliation of Net Profit to Cash Flows from Operating Activities Net profit 5,276,944,894.01 7,321,073,519.46 9,624,955,483.62 Add: Credit impairment losses 88,822,366.65 112,077,427.73 -885,554,824.09 Depreciation of fixed assets and investment properties 364,469,898.89 440,465,926.79 401,430,239.87 Depreciation of right-of-use assets 150,742,999.05 197,275,927.98 162,463,280.32 Amortisation of intangible assets 141,197,052.96 159,231,739.60 118,308,654.74 Amortisation of long-term deferred expenses 59,423,879.54 72,150,329.42 65,784,292.22 Losses on the disposal of fixed assets, intangible assets and other long-term assets (“-” for gains) 1,394,772.78 9,263,844.49 2,203,074.02 Losses from changes in fair value (“-” for gains) -2,491,446,596.91 -1,026,000,383.12 -738,813,398.33 Interest expense (“-” for gains) 2,026,124,558.65 2,974,840,120.00 2,826,575,856.47 Exchange gain (“-” for losses) 4,575,412.69 136,368,248.14 223,555,126.78 Investment losses (“-” for gains) -2,334,441,776.16 -2,949,805,056.05 -3,347,041,695.55 Decrease of deferred income tax assets (“-” for increases) 616,224,228.31 552,470,185.61 937,055,687.25 Increase of deferred income tax liabilities (“-” for decreases) 12,557,569.58 Decrease in Trading Financial Assets, etc. (“-” for increases) 22,967,246,855.75 -21,879,868,052.03 21,374,614,636.90 Decrease in operating receivables (“-” for increases) 6,288,114,877.23 -9,544,267,335.97 7,535,122,143.09 Increase in operating payables (“-” for decreases) -16,662,684,107.57 14,352,831,901.10 -12,011,192,973.20 Net cash flow generated from operating activities 16,509,266,885.45 -9,071,891,656.85 26,289,465,584.11 2. Major Investment and Financing Activities Involving No Cash Incomings/Outgoings Debt converted to capital Convertible corporate bonds due within one year Fixed assets acquired under finance leases 3. Net Change in Cash and Cash Equivalents Ending balance of cash 126,925,502,234.78 103,638,468,270.99 125,324,821,911.95 Less: Opening balance of cash 103,638,468,270.99 125,324,821,911.95 117,262,317,533.08 Add: Ending balance of cash equivalents Less: Opening balance of cash equivalents Net (Decrease) Increase of Cash and Cash Equivalents 23,287,033,963.79 -21,686,353,640.96 8,062,504,378.87 XV. APPROVAL AND ISSUANCE OF FINANCIAL STATEMENTS These financial statements were approved for issuance by the Board of Directors of the Company on 21 November 2024.

355 SUPPLEMENTARY INFORMATION (I) Schedule of Non-recurring Gains and Losses January-September Item 2024 2023 2022 Gain or loss on disposal of non-current assets -1,120,928.53 17,280,162.95 -10,714,975.99 Government grants included in current profit or loss, except those closely related to normal operating activities, compliant with national policies, entitled to defined standards, and having a sustained impact on the company’s profit or loss 362,171,511.35 870,341,592.63 819,748,212.82 Gain or loss from contingent events not related to normal operating activities -864,545.17 -56,570,958.90 Other non-operating income and expenses, excluding the above items 82,558,321.70 276,151,199.84 83,448,001.66 Subtotal 442,744,359.35 1,107,201,996.52 892,481,238.49 Less: Income tax effect 107,142,102.97 314,528,896.45 220,606,554.83 Total effect on non-controlling interests (after tax) 27,198,459.95 55,653,522.55 28,628,389.17 Total 308,403,796.43 737,019,577.52 643,246,294.49 In 2023, the China Securities Regulatory Commission issued the Explanatory Announcement No. 1 on Information Disclosure for Companies Offering Their Securities to the Public — Non-recurring Profit or Loss (2023 Revision) (hereinafter referred to as the “2023 Version of Explanatory Announcement No. 1”), which came into effect on the date of its publication. The Group has prepared the detailed statement of non-recurring gains and losses for the year 2023 and the period from January to September 2024 in accordance with the provisions of the 2023 Version of Explanatory Announcement No. 1. The implementation of the 2023 Version of Explanatory Announcement No. 1 does not impact the non-recurring gains and losses for the Group in 2022.

356 (II) Return on equity and earnings per share The calculation table for return on equity and earnings per share has been prepared by the Company in accordance with the relevant provisions of the Rules for the Compilation and Submission of Information Disclosure by Companies that Offer Securities to the Public No. 9 — Computation and Disclosure of Return on Net Assets and Earnings per Share (2010 Revision) issued by the China Securities Regulatory Commission. Weighted Earnings Per Share (RMB) January-September 2024 Average Return on Equity (%) Basic Earnings Per Share Diluted Earnings Per Share Net Profit Attributable to Ordinary Shareholders of the Company -0.41 -0.05 -0.05 Net Profit Attributable to Ordinary Shareholders of the Company After Deducting Non-recurring Gains and Losses -0.60 -0.07 -0.07 Weighted Earnings Per Share (RMB) 2023 Average Return on Equity (%) Basic Earnings Per Share Diluted Earnings Per Share Net profit attributable to ordinary shareholders of the company 0.61 0.08 0.08 Net profit attributable to ordinary shareholders of the company after deducting non-recurring gains and losses 0.17 0.02 0.02 Weighted Earnings Per Share (RMB) 2022 Average Return on Equity (%) Basic Earnings Per Share Diluted Earnings Per Share Net profit attributable to ordinary shareholders of the company 3.99 0.50 0.50 Net profit attributable to ordinary shareholders of the company after deducting non-recurring gains and losses 3.60 0.45 0.45 (III) Differences in accounting data under domestic and international accounting standards There are no differences in net profit for the years 2022, 2023, and the period from January to September 2024, and in net assets as of 31 December 2022, 31 December 2023, and 30 September 2024, between the consolidated financial statements prepared in accordance with Chinese Accounting Standards and those prepared in accordance with International Financial Reporting Standards (IFRS).